                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, For Use of the Commission Only
                 (as permitted by Rule 14a-6(e) (2))

                  AEGIS COMMUNICATIONS GROUP, INC.
------------------------------------------------------------
      (Name of Registrant as Specified in Its Charter)

                                          N/A
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on the table below per Exchange Act
           Rules 14a-6(i)(4) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed Maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

November 29, 1999

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Aegis Communications Group, Inc. (the "Company"), to be held on Friday, December 10, 1999 at 9:00 a.m., local time, at the law offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201.

    The purpose of the meeting is to consider and vote upon a series of proposals prompted by a proposed preferred stock investment in the Company. Questor Partners Fund II, L.P. and related purchasers propose investing
$46.75 million in the Company for a new series of preferred stock. The Company intends to use the invested cash primarily to reduce bank debt. The Company believes that these changes in its capital structure will provide greater flexibility to finance future growth in operations. The Questor investment would culminate the Company's recent review of its strategic alternatives, which could have included a merger, sale of the Company, debt, equity or other financing. The Purchase Agreement requires stockholder approval. We are asking you to approve the Purchase Agreement and the terms of the Series F Preferred Stock, the issuance of the preferred stock (and, upon conversion of the preferred stock, the common stock into which the preferred stock is convertible), certain amendments to the Company's charter to facilitate the transaction, and the election of a new board of twelve directors, six of whom have been nominated by Questor and six of whom have been nominated by existing investors.

    Specifically, at the Special Meeting, the Company will ask you to consider and vote upon a proposal of the Company's Board of Directors (Proposal 1) to approve the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement dated as of August 25, 1999, as amended on August 26, 1999 and October 22, 1999 (the "Purchase Agreement") and the terms of the Company's Series F Senior Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred F Shares"); the issuance by the Company to the Questor Investors (as defined in the Proxy Statement) pursuant to the Purchase Agreement of 46,750 Preferred F Shares; and the issuance by the Company of common stock, par value $0.01 per share (the "Common Stock") issuable upon the conversion of the Preferred F Shares.

    The Company will also ask you to consider and vote upon a proposal of the Company's Board of Directors (Proposals 2 and 3) to amend the Company's Amended and Restated Certificate of Incorporation (the "Charter") to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 and an amendment to the Charter to increase the number of authorized shares of the Company's Preferred Stock from 1,000,000 to 2,000,000. The Company will also ask you to consider and vote upon a proposal of the Company's Board of Directors (Proposal 4) to amend the Charter to remove the provision that currently classifies the Board of Directors into three separate classes. Finally, the Company will ask you to consider and vote upon a proposal of the Company's Board of Directors (Proposal 5) to elect twelve directors to serve until the next annual meeting of stockholders and each of their respective successors shall have been duly elected and qualified.

    CERTAIN EXISTING STOCKHOLDERS HOLDING MORE THAN FIFTY PERCENT OF THE VOTING STOCK OF THE COMPANY HAVE AGREED IN WRITING TO APPROVE THE PROPOSALS. AS A RESULT, THE RECEIPT OF THE REQUIRED APPROVAL IS NOT PRACTICALLY IN DOUBT.

    The issuance of the Preferred F Shares will have a dilutive effect on both the voting power and economic interests of the existing stockholders. The 46,750 Preferred F Shares will vote on all matters with the Common Stock on an as converted basis. Assuming a conversion rate of $1.00 per share (the rate that results in the highest possible number of votes), the Questor Investors will hold approximately 47% of the voting power of the Company and the voting power of existing stockholders will be reduced proportionately. Similarly, the Preferred F Shares are convertible into Common Stock, and assuming the same conversion rate as above, upon conversion, the Questor Investors will hold approximately 47% of the issued and outstanding Common Stock, thereby diluting the existing stockholders proportionately. On a fully diluted and as converted basis, the Questor Investors will hold approximately 38% of the Company's common stock and common stock equivalents.

    Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Consequently, please sign, date and return your proxy card in the enclosed envelope as soon as possible. THE BOARD OF DIRECTORS HAS DETERMINED THAT EACH OF THESE PROPOSALS (AS DETAILED IN THE PROXY STATEMENT) TO BE VOTED UPON AT THE SPECIAL MEETING IS IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

    You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement for the details of the Proposals before you. Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy, or, if no instructions are given, your executed proxy will be voted for all five Proposals in accordance with the recommendations of the Board of Directors. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

    Thank you.

                                          Sincerely,

                                                     /s/ JOHN R. BIRK
                                          --------------------------------------

                                                       John R. Birk
                                                  CHAIRMAN OF THE BOARD

                        AEGIS COMMUNICATIONS GROUP, INC.
                       7880 BENT BRANCH DRIVE, SUITE 150
                              IRVING, TEXAS 75063

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 1999

                            ------------------------

To the Stockholders of
  AEGIS COMMUNICATIONS GROUP, INC.

    A Special Meeting of Stockholders, or any adjournment or postponement thereof (the "Meeting") of Aegis Communications Group, Inc. (the "Company") will be held on Friday, December 10, 1999, at the law offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, commencing at
9:00 a.m. local time, for the following purposes:

    (1) To consider and vote on a proposal to approve (a) that certain Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement dated as of August 25, 1999 (as amended, the "Purchase Agreement") by and among the Company, Questor Partners Fund II, L.P. and certain affiliated investment funds (as more fully described in the Proxy Statement) and Thayer Equity Investors III, L.P., certain affiliated investment funds and certain other existing investors (as more fully described in the Proxy Statement), (b) the terms of the Company's
       Series F Senior Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred F Shares"), (c) the issuance by the Company to the Questor Investors pursuant to the terms and subject to the conditions of the Purchase Agreement of 46,750 Preferred F Shares; and (d) the issuance by the Company of common stock, par value $0.01 per share (the "Common Stock") issuable if and when the Preferred F Shares are converted into Common Stock (collectively, the "Questor Transaction"). The maximum number of shares of Common Stock issuable upon conversion of the 46,750 Preferred F Shares into Common Stock (assuming a conversion price of $1.00 and subject to adjustment as provided in the Certificate of Designation for the Preferred F Shares) is 46,750,000, or approximately 47% of the issued and outstanding shares of Common Stock following conversion. On a fully diluted and as converted basis, the Questor Investors will hold approximately 38% of the Company's Common Stock and Common Stock equivalents;

    (2) To consider and vote on a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Charter") to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000;

    (3) To consider and vote on a proposal to approve an amendment to the Charter to increase the number of authorized shares of the Company's Preferred Stock from 1,000,000 to 2,000,000;

    (4) To consider and vote on a proposal to approve an amendment to the Charter to remove the provision relating to classification of the Board of Directors into three separate classes;

    (5) To elect twelve directors to serve until the next annual meeting of stockholders and each of their respective successors shall have been duly elected and qualified; and

    (6) To transact such other business as may properly come before the Meeting.

    The Questor Transaction will not be effected if it is not approved by the requisite vote of stockholders, and the proposed amendments to the Charter and the election of a new slate of directors will only be effective if the Questor Transaction is consummated. CERTAIN EXISTING STOCKHOLDERS HOLDING MORE THAN FIFTY PERCENT OF THE VOTING STOCK OF THE COMPANY HAVE AGREED IN WRITING TO APPROVE THESE PROPOSALS, AND AS A RESULT, THE RECEIPT OF THE REQUIRED APPROVAL IS NOT PRACTICALLY IN DOUBT.

    Only stockholders of record at the close of business on November 22, 1999 (the "Voting Record Date") are entitled to notice of and to vote at the Meeting. A holder of shares of the Company's Common Stock is entitled to one vote, in person or by proxy, for each share of the Company's Common Stock on all matters properly brought before the Meeting. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of at least ten days prior to the Meeting at the offices of the Company at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063. Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of the Company an instrument of revocation, by a duly executed proxy bearing a later date, or by voting in person at the Meeting.

    A FORM OF PROXY AND THE PROXY STATEMENT OF THE COMPANY RELATING TO THE MEETING ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY OR, IF NO INSTRUCTIONS ARE GIVEN, YOUR EXECUTED PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THE PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors,

                                          /s/ Jerry L. Sims, Jr.
                                          --------------------------------------
                                          Jerry L. Sims, Jr.,
                                          SECRETARY

Irving, Texas

November 29, 1999

                        AEGIS COMMUNICATIONS GROUP, INC.
                       7880 BENT BRANCH DRIVE, SUITE 150
                              IRVING, TEXAS 75063

                            ------------------------

                            PROXY STATEMENT FOR THE
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 1999

                            ------------------------

    This Proxy Statement is being furnished to you as a stockholder of the Company. The Board of Directors of the Company is soliciting your proxy in the form enclosed to be used at the Meeting to be held at the law offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, commencing at 10:00 a.m. local time for the purposes set forth in the accompanying Notice of the Meeting. The Company's principal executive offices are located at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063 and its telephone number is (972) 830-1800. Stockholders of record at the Voting Record Date are entitled to notice of and to vote at the Meeting. This Proxy Statement and accompanying proxy are first being mailed to you on or about November 29, 1999.

                               PURPOSE OF MEETING

    At the Meeting, action will be taken for the following purposes:

    (1) To consider and vote on a proposal to approve (a) the Purchase Agreement, (b) the terms of the Preferred F Shares, (c) the issuance by the Company to the Questor Investors pursuant to the terms and subject to the conditions of the Purchase Agreement of 46,750 Preferred F Shares; and (d) the issuance by the Company of Common Stock, issuable if and when the Preferred F Shares are converted into Common Stock. The maximum number of shares of Common Stock issuable upon conversion of the 46,750 Preferred F Shares into Common Stock (assuming a conversion price of $1.00 and subject to adjustment as provided in the Certificate of Designation for the Preferred F Shares) is 46,750,000, or approximately 47% of the issued and outstanding shares of Common Stock following conversion. On a fully diluted and as converted basis, the Questor Investors will hold approximately 38% of the Company's Common Stock and Common Stock equivalents;

    (2) To consider and vote on a proposal to approve an amendment to the Charter to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000;

    (3) To consider and vote on a proposal to approve an amendment to the Charter to increase the number of authorized shares of the Company's Preferred Stock from 1,000,000 to 2,000,000;

    (4) To consider and vote on a proposal to approve an amendment to the Charter to remove the provision relating to classification of the Board of Directors into three separate classes;

    (5) To elect twelve directors to serve until the next annual meeting of stockholders and each of their respective successors shall have been duly elected and qualified; and

    (6) To transact such other business as may properly come before the Meeting.

    Items (1) through (5) constitute the "Proposals". We urge you to sign the accompanying form of proxy and, immediately after reviewing the information contained in this Proxy Statement, return it in the envelope provided for that purpose. The Company does not know of any other matters that are to come before the Meeting. If any other matters are properly presented at the Meeting, however, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

RECORD DATE AND VOTING

    Only holders of record of Common Stock and Preferred Stock at the close of business on the Voting Record Date are entitled to notice of, and to vote at, the Meeting. As of November 22, 1999, there were issued and outstanding 52,492,616 shares of Common Stock, 29,778 shares of Series B Preferred Stock, 77,300 shares of Series D Preferred Stock and 44,018 shares of Series E Preferred Stock. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in his or her name on the books of the Company on the Voting Record Date on any matter submitted to a vote of the Company stockholders. Each holder of Series B, Series D and Series E Preferred Stock will be entitled to one vote, in person or by proxy, for each share of Preferred Stock outstanding in his or her name on the books of the Company on the Voting Record Date, on Proposal 3. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Meeting. Under applicable rules, brokers who hold shares in street name do not have the authority to vote in favor of Proposals 1, 2 or 3, if they do not receive voting instructions from beneficial owners prior to the Meeting. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will be treated as not affecting the outcome of the vote with respect to that matter. Any stockholder that is present at the Meeting, either in person or by proxy, but abstains from voting, will be counted for purposes of determining whether a quorum exists.

VOTE REQUIRED

    The affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the shares of Common Stock actually voting at the Meeting, both in person or by proxy, is required to approve and adopt Proposal 1. The affirmative vote of the holders of shares of Common Stock having a majority of the voting power of the total issued and outstanding Common Stock of the Company (regardless of the number of shares actually voting at the Meeting), in person or by proxy, is required to approve Proposals 2 and 4. The affirmative vote of the holders of (i) shares of Common Stock and Preferred Stock, voting together, (ii) shares of the Preferred Stock, voting separately and as a class, and (iii) the Series D Preferred Stock and the Series E Preferred Stock, voting as separate series of Preferred Stock, in each case, having a majority of the voting power of the total issued and outstanding shares of such capital stock (regardless of the number of shares actually voting at the Meeting), in person or by proxy, is required to approve Proposal 3. The Company intends to redeem the Series B Preferred Stock (the current liquidation value of which is approximately $150,000) to the extent that the holders thereof consent to redemption. If they do not, the Series B Preferred Stock not repurchased will remain outstanding and will continue to have priority and preference over the other series of Preferred Stock, including the Series F Preferred Stock. Accordingly, the affirmative vote of the holders of the Series B Preferred Stock as a separate series is not required and is not being solicited. The affirmative vote of the holders of shares of Common Stock, having a plurality of the voting power of the Company, in person or by proxy, is required to elect directors pursuant to Proposal 5. As a part of the Questor Transaction, the Questor Investors and certain existing investors entered into a Stockholders and Voting Agreement (see Proposal 1--Approval of the Questor Transaction and Issuance of Shares) whereby shares in excess of 50% of the total issued and outstanding shares agreed to vote for each of the Proposals. The holders of the Series D and Series E Shares have unanimously agreed to approve each of the Proposals by virtue of signing the Stockholders and Voting Agreement. ACCORDINGLY, AS A PRACTICAL MATTER, THE RECEIPT OF STOCKHOLDER APPROVAL OF THE PROPOSALS IS NOT IN DOUBT.

PROXY SOLICITATION, REVOCATION AND EXPENSES

    All proxies that are properly completed, signed and returned prior to the Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at your pleasure by either: (i) filing a written notice of revocation received by the person or persons named therein, (ii) attending the Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy. Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted for each of the Proposals.

    The expense of preparing, printing and mailing this Proxy Statement and the material used in this solicitation of proxies from you will be borne by the Company. In addition to the use of the mails, proxies may also be solicited personally, by telephone or facsimile by officers and regular employees of the Company. The Company may reimburse banks, brokers and fiduciaries holding shares in their names or in the names of nominees for their expenses in sending soliciting materials to the beneficial owners of such shares and obtaining their Proxies. The cost for such reimbursement is, at this time, unknown to the Company but is anticipated to be minimal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has determined that each of the Proposals is in the best interests of both the Company and its stockholders and recommends that you vote "for" each of the Proposals.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PURPOSE OF MEETING..........................................      1
  Record Date and Voting....................................      2
  Vote Required.............................................      2
  Proxy Solicitation, Revocation and Expenses...............      3
  Recommendation Of The Board Of Directors..................      3

PROPOSAL 1: APPROVAL OF THE QUESTOR TRANSACTION AND ISSUANCE
  OF SHARES.................................................      7
  What is the Company Asking You to Approve and Why?........      7
  What is the Background of and the Board's Reasons for
    Pursuing the Questor Transaction?.......................      7
  What are the General Terms of the Purchase Agreement and
    Related Agreements?.....................................      9
  What are the Indemnification Obligations in the Purchase
    Agreement?..............................................     10
  What Conditions are there to Closing the Questor
    Transaction?............................................     11
  How is the Rights Plan being Amended?.....................     11
  What Registration Rights will the Questor Investors
    have?...................................................     12
  What Fees and Expenses are involved in the Questor
    Transaction?............................................     12
  How can the Purchase Agreement be Terminated?.............     12
  What are the Principal Terms of the Preferred F Shares?...     12
  What are the Principal Terms of the Stockholders
    Agreement?..............................................     14
  What are the General Terms of the Stockholders and Voting
    Agreement?..............................................     16
  How will the Company use the Proceeds from the Questor
    Transaction?............................................     16
  What will happen to the Series B, D and E Shares and How
    will the Terms of the Series F Shares be changed if the
    Series B, D and E Shares are not Repurchased prior to
    Closing?................................................     16
  How will the Terms of Certain Warrants be Amended after
    Closing?................................................     16
  Who are the Questor Investors?............................     17
  How are the Bylaws being Amended?.........................     17
  Why did the Board approve the Questor Transaction?........     18
  What are the Disadvantages of the Questor Transaction?....     18
  Why is the Company Asking for Your Approval?..............     18
  What does the Board Recommend with respect to this
    Proposal?...............................................     19

PROPOSALS 2 AND 3: APPROVAL OF AMENDMENTS TO THE FOURTH
  ARTICLE...................................................     20
  What is the Company Asking You to Approve?................     20
  What are the Current Number of Outstanding Company
    Shares?.................................................     20
  What are the Reasons for the Amendments to the Fourth
    Article?................................................     20
  Why did the Board Approve the Amendment to the Fourth
    Article?................................................     22
  What does the Board Recommend with respect to these
    Proposals?..............................................     22

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE SIXTH ARTICLE.....     23
  What are the Reasons for Amending the Sixth Article?......     23
  What does the Board Recommend with respect to this
    Proposal?...............................................     23

PROPOSAL 5: ELECTION OF DIRECTORS...........................     24
  What does the Board Recommend with respect to this
    Proposal?...............................................     24

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.............     25
  Thayer Director Nominees..................................     25
  Questor Director Nominees.................................     26
  Officers and Other Current Directors......................     27
  Security Ownership of Management and Certain Beneficial
    Owners..................................................     29

                                                                PAGE
                                                              --------
  Stockholder and Voting Agreements.........................     31

DIRECTORS' MEETINGS AND COMPENSATION........................     31
  Board Committees and Meetings.............................     31
  Compensation of Directors.................................     32
  Compensation Committee Interlocks and Insider
    Participation in Compensation Decisions.................     32

EXECUTIVE COMPENSATION AND OTHER INFORMATION................     33
  Executive Officers of the Company.........................     33
  Compensation Committee Report on Executive Compensation...     33
  Summary Compensation Table................................     35
  Stock Option Plans........................................     36
  Option Grants and Holdings................................     36
  Employment Agreements.....................................     37
  Separation Agreement......................................     38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     39

STOCK PRICE PERFORMANCE GRAPH...............................     41

SELECTED FINANCIAL DATA.....................................     42

FORWARD LOOKING STATEMENTS..................................     43

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     44
  Results of Operations.....................................     44
  Liquidity and Capital Resources...........................     52
  Credit Facility...........................................     53
  Subordinated Indebtedness.................................     54
  Note Receivable...........................................     55
  Proposed Financing........................................     55
  Growth Strategies.........................................     55

YEAR 2000 UPDATE............................................     56
    General.................................................     56
    The Project.............................................     56
    Costs...................................................     57
    Risks...................................................     57

QUANTITATIVE AND QUALITATIVE DICLOSURES ABOUT MARKET RISK...     58

UNAUDITED PRO FORMA FINANCIAL DATA..........................     59
  Unaudited Pro Forma Consolidated Condensed Balance
    Sheet...................................................     60
  Unaudited Pro Forma Consolidated Statements of
    Operations..............................................     61

COMPARATIVE CAPITAL STRUCTURE DATA..........................     62
  Unaudited Differences in September 30, 1999 and Pro Forma
    Capital Structures......................................     62
  Unaudited Pro Forma Annual Impact on Net Income and Net
    Income Available to Common Stock........................     62

DEADLINE FOR STOCKHOLDER PROPOSALS AT 2000 ANNUAL MEETING...     63

                                                                PAGE
                                                              --------
OTHER MATTERS...............................................     63

CONSOLIDATED FINANCIAL STATEMENTS...........................    F-1

APPENDICES
    Appendix A--Purchase Agreement..........................    A-1
    Appendix B--Amendment No. 1.............................    B-1
    Appendix C--Amendment No. 2.............................    C-1
    Appendix D--Certificate of Designation..................    D-1
    Appendix E--Amended and Restated Bylaws.................    E-1
    Appendix G--Stockholders Agreement......................    G-1
    Appendix H--Voting Agreement............................    H-1

                                   PROPOSAL 1
                      APPROVAL OF THE QUESTOR TRANSACTION
                             AND ISSUANCE OF SHARES

WHAT IS THE COMPANY ASKING YOU TO APPROVE AND WHY?

    You are being asked to approve the Questor Transaction, and specifically the following elements which constitute Proposal 1:

    (a) the Purchase Agreement and the terms of the Series F Shares;

    (b) the issuance of 46,750 Preferred F Shares to the Questor Investors; and

    (c) the issuance of shares of Common Stock upon the conversion of the Preferred F Shares.

    The Company needs stockholder approval of the Questor Transaction to obtain needed cash capital. Since the merger of IQI Inc. and ATC Communications
Group, Inc. (renamed Aegis Communications Group, Inc.) in July 1998 (the "Merger"), the Company has experienced operating losses. These losses have prompted additional draws on the Company's revolving line of credit to the extent that the Company has currently drawn all available funds from its revolving line of credit. In addition, the operating losses have led to covenant defaults under the Company's bank credit agreement with the Bank of Nova Scotia ("Scotiabank") and Credit Suisse First Boston ("CSFB") (the "Credit Agreement"). Moreover, recent revenue declines and net operating losses have placed pressure on the Company's ability to open new call centers or expand operations in existing centers. The Company intends to use the net proceeds from the sale of the 46,750 Preferred F Shares primarily to reduce outstanding debt. Such reduction will deleverage the Company and put the Company in a better position to renegotiate or refinance its existing bank revolving credit agreement in order to cure the current defaults, provide needed flexibility for the Company under the financial covenants and access working capital to fund future operations.

WHAT IS THE BACKGROUND OF AND THE BOARD'S REASONS FOR PURSUING THE QUESTOR TRANSACTION?

    During the fourth quarter of 1998 and the first quarter of 1999, several of the Company's clients, including its largest client, significantly curtailed service volumes in several of the programs provided by the Company. At the same time, the Company began providing new services to several new clients and new programs to certain existing clients. These events increased the volatility, and the unpredictability, of the Company's revenues. In the face of increased revenue volatility, the Company was unable to reduce its fixed operating expenses sufficiently to avoid incurring substantial operating losses.

    Additionally, the Company continued its development of two new client service centers which were required to migrate positions dedicated to American Express in its Addison, Texas client service center. The lease on the Addison client service center expired on October 31, 1999. As a result of the increased volatility in revenues in conjunction with the increased capital required to establish two new client service centers, the Company's working capital resources were severely depleted.

    On March 30, 1999, Thayer Equity Investors III, L.P. ("Thayer Equity"), the Company's largest shareholder and a current subordinated debt lender, provided approximately $5.7 million in additional subordinated indebtedness to assist in funding the Company's working capital needs. The additional indebtedness is convertible into Common Stock at a conversion price of $1.15 per share.

    Due to the net losses incurred in the fourth quarter of 1998 and the first quarter of 1999, the Company's net tangible asset position declined to negative $2.0 million on March 31, 1999. On April 14, 1999, Nasdaq notified the Company that the Company failed to meet the continued listing requirement of $4.0 million in minimum tangible net assets. Nasdaq asked the Company to provide an explanation of how the Company intended to rectify the listing requirement problem.

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    In response to the need to fund prior operating losses, provide sufficient working capital for the Company's ongoing operations, and improve the Company's tangible net asset position, in May 1999, the Board determined that the Company should explore its strategic alternatives, including an evaluation of various alternatives that would enable the Company to increase its access to additional working capital. The primary reasons for seeking an equity investment included a need for additional capital to (1) pay off term and revolving debt and improve flexibility under the Credit Agreement, (2) fund potential revenue growth and required additional working capital, (3) provide for additional capital investment required for new technology and new site development, and (4) avoid the addition of debt to the Company's capital structure.

    The Company, along with Thayer Equity, entered into conversations with several investment banks to assess their capabilities for such an assignment and to determine the financing alternatives available to secure additional working capital. On May 13, 1999, the Company engaged Merrill Lynch & Company, Inc. ("Merrill Lynch") to assist the Company in securing a private placement of equity securities of at least $20 million. The terms of this engagement were amended in September 1999. As part of its engagement, the Company directed Merrill Lynch to explore the other strategic alternatives available to the Company in addition to equity financing, which included a merger, sale of division or assets, joint venture or strategic alliance, or other business combination.

    During this process, the Company was in contact with Nasdaq regarding the Company's plans and its proposals for rectifying the minimum tangible net assets issue.

    In an effort to reduce debt and improve the Company's tangible net asset position, effective June 30, 1999, a group led by Thayer Equity (the "Thayer-led group"), agreed to convert approximately $12.1 million of its subordinated debt into two new series of convertible preferred stock. The 77,300 shares of Series D Preferred Stock ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.00 per share, and the 44,018 shares of Series E Preferred ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.375 per share. Both series earn cumulative dividends (payable-in-kind in additional shares of the respective series of Preferred Stock) at the annual rate of 15%, and are non-voting except on specified matters. In consideration of the conversion of the subordinated debt into Preferred Stock, the Company issued the Thayer-led group warrants to purchase an additional 1,000,000 shares of Common Stock at $0.90625 per share, the closing price of such stock on the conversion date. The excess of the fair value of the convertible subordinated debt extinguished over the fair value of the securities issued was $6.3 million, which was recorded as an addition to paid-in capital as a result of this capital transaction.

    On August 6, 1999, the Company entered into the Fourth Amendment to the Credit Agreement (the "Fourth Amendment") whereby Scotiabank and CSFB committed to provide the Company an additional $7.5 million in term debt. The proceeds of the additional loan were used for the Company's general corporate and working capital needs. As part of the Fourth Amendment, Thayer Equity agreed to guarantee the Company's additional $7.5 million of indebtedness. In consideration of such guarantee, the Company issued Thayer Equity a warrant to purchase up to 800,000 shares of the Company's Common Stock, exercisable only if the guarantee is drawn upon and at an exercise price, to be based on the then current market price of the Company's Common Stock. As part of its settlement of an indemnification claim made by the Company related to the Merger, Thayer Equity subsequently waived its right to this contingent warrant.

    As a result of the Merrill Lynch process, the Company received preliminary proposals from several parties, including one proposal regarding a potential stock-for-stock merger with another company. The Board determined not to proceed with the merger proposal due to the time frame required to close the merger, the higher dilution dictated by the proposed terms of the merger and the belief that the merger had a higher risk of non-consummation. After assessing its alternatives, the Board decided in August 1999 to proceed with the proposal made by Questor. After a period of exhaustive due diligence and extensive negotiation of the proposal, the Company entered into the Purchase Agreement with the Questor Investors.

    The primary reasons the Board selected the Questor Investors' proposal were:
(1) the Questor Investors' proposal represented a minority investment, which allows the current shareholders a greater opportunity to participate in the Company's potential growth and operating improvement; (2) assuming a conversion price of $1.00 per share, the price that results in the largest potential number of shares of Common Stock issuable on conversion of the Preferred F Shares, the Questor Investors' proposal still represents a significant premium to the current market price of the Common Stock and, if the Preferred F Shares are converted, would result in less dilution as compared with the merger proposal;
(3) Questor has prior experience in enhancing the value of companies experiencing operating and financial difficulties; and (4) the Questor Investors' proposal required a shorter time frame and higher likelihood of consummation.

    As a consequence of continued operating losses and their impact on the trading price of the Common Stock (the Company's stock price declined to less than $1.00 per share, another continued listing requirement under the Nasdaq rules), on September 17, 1999, Nasdaq informed the Company that the Company no longer met certain minimum requirements for continued listing on the Nasdaq National Market System or the Nasdaq SmallCap Market, and therefore, that Nasdaq had determined that continued listing was no longer warranted. Accordingly, the Company's Common Stock began trading over-the-counter on the National Association of Securities Dealers' ("NASD's") Electronic Bulletin Board ("OTC BB") effective September 20, 1999. The Company is in the process of appealing the Nasdaq decision and, if unsuccessful in the appeal process, currently anticipates reapplying for listing with the NASDAQ-AMEX Market Group at the appropriate time. There can be no assurance that the Company will qualify for continued listing or a new listing on Nasdaq.

    On October 22, 1999 the Purchase Agreement was amended. Following the execution of the Purchase Agreement, Aegis' financial results for July and August 1999 were lower than anticipated. As a result, Questor and Aegis agreed to set the low end of the conversion price range at $1.00 versus the $1.35 provided for earlier. On October 21, 1999, the last trade of Common Stock on the OTC BB was executed at $0.6875. In addition, Questor's commitment was made contingent on the Company's achievement of minimum earnings before interest, taxes, depreciation and amortization of at least negative $150,000 for the quarter ended September 30, 1999. The Company's financial performance for the quarter ended September 30, 1999 exceeded this requirement and thus this condition of the Purchase Agreement has been satisfied. The Company and the Questor Investors also agreed to extend the termination date from December 31, 1999 to January 31, 2000. All other material terms and conditions of the definitive agreement remain unchanged. Assuming a minimum conversion price of $1.00 per share, the price that results in the largest potential number of shares of Common Stock issuable on conversion of the Preferred F Shares, the Questor Investors' proposal continues to represent a premium to the current market price of the Common Stock.

    The Company and the Questor Investors are discussing the possible sale of additional Preferred F Shares to the Questor Investors at the closing under the Purchase Agreement, but there can be no assurance that the Company will offer such additional Preferred F Shares to the Questor Investors or that any such offer will be accepted.

WHAT ARE THE GENERAL TERMS OF THE PURCHASE AGREEMENT AND RELATED AGREEMENTS?

    The following summarizes certain terms of the Purchase Agreement dated August 25, 1999 (as amended) by and among the Company, Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "Side-by-Side Fund"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(c)(1) Fund" and together with Fund II and the Side-by-Side Fund, the "Questor Investors"), Thayer Equity, TC Co-Investors LLC, a Delaware limited liability company ("TC Co-Investors" and, together with Thayer

Equity, "Thayer"), ITC Services Company ("ITC"), Edward Blank ("Blank"), trusts created by Edward Blank as both grantor and trustee under Article Fourth of the Edward Blank 1995 Grantor Retained Annuity Trust, dated December 29, 1995, a trust organized under the laws of New Jersey, (the "Blank Trust" and, together with Thayer, ITC and Blank, the "Existing Investors") and the Certificate of Designation of Preferred F Shares (the "Certificate of Designation"). The Company, the Existing Investors and the Questor Investors also entered into a Letter Agreement ("Amendment No. 1") dated August 26, 1999 which amended the Purchase Agreement in certain respects and set forth certain additional duties and obligations, including those described below. The Company, the Existing Investors and the Questor Investors entered into Amendment No. 2, dated
October 22, 1999 ("Amendment No. 2"), which further amended the Purchase Agreement. This summary is qualified in its entirety by reference to these documents. We have attached the Purchase Agreement, Amendment No. 1, Amendment No. 2 and the Certificate of Designation as Appendices A, B, C and D respectively for your convenience and encourage you to read all these documents.

    Pursuant to the Purchase Agreement, the Company has agreed to issue 46,750 Preferred F Shares to the Questor Investors for an aggregate purchase price of $46,750,000 (the "Purchase Price). The purchase and issuance of the Preferred F Shares will take place at the Closing to be held promptly three business days following the satisfaction of certain conditions to the Closing or at such other date as the parties may mutually agree (the "Closing Date"). At the Closing Date, subject to the terms and conditions of the Purchase Agreement, the Company will deliver to the Questor Investors the Preferred F Shares in exchange for the Purchase Price.

    The Purchase Agreement contains customary representations and warranties regarding the Company's corporate status, financial statements and SEC filings, operations and other matters, including but not limited to the Board of Directors taking all necessary action to approve the Questor Transaction and any subsequent sales of shares by Questor Investors for purposes of Section 203 of the Delaware General Corporation Law, which deals with board approval for business combinations with interested stockholders, and the absence of any material adverse change to the business, operations and financial condition of the Company. The Purchase Agreement also contains customary covenants regarding the operations of the Company prior to the Closing.

    The Closing is subject to, among other conditions, your approval of the issuance of the Preferred F Shares. Based on its evaluation of the Questor Transaction, the Board of Directors has recommended that the Company's stockholders vote for the issuance to the Questor Investors of the Preferred F Shares and the issuance of shares of Common Stock upon the conversion of such Preferred F Shares. In the event that the Company does not obtain stockholder approval, the Company is not required to consummate the Closing. As a part of the Questor Transaction, however, the Questor Investors and the Existing Investors entered into a Stockholders and Voting Agreement whereby the Existing Investors, who hold more than fifty percent of the voting stock of the Company, agreed to vote for each of the Proposals, including Proposal 1. Accordingly, as a practical matter, the receipt of stockholder approval is not in doubt.

    The Preferred F Shares issued or to be issued in the Questor Transaction will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will, therefore, be subject to transfer restrictions imposed by the Securities Act. However, pursuant to the Purchase Agreement, the Company has granted the Questor Investors certain rights to require the Company to register the Common Stock issuable upon conversion of the Preferred F Shares for resale in the future. See "What Registration Rights will the Questor Investors Have?" below.

WHAT ARE THE INDEMNIFICATION OBLIGATIONS IN THE PURCHASE AGREEMENT?

    The Company and the Questor Investors have agreed to indemnify each other from all damages asserted against, arising out of, imposed upon or incurred by the other based upon a breach of any representation, warranty, agreement or covenant of the indemnifying party in the Purchase Agreement and certain other specifically identified matters. All indemnification obligations end thirty days after delivery to the Questor Investors of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000, other than representations and warranties as to tax matters and as to the Company's capitalization and authorization of the Purchase Agreement and the sale of the Series F Preferred and the Conversion Shares. The tax related representations and warranties survive for the applicable statute of limitations while the capitalization and authorization representations and warranties survive indefinitely. The Company's indemnity obligations are limited in that it is not required to indemnify the Questor Investors until the aggregate damages to be indemnified exceed $450,000. At that point, the Company is responsible from the $450,000 threshold up to a maximum of $15,000,000.

WHAT CONDITIONS ARE THERE TO CLOSING THE QUESTOR TRANSACTION?

    The obligations of both the Questor Investors and the Company under the Purchase Agreement are subject to the satisfaction or waiver of certain conditions, including the following:

    - The Company shall have obtained all necessary consents or amendments under the Credit Agreement (the "Bank Approval") or shall have refinanced the Credit Agreement (the "Refinancing"); this condition shall be satisfied if there will be at least $15 million of immediately available funds under the revolving credit facility under the Credit Agreement or under a new credit agreement entered into in connection with the Refinancing, after taking account of all limitations on borrowing thereunder;

    - The Company and the Existing Investors shall have obtained all consents, permits and waivers that are necessary or appropriate and there shall be no legal proceedings that would prevent the Questor Transaction; and

    - The Company's stockholders shall have approved Proposals 1 through 5.

    The obligations of the Questor Investors under the Purchase Agreement are also subject to the satisfaction or waiver of certain other conditions, including the following:

    - The correctness of the representations and warranties of the Company and the Existing Investors in all material respects as of October 22, 1999 (the date of Amendment No. 2) and at the time of the Closing, and the performance by the Company and the Existing Investors in all material respects of all obligations and conditions required to be performed or observed on or prior to the Closing;

    - The receipt by the Company of resignations from its current directors and the election of six directors designated by the Questor Investors and six directors designated by Thayer; and

    - The termination of (i) the Company's Rights Plan, (ii) its existing registration rights agreement with the Existing Investors, and
      (iii) certain warrants to purchase 800,000 shares of Common Stock held by Thayer Equity. As part of its settlement of an indemnification claim made by the Company related to the Merger, Thayer Equity has waived its right to these warrants.

HOW IS THE RIGHTS PLAN BEING AMENDED?

    A condition of the Purchase Agreement requires that the Rights Agreement dated December 16, 1998 between the Company and Harris Trust & Savings Bank (the "Rights Plan") be amended so that neither the entering into of the Purchase Agreement nor any of the transactions contemplated by the Purchase Agreement trigger the operation of the Rights Plan or result in the distribution of separate rights certificates, the occurrence of a "Distribution Date" or Questor or any of its affiliates being deemed to be an Acquiring Person. A "Distribution Date" occurs upon the earlier of 10 days following the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, or 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock. Subject to the Closing, the Purchase Agreement also requires that the "Final Expiration Date" be amended to coincide with the Closing so that, if the Questor Transaction were consummated, the Rights Plan would terminate effective as of the Closing. The Board of Directors approved these amendments at the same time it approved the Purchase Agreement.

WHAT REGISTRATION RIGHTS WILL THE QUESTOR INVESTORS HAVE?

    The Company, upon written request from the holders of more than 50% of the Preferred F Shares, has agreed to file and cause to become effective one registration on a form other than Form S-3 and up to three registrations on Form S-3 covering the Common Stock issued or issuable upon exercise or conversion of the Preferred F Shares pursuant to the Purchase Agreement (the "Conversion Shares") as more fully described in the Purchase Agreement (the "Registrable Securities") held by the Questor Investors. The Questor Investors may require a "shelf" registration that would remain effective for at least one year. The Company further agreed to provide the Questor Investors with certain "incidental", or "piggyback" registration rights, subject to rights of the Company's underwriters to "cut back" the number of shares to be included in such registrations.

    At the same time the Company granted these rights to the Questor Investors, the Company also granted the same rights to the Existing Investors as a group. Previously, the Company had granted the Existing Investors certain demand and piggyback registration rights, but with respect only to certain shares issued in subordinated debt and warrant transactions. See "Certain Relationships and Certain Transactions." The new grant extends these rights to all shares of Common Stock held by the Existing Investors, including shares issued in connection with the Merger that was consummated in July of 1998.

WHAT FEES AND EXPENSES ARE INVOLVED IN THE QUESTOR TRANSACTION?

    The Company is required to pay a transaction fee of $1.7 million to Merrill Lynch and a transaction fee of $1.7 million to Questor Management Company ("Questor"). The Company also is responsible for all of its own expenses in connection with the Questor Transaction and for Questor's expenses of up to $350,000.

HOW CAN THE PURCHASE AGREEMENT BE TERMINATED?

    The Purchase Agreement can be terminated by: 1) the mutual written consent of the Questor Investors and the Company; or 2) either the Questor Investors or the Company, if the Closing has not occurred on or before January 31, 2000, with certain exceptions.

WHAT ARE THE PRINCIPAL TERMS OF THE PREFERRED F SHARES?

    The following summarizes certain rights and preferences of the Preferred F Shares. The summary is qualified in its entirety by, and you should read it in conjunction with, the complete terms and conditions contained in the Certificate of Designation attached hereto as Appendix "D".

    DIVIDENDS: The Preferred F Shares will be entitled to receive dividends, in preference to all other capital stock of the Company, except for the Company's Series B Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred B Shares"), at the rate of 9.626% per annum, which will accrue and be cumulative from their original issue date. The dividends on the Preferred F Shares shall accrue on each share from its issuance on a daily basis, whether or not earned or declared. To the extent that dividends have not been paid on any March 31, June 30, September 30 or December 31 of any year, all such dividends shall be added to the investment value of such share. The Series F Preferred Shares will also participate, on an as-converted basis, with the Common Stock in any dividends that may be declared and paid after the payment of preferential dividends.

    LIQUIDATION PREFERENCE: In the event of the Company's liquidation, dissolution or winding up, and there being assets or funds available for distribution to the stockholders of the Company, the holders of the Series F Preferred Shares will receive, in preference to the holders of any other Company capital stock, except for the Preferred B Shares (the current liquidation value of which is approximately $150,000), an amount equal to the investment value per share ($1,000) of each Preferred F Share plus any accrued but unpaid dividends ("Liquidation Amount"), and will share ratably in any remaining assets of the Company on an as converted basis.

    REDEMPTION: To the extent allowed by law, the Company has the option to redeem not less than 60% of all of the then outstanding Preferred F Shares, but only after the fifth anniversary of their issuance and before the eighth anniversary of their issuance, at a redemption price equal to the Liquidation Amount. Furthermore, the holders of the Preferred F Shares may require that the Company redeem each of the Preferred F Shares at the Liquidation Amount if there is a change of control transaction. Change of control transactions include the following:

1. the acquisition of 35% or more of the voting power or economic interests of the voting securities of the Company by certain individuals, entities or groups;

2. individuals, who at the beginning of any 12 consecutive month period following the issuance of the Preferred F Shares constituted a majority of the Company's Directors ceasing to be at least a majority of the directors, with certain exceptions;

3. the approval by the Company's stockholders of a reorganization, merger or consolidation, whereby the owners of the Company's voting power before such transaction do not have more than 51% of the Company's voting power afterwards; and

4. the sale or other disposition of assets representing 50% or more of the assets of the Company and its subsidiaries in one transaction or a series of related transactions (collectively, a "Change of Control Transaction").

    As a consequence of the holders' ability to require redemption of the Preferred F Shares in the event of a change of control transaction, for accounting purposes the Preferred F Shares are classified as "redeemable convertible preferred stock." Accordingly, the Preferred F Shares will not be included in the shareholders' equity section of the Company's balance sheet.

    CONVERSION RIGHTS: The holders of the Preferred F Shares shall have the right to convert such shares at any time prior to the eighth anniversary of their issuance, at the holder's option, into shares of Common Stock at a conversion price of $1.506, subject to certain adjustments (the "Conversion Price"). The Conversion Price is to be adjusted to the extent the Company's 1999 adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is less than or more than $17,000,000. Subject to certain limitations, Adjusted EBITDA means, for the year ending December 31, 1999, the sum derived from adding the Company's net income as set forth in its audited consolidated statement of operations for such period and, subject to certain limitations, the amounts deducted in determining such net income representing amortization, income taxes, interest expense, depreciation, goodwill write-offs, restructuring charges, certain transaction related expenses and certain other expenses as discussed in more detail in the Certificate of Designation. For each $500,000 (and/or fraction thereof) that the Company's Adjusted EBITDA is greater than $17,000,000, the starting point for the Conversion Price will be increased by $0.031; conversely, for each $500,000 the Company's Adjusted EBITDA is less than $17,000,000, the starting point for the Conversion Price will be decreased by $0.031. There is a floor and ceiling of $1.00 and $1.661, respectively, on the starting point for the Conversion Price. Based on the Company's financial performance to date and the financial data currently available to the Company, the Company believes that the starting point for the Conversion Price is most likely to be $1.00. Additionally, there is an automatic $0.005 reduction in the Conversion Price on each of the first eight anniversaries from the date the Preferred F Shares are first issued. The Conversion Price is also subject to adjustment from time to time in the event of stock dividends or splits, the issuance of options, rights or warrants with exercise prices below the fair market value of the Common Stock, reclassifications, reorganizations, mergers, sales of assets or other events that would otherwise dilute the number of shares into which the Preferred F Shares are convertible. If not already converted, the Preferred F Shares will be automatically converted into shares of Common Stock on the eighth anniversary of their original issue date.

    VOTING RIGHTS: So long as any Preferred F Share is outstanding, each holder is entitled to vote in person or by proxy or written consent on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each Preferred F Share shall have the number of votes per share as is equal to the number of votes per share that such holder would be entitled to cast had such holder converted his Preferred F Shares into Common Stock as of the record date for such vote. For so long as there are Preferred F Shares issued and outstanding with an aggregate investment value of at least $15,000,000, if a majority of the holders of the Preferred F Shares so request, then the number of directors constituting the Board of Directors shall be increased by two and the holders of a majority of the Preferred F Shares shall have the exclusive right, voting as a single class without regard to series, to elect two directors of the Company to fill such positions, subject to the Stockholders Agreement limitations on the Questor Investors' right to nominate directors. The Preferred F Shares do not have any other voting rights except as required by Delaware law or as described below under "Protective Rights."

    PROTECTIVE RIGHTS: So long as any Preferred F Shares are outstanding, the Company shall not take the following actions without the prior approval of at least a majority of the then outstanding Preferred F Shares:

    (a) Authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Company (other than Common Stock) having a preference over, or being on parity with, the Preferred F Shares with respect to voting dividends, redemption, liquidation or dissolution of the Company;

    (b) Increase or decrease (other than by redemption or conversion) the total number of authorized Preferred F Shares;

    (c) Increase or decrease the par value of the Preferred F Shares;

    (d) Alter or change the powers, preferences or special rights of the Preferred F Shares so as to affect them adversely;

    (e) Engage in a Change of Control Transaction, provided that the rights of the holders of Preferred F Shares pursuant to this provision shall terminate at such time as the aggregate investment value of all the Preferred F Shares outstanding is less than $5 million; or

    (f) Declare or pay any dividend (whether in cash or in shares of Common Stock or any other capital stock of the Company) on or declare or make any other distribution, direct or indirect, on account of other capital stock of the Company or set apart any sum for any such purposes.

The Preferred B, D and E Shares may be repurchased with the proceeds of the sale of the Preferred F Shares to the extent permitted by the Bank Approval or the Refinancing and approved by the Questor Investors. The Questor Investors have indicated that they do not intend to approve the repurchase of the Preferred D or E Shares using proceeds of the sale of the Preferred F Shares. The parties have agreed to revise the Certificate of Designation to provide that the Series F Shares have priority and preference over the Preferred D and E Shares and will be subordinate to any Preferred B Shares not repurchased at or prior to Closing regarding dividends and liquidation rights.

WHAT ARE THE PRINCIPAL TERMS OF THE STOCKHOLDERS AGREEMENT?

    As a condition of the Purchase Agreement, the Company, the Existing Investors and the Questor Investors agreed to enter into a new Stockholders Agreement (the "Stockholders Agreement") attached as

Appendix G. The Stockholders Agreement provides that the Existing Investors and the Questor Investors must satisfy a "right of first offer" to the other prior to a transfer of its shares to a third party. The Stockholders Agreement also provides that the Questor Investors and the Existing Investors will provide each other with certain "tag-along" rights in the event of a sale or transfer of shares to a third party. The Existing Investors and the Questor Investors are required to use their best efforts to vote all of their shares to elect and continue in office twelve directors, six of whom are nominated by the Questor Investors and six of whom are nominated by Thayer. The Questor Investors also agreed that from and after the Closing they will use their best efforts to cause their Board designees to abstain from voting on any Board action in connection with the optional redemption of the Preferred F Shares. Further, the Existing Investors agreed that from and after the Closing they will use their best efforts to cause their Board designees to abstain from voting on any Board action in connection with the repayment of the Promissory Note by and among IQI, Blank and the Blank Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million and the Promissory Note by and between IQI and Thayer Equity dated April 16, 1998 in the original principal amount of $2.0 million or the redemption or repurchase of any or all of either the Preferred D Shares or the Preferred E Shares. Additionally, each committee of the Board will be constituted so that the number of Questor Designees (as defined in the Stockholders Agreement) and Existing Stockholder Designees (as defined in the Stockholders' Agreement) on any such committee is as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire Board. The Stockholders Agreement and the Bylaws also provides that certain major decisions will require the affirmative vote of not less than three-fourths of the directors of the Board. Those decisions consist of the following:

1. Issuing shares, including any indebtedness convertible into shares, or any other form of equity in the Company or any subsidiary of the Company other than a) granting options to directors or employees of the Company pursuant to any incentive or other benefit plan adopted by the Board, b) issuing shares of Common Stock pursuant to the exercise of such options and
    c) issuing shares of Common Stock or any security, including any debt convertible into shares of Common Stock, or any other form of equity in the Company, in one or more offerings, where the aggregate purchase price for all such issuances does not exceed $500,000.

2.  Adoption of any stock-based employee benefit plan by the Company.

3. Incurring debt or entering into guarantees for borrowed money (excluding trade payables) in excess of $2,500,000 in a 12 month period, subject to certain exceptions.

4. Selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Company's or any subsidiary of the Company's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a major decision under 3 above;

5. Acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

6. Selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

7.  Amending the By-laws or the Certificate of Incorporation of the Company;

8.  Any Change of Control Transaction;

9. Executing or delivering any assignment for the benefit of creditors of the Company;

10. Filing any voluntary petition in bankruptcy or receivership with respect to the Company; or

11. Taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy.

WHAT ARE THE GENERAL TERMS OF THE STOCKHOLDERS AND VOTING AGREEMENT?

    As a condition of the Purchase Agreement, the Questor Investors, the Existing Directors and Codinvest Limited ("Codinvest") agreed to enter into a Stockholders and Voting Agreement (the "Voting Agreement") attached as Appendix H. The Voting Agreement requires that, while it is in effect, each Company stockholder who is a party to such agreement will vote its shares of Common Stock in favor of the Proposals, among other things. Each Existing Investor also granted proxies to the Questor Investors to vote its shares to such effect.

HOW WILL THE COMPANY USE THE PROCEEDS FROM THE QUESTOR TRANSACTION?

    The Company intends to use the net proceeds from the sale of the 46,750 Preferred F Shares primarily to reduce outstanding debt. Such reduction will deleverage the Company and put the Company in a better position to renegotiate or refinance its existing bank revolving credit agreement in order to cure the current defaults, provide needed flexibility for the Company under the financial covenants and provide access to working capital to fund future operations.

    Under the terms of the Purchase Agreement, as of the Closing, the Company is required to have at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement or under the credit agreement entered into in connection with the Refinancing after taking account of all limitations on borrowing thereunder, including, without limitation, the borrowing base. Either approval of the banks which are parties to the Credit Agreement or a refinancing of the Credit Agreement is also a condition to Closing for both the Company and the Questor Investors in the Purchase Agreement.

    The proceeds from the sale of the Preferred F Shares must be used exclusively for 1) the reduction of outstanding debt under the Credit Agreement;
2) the repurchase of Series B, D and E Preferred Stock to the extent
a) permitted by the Bank Approval or the Refinancing and b) approved by the Questor Investors; and 3) the payment of transaction fees and expenses. If repurchased on or immediately following the Closing Date, the Preferred E Shares must be repurchased in full before any portion of the Preferred D Shares may be repurchased. The Questor Investors have indicated that they do not intend to approve the repurchase of the Preferred D or E Shares using proceeds of the sale of the Preferred F Shares.

WHAT WILL HAPPEN TO THE SERIES B, D AND E SHARES AND HOW WILL THE TERMS OF THE VARIOUS SERIES OF PREFERRED STOCK BE CHANGED IF THE SERIES B, D AND E SHARES ARE NOT REPURCHASED PRIOR TO CLOSING?

    The Company's goal and intention is to redeem the Series B Preferred Stock (the current liquidation value of which is approximately $150,000); however, to date, the Company has been unable to redeem the Series B Preferred Stock. Any Series B Preferred Stock not repurchased will remain outstanding and will continue to have priority and preference over the other series of Preferred Stock, including the Series F Preferred Stock.

    The Company also has the right to use the proceeds from the sale of the Series F Shares to redeem the Series D and E Preferred Stock (the current redemption value of which is approximately $7,730,000 and $4,401,800, plus accrued and unpaid dividends, respectively), subject to Bank Approval and the Questor Investors' approval. The Questor Investors have indicated that they do not intend to approve the redemption of the Series D and Series E Preferred Stock using the proceeds of the Preferred F Shares. Accordingly, the parties are required under the terms of the Purchase Agreement to revise the Certificate of Designation to provide that the Series F Shares will have priority and preference over the Preferred D and E Shares and will be subordinate to the Series B Shares that are not repurchased regarding dividend and liquidation rights.

HOW WILL THE TERMS OF CERTAIN WARRANTS BE AMENDED AFTER CLOSING?

    In connection with the negotiation of the Questor Transaction, the Company agreed that if subsequent to the Closing it repays, prior to maturity, the Promissory Note, dated as of December 17, 1997, made by IQI and payable to the Blank Trust, in the principal amount of $191,400, and/or the Promissory Note, dated as of December 1997, made by IQI and payable to Blank, in the principal amount of $808,600, then the Company will amend the related Stock Purchase Warrant, dated as of December 17, 1997, issued by IQI to Blank, to permit the warrant to be exercised independently of the Promissory Note. Under its current terms, such warrant would expire upon repayment of the Promissory Notes.

WHO ARE THE QUESTOR INVESTORS?

    The Questor Investors are private investment funds managed by Questor based in Southfield, Michigan. Questor and its affiliate, Questor Management Company (Delaware) ("Questor Management"), manage over $1 billion of equity investment funds created to bring capital, turnaround and management expertise to non-core units of Fortune 1000 companies, businesses yet to realize their full potential and underperforming, and even distressed, companies.

    The portfolio companies of funds managed by Questor and Questor Management include Schwinn/ GT Corp., a leading worldwide supplier of high quality cycling and fitness equipment, AP Automotive Systems, one of the world's largest integrated suppliers of automotive exhaust systems, and Channel Master, the world's largest and leading manufacturer of antenna systems, satellite dishes and related electronics and other equipment.

    Questor takes an active role in the portfolio companies of the funds it manages. Typically, Questor develops a profit-improvement or restructuring plan and takes an active role in assisting management to implement its plans. This level of involvement leverages Questor's management and turnaround expertise. Questor's approach allows it to identify additional issues that need to be addressed to continue the process of management, operational, and financial improvement towards enhanced profitability and valuation.

    For a description of the business backgrounds of certain Questor principals and representatives, namely, Henry L. Druker, Michael D. Madden, Peter D. Fitzsimmons, Robert D. Denious, Dean Anderson, and Kevin J. Prokop, see "Directors and Executive Officers of the Company--Questor Designees."

HOW ARE THE BYLAWS BEING AMENDED?

    Pursuant to the Purchase Agreement, subject to the Closing, the Company's bylaws will be amended and restated with the following changes (See
Appendix E):

    - The Annual Stockholders meeting will be held on the third Thursday during April or at such other date and time as may be selected by the board of directors.

    - Holders of a majority of the issued and outstanding stock entitled to vote, present in person or represented by proxy, will constitute a quorum for a stockholders meeting.

    - The number of directors on the board (no fewer than two nor more than twelve) may be changed by either the board of directors or stockholders. The first board shall consist of twelve directors. At the next annual meeting following the occurrence of the time at which the total ownership by either the Existing Investors and certain of their transferees or the Questor Investors and certain of their transferees in the Company falls below 25% of the total ownership of all such parties combined (the "First Break Point"), the number of directors will be reduced from twelve to nine.

    - Any major decision (as described above under "What are the Principal Terms of the Stockholders Agreement?") must be approved by the affirmative vote of not less than three-fourths (or in the event that the number of directors constituting the entire board is reduced to nine, by the affirmative vote of not less than two thirds) of the directors then serving on the board.

    - Each committee of the Board will be constituted so that the number of Questor Designees (as defined in the Stockholders Agreement) and Existing Stockholder Designees (as defined in the Stockholders' Agreement) on any such committee is as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire Board.

WHY DID THE BOARD APPROVE THE QUESTOR TRANSACTION?

    The Board unanimously approved the Questor Transaction and believes it is in the best interests of both the Company and its stockholders. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF PROPOSAL 1.

    In reaching its determination to approve the Questor Transaction, the Board considered a variety of factors, although it did not assume any relative or specific weight to the factors considered. However, no assurances can be given that the Company will realize all of the benefits described below if the proposed Questor Transaction is consummated. The factors considered included the following:

    1.  pay down term and revolving debt thereby reducing financial leverage;

    2.  fund potential revenue growth and required additional working capital;

    3. provide for additional capital investment required for new technology and new site development; and

    4.  avoid the addition of debt to the Company's capital structure.

    The primary reasons the Company selected the Questor Investors' proposal were: (1) the Questor Investors' proposal represented a minority investment, which allows the current shareholders a greater opportunity to participate in the Company's potential growth and operating improvement; (2) assuming a conversion price of $1.00 per share, the price that results in the largest potential number of shares of Common Stock issuable on conversion of the Preferred F Shares, the Questor Investors' proposal continues to represent a premium to the current market price of the Common Stock and, if the Preferred F Shares are converted, would result in less dilution as compared with the merger proposal; (3) Questor has prior experience in enhancing the value of companies experiencing operating and financial difficulties; and (4) the Questor Investors' proposal required a shorter time frame and higher likelihood of consummation.

WHAT ARE THE DISADVANTAGES OF THE QUESTOR TRANSACTION?

    The Board considered and discussed certain potential negative factors and risks that could arise or do arise from the Questor Transaction. These included, among others, the dilution to existing stockholders, the costs involved in connection with consummating the Questor Transaction, the time and effort required of management to consummate the Questor Transaction, the right of the Questor Investors to designate six directors and to influence the Company's board of directors, the potential adverse consequences of the Company's concentration of ownership among a small number of stockholders, including the dilution in each current stockholder's percentage ownership in the Company, and the risk that the benefits of the proposed transaction might not be fully realized. The Questor Investors and the Existing Investors would also, through their ownership of voting securities and their control of the Board of Directors, be able to block major transactions, including possible change of control transactions. The Board believes, however, that the benefits and advantages of the proposed transaction outweigh the negative factors and risks. In view of the wide variety of factors, both positive and negative, considered by the Board, the Board did not find it practicable to quantify or otherwise assign weights to the specific factors considered.

WHY IS THE COMPANY ASKING FOR YOUR APPROVAL?

    The Purchase Agreement requires the Company to seek your approval of the Questor Transaction and the sale of the Preferred F Shares to the Questor Investors.

WHAT DOES THE BOARD RECOMMEND WITH RESPECT TO THIS PROPOSAL?

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               PROPOSALS 2 AND 3
                         APPROVAL OF AMENDMENTS TO THE
                                 FOURTH ARTICLE

WHAT IS THE COMPANY ASKING YOU TO APPROVE?

    In contemplation of the Questor Transaction, but subject to the Closing of such transaction, the Board of Directors also approved an amendment to the Fourth Article of the Charter to increase the total number of shares of all classes of stock which the Company may issue from 101,000,0000 to 202,000,000, consisting of increasing the authorized shares of Common Stock from 100,000,000 to 200,000,000 shares (Proposal 2), and increasing the authorized shares of Preferred Stock from 1,000,000 shares to 2,000,000 shares, which may be issued in such series and such amounts, and subject to such rights and preferences, as the Board of Directors shall approve from time to time (Proposal 3). The Board of Directors believes that these two Proposals are advisable and in the best interests of both the Company and its stockholders and recommends a vote "for" these two Proposals.

WHAT ARE THE CURRENT NUMBER OF OUTSTANDING COMPANY SHARES?

    As of October 31, 1999, the Company had the following number of authorized, and issued and outstanding, shares of the following capital stock:

                                                                    ISSUED AND
                                                      AUTHORIZED    OUTSTANDING
                                                      -----------   -----------
Common Stock........................................  100,000,000   52,492,616
Series B Preferred Stock............................       29,778       29,778
Series D Junior Participating Preferred Stock.......      100,000           --
Series D Preferred Stock............................      231,902       77,300
Series E Preferred Stock............................      132,053       44,018
Undesignated Preferred..............................      506,267           --

    The Series B Preferred Stock is convertible into Common Stock at a rate of two shares of Common Stock for each share of Series B Preferred Stock held; the Series D Junior Participating Preferred Stock is reserved pursuant to the Company's Stockholder Rights Plan, which has been amended to terminate concurrently with the closing of the Questor Transaction; the Series D Preferred Stock is convertible at a conversion price of $2.00 per share (which is divisible upon conversion into the Series D Preferred Shares' investment value of $100 per share); and the Series E Preferred Stock is convertible into Common Stock at a conversion price of $2.375 per share (which is divisible upon conversion into the Series E Preferred Shares' investment value of $100 per share). In addition, the Company has outstanding $6,021,498 of convertible subordinated debt which is convertible into Common Stock at a conversion price of $1.15 per share. The Company also has outstanding options and warrants to purchase an additional 11,018,341 shares of Common Stock.

WHAT ARE THE REASONS FOR THE AMENDMENTS TO THE FOURTH ARTICLE?

    PROPOSAL 2. With the issuance of 46,750 Preferred F Shares, which are convertible into Common Stock at a conversion price ranging from $1.00 to $1.661 (depending on certain adjustments and subject to certain further adjustments as discussed under "What are the Principal Terms of the Preferred F Shares?"), the Company will need additional shares of authorized but unissued Common Stock to reserve for issuance upon the conversion of various series of Preferred Stock, warrants, employee stock options and future issuances of Common Stock for capital formation, acquisition, employee incentives and other corporate purposes. The Preferred F Shares shall be convertible into the number of shares of Common Stock equal to the Conversion Price, which management currently expects will be $1.00 initially, divided into the Preferred F Shares "Investment Value," comprised of $1,000 per share plus accrued but unpaid dividends. Assuming a Conversion Price of $1.00 per share, the maximum number of shares of Common Stock issuable upon conversion of the 46,750 Preferred F Shares into Common Stock (subject to adjustment as provided in the Certificate of Designation of the Preferred F Shares) is currently 46,750,000, or approximately 47% of the issued and outstanding shares of Common Stock following conversion. On a fully diluted and as converted basis the Questor Investors will hold approximately 38% of the Company's Common Stock and Common Stock equivalents.

    PROPOSAL 3. The Board of Directors believes that it is in the Company's and its stockholders' best interests to authorize additional shares of "blank check" preferred stock, which the Company could use to raise additional equity capital, acquire other companies or fulfill other corporate purposes.

    Accordingly, the Board of Directors has approved the following amendment, and recommends your adoption and approval of this amendment. Article Fourth, as recommended to be amended, will provide as follows:

    ARTICLE FOURTH

    FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 202,000,000 shares, consisting of (a) 200,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and (b) 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

        A. Shares of Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors, each such series to have such designations as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, terms, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. The Preferred Stock of any series shall or may be, without limitation, (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times; (c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of, the Corporation;
    (d) entitled to such voting rights; (e) subject to or entitled to such preferences; (f) subject to or entitled to such sinking fund provisions; and
    (g) made convertible into, or exchangeable for, shares of any other class or classes, or any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, as shall or may be provided, stated or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

        B. The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of Preferred Stock, voting rights solely shall be in the Common Stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

        C. By resolutions duly adopted by the Corporation's Board of Directors, on or prior to the date hereof, the Corporation has designated the following: (a) 29,778 shares of Preferred Stock as Series B Preferred Stock;
    (b) 231,902 shares of Preferred Stock as Series D Preferred Stock;
    (c) 132,053 shares
    of Preferred Stock as Series E Preferred Stock; and (d) 46,750 shares of Preferred Stock as Series F Preferred Stock.

    Paragraph C of the amended Article Fourth will be revised as is appropriate to reflect the actual redemption or elimination of any of the existing series of Preferred Stock based on the uses of proceeds derived from the Questor Transaction. As indicated above, preferred stock will be issuable from time to time in such series and in such amounts, and subject to such rights and preferences, as the Board of Directors shall determine prior to issuance without further action or approval by the stockholders ("Blank Check Preferred"). These rights and preferences can be superior to those of Common Stock and include, without limitation, dividend preferences, special voting rights, rights to convert into Common Stock, redemption rights, and priority over Common Stock on distributions of assets in the event of liquidation or dissolution of the Company.

    Although the Board of Directors is not recommending increasing the number of shares of authorized preferred stock for such purpose, a series of Preferred Stock could also be used to create voting impediments or to frustrate the purposes of persons seeking to effect a merger or otherwise gain control of the Company. If used for such an anti-takeover purpose, such series of Preferred Stock could be privately placed with persons affiliated with the Company or its management with an agreement or understanding as to the manner in which the shares of such series of Preferred Stock would be voted. The Company does not currently intend to create such a series of Preferred Stock with such features at this time, although this intention could change in the future depending on the facts and circumstances then present.

    The issuance of new series of Preferred Stock from time to time would likely affect the holders of Common Stock by taking priority as to distributions by the Company of dividends or of assets remaining after the payment of creditors upon the liquidation or dissolution of the Company. In addition, special voting rights and rights to convert Preferred Stock into Common Stock would reduce the voting power of holders of the Common Stock.

WHY DID THE BOARD APPROVE THE AMENDMENT TO THE FOURTH ARTICLE?

    The Board of Directors adopted the amendment to the Fourth Article in connection with the Questor Transaction, and the approval of the amendment is a condition to the consummation of the Questor Transaction. In approving
Proposal 2, the Board in part was simply recognizing the need for additional shares of Common Stock to satisfy the Company's possible obligations under the terms of the Preferred F Shares. In approving both Proposals 2 and 3, the Board of Directors determined that it is in the best interests of both the Company and its stockholders to allow the Company more flexibility in its capital structure, to enable the Company to meet its obligations with respect to shares of convertible securities, warrants and options, and generally to enable the Company to use its capital stock to raise cash as necessary, acquire other companies, continue providing equity incentives to its employees and fulfill other corporate purposes. Consequently, the Board of Directors believes that approval of the increase in both the authorized Common Stock and Preferred Stock is in the best interests of both the Company and its stockholders and recommends your approval of the amendment to the Fourth Article to the Charter.

WHAT DOES THE BOARD RECOMMEND WITH RESPECT TO THESE PROPOSALS?

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4
                         APPROVAL OF AMENDMENTS TO THE
                                 SIXTH ARTICLE

WHAT ARE THE REASONS FOR AMENDING THE SIXTH ARTICLE?

    In contemplation of the Questor Transaction, but subject to the Closing of such transaction, the Board of Directors also approved an amendment to the Sixth Article of the Charter to remove the provisions relating to the classification of the Board of Directors into three classes. The Company's stockholders approved amendments to the Charter in August 1999 to implement a classified board to help assure the continuity and stability of the Company's Board and the Company's business strategies and policies. If the Questor Transaction is consummated, however, Questor and its affiliates will possess approximately 47% of the voting power, and Thayer and its affiliates will possess approximately 20% of the voting power, and pursuant to the terms of the Stockholders Agreement, each group is obligated to vote all of its respective shares in favor of a Board consisting of twelve members, six nominees of which are designated by each of the Questor Investors and Thayer. Consequently, the objectives of the classified board will be met since the Questor Investors and Thayer will be able to ensure the continuity of Board representation and the stability of the Company's business strategies and policies. Moreover, the Questor Investors made the removal of the classification provisions a closing condition to the Purchase Agreement. Accordingly, the Board of Directors has recommended the adoption and approval of this amendment by the Stockholders of the Company. Article Sixth, as contemplated to be amended, will provide as follows:

    SIXTH: NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock designation, the number of directors of the Corporation will not be less than two nor more than twelve and will be fixed from time to time in the manner described in the bylaws of the Corporation. Each director will be elected for a one-year term and until his or her successor has been duly elected and qualified.

WHAT DOES THE BOARD RECOMMEND WITH RESPECT TO THIS PROPOSAL?

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 5
                             ELECTION OF DIRECTORS

    The Meeting will also include the election of directors. Currently, each director serves until the annual meeting of the Company's stockholders (as determined by which class such director falls within) and until the director's successor is duly elected and qualified. Effective upon Closing, all eleven current directors of the Company will resign, and the nominees for a newly-elected Board are Henry L. Druker, Michael D. Madden, Peter D. Fitzsimmons, Robert D. Denious, Dean Anderson, Kevin J. Prokop, Frederic V. Malek, John R. Birk, Michael G. Santry, Edward Blank, Stephen A. McNeely and Paul G. Stern.

    Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the twelve nominees for the Board as described herein. The proxies cannot be voted for more than twelve nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy, unless otherwise indicated on the proxy, will vote the shares covered thereby for such substitute nominee (or nominees) as the Board may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card. For biographical and other information regarding the nominees, please see "Directors and Executive Officers of the Company".

WHAT DOES THE BOARD RECOMMEND WITH RESPECT TO THIS PROPOSAL?

    THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the names and ages of all directors and executive officers of the Company as of October 31, 1999, as well as all positions and offices held by each such person and his term in each such position or office, and the names and ages of all nominees for director:

NAME                        AGE         POSITION WITH THE COMPANY OR SUBSIDIARIES          SINCE
----                      --------   ------------------------------------------------  --------------
John R. Birk*...........     48      Chairman of the Board                                   May 1999

Stephen A. McNeely*.....     53      President and Chief Executive Officer and            August 1997
                                       Director

Matthew S. Waller.......     37      Chief Financial Officer                               March 1997
                                     Director                                            October 1997

Thomas J. Flynn.........     47      President of Elrick & Lavidge Marketing Research    October 1998

Richard M.                                                                                 March 1999
  Interdonato...........     50      Chief Operations Officer/Executive Vice
                                     President of Teleservices Operations

William F.                                                                              December 1996
  Bergeron, Jr..........     38      Senior Vice President of Technology

Edward Blank*...........     64      Director                                               July 1998

Daniel H. Chapman.......     54      Director                                               July 1998

Drew Lewis..............     67      Director                                               July 1998

David L. Malcolm........     44      Director                                               July 1998

Frederic V. Malek*......     62      Director                                               July 1998

Darryl D. Pounds........     49      Director                                              March 1996

Michael G. Santry*......     51      Director                                           February 1986

Paul G. Stern*..........     60      Director                                               July 1998

Henry L. Druker*........     46      Questor Nominee                                   Not applicable

Michael D. Madden*......     50      Questor Nominee                                   Not applicable

Peter D. Fitzsimmons*...     42      Questor Nominee                                   Not applicable

Robert D. Denious*......     38      Questor Nominee                                   Not applicable

Dean Anderson*..........     34      Questor Nominee                                   Not applicable

Kevin J. Prokop*........     31      Questor Nominee                                   Not applicable

------------------------

*   DIRECTOR NOMINEE

THAYER DIRECTOR NOMINEES

    JOHN R. BIRK was elected as Chairman of the Board of the Company in May 1999. Since February 1996, Mr. Birk has been an operating executive with Evercore Partners, Inc., which, in addition to making private equity investments, provides merger, acquisition and strategic restructuring advice to Fortune 500 companies. In 1995, Mr. Birk became President of Ideon Group, Inc. following Ideon's acquisition of Wright Express Corp., where he was President, CEO and a director from 1992 through 1995. From 1988 to 1992, Mr. Birk was President, COO and a director of ADVO, Inc., the publicly-traded direct mail and marketing services company. Prior to that, he served in a variety of senior executive positions with Sprint, Inc. including Group President--Western Group, President--US Sprint Northeast Division, and President of US Telecom Communications Services Co. Mr. Birk also has held executive and management positions with MCI, the Pepsi Cola Company and Procter & Gamble. Mr. Birk is a past Chairman of

National Leisure Group, Inc. and Wright Express Corp. He currently serves on the boards of Specialty Products & Insulation Co., and T. O. Richardson Mutual Funds.

    STEPHEN A. MCNEELY has been President and Chief Executive Officer of the Company since August 1997. Prior to joining the Company, between June 1996 and August 1997, he was President and CEO of Keystone Communications Group, the leading U.S. provider of worldwide broadcast services. From 1995 to 1996, Mr. McNeely was President and CEO of PMG Equities, Inc. From 1991 to 1995, he was President and CEO of Patrick Media Group, Inc. Mr. McNeely has held the position of President and CEO in the automotive industry as well, with companies such as GE Capital Resale Service (GECARS) (from 1989 to 1991) and Tenneco Automotive Retail Services (a division of Tenneco Automotive, Inc.) (from 1987 to 1989). In addition, Mr. McNeely held a wide variety of senior management positions with Exxon Corporation from 1968 to 1985. Mr. McNeely currently sits on the Board of Directors of the Advertising Council and is the Campaign Director for the Coalition of Organ and Tissue Donation.

    EDWARD BLANK, former Vice Chairman and founder of IQI, is one of the pioneers of the telemarketing industry. He founded IQI's predecessor company in 1968, and, under his direction, IQI grew to be one of the largest telemarketers in the U.S. Prior to establishing IQI, Mr. Blank was associated with Litton Industries, Benton & Bowles Advertising and NBC in senior marketing research capacities.

    FREDERIC V. MALEK has been a director since July 1998. Mr. Malek founded Thayer Capital Partners in 1991 and co-founded Thayer Equity
Investors III, L.P. in 1995. From 1989 to 1991, Mr. Malek was President and then Vice Chairman of Northwest Airlines. Prior to that time, Mr. Malek served as President of Marriott Hotels and Resorts from 1980 to 1988. Mr. Malek currently serves as director of American Management Systems, Inc., Automatic Data Processing Corp., CB Richard Ellis Services, Inc., FPL Group, Inc., Global Vacation Group, Inc., HCR Manor Care, Inc., Northwest Airlines Corp., and various PaineWebber mutual funds.

    MICHAEL G. SANTRY has been a director of the Company since February 1986 and served as Co-Chairman of the Board from September 1996 through May 1999.
Mr. Santry previously held the positions of President and Chief Executive Officer of the Company from February 1986 through September 1996 and
October 1997 through July 1998, and was Chief Financial Officer of the Company from February 1986 through September 1996. Mr. Santry founded Chartwell
Group, Inc., a Dallas based investment firm, in 1996 and has served as its Chairman of the Board since that time. Since 1980, Mr. Santry has been President and a director of Lakewood Financial Consultants, Inc., a privately held corporation providing financial consulting services.

    PAUL G. STERN has been a director of the Company since July 1998 and served as Co-Chairman of the Board from that time through May 1999. Dr. Stern co-founded Thayer Equity in 1995. Prior to that, Dr. Stern was a Special Limited Partner at Forstmann Little & Co. From 1989 until 1993, Dr. Stern served as the Chairman and CEO of Northern Telecom Ltd. Prior to that time, Dr. Stern served as President and Chief Operating Officer of Burroughs (later Unisys) Corporation, Corporate Vice President and later President of Commercial Electronics Operations at Rockwell International Corporation and Chairman and Chief Executive Officer of Braun AG in Germany. Dr. Stern serves on the Board of Dow Chemical Company, MLC Holdings, Inc., Software AG Systems, Inc., and Whirlpool Corporation.

QUESTOR DIRECTOR NOMINEES

    HENRY L. DRUKER has been a principal of Questor and Questor Management, managers of private equity investment funds, since January 1999. Mr. Druker was a managing director of Questor Management from 1995 to January 1999. Prior to joining Questor and Questor Management, Mr. Druker was a principal with Jay
Alix & Associates from 1992 to 1995. Previously, he held positions as an associate in corporate finance at Goldman, Sachs & Co., a managing director and head of the leveraged buyout group at L.F. Rothschild, Inc. and a partner in the New York office of Toronto-based merchant bank Gordon Capital.

    MICHAEL D. MADDEN has been a principal of Questor and Questor Management since March 1999. Prior to joining Questor, from August 1996 to March 1999,
Mr. Madden was an Executive Director of Beacon Group Holdings L.L.C., a New York merchant banking and financial advisory firm specializing in principal transactions involving the natural resources, healthcare and financial services industries. Previously, Mr. Madden was Vice Chairman of PaineWebber Incorporated where, along with his Board of Directors' and Executive committee duties, he led the firm's Global Investment Banking Group from December 1994 through
December 1995. Prior to joining PaineWebber, he served as Executive Managing Director responsible for Global Origination at Kidder, Peabody & Co. Previously he was Co-head of Worldwide Investment Banking at Lehman Brothers.

    PETER D. FITZSIMMONS has been a principal of Jay Alix & Associates, a turnaround and crisis management firm, since November 1997. Prior to joining Jay Alix as a senior associate in November 1995, Mr. Fitzsimmons was a senior manager with Ernst & Young, LLP's Restructuring Consulting Group from
August 1990 through October 1995.

    ROBERT D. DENIOUS has been a managing director of Questor and Questor Management since March 1999. From September 1988 to March 1999, Mr. Denious was an associate and then partner at the Philadelphia-based law firm of Drinker Biddle & Reath LLP, where he specialized in mergers and acquisitions, financings and private equity and venture capital investments.

    DEAN ANDERSON has been a vice president of Questor since January 1999, a vice president of Questor Management since January 1998 and was an associate of Questor Management from December 1995 to December 1997. From April 1994 to December 1995, Mr. Anderson was an associate with Jay Alix & Associates, where he specialized in mergers and acquisitions and corporate finance. Previously, he was a senior associate in the restructuring and bankruptcy group of Coopers & Lybrand L.L.P. in New York.

    KEVIN J. PROKOP has been an associate of Questor since January 1999. Prior to joining Questor, Mr. Prokop was an associate with Jay Alix & Associates from December 1997 through December 1998. From August 1995 to December 1997, he was an associate and engagement manager at McKinsey & Company. Previously he was an associate at Kleinwort Benson, Ltd. and First Chicago-NBD Capital Markets, where he worked on buyouts and middle market mergers and acquisitions.

OFFICERS AND OTHER CURRENT DIRECTORS

    MATTHEW S. WALLER has served as the Company's Chief Financial Officer since March 1997. From 1993 to March 1997, Mr. Waller served in various positions with Principal Financial Securities, Inc., most recently as Senior Vice President and Head of Technology Investment Banking.

    THOMAS J. FLYNN joined the Company as President of its Elrick & Lavidge Marketing Research division in October 1998. Prior to joining Elrick & Lavidge, Mr. Flynn was Senior Vice President of ICR Survey Research, Inc. from
January 1998 to October 1998. From 1996 though 1997, he was Senior Vice President and Director of International Research for Opinion Research Corporation. Prior to that, Mr. Flynn was Chief Operating Officer and Managing Partner of Yankelovich Partners, Inc. from 1992 through 1996.

    RICHARD M. INTERDONATO joined the Company as Chief Operations Officer/Executive Vice President of Teleservices Operations in March 1999. From 1996 through 1998, Mr. Interdonato was Principal of RMI Associates, Inc., which provided management consulting services, including strategic planning, product development and the expansion of business opportunities, to companies including American Express, Fidelity Investments, PageNet and Credentials International. From 1994 through 1996, Mr. Interdonato was Executive Vice President of Safecard Services, Inc. From 1973 through 1992, he held variety of positions of increasing responsibility with American Express Company including the development of systems and operational structure to support the launch of the Optima Card in the U.S. as well as the Gold Card in Tokyo, Japan.

    WILLIAM F. BERGERON, JR. joined the Company's Advanced Telemarketing Corporation ("Advanced") operating subsidiary in February 1993 and has been Senior Vice President of Technology since December 1996. From 1992 to 1993,
Mr. Bergeron served in a variety of management positions with Tandem Telecommunications Systems Inc., most recently as Senior Member of the Technical Staff. Mr. Bergeron resigned from the Company effective November 24, 1999.

    DANIEL H. CHAPMAN is currently Chairman of Northern Trust Bank of Texas and Director of National Expansion of Northern Trust Corporation and has served in such capacities since October 1997. From August 1985 until October 1997,
Mr. Chapman was President and Chief Executive Officer of Northern Trust Bank of Texas and its predecessor, Concorde Bank, N.A.

    DREW LEWIS served as Chairman and Chief Executive Officer of Union Pacific Corporation from 1987 to 1997. Prior to that time, Mr. Lewis served as President and Chief Operating Officer of Union Pacific Railroad from 1986 to 1987. Prior to his career with Union Pacific, Mr. Lewis served as Chairman and Chief Executive Officer of Warner Amex Cable Communications and served as
U.S. Secretary of Transportation in President Reagan's cabinet from 1981 through 1983. Mr. Lewis is a director of American Express Company, FPL Group, Inc., Gannett Co., Inc., Gulfstream Aerospace Corporation, Lucent Technologies and Union Pacific Resources Group Inc. Mr. Lewis also has served as past Chairman of The Business Roundtable.

    DAVID L. MALCOLM currently serves as Chairman of Suncoast Financial Corporation, a HUD approved mortgage banking company. Mr. Malcolm is also the founder and President of West Coast Restaurant Enterprises, an owner and operator of 18 restaurants. Mr. Malcolm also serves as a consultant and Senior Vice President of Artemis Capital, a large municipal investment banking firm, and is Chairman of the Board of San Diego United Port District, which owns and operates San Diego's International Airport and all water rights and real property on San Diego Bay. From 1994 to 1997, Mr. Malcolm served on the California Commission for judicial Performance, and from 1984 to 1995, on the California Coastal Commission. Mr. Malcolm serves on the board of Giant
Group Ltd.

    DARRYL D. POUNDS is Chairman and CEO of the Managing General Partner of G&H Manufacturing, Ltd., a Texas limited partnership, which manufactures refuse hauling equipment. He has been a director of the Company since March 1996 and has been a Partner of Chartwell Group, Inc., a Dallas based investment firm, since 1996. From 1993 until 1995, Mr. Pounds served as Chairman and CEO of the Trust Company of Texas and, from 1972 through 1993, Mr. Pounds held a variety of positions within First City Bancorporation, including Chairman and CEO of First City Bank of Dallas.

    Assuming the Questor Transaction is consummated, all of the existing directors will resign and a new slate of twelve (12) directors will be elected, six (6) of whom have been nominated by the Questor Investors and the other six
(6) of whom have been nominated by Thayer (as herein defined). See
Proposals No. 5 "Election of Directors".

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of October 31, 1999 the persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Company and number of shares of the Company's Common Stock beneficially owned by individual directors and executive officers and by all directors and executive officers of the Company as a group:

                                                               NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   CLASS(1)(2)
------------------------------------                          ------------------   -----------
Thayer Equity Investors III, L.P.(3)........................      32,539,244           49.92%
  1445 Pennsylvania Ave., NW, Suite 350
  Washington, DC 20004
Paul G. Stern(3)(4).........................................      32,539,244           49.92%
  600 New Hampshire Ave., NW, 6th Floor
  Washington, DC 20037
Frederic V. Malek(3)(4).....................................      32,539,244           49.92%
  1445 Pennsylvania Ave., NW, Suite 350
  Washington, DC 20004
Edward Blank(4)(5)..........................................       4,381,254            8.28%
  1250 Broadway, 37th Floor
  New York, NY 10001
ITC Service Company.........................................       3,125,298            5.95%
  1239 O.G. Skinner Drive
  West Point, GA 31833
William H. Scott, III(6)....................................       3,125,298            5.95%
  1239 O.G. Skinner Drive
  West Point, GA 31833
Codinvest Limited...........................................       2,200,000            4.21%
  Road Town
  Tortola, British Virgin Islands
Michael G. Santry(4)(7).....................................       1,223,667            2.29%
Stephen A. McNeely(4)(8)....................................         984,924            1.86%
Matthew S. Waller(4)(9).....................................         604,324            1.14%
John R. Birk(4)(10).........................................         466,669            0.89%
Darryl D. Pounds(4)(11).....................................         120,000            0.23%
William F. Bergeron, Jr.(12)................................         112,700            0.22%
Richard Interdonato(13).....................................         100,000            0.19%
Drew Lewis(4)(14)...........................................          71,789            0.14%
Robert B. Allen(15).........................................          39,600            0.08%
Craig Callaway(16)..........................................          31,117            0.06%
Eric Croson(17).............................................              --              --
All directors and executive officers as a group
(13 persons)(18)............................................      40,438,321           58.47%

------------------------

(FOOTNOTES APPEAR ON FOLLOWING PAGE)

(1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, the shareholders listed in the table have both sole voting power and sole dispositive power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(2) Based on 52,231,616 shares of Common Stock outstanding at September 30, 1999. This number excludes 261,000 unretired treasury shares held by the Company. Each owner's percentage is calculated by dividing the number of shares beneficially held by the sum of 52,231,616 and the number of shares such owner has the right to acquire within 60 days.

(3) Includes (a) 19,224,493 shares owned by Thayer, (b) 2,269,224 shares subject to warrants held by Thayer and exercisable within 60 days, (c) 5,236,085 shares issuable upon conversion of convertible subordinated debt held by Thayer, (d) 5,445,183 shares issuable upon conversion of convertible preferred stock held by Thayer, (e) 210,900 shares owned by investors in Thayer who may be deemed to be affiliates of Thayer, and (f) 153,359 shares owned by TC Co-Investors, which may be deemed to be an affiliate of Thayer. Each of Dr. Stern and Mr. Malek are members of the general partner of Thayer, and may be deemed to be the beneficial owner of its shares and those of its affiliates. Dr. Stern and Mr. Malek disclaim such beneficial ownership.

(4) Director.

(5) Includes 330,403 shares subject to warrants exercisable within 60 days and 223,052 shares issuable upon conversion of convertible preferred stock. Also includes (a) 707,525 shares owned by the Edward Blank 1995 Grantor Retained Annuity Trust (the "Blank Trust"), (b) 78,238 shares subject to warrants exercisable within 60 days held by the Blank Trust, and (c) 52,901 shares issuable upon conversion of convertible preferred stock held by the Blank Trust. Mr. Blank is the trustee of the Blank Trust and therefore may be deemed to beneficially own its shares.

(6) Includes (a) 2,835,123 shares owned by ITC Service Company ("ITC"), for which William H. Scott, III serves as President, (b) 78,482 shares subject to warrants held by ITC and exercisable within 60 days, and (c) 211,694 shares issuable upon conversion of convertible preferred stock held by ITC. Mr. Scott disclaims any and all beneficial ownership associated with such shares owned by ITC.

(7) 7,000 of Mr. Santry's shares are owned of record by Lakewood Financial Consultants, Inc., which is 99% owned by Mr. Santry. Includes beneficial ownership of 950,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the ATC Plans and 266,667 shares of Common Stock issuable upon exercise of stock options granted pursuant to the 1998 Plan.

(8) Includes 747,957 shares subject to options exercisable within 60 days and 236,967 shares subject to a purchase option agreement with Thayer for shares of Common Stock held by the Thayer fund.

(9) Includes beneficial ownership of 300,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the ATC Plans and 300,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the 1998 Plan.

(10) Includes 100,000 shares of Common Stock purchased from the Company (out of the Company's unretired treasury shares) at the closing price on May 27, 1999, $1.03125, and 366,669 shares of Common Stock issuable upon exercise of stock options granted pursuant to the 1998 Plan and exercisable within 60 days.

(11) Subject to options exercisable within 60 days.

(12) Subject to options exercisable within 60 days. Mr. Bergeron resigned from the Company effective November 24, 1999.

(13) Includes 100,000 shares subject to options exercisable within 60 days.

(14) Includes 47,860 shares subject to options exercisable within 60 days.

(15) Mr. Allen is no longer employed by the Company.

(16) Mr. Callaway is no longer employed by the Company.

(17) Mr. Croson is no longer employed by the Company.

(18) Includes beneficial ownership of 17,124,415 shares subject to warrants or options exercisable within 60 days and shares issuable upon conversion of convertible subordinated debt and convertible preferred stock as set forth in footnotes (3), (5), (6), (7), (8), (9), (10), (11), (12), (13) and
    (14) above.

STOCKHOLDER AND VOTING AGREEMENTS

    On July 9, 1998, the Company (formerly known as ATC Communications
Group, Inc. ("ATC")) completed the acquisition of IQI. The acquisition was effected through the Merger of a wholly-owned subsidiary of ATC with and into IQI pursuant to an Agreement and Plan of Merger dated as of April 7, 1998 (the "Merger Agreement").

    Pursuant to the Merger Agreement, each former holder of common stock, $.001 par value, of IQI ("IQI Common Stock") received, in exchange for each such share, 9.7513 shares of the Common Stock. As a result of the Merger, ATC issued approximately 34.2 million shares of Common Stock and Common Stock equivalents to holders of IQI Common Stock and IQI stock options and warrants in a tax-free exchange. Thayer Equity and its affiliates, as noted in the table above, acquired approximately 19,588,752 shares of Common Stock in the Merger, or approximately 37.46% of the then issued and outstanding shares, and currently beneficially own 31,631,260 shares of Common Stock (see footnote 3 to the table above). The acquisition was accounted for as a reverse purchase, meaning that, for accounting purposes, IQI is the surviving corporation and is treated as having acquired ATC in a purchase accounting transaction. Effective upon the Merger, the Company formally changed its name to Aegis Communications
Group, Inc. and its Nasdaq National Market System symbol to "AGIS". In accordance with the Merger Agreement and effective with the Merger, the Company also amended its bylaws to require the approval of seven of twelve directors for certain transactions.

    At the Company's annual meeting of stockholders held on August 5, 1999, the stockholders elected a new classified board of directors comprised of Frederic
V. Malek (Class I), Michael G. Santry (Class I), Paul G. Stern (Class I), Matthew S. Waller (Class I), John R. Birk (Class II), Drew Lewis (Class II), David L. Malcolm (Class II), Darryl D. Pounds (Class II), Edward Blank
(Class III), Daniel H. Chapman (Class III), and Stephen A. McNeely (Class III). One vacancy currently exists in Class III.

    Certain stockholders who, in the aggregate, own more than a majority of the voting stock of the Company entered into a Stockholders' Agreement in connection with the Merger whereby, for a period of two years from the date of the Merger, each such stockholder agreed to vote its shares of the Company's capital stock in favor of the six nominees to the board of directors of the Company selected by the representative of the other party's stockholder group. A condition to the Questor Investors' obligation to consummate the Questor Transaction is that the existing Stockholders Agreement will have been terminated and the current Board will have resigned. The existing Stockholders Agreement would be replaced by a new one entered into between the Questor Investors and Thayer upon consummation of the Questor Transaction. See Proposal No.1--Approval of the Questor Transaction and the Issuance of Shares.

                      DIRECTORS' MEETINGS AND COMPENSATION

BOARD COMMITTEES AND MEETINGS

    The business of the Company is managed under the direction of the Company's Board of Directors. The Company's Board of Directors meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held nine formal meetings and acted by unanimous written consent one time during the year ended December 31, 1998. Each of the current directors attended at least 75% of all meetings of the board of directors called during the time he served as a director and at least 75% of all meetings of each committee of the board of directors on which he served.

    The Board has established an Audit Committee and Compensation Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees are described below.

AUDIT COMMITTEE

    During 1998, the Audit Committee was comprised of Daniel H. Chapman (Chairman), Drew Lewis, David L. Malcolm and Frederic V. Malek. The Audit Committee is empowered to recommend to the Board a firm of certified public accountants to conduct audits of the accounts and affairs of the Company, review accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and make such reports and recommendations to the Board as it deems appropriate. The Audit Committee met as a committee at each formal meeting of the Board during 1998.

COMPENSATION COMMITTEE

    During 1998, the Compensation Committee was comprised of Dr. Paul G. Stern (Chairman), Frederic V. Malek and Darryl D. Pounds. The Compensation Committee is empowered to establish and revise the compensation paid to all executive officers of the Company and has complete authority to (a) construe, interpret and administer the provisions of the Company stock option plans and the provisions of option agreements granted thereunder, (b) select the key employees, consultants and directors to whom awards are granted, the number of options, the number of shares of Common Stock with respect to each option, the exercise price of each option, the vesting and exercise period of each option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Company's stock option plans,
(c) prescribe, amend and rescind rules and regulations pertaining to the stock option plans, and (d) make all other determinations necessary or advisable for their implementation and administration. The Compensation Committee acted by unanimous written consent two times during 1998.

    The Board does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board as a whole.

COMPENSATION OF DIRECTORS

    Directors of the Company receive no fees for serving on the Board of Directors. Upon their initial election and as compensation for their service as a director, each outside director is granted non-qualified options to purchase 50,000 shares of Common Stock, which vest ratably over a three-year period. As such, in 1998, Messrs. Malcolm, Pounds and Lewis were granted options to purchase 50,000, 25,000 and 10,000 shares of Common Stock, respectively, with an exercise price of $1.25. The amount of the grants to Mr. Pounds and Mr. Lewis reflected their prior status as directors of ATC and IQI, respectively, and their existing option grants from such service. All directors are entitled to reimbursement for expenses incurred for attendance at each meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    Dr. Paul G. Stern, Darryl D. Pounds and Frederic V. Malek served on the Company's Compensation Committee during the fiscal year ended December 31, 1998. None of Dr. Stern, Mr. Pounds, nor Mr. Malek is a current officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or the Company's Compensation Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS OF THE COMPANY

    For biographical and other information regarding the executive officers of the Company, please see "Directors and Executive Officers of the Company". Officers serve at the discretion of the Board of Directors. There is no family relationship among any of the named officers and directors of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company is responsible for overseeing the Company's compensation policy, approving salaries and annual bonuses for executive officers and administering the Company's stock option plans. The Compensation Committee is comprised of three non-employee directors.

COMPENSATION POLICY

    The Compensation Committee's philosophy for executive compensation is designed to enable the Company to recruit, motivate, and retain qualified individuals to manage the Company in order to enhance stockholders' value. The objective of this philosophy is to recognize individual contributions and achievements while enabling individuals to share the risks and rewards of the Company's overall performance. The Compensation Committee fulfills its responsibilities with input from the Company's executive officers and by evaluating compensation relative to a broad range of companies both in the Company's peer group and in comparable lines of business. The key components of the Company's current compensation policy are competitive base salaries, annual cash performance bonuses and long-term equity incentives.

BASE SALARIES

    Base salaries of executive officers are targeted to be competitive with companies with similar growth and operations. The Compensation Committee also considers the executive's contribution to operating performance and profitability, the executive's role in developing and maintaining client relationships, and the executive's level and complexity of responsibility in determining annual base salaries and salary increases.

PERFORMANCE BONUSES

    Cash performance bonuses are determined annually by the Compensation Committee based on an executive's performance relative to predetermined individual performance goals. Additionally, the Compensation Committee considers the Company's overall financial performance, including the achievement of targets for revenue and earnings before interest taxes depreciation and amortization ("EBITDA"), in determining the extent to which performance bonuses will be paid. Bonus potential ranges from 0% to 100% of base salary, based on the executive's level of responsibilities, with 100% being the Chief Executive Officer's maximum bonus potential.

LONG-TERM EQUITY INCENTIVES

    The Compensation Committee believes that the use of equity-based long-term compensation directly links executive interests to enhancing stockholder value. Stock options are generally offered to induce executives to accept employment with the Company. Such offerings generally vest over time and are subject to forfeiture. The Compensation Committee establishes the number of shares granted and the exercise price and vesting period of each grant. The stock options granted generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant thus rewarding the executive only if the Company's common share price appreciates above the price on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee set the annual base compensation of Mr. McNeely, the Company's chief executive officer, at $350,000 per year and believes such base salary is comparable to that paid the chief executive officers of companies of similar size and growth potential. Additionally, Mr. McNeely is entitled to receive annual bonus compensation of up to 100% of his base salary based on predetermined performance goals established each year by the Compensation Committee.

    Mr. McNeely's bonus compensation for 1998 was dependent upon the Company's achievement of specified revenue and profitability targets and certain client business and internal operations development goals. Although the Company achieved record revenue growth in 1998, the Company's client business development and profitability results were adversely affected by (i) a substantial decrease in service volumes from the Company's largest client of approximately 13.6% and a decline in the Company's Elrick & Lavidge marketing research division's revenues of approximately 12.0%; (ii) a material decline in client service center capacity utilization in the fourth quarter of 1998 resulting from lower volumes of business from the Company's two largest telecommunications clients, and (iii) the Company's restructuring efforts following the Merger which resulted in one-time write-offs of redundant hardware and software, write-offs of deferred loan fees, severance costs and the consolidation of certain administrative functions including costs to relocate offices and employees. As a result, the Company achieved some but not all of the performance objectives upon which Mr. McNeely's 1998 bonus compensation was based.

    Submitted by the Compensation Committee of the Board of Directors.

           Dr. Paul G. Stern (Chairman)
           Frederic V. Malek
           Darryl D. Pounds

SUMMARY COMPENSATION TABLE

    Furnished below is a table containing individual compensation information on persons serving as Chief Executive Officer of the Company during the fiscal year ended December 31, 1998 and the five other most highly paid executive officers of the Company and its operating subsidiaries whose total annual salary and bonus amounts totaled $100,000 or more for services rendered in all capacities during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers").

                                                                                    LONG-TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                              ----------------------------------   ------------
                                                                    OTHER ANNUAL    SECURITIES     ALL OTHER
                                    FISCAL     SALARY     BONUS     COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR        $          $            $          OPTIONS(1)         $
---------------------------        --------   --------   --------   ------------   ------------   ------------
Stephen A. McNeely ..............    1998     325,000    100,000       26,119(2)           --        15,236(3)
  Chief Executive Officer and        1997     110,769(4)      --           --       1,121,936            --
  President                          1996          --         --           --              --            --

Michael G. Santry ...............    1998     350,000         --           --         800,000            --
  Former Co-Chairman, former         1997     175,000(5)      --           --              --            --
  Chief Executive Officer and        1996     156,250(5)      --           --         950,000            --
  President

Matthew S. Waller ...............    1998     225,000    121,500           --         300,000            --
  Executive Vice President and       1997     164,567(6)  33,650           --         300,000            --
  Chief Financial Officer            1996          --         --           --              --            --

Eric Croson .....................    1998     248,416     60,000           --              --            --
  Former Chief Financial Officer     1997     248,416         --           --              --            --
  of IQI                             1996      11,538(7)      --           --         237,912            --

Robert B. Allen .................    1998     220,000     80,000           --              --            --
  Executive Vice President of        1997     210,833(8)  44,000           --         300,000            --
  Sales and Marketing, former        1996          --         --           --              --            --
  Senior Vice President of
  Operations

Craig Callaway(9) ...............    1998     148,088    127,109           --          38,000            --
  Former Senior Vice President of    1997     136,168     61,165        2,758(11)     103,627            --
  Operations                         1996     123,532     15,723        3,220(11)          --            --

William F. Bergeron, Jr.(10)  ...    1998     146,521     57,625           --          50,000            --
  Senior Vice President of           1997     112,007     25,000           --         100,000            --
  Technology                         1996      85,926     20,000           --              --            --

--------------------------

 (1) In connection with the Merger, each share of IQI common stock was converted into 9.7513 shares of the Company's Common Stock and each option to acquire IQI common stock was converted into options to purchase 9.7513 shares of Common Stock.

 (2) Includes a $15,246 car allowance and $10,873 in relocation costs paid by the Company on Mr. McNeely's behalf.

 (3) Includes $15,236 paid for additional life insurance and long-term disability coverage and other perquisites paid to or on behalf of Mr. McNeely.

 (4) The amount indicated is the salary paid to Mr. McNeely from the commencement of his employment with the Company, on August 1, 1997, through December 31,1997.

 (5) Mr. Santry elected not to receive any salary or bonus compensation during the period from July 1, 1996 through June 30, 1997. Effective April 1, 1996, the Compensation Committee of the Board of Directors set
     Mr. Santry's annual base salary at $350,000 and his bonus compensation potential at up to $125,000 annually. Effective with the Merger, Mr. Santry relinquished the roles of President and CEO and assumed the role of Co-Chairman of the Board of the Company. Mr. Santry resigned as Co-Chairman of the Company on May 27, 1999 but remains as a Director.

 (6) Mr. Waller joined the Company as Chief Financial Officer on March 24, 1997. The amount indicated is the salary paid to Mr. Waller from the commencement of his employment with the Company through December 31, 1997. Mr. Waller's employment agreement with the Company specifies an annual base salary of $225,000 and bonus compensation of up to $135,000 annually. See "Employment Agreements and Termination of Employment Agreements."

 (7) Mr. Croson joined the Company as Chief Financial Officer on December 2, 1996. The amount indicated is the salary paid to Mr. Croson from the commencement of his employment through December 31, 1996. Mr. Croson is no longer employed by the Company.

 (8) Mr. Allen joined ATC as Chief Operating Officer on January 6,1997. The amount indicated is the salary paid to Mr. Allen from the commencement of his employment through December 31,1997. Mr. Allen is no longer employed by the Company.

 (9) Mr. Callaway is no longer employed by the Company.

 (10) Mr. Bergeron resigned from the Company effective November 24, 1999.

 (11) Consists of commissions earned on revenues.

STOCK OPTION PLANS

    In November 1996, IQI established the 1996 Incentive Stock Option Plan (the "IQI Plan"). The Plan provided for the award of incentive stock options to directors, officers, key employees and members of Thayer Equity's Advisory Board. The IQI Plan was administered by a Compensation Committee, as established by IQI's Board of Directors. These options were incentive stock options ("ISOs") under the Internal Revenue Code or non-statutory stock options ("NSOs") which are not intended to qualify. IQI reserved 3,929,774 shares of common stock for issuance under the IQI Plan.

    Prior to the Merger, ATC stockholders approved two stock option plans, which provided for the granting of options to purchase up to 5,000,000 shares of Common Stock to key employees, officers and directors of ATC and its operating subsidiary (the "ATC Plans"). At the date of the Merger, options to purchase 4,447,000 shares of Common Stock granted pursuant to the ATC Plans were outstanding.

    In September 1998, the Company initiated the Company's 1998 Stock Option and Restricted Stock Plan (the "1998 Plan") which provides for the granting of options to purchase up to a maximum of 7,500,000 shares of Common Stock to key employees, officers and directors of the Company and its operating subsidiaries. Options granted pursuant to the 1998 Plan are exercisable for 10 years from the date of the grant subject to vesting schedules. The Company may grant additional options at any time prior to September 2008. As a result of the adoption of the 1998 Plan, the Company will not grant any future options to purchase shares of Common Stock pursuant to the IQI Plan and the ATC Plans.

OPTION GRANTS AND HOLDINGS

1998 OPTION GRANTS

    On April 7, 1998, in connection with the ATC Board's approval of the Merger and to be effective upon completion of the Merger, the ATC Board granted Michael
G. Santry, Chairman of the Board, President and Chief Executive Officer of ATC, nonqualified options to purchase 450,000 shares of ATC Common Stock under the ATC Plans at an exercise price equal to 1/16(th) over the closing bid price of ATC Common Stock on the closing date of the Merger, vesting one-third on the first, second and third anniversaries of the Effective Date, respectively, all of which were contingent upon consummation of the Merger. In addition, ATC and IQI agreed that the Company would, upon consummation of the Merger, grant
Mr. Santry and Mr. Waller, Chief Financial Officer and Director of ATC, nonqualified options to purchase 350,000 and 300,000 shares, respectively, of Common Stock under the 1998 Plan at an exercise price equal to 1/16(th) over the closing bid price of Common Stock on the closing date of the Merger. Two-thirds of the options to be granted to Mr. Waller vested on the date of grant and one-third vest on the first anniversary of the Effective Date. The options granted to Mr. Santry vest one-third on the first, second, and third anniversaries of the Effective Date, respectively.

    The following table sets forth certain information relating to stock option grants made by the Company to the Named Executive Officers during the last fiscal year. The Company has no plans that provide for the granting of stock appreciation rights.

                                                                                POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     % OF TOTAL                               ASSUMED ANNUAL RATES OF
                            SECURITIES     OPTIONS                              STOCK PRICE APPRECIATION FOR
                            UNDERLYING    GRANTED TO                                  OPTION TERM(1)(2)
                             OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------------
NAME                         GRANTED     FISCAL YEAR     PRICE        DATE           5%              10%
----                        ----------   ------------   --------   ----------   -------------   -------------
Michael G. Santry.........   800,000         46.57%      $2.81        7/9/08     $1,415,013      $3,585,921
Matthew S. Waller.........   300,000         17.47%      $2.81        7/9/08     $  530,630      $1,344,720
William F. Bergeron,
  Jr......................    50,000          2.91%      $1.25       11/5/08     $   39,306      $   99,609
Craig Callaway............    38,000          2.21%      $1.25       11/5/08     $   29,872      $   75,703

------------------------

(1) Potential realizable value is based on the assumption that the Company's Common Stock price appreciates at the annual rate shown (compounded annually) from the date of the grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the SEC. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise). Accordingly, there is no assurance that the value that may be realized will be at or near the potential realizable value as calculated in this table.

(2) These options have a term of 10 years from the date of grant.

1998 YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the shares underlying unexercised options held as of December 31, 1998, by the Named Executive Officers.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS AS OF           "IN-THE-MONEY" OPTIONS AS OF
                                                     DECEMBER 31, 1998             DECEMBER 31, 1998(1)
                                                ---------------------------   -------------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                                            -----------   -------------   --------------   --------------
Stephen A. McNeely............................    373,979        747,957        $       --       $       --
Michael G. Santry.............................    950,000        800,000        $       --       $       --
Matthew S. Waller.............................    500,000        100,000        $       --       $       --
Eric Croson...................................    158,608         79,304        $       --       $       --
Robert B. Allen...............................    300,000             --        $       --       $       --
Craig Callaway................................     77,624         64,003        $       --       $       --
William F. Bergeron, Jr.......................    100,000         50,000        $       --       $       --

------------------------

(1) Based on the closing price per share of the Common Stock on December 31, 1998, as reported on the Nasdaq National Market, which was $0.8125, less the exercise price payable for such shares. Using such calculation no unexercised options were "in-the-money" as of December 31,1998.

EMPLOYMENT AGREEMENTS

    MATTHEW S. WALLER entered into an employment agreement effective March 24, 1997, pursuant to which he serves as Chief Financial Officer of the Company. Under the employment agreement, Mr. Waller is entitled to receive an annual base salary and an incentive bonus based upon certain financial performance targets of the Company. The employment agreement provides for the payment to Mr. Waller of one times of his annual compensation if the Company terminates Mr. Waller's employment without cause (as defined in the employment agreement) or in the event that he is terminated after a change in control (as defined in the employment agreement) of the Company. Mr. Waller's options vest immediately in the event of a change in control (as defined in the employment agreement) of the Company. The Questor Transaction does not result in a change in control for purposes of this employment agreement.

    STEPHEN A. MCNEELY entered into an employment agreement effective June 11, 1997, pursuant to which he serves as President and Chief Executive Officer of the Company. Under the employment agreement, Mr. McNeely is entitled to receive an annual base salary and an incentive bonus based upon certain financial performance targets of the Company. The employment agreement provides for the payment to Mr. McNeely of one and one half times his base annual compensation if the Company terminates Mr. McNeely's employment after a change in control (as defined in the employment agreement) of the Company. Mr. McNeely's options vest immediately in the event of a change in control (as defined in the option agreement) of the Company. The Questor Transaction does not result in a change in control for purposes of this employment agreement.

    RICHARD INTERDONATO entered into an employment agreement effective March 9, 1999, pursuant to which he serves as Chief Operating Officer of the Company. Under the employment agreement, Mr. Interdonato is entitled to receive an annual base salary and an incentive bonus based upon certain financial performance targets of the Company. The employment agreement provides for the payment to Mr. Interdonato of one times his base annual compensation and prior year bonus if the Company terminates Mr. Interdonato's employment without cause (as defined in the employment agreement) or in the event that he is terminated after a change in control (as defined in the employment agreement) of the Company.
Mr. Interdonato's options vest immediately in the event of a change in control (as defined in the option agreement) of the Company. The Questor Transaction does not result in a change in control for purposes of this employment agreement.

    JOHN R. BIRK entered into an employment agreement effective May 28, 1999, pursuant to which he serves as Chairman of the Board of the Company. Under the employment agreement, Mr. Birk is entitled to receive an annual base salary.
Mr. Birk's options vest immediately in the event of a change in control (as defined in the option agreement) of the Company and accelerate upon his removal as Chairman (as defined in his employment agreement). The Questor Transaction does not result in a change in control for purposes of this employment agreement. Mr. Birk also has incidental registration rights with respect to 100,000 shares of Common Stock he purchased from the Company when he was elected Chairman of the Board.

SEPARATION AGREEMENT

    MATTHEW S. WALLER entered into a separation agreement in September 1999, pursuant to which Mr. Waller has agreed to continue working full-time for the Company as its Chief Financial Officer through December 31, 1999, although he would resign as a director effective as of the election of the new slate of directors at the Special Meeting. From January 1, 2000 through March 31, 2000, Mr. Waller has agreed to work part-time for the Company, with primary responsibility to complete the Company's 1999 audit. Mr. Waller is entitled to receive severance compensation equal to his annual base salary payable in accordance with the Company's usual payroll practices through December 31, 2000. In addition, Mr. Waller's stock option expiration date will be extended to the later of December 31, 2001 or such later date as any other outgoing director's option expiration date is extended in connection with the Questor Transaction. The Company has also agreed to provide Mr. Waller with continued health benefits and executive support through December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    At December 31, 1998, Michael G. Santry, the then Co-Chairman of the Company, had outstanding borrowings and accrued interest due to the Company of approximately $1.9 million. The borrowings bear interest at a 6% annual rate and were due in full on March 31, 1999. In connection with the Merger, Mr. Santry paid one-half of the principal amount of the note in July 1998. The note is secured by 7,000 shares of the Company's Common Stock and options to purchase 1,750,000 shares of the Company's Common Stock held by Mr. Santry. Reported interest income from the receivable amounted to approximately $58,000 in 1998. In June 1999, the Company extended the maturity date of the note to March 31, 2000 but increased the annual rate of interest to 7%. Mr. Santry also pledged additional collateral to secure the note.

    The Company provides services to certain clients, including its most significant client, who, directly or through affiliates, have an ownership interest in Thayer.

    During the year ended December 31, 1998, the Company paid J. Frank Mermoud, a former director of ATC, $80,000, in monthly installments, in consideration for consulting services performed. These payments terminated at the end of 1998.

    In connection with the Merger, Thayer provided the Company with $6.8 million in subordinated indebtedness due August 31, 2003 and bearing interest at a 12% annual rate (the "Subordinated Indebtedness") as well as a guarantee for $2.0 million in bridge financing to assist in funding the Company's working capital needs. In connection with the guarantee, and for additional consideration of $110,000, the Company issued to Thayer warrants to purchase 1,100,000 shares of the Company's Common Stock at an exercise price of $1.96 (the "First Warrant").

    Prior to the Merger, on July 2, 1998, the Company received an additional financing commitment from Thayer and certain other shareholders of IQI. Under the commitment, the Thayer-led group agreed to lend the Company, at its election, up to an additional $4.0 million in subordinated indebtedness at any time within 90 days after the Merger. As of October 23, 1998, the Company had drawn the full commitment amount of $4.0 million. In connection with this commitment and effective upon the Merger, the Company issued the Thayer-led group additional warrants to purchase up to 350,000 shares of the Company's Common Stock at an exercise price of $2.375 per share and provided certain anti-dilution protection (the "Second Warrant"). This indebtedness is convertible into the Company's Common Stock at a conversion price of $2.375 per share. This debt is in addition to, and on the same basic terms as, the subordinated debt that Thayer had previously loaned to the Company.

    On March 30, 1999, Thayer Equity provided the Company with approximately $5.7 million in additional subordinated indebtedness. Approximately one-half of the proceeds from this financing were used to pay down bank debt and the remainder for working capital purposes. The additional indebtedness is convertible into the Company's Common Stock at a conversion price of $1.15 per share. This debt is in addition to, and on the same basic terms as, the subordinated debt that Thayer Equity had previously loaned to the Company.

    In an effort to reduce debt and improve the Company's balance sheet, effective June 30, 1999, the Thayer-led group agreed to convert approximately $12.1 million of its subordinated debt into two new series of convertible preferred stock. The 77,300 shares of new Series D Preferred Stock ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.00 per share, and the 44,018 shares of new Series E Preferred ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.375 per share. Both series earn cumulative dividends (payable-in-kind in additional shares of the respective series of Preferred Stock) at the annual rate of 15%, and are non-voting except on specified matters. In consideration of the conversion of the subordinated debt into preferred stock, the Company issued the Thayer-led group warrants to purchase an additional 1,000,000 shares of Company Common Stock (the "Third Warrant") at $0.90625 per share, the closing price of such stock on the date the debt was converted into equity.

    On December 17, 1997, IQI issued warrants to Blank to purchase 25,403 shares for $808,600 and 6,013 shares for $191,400, both of which were converted upon the Merger into warrants to purchase 306,347 shares of Company Common Stock at an exercise price of $3.26 per share (the "Fourth Warrant").

    Paul G. Stern, Drew Lewis, and Frederic V. Malek, each directors of the Company, are partners in and/or advisors to Thayer Equity.

    Thayer Equity, ITC, Blank and The Blank Trust (the "IQI Parties") and Michael G. Santry, Darryl D. Pounds and Codinvest (the "ATC Parties"), are parties to a Stockholders' Agreement with the Company whereby, for a period of two years from the date of the Merger Agreement, each such stockholder has agreed to vote its shares of Company Common Stock, if any, in favor of the nominees to the board of directors selected by the other party's stockholder group. Messrs. Stern, Lewis and Malek, by virtue of their positions with Thayer, may be viewed as indirect beneficiaries of this voting arrangement, and Messrs. Santry and Pounds may be viewed as direct beneficiaries of this voting arrangement. This Stockholders' Agreement will be terminated in connection with the Questor Transaction.

    In connection with the Merger, the Company granted Thayer Equity the right to demand one registration on a form other than Form S-3, and up to three registrations on Form S-3, of the shares of Common Stock issuable upon exercise of the First Warrant. These rights were subsequently extended to the shares issuable upon exercise of the Second Warrant and the Third Warrant. Holders of at least 200,000 shares of Common Stock are required to request registration. In addition, Thayer Equity has unlimited "piggyback" registration rights and may seek to include shares of Common Stock issuable upon exercise of the warrants in any registration statement filed by the Company for its own purposes, subject to customary "cut-back" rights of the Company's underwriter to reduce the number of shares to be included if it exceeds, in the underwriter's good faith judgment, the number that can be sold in the offering. In connection with the Questor Transaction, the registration rights described above would be replaced by registration rights that parallel those granted to the Questor Investors. See "Proposal 1--Approval of the Questor Transaction and the Issuance of Shares--What Registration Rights Will the Questor Investors have?"

                         STOCK PRICE PERFORMANCE GRAPH
    The following graph sets forth a comparison of the cumulative total shareholder return on the Common Stock over the five year period ended
December 31, 1998 as compared with the cumulative total return of a broad equity market index, the Nasdaq Market Index, and a Peer Group Index. The Peer Group consists of ACI Telecentrics, Inc., APAC Customer Services, Inc., Convergys Corp., ICT Group, Inc., National TechTeam, Inc., Precision Response Corp., RMH Teleservices, Inc., Site Corp., Sykes Enterprises, Inc., TeleTech
Holdings, Inc., TeleSpectrum. Worldwide, Inc. and West TeleServices Corp. The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on December 31, 1993 in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          AEGIS COMMUNICATIONS GROUP, INC.  PEER GROUP INDEX  NASDAQ MARKET INDEX
12/31/93                           $100.00           $100.00              $100.00
12/31/94                           $248.26           $164.91              $109.66
12/31/95                           $262.05           $152.63              $128.61
12/31/96                         $1,448.20           $632.13              $161.89
12/31/97                           $531.01           $480.22              $195.02
12/31/98                            $89.65           $266.56              $300.49

                                                                  FISCAL YEAR ENDING
                                            ---------------------------------------------------------------
COMPANY/INDEX/MARKET                        12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
--------------------                        --------   --------   --------   --------   --------   --------
Aegis Communications Group, Inc...........   100.00     248.26     262.05    1,448.20    531.01      89.65
Peer Group Index..........................   100.00     164.91     152.63      632.13    480.22     266.56
Nasdaq Market Index.......................   100.00     109.66     128.61      161.89    195.02     300.49

                            SELECTED FINANCIAL DATA

    The following table presents summary historical consolidated financial data for the Company and its subsidiaries for each of the last five fiscal years, which have been derived from the audited consolidated financial statements of Aegis. The summary historical consolidated financial data for the nine month periods ended September 30, 1998 and 1999 have been derived from the unaudited consolidated financial statements of Aegis, which, in the opinion of management, include all normal and recurring adjustments, necessary for a fair presentation of the results for the unaudited periods. The summary historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the accompanying notes thereto included elsewhere herein. The Company has restated its September 30, 1998 and subsequent financial statements in accordance with Emerging Issues Task Force Topic No. D-60 to reflect a beneficial conversion feature contained in the subordinated debt issued to Thayer Equity in July 1998. This beneficial conversion feature, which was not originally recognized, resulted in a non-cash interest expense charge of $3.1 million at the issuance date. See "Note 8 of Notes to Unaudited Consolidated Financial Statements--Effect of Restatement."

                                                                     FIVE MONTHS                              NINE MONTHS ENDED
                                                                        ENDED            YEAR ENDED             SEPTEMBER 30,
                                       YEAR ENDED JULY 31,(1)       DECEMBER 31,        DECEMBER 31,             (UNAUDITED)
                                   ------------------------------   -------------   ---------------------   ---------------------
                                     1994       1995       1996        1996(2)      1997(3)       1998         1998        1999
                                   --------   --------   --------   -------------   --------   ----------   ----------   --------
                                                                                               (RESTATED)   (RESTATED)
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA
Revenues:
  Teleservices...................  $31,033    $56,179    $57,543       $26,756      $115,609    $195,355     $138,137    $161,872
  Marketing research services....       --         --         --            --        18,223      32,683       24,256      19,036
                                   -------    -------    -------       -------      --------    --------     --------    --------
Total revenues...................   31,033     56,179     57,543        26,756       133,832     228,038      162,393     180,908
Gross profit.....................   11,457     18,207     16,834         6,092        45,642      66,677       55,337      50,099
SG&A expenses....................    7,057     16,444     13,588         8,760        36,312      50,510       40,764      50,161
Depreciation.....................      907        856      1,314           969         4,501      10,018        6,894       9,691
Acquisition goodwill
  amortization...................       --         --         --            55         1,592       2,876        2,020       2,213
Non-cash asset impairment
  charge.........................       --         --         --            --            --          --           --      20,399
Restructuring and other
  non-recurring charges..........       --         --         --            --            --       8,395        3,624         541
                                   -------    -------    -------       -------      --------    --------     --------    --------
Operating income (loss)(4).......    3,493        907      1,932        (3,692)        3,237      (5,122)       2,035     (32,906)
Other income, net................      142        437        877           648            --          --
Interest expense, net............      112         72        190           450         3,626       5,578        4,152       5,491
Non-cash interest expense........       --         --         --            --            --       3,092        3,092          --
                                   -------    -------    -------       -------      --------    --------     --------    --------
Income (loss) before income
  taxes..........................    3,523      1,272      2,619        (3,494)         (389)    (13,792)      (5,209)    (38,397)
Income tax expense
  (benefit)(1)...................      109        314         17         1,794           595      (2,989)         (37)     (6,078)
                                   -------    -------    -------       -------      --------    --------     --------    --------
Net income (loss)(4).............    3,414        958      2,602        (5,288)         (984)    (10,803)      (5,172)    (32,319)
Preferred stock dividends........       --         --         --            --            --          --           --         466
                                   -------    -------    -------       -------      --------    --------     --------    --------
Net income (loss) available to
  common stock...................  $ 3,414    $   958    $ 2,602       $(5,288)     $   (984)   $(10,803)    $ (5,172)   $(32,785)
                                   =======    =======    =======       =======      ========    ========     ========    ========
Basic and diluted earnings (loss)
  per share......................  $  0.14    $  0.04    $  0.11       $ (0.22)     $  (0.04)   $  (0.27)    $  (0.14)   $  (0.63)
                                   =======    =======    =======       =======      ========    ========     ========    ========
Weighted average shares
  outstanding....................   24,378     24,378     24,378        24,417        27,233      40,383       37,154      52,075

OPERATING DATA
EBITDA(4)(5).....................  $ 4,542    $ 2,200    $ 4,123       $(2,020)     $  9,330    $ 16,567     $ 14,573    $    (62)
Net cash provided by (used in)
  operating activities...........  $ 1,098    $   368    $ 2,915       $  (139)     $  2,016    $  7,127     $  1,259    $(13,062)
Net cash provided by (used in)
  investing activities...........  $  (237)   $(1,846)   $(5,858)      $ 1,596      $(25,794)   $(16,213)    $(11,050)   $ (8,618)
Net cash provided by (used in)
  financing activities...........  $  (209)   $ 2,113    $ 1,652       $   665      $ 26,805    $ 14,478     $ 11,523    $ 11,339
Client service centers at end of
  period.........................                                           19            20          25           26          23
Teleservices workstations at end
  of period......................                                        2,238         2,462       5,658        6,062       5,410
Marketing research facilities at
  end of period..................                                           10            10           9           10           8
Marketing research workstations
  at end of period...............                                          371           360         254          360         226

                                                                                             AS OF SEPTEMBER 30, 1999
                                                               AS OF DECEMBER 31,                  (UNAUDITED)
                                                        --------------------------------   ----------------------------
                                                          1996       1997        1998        ACTUAL     AS ADJUSTED (6)
                                                        --------   --------   ----------   ----------   ---------------
                                                                              (RESTATED)
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA
Working capital.......................................  $ 6,168    $ 17,624    $ 35,881     $(35,203)      $ 35,565
Total assets..........................................   52,014     101,736     180,544      161,502        161,502
Current portions of long-term obligations(7)..........    2,272       3,009       2,758       70,568             --
Long-term obligations, net of current portions........   22,634      51,257      79,580       11,384         30,644
Total liabilities.....................................   41,464      71,163     108,716      109,561         67,561
Redeemable convertible preferred stock................       --          --          --           --         45,457
Shareholders' equity..................................   10,550      30,573      71,828       51,941         48,484

------------------------------
(1) Through July 31, 1996, the Company had a fiscal year end of July 31. The Company operated as a subchapter S-corporation through November 17, 1996, at which time it became a C-corporation for tax purposes and changed its fiscal year from July 31 to December 31.

(2) Represents operations of the Company for the period from August 1, 1996 to December 31, 1996. Amounts include the acquisition of Lexi
    International, Inc. ("Lexi") on November 22, 1996.

(3) Includes the acquisition of InterServ Services Corporation ("InterServ") as of July 12, 1997 (the "InterServ Acquisition").

(4) The historical results of operations include certain non-recurring expenses, which are summarized in the table below:

                                                                                                                NINE MONTHS
                                                                      FIVE MONTHS                                  ENDED
                                                                         ENDED           YEAR ENDED            SEPTEMBER 30,
                                        YEAR ENDED JULY 31,(1)       DECEMBER 31,       DECEMBER 31,            (UNAUDITED)
                                    ------------------------------   -------------   -------------------   ----------------------
                                      1994       1995       1996        1996(2)      1997(3)      1998       1998          1999
                                    --------   --------   --------   -------------   --------   --------   --------      --------
                                                                       (DOLLARS IN THOUSANDS)
    Actual officer's salary.......   $1,312     $7,063     $2,417       $  116         $ --      $   --     $   --       $    --
    Lexi and IQI bonuses and
      compensation, legal and
      audit fees, and software
      licensing expenses..........       --         --        810        2,490          443          --         --            --
    Asset impairment charge.......       --         --         --           --           --          --         --        20,399
    Restructuring and other non-
      recurring charges...........       --         --         --           --           --       8,395      3,624           541
                                     ------     ------     ------       ------         ----      ------     ------       -------
    Total non-recurring
      expenses....................   $1,312     $7,063     $3,227       $2,606         $443      $8,395     $3,624       $20,940
                                     ======     ======     ======       ======         ====      ======     ======       =======

(5) EBITDA is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization, and restructuring and other non-recurring charges. While it should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other measures of financial performance and liquidity under generally accepted accounting principles ("GAAP"), EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(6) Please see "Unaudited Pro Forma Financial Data" beginning on page 58 for a description of the pro forma adjustments.

(7) The Company's revolving line of credit and long-term obligations were restated as current liabilities at June 30, 1999 due to uncured covenant defaults under the Company's Credit Agreement. It is anticipated that an amendment to the Credit Agreement will be entered into as part of the Questor Transaction and, as a result, these balances will be restored to long-term status.

                           FORWARD LOOKING STATEMENTS

    The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: obtaining the requisite shareholder, bank and regulatory approvals required to consummate the Questor Investors financing; Aegis' reliance on certain major clients; realizing cost reductions as a result of Aegis' site migration plan; the successful combination of anticipated revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions, competition and pricing; dependence on Aegis' labor force; reliance on technology, telephone service dependence; and other operational, financial or legal risks or uncertainties detailed in Aegis' SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    On July 9, 1998, Aegis, formerly known as ATC Communications Group, Inc. ("ATC"), completed the acquisition of IQI, Inc., a New York corporation ("IQI"). The acquisition was effected through the merger (the "Merger") of ATC Merger Sub, Inc. ("Sub"), a New York corporation and wholly-owned subsidiary of ATC, with and into IQI pursuant to an Agreement and Plan of Merger dated as of April 7, 1998 (the "Merger Agreement") by and between ATC, Sub and IQI.

    The Merger has been accounted for as a reverse purchase, meaning that for accounting purposes, IQI is the surviving corporation and is treated as having acquired ATC in a purchase accounting transaction. Reported financial results reflect the Merger and are those of IQI for the periods ended before the Merger and of the combined company on a purchase accounting basis for the periods ended after the Merger. See "Notes to Consolidated Financial Statements--4. Mergers and Acquisitions."

    The accompanying consolidated financial statements, in the opinion of the Company's management, contain all material, normal and recurring adjustments necessary to present accurately the consolidated financial condition of the Company and the consolidated results of its operations for the periods indicated. The consolidated results of operations for interim periods reported are not necessarily indicative of the results to be experienced for the entire year.

RESULTS OF OPERATIONS

    The following table sets forth certain statements of operations data as a percentage of revenues for the periods indicated:

                                                       FIVE MONTHS                                THREE MONTHS
                                    YEAR ENDED            ENDED            YEAR ENDED                 ENDED
                                     JULY 31,         DECEMBER 31,        DECEMBER 31,            SEPTEMBER 30,
                                -------------------   -------------   ---------------------   ---------------------
                                  1995       1996         1996          1997        1998         1998        1999
                                --------   --------   -------------   --------   ----------   ----------   --------
                                                                                 (RESTATED)   (RESTATED)
Revenues......................   100.0%     100.0%        100.0%        100.0%      100.0%       100.0%      100.0%
Cost of services, excluding
  depreciation and
  amortization shown below....    67.6%      70.7%         77.2%         65.9%       70.8%        67.7%       72.2%
                                 -----      -----         -----        ------      ------       ------      ------
Gross margin..................    32.4%      29.3%         22.8%         34.1%       29.2%        32.3%       27.8%
Selling, general and
  administrative
  expenses....................    29.3%      23.6%         32.7%         27.1%       22.1%        23.3%       27.8%
Depreciation..................     1.5%       2.3%          3.6%          3.4%        4.4%         4.2%        5.7%
Acquisition good-will
  amortization................      --         --           0.2%          1.2%        1.3%         1.1%        1.2%
Asset impairment change.......      --         --            --            --          --           --          --
Restructuring and other non-
  recurring charges...........      --         --            --            --         3.7%         4.9%         --
                                 -----      -----         -----        ------      ------       ------      ------
    Total expenses............    30.8%      25.9%         36.6%         31.7%       31.5%        33.5%       34.7%
                                 -----      -----         -----        ------      ------       ------      ------
Operating income (loss).......     1.6%       3.4%        (13.8%)         2.4%       (2.2%)       (1.3%)      (6.9%)
Other income, net.............     0.8%       1.5%          2.4%           --          --           --          --
Interest expense, net.........     0.1%       0.3%          1.7%          2.7%        2.4%         2.3%        3.1%
Non-cash interest expense
  (Restated)..................      --         --            --            --         1.4%         4.2%         --
                                 -----      -----         -----        ------      ------       ------      ------
Income (loss) before income
  taxes (Restated)............     2.3%       4.6%        (13.1%)        (0.3%)      (6.0%)        7.8%      (10.0%)
Income tax expense
  (benefit)...................     0.6%       0.0%          6.7%          0.4%       (1.3%)        0.9%       (3.4%)
                                 -----      -----         -----        ------      ------       ------      ------
    Net income (loss)
      (Restated)..............     1.7%       4.5%        (19.8%)        (0.7%)      (4.7%)       (6.9%)      (6.6%)
                                 =====      =====         =====        ======      ======       ======      ======


                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,
                                ---------------------
                                   1998        1999
                                ----------   --------
                                (RESTATED)
Revenues......................     100.0%      100.0%
Cost of services, excluding
  depreciation and
  amortization shown below....      65.9%       72.3%
                                  ------      ------
Gross margin..................      34.1%       27.7%
Selling, general and
  administrative
  expenses....................      25.1%       27.7%
Depreciation..................       4.3%        5.4%
Acquisition good-will
  amortization................       1.2%        1.2%
Asset impairment change.......        --        11.3%
Restructuring and other non-
  recurring charges...........       2.2%        0.3%
                                  ------      ------
    Total expenses............      32.8%       45.9%
                                  ------      ------
Operating income (loss).......       1.3%      (18.2%)
Other income, net.............        --          --
Interest expense, net.........       2.6%        3.0%
Non-cash interest expense
  (Restated)..................       1.9%         --
                                  ------      ------
Income (loss) before income
  taxes (Restated)............      (3.2%)     (21.2%)
Income tax expense
  (benefit)...................       0.0%       (3.3%)
                                  ------      ------
    Net income (loss)
      (Restated)..............      (3.2%)     (17.9%)
                                  ======      ======

COMPARATIVE RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED
  SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1999

    The Company experienced a net loss of $4.0 million, or 6.6% of revenues, for the quarter ended September 30, 1999 as compared to a net loss of approximately $5.1 million, or 6.9% of revenues, in the corresponding period in 1998.

    Revenues generated during the quarter decreased 16.7% to approximately $61.1 million from $73.3 million in the third quarter a year ago. The net loss per share for the quarter was $0.09 as compared to a net loss per share of $0.10 in the prior year period. The decrease in revenues for the third quarter of 1999 versus 1998 was primarily due to the curtailment of certain outbound programs by the Company's two largest telecommunications clients and a large financial services client, and a decline in marketing research revenues. Outbound teleservices revenues declined approximately $16.9 million, or 45%, for the quarter ended September 30, 1999, while marketing research revenues dropped $0.9 million, or 11%, in the same period. These declines were offset somewhat by a $5.5 million, or 20%, increase in inbound teleservices revenues for the quarter.

    Revenues increased $18.5 million, or 11.4%, to $180.9 million during the nine months ended September 30, 1999 as compared to revenues of approximately $162.4 million generated in the prior year period. The increase in revenues for the nine months ended September 30, 1999 was due primarily to the impact of revenues contributed by ATC subsequent to the Merger. Including a non-cash asset impairment charge of $20.4 million, or a loss of $0.39 per share, and restructuring and other non-recurring charges of $0.5 million ($0.3 million, net of taxes, or $0.01 per share), the Company experienced a net loss of $32.3 million, or a loss of $0.63 per share, for the nine months ended
September 30, 1999 as compared to a net loss of approximately $5.2 million, or $0.14 per share, in the prior year period. Excluding these charges, the net loss for the nine month period of 1999 was approximately $11.6 million, or a loss of $0.23 per share.

    On a pro forma basis for the Merger, revenues decreased $29.4 million, or 14%, for the nine month period ended September 30, 1999 versus the prior year period. This decrease was primarily the result of the curtailment of certain outbound programs by the Company's largest telecommunications client and a large financial services client, and a decline in marketing research revenues. Outbound teleservices revenues declined $34.7 million, or 31%, for the nine months ended September 30, 1999, while marketing research revenues dropped $5.2 million, or 22%, in the same period. These declines were offset somewhat by a $10.5 million, or 14%, increase in inbound teleservices revenues for the nine month period.

    For the three and nine month periods ended September 30, 1998 and 1999, the Company's actual mix of revenues was as follows:

                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                         SEPTEMBER 30,           SEPTEMBER 30,
                                      --------------------    --------------------
                                        1998        1999        1998        1999
                                      --------    --------    --------    --------
Outbound teleservices...............     51.6%       34.3%       62.3%       42.6%
Inbound teleservices................     37.1%       53.6%       22.8%       46.9%
                                       ------      ------      ------      ------
  Teleservices total................     88.7%       87.9%       85.1%       89.5%
Marketing research services.........     11.3%       12.1%       14.9%       10.5%
                                       ------      ------      ------      ------
  Total revenues....................    100.0%      100.0%      100.0%      100.0%
                                       ======      ======      ======      ======

    On a pro forma basis for the Merger, the Company's mix of revenues, for the nine month periods ended September 30, 1998 and 1999, was as follows:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                        -----------------------
                                                           1998          1999
                                                        -----------    --------
                                                        (PRO FORMA)
Outbound teleservices.................................       53.2%        42.6%
Inbound teleservices..................................       31.9%        46.9%
                                                           ------       ------
  Teleservices total..................................       85.1%        89.5%
Marketing research services...........................       14.9%        10.5%
                                                           ------       ------
  Total revenues......................................      100.0%       100.0%
                                                           ======       ======

    Approximately 25% of the Company's revenues during the quarter ended September 30, 1999 were generated by the Company's largest telecommunications client and approximately 16% by its largest financial services client, as compared to approximately 26% and 9%, respectively, in the quarter ended September 30, 1998. For the nine months ended September 30, 1999, approximately 22% of the Company's revenues were generated by the Company's largest telecommunications client and approximately 16% by its largest financial services client, as compared to approximately 29% and 4% (26% and 9%, on a pro forma basis for the Merger), respectively, in the same period in 1998.

    The Company's objective is to secure recurring revenues from long-term relationships with targeted, large corporate clients that utilize telecommunications and marketing research strategies as integral, ongoing elements in their marketing and customer service programs. In addition to providing services on an outsourcing basis, in which the Company provides all or a substantial portion of a client's teleservices and/or marketing research needs, the Company also continues to perform project-based services for certain clients. Project-based services, however, are frequently short-term and there can be no assurance that these clients will continue existing projects or provide new ones.

    As part of the Company's site migration plan, Aegis closed its Addison, Texas facility in August 1999. Work being performed at this center had been migrated to two new client service centers in St. Joseph, Missouri and Sierra Vista, Arizona during the second quarter of 1999. The lease on the Addison client service center expired on October 31, 1999. The Company's site strategy and center migration plan focuses on locating client service centers in what management believes are more economically attractive markets than those in which the Company has traditionally operated.

    During the quarter ended September 30, 1999, Aegis began performing critical customer care functions, including the handling of inbound orders and inquiries, under an expanded customer service relationship with its largest telecommunications client, AT&T. During the quarter, the new offering requires the use of more than 700 workstations in Aegis client service centers in Irving and Los Angeles. In addition, Aegis began providing outbound customer acquisition services to CIDCO Inc., which develops and sells advanced network appliances such as network feature telephones, Caller ID devices and Internet appliances. Also during the third quarter, the Company's marketing research division, Elrick & Lavidge Marketing Research ("E&L"), was retained by Marketing Communication Systems, Inc. on behalf of Priceline.com Incorporated to provide database sciences. Separately, E&L entered into an agreement to extend current services with Universal Studios Recreation Group.

    For the quarter ended September 30, 1999, gross profit earned on revenues decreased approximately $6.7 million, or 28.2%, from the quarter ended
September 30, 1998. Gross profit for the nine months ended September 30, 1999 decreased $5.2 million, or 9.5%. Gross profit as a percentage of revenues ("gross margin") for the quarter and nine months ended September 30, 1999 was 27.8% and 27.7%, respectively, as compared to 32.3% and 34.1% in the comparable prior year periods. The decreases in gross profit and gross margin for the three and nine month periods were primarily due to a decline in capacity utilization from the prior year periods resulting from lower volumes of business from the Company's two largest telecommunications clients, a large financial services client and our marketing research division, several new programs being billed at training rather than production rates as they were being ramped-up, and redundant facilities and training costs associated with the Addison, Texas client service center being open simultaneously with two new centers in Sierra Vista, Arizona and St. Joseph, Missouri for part of the third quarter. The Addison facility ceased operations in August 1999 and its lease expired on October 31, 1999.

    Selling, general and administrative ("SG&A") expenses decreased approximately $0.1 million, or 0.6%, in the quarter and increased approximately $9.4 million, or 23.1%, in the nine months ended September 30, 1999 versus the comparable periods of 1998. As a percentage of revenues, SG&A expenses for the quarter and nine months ended September 30, 1999 were 27.8% and 27.7%, respectively, versus 23.3% and 25.1% in the comparable three and nine month periods of 1998, respectively. The increases in SG&A expenses for the nine month period and in SG&A expenses as a percentage of revenues for the three and nine month periods are primarily attributable to the Merger with ATC. On a pro forma basis for the Merger, SG&A expenses decreased approximately $2.6 million, or 4.8%, in the nine months ended September 30, 1999 as compared to the previous year period. This decrease was primarily due to post-Merger reductions in redundant overhead and SG&A staff reductions in response to lower than anticipated business volumes.

    Depreciation and amortization expenses increased $0.3 million, or 8.0%, in the quarter and approximately $3.0 million, or 33.5%, in the nine months ended September 30, 1999 as compared to the prior year periods. As a percentage of revenues, depreciation and amortization expense was 6.9% in the quarter and 1999 and 6.6% in the first nine months of 1999 versus 5.3% and 5.5% in the prior year periods, respectively. The increases in depreciation and amortization expense as a percentage of revenues are due to the addition of ATC's depreciation and amortization expenses subsequent to the Merger, additional amortization expense resulting from the goodwill recorded in the Merger, and additional depreciation resulting from investments in the completion of three new client service centers and the expansion of three existing centers since the first quarter of 1998.

    As a result of the performance of the Company's Elrick & Lavidge ("E&L") marketing research division since its acquisition by IQI in July 1997, the Company performed an analysis (based on E&L's estimated future cash flows) of the carrying value of the goodwill associated with the purchase of E&L. As a result of this evaluation, it was determined that the carrying value of the goodwill associated with the purchase of E&L has been impaired. Accordingly, in the first quarter of 1999, the Company adjusted the carrying value of E&L's long-lived assets to their fair value resulting in a non-cash asset impairment charge of $20.4 million, which reduced the amount of goodwill on the Company's balance sheet by a corresponding amount. This reduction is expected to result in a decrease in the Company's goodwill amortization expense of approximately $1.1 million annually.

    On July 29, 1998, the Company announced that it would record pre-tax restructuring charges of $13.0 million related to the Merger. Restructuring and other related non-recurring charges must be matched to the time periods in which associated restructuring actions are taken. Accordingly, the Company recorded pre-tax charges of $8.4 million ($5.2 million, net of taxes) in the year ended December 31, 1998 and $0.5 million ($0.3 million, net of taxes) in the first quarter of 1999, as part of the total restructuring. These charges were primarily attributable to one-time write-offs of redundant hardware and software, severance costs and the consolidation of certain administrative functions including costs to relocate offices and employees. Management believes that all Merger-related restructuring efforts have been completed and all related charges recorded. The Company does not anticipate recognizing additional Merger-related restructuring charges in 1999 and none were recorded in the quarter ended September 30, 1999.

    Net interest expense increased approximately $0.2 million, or 10.9%, in the third quarter and $1.3 million, or 32.2%, in the first nine months of 1999 versus the same periods in 1998, due to increased utilization of the Company's revolving line of credit and the assumption of additional subordinated indebtedness.

    Non-cash interest expense related to the beneficial conversion feature in the subordinated debt financing provided by the Thayer-led group in July 1998 was recognized in 1998. The Company determined that a beneficial conversion feature existed for subordinated debt issued in July 1998 and has quantified the amount as non-cash interest expense of $3.1 million at the issuance date. See
Note 8 of "Notes to Unaudited Consolidated Financial Statements--Effect of Restatement."

    The Company's statutory state and federal income tax benefit rate for the quarter and nine months ended September 30, 1999 was approximately 39.0%. The Company's effective tax rate on reported taxable income or loss differs from the statutory rate due primarily to the non-deductibility, for tax purposes, of the Company's goodwill amortization expense and the asset impairment charge.

HISTORICAL YEAR ENDED DECEMBER 31, 1998 VS. HISTORICAL YEAR ENDED DECEMBER 31,
  1997

    The Company experienced a net loss of approximately (restated)
$10.8 million, or 4.7% of revenues, for the year ended December 31, 1998. Excluding approximately $8.4 million ($5.2 million, net of taxes) in merger-related restructuring and other non-recurring charges, the Company experienced a net loss of approximately $5.6 million, or 2.5% of revenues, in 1998 as compared to a net loss of approximately $1.0 million, or 0.7% of revenues, in 1997.

    Revenues generated during the year ended December 31, 1998 increased 70.4% to $228.0 million from $133.8 million in the year ended December 31, 1997. The increase in revenues was due primarily to the impact of revenues contributed by ATC subsequent to the Merger and by InterServ, which was acquired by IQI on July 12, 1997.

    On a pro forma basis for the Merger, revenues grew $27.2 million, or 10.9%, in 1998 as compared to 1997. The growth in revenues on a pro forma basis for the Merger was primarily attributable to growth in volumes from certain existing telecommunications and financial services clients and services performed for new clients. This growth was somewhat offset by a decrease in service volumes from the Company's largest client of approximately 13.6% and a decline in marketing research revenues of approximately 12.0%. See "Notes to Consolidated Financial Statements--Mergers and Acquisitions."

    Approximately 27% of the Company's revenues during the year ended
December 31, 1998 were generated by the Company's largest telecommunications client and approximately 11% by its largest financial services client as compared to approximately 41% and nil, respectively, in the year ended
December 31, 1997. On a pro forma basis for the Merger, approximately 26% of the Company's revenues during 1998 were generated by the Company's largest telecommunications client and approximately 9% by its largest financial services client as compared to approximately 33% and 9%, respectively, in 1997.

    During the first quarter of 1998, the Company was awarded a renewal of its agreement with Integrion Financial Network, a provider of interactive banking and electronic commerce services to financial institutions in the United States and Canada owned equally by 15 banks, Visa U.S.A. and IBM Corp. The Company also signed a contract extension with one of its large telecommunications clients. During the quarter ended March 31, 1998, the Company entered into a new contract with and began providing customer acquisition services to America Online, Inc., a world leader in branded interactive services and content. The Company is no longer providing services to America Online. During the quarter ended June 30, 1998, the Company entered into a new contract with and began providing inbound customer services to a leading provider of rentable home entertainment. In addition, the Company was chosen by VHA, Inc., a national healthcare alliance based in Irving, Texas, to provide inbound customer service support for an 800 number which consumers call to access healthcare information. During the quarter ended September 30, 1998, the Company was selected by Sony Computer Entertainment America as the inbound technical support provider for its products. The Company was also awarded a three-year renewal of ATC's long-standing relationship with American Express. Under this agreement, the Company continues to provide a variety of services to American Express and its cardholders including customer care and customer acquisition. During the quarter ended December 31, 1998, the Company began providing inbound customer services to State Communications, a provider of telecommunications services primarily serving residential and small business customers across the U.S.

    The Company's objective is to secure recurring revenues from long-term relationships with targeted, large corporate clients that utilize telecommunications and marketing research strategies as integral, ongoing elements in their marketing and customer service programs. In addition to providing services on an outsourcing basis, in which the Company provides all or a substantial portion of a client's teleservices and/or marketing research needs, the Company also continues to perform project-based services for certain clients. Project-based services, however, are frequently short-term and there can be no assurance that these clients will continue existing projects or provide new ones.

    For the year ended December 31, 1998, gross profit earned on revenues increased approximately $21.0 million, or 46.1%, from the year ended
December 31, 1997. The increase in gross profit was primarily due to the addition of ATC's revenues as a result of the Merger. Gross profit as a percentage of revenues ("gross margin") for 1998 was 29.2% as compared to 34.1% in 1997. The decrease in gross margin was primarily due to the impact of the addition of ATC's revenues, which are characterized by lower gross margins than those of IQI, and a decline in capacity utilization in the fourth quarter of 1998 resulting from lower volumes of business from the Company's two largest telecommunications clients.

    SG&A expenses increased $14.2 million, or 39.1%, in 1998 versus 1997. The increase in SG&A expenses was primarily attributable to the Merger with ATC. As a percentage of revenues, SG&A expenses were 22.1% in 1998 and 27.1% in 1997. The decrease in SG&A expenses as a percentage of revenues was primarily the result of efficiencies of scale derived from growth in business volumes.

    Depreciation and amortization expenses increased $6.8 million, or 111.6%, in 1998 as compared to 1997. As a percentage of revenues, depreciation and amortization expense was 5.7% in 1998 versus 4.6% in 1997. The increase in depreciation and amortization expense as a percentage of revenues was due to additional depreciation resulting from investments in two new client service centers, information technology and infrastructure, and additional goodwill amortization resulting from the goodwill recorded in the Merger and in the InterServ acquisition.

    In connection with the Merger, the Company recorded restructuring and other non-recurring charges of approximately $8.4 million ($5.2 million, net of taxes) in the year ended December 31, 1998. These charges are primarily attributable to one-time write-offs of redundant hardware and software, severance costs and the consolidation of certain administrative functions including costs to relocate offices and employees. Management expects the remainder of restructuring efforts to be completed by March 31, 1999.

    Net interest expense increased by approximately $1.9 million, or 53.8%, in 1998 over 1997 due to increased utilization of the Company's revolving line of credit and the assumption of additional subordinated indebtedness.

    Non-cash interest expense related to the beneficial conversion feature in the subordinated debt financing provided by the Thayer-led group in July 1998 was recognized in 1998. The Company determined that a beneficial conversion feature existed for subordinated debt issued in July 1998 and has quantified the amount as non-cash interest expense of $3.1 million at the issuance date. See
Note 8 of "Notes to Consolidated Financial Statements--Effect of Restatement."

    The Company's statutory state and federal income tax benefit rate for 1998 was approximately 40.0%. The Company's effective tax rate on reported taxable income or loss differs from the statutory rate due primarily to the non-deductibility, for tax purposes, of the Company's amortization expense of the cost in excess of net assets required ("goodwill"). The non-deductibility of such costs resulted in income tax expense in 1997 despite a reported pre-tax loss.

    Due to the factors described above, the net loss increased from approximately $1.0 million in 1997 to approximately (restated) $10.8 million in 1998.

HISTORICAL YEAR ENDED DECEMBER 31, 1997 VS. HISTORICAL YEAR ENDED DECEMBER 31,
  1996

    The Company's revenues increased $71.0 million, or 113.1%, from $62.8 million in 1996 to $133.8 million in 1997. The increase was primarily due to the acquisition of Lexi in November 1996 (the "Lexi Acquisition") and the InterServ Acquisition in July 1997. In the period from November 22 to
December 31, 1996, Lexi contributed revenues of $2.8 million, as compared to Lexi's 1997 revenue contribution of $40.2 million. In 1997, the five and one-half month revenue contribution from InterServ was $26.4 million. Without Lexi's revenue contribution in 1996 and 1997, and without InterServ's contribution in 1997, revenues would have increased from approximately
$60.0 million in 1996 to $67.1 million in 1997, an increase of approximately $7.1 million, or 11.9%. This telemarketing revenue growth was principally caused by increased volume generated by existing clients including bank credit card issuers, regional and long distance telephone service providers and cable television service providers.

    Gross profit earned on revenues increased approximately $28.1 million, or 159.5%, from 1996. As a percentage of revenues, gross profit in 1997 was 34.1% versus 28.0% in 1996. The increase in gross profit was due in part to increased revenues as well as: (i) operating efficiency improvements in the pay-for-performance programs, especially certain programs for a large telecommunications client, and (ii) the addition of higher margin inbound telemarketing business as a result of the InterServ Acquisition. Partially offsetting the margin improvements were: (i) price reductions granted to a major telecommunications client, (ii) higher teleservices personnel costs in competitive labor markets, and (iii) new facility start-up expenses in Port St. Lucie, Florida, and Fairmont, West Virginia.

    SG&A expenses increased approximately $18.4 million, or 102.6%, from $17.9 million in 1996 to $36.3 million in 1997. The Lexi Acquisition and the InterServ Acquisition contributed to this increase. In 1996, Lexi contributed SG&A expenses of approximately $1.3 million, and in 1997, Lexi contributed SG&A expenses of approximately $13.1 million. In 1997, InterServ contributed SG&A of approximately $5.6 million. Without the addition of Lexi in 1996 and 1997, and InterServ in 1997, SG&A expenses would have increased from $16.6 million in 1996 to approximately $17.7 million, an increase of approximately $1.1 million, or 6.3%. In addition to the acquisitions of Lexi and InterServ, the Company opened two new client service centers in 1997 in Port St. Lucie, Florida and Fairmont, West Virginia, added to capacity in existing client service centers, and added key corporate personnel to assist with the management of the expanded business.

    Depreciation and amortization expense increased from $1.8 million in 1996 to approximately $6.1 million in 1997, an increase of approximately $4.3 million, or 235.7%. The increase was principally due to the addition of depreciation and amortization of tangible and intangible assets acquired from Lexi and InterServ and to added depreciation associated with $10.0 million of capital expenditures. Goodwill amortization was approximately $0.1 million in 1996 and increased to approximately $1.6 million in 1997.

    Other income decreased from $0.3 million in 1996 to $0 in 1997. The 1996 amount was primarily interest income and management fee income.

    Interest expense increased by $3.0 million, from approximately $0.6 million in 1996 to $3.6 million in 1997, primarily due to increased borrowings. Long-term debt rose from $22.6 million on December 31, 1996 to approximately $51.3 million on December 31, 1997 primarily as a result of debt associated with the InterServ Acquisition and the opening of two new client service center facilities in September and October 1997.

    Income taxes decreased by $1.6 million, from $2.2 million in 1996 to approximately $0.6 million in 1997. In 1996, the Company's change from an S-corporation to a C-corporation resulted in tax charges of approximately $3.0 million.

    Due to the factors described above, the net loss decreased from $4.6 million in 1996 to approximately $1.0 million in 1997.

HISTORICAL FIVE MONTHS ENDED DECEMBER 31, 1996 VS. HISTORICAL FIVE MONTHS ENDED
  DECEMBER 31, 1995

    The Company's revenues increased approximately $3.8 million, or 16.5%, from approximately $23.0 million in 1995 to approximately $26.8 million in 1996. These increased revenues relate primarily to the Lexi Acquisition. Without the revenues of Lexi of $2.8 million for the period from November 22 to December 31, 1996, revenues would have increased by approximately $1.0 million, or 4.3%, from approximately $23.0 million in 1996 to approximately
$24.0 million in 1997. The increase in telemarketing revenue reflects volume increases from major regional and long distance telecommunications companies.

    Gross profit earned on revenues decreased approximately $0.8 million, or 11.0%, from the comparable period in 1995. As a percentage of revenues, gross profit in 1996 was 22.8% versus 29.8% in 1995. The decrease in gross profit was principally due to: (i) operations and quality problems associated with the start-up of the Company's largest pay-for-performance program; (ii) start-up expenses for a new client service center facility in Mesquite, Texas; and
(iii) price reductions granted to a large bank credit card client.

    SG&A expenses increased by $4.0 million, or 85.0%, from $4.7 million in 1995 to $8.7 million in 1996. Without the increase in SG&A expenses of Lexi, totaling approximately $1.3 million for the period from November 22 to December 31, 1996, this increase would have been $2.7 million, or 57.7%, from $4.7 million in 1995 to $7.4 million in 1996. In 1996, the Company incurred additional expenses associated with its recapitalization and the purchase of the Company's shares by Thayer Equity.

    Depreciation and amortization increased $0.6 million, or 146.7%, from $0.4 million in 1995 to $1.0 million in 1996. Without the Lexi depreciation of approximately $0.2 million for the period from November 22 to December 31, 1996, the increase would have been from $0.4 million in 1995 to $0.8 million in 1996, or 99.3%, primarily due to the addition of a new client service center facility in Mesquite, Texas. Goodwill amortization was $0 in 1995 and increased to approximately $0.1 million in 1996 as a result of the Lexi Acquisition.

    Other income, net, increased from $0 to approximately $0.6 million from 1995 to 1996. The 1996 amount was comprised primarily of interest income and management fee income.

    Interest expense increased from approximately $0.1 million in 1995 to approximately $0.5 million in 1996, or approximately $0.4 million. Without the Lexi interest for the period from November 22 to December 31, 1996, the increase would have been approximately the same. This increase includes interest on additional borrowings resulting from the recapitalization of the Company and the purchase of the Company's shares by Thayer Equity.

    Income taxes increased from approximately $0.7 million in 1995 to approximately $1.8 million in 1996 due to the change in the Company's tax status from a subchapter S-corporation to a C-corporation in November 1996.

    Due to the factors described above, net income decreased from approximately $1.0 million in 1995 to a loss of approximately $5.3 million in 1996.

HISTORICAL YEAR ENDED JULY 31, 1996 VS. HISTORICAL YEAR ENDED JULY 31, 1995

    Revenues increased by approximately $1.4 million, or 2.4%, from approximately $56.2 million in 1995 to approximately $57.6 million in 1996. The increase in telemarketing revenue reflects volume increases from major regional and long distance telecommunications companies.

    Gross profit earned on revenues decreased approximately $1.4 million, or 7.5%, from $18.2 million in 1995 to $16.8 million in 1996. As a percentage of revenues, gross profit in 1996 was 29.3% versus 32.4% in 1995. The decrease in gross profit was primarily due to price reductions granted to a large telecommunications client and a large bank credit card issuer client.

    Operating expenses decreased by approximately $2.9 million, or 17.3%, from $16.4 million in 1995 to $13.5 million in 1996. Included in operating costs and expenses were officer's salaries of approximately $7.1 million in 1995 as compared to $2.4 million in 1996. Offsetting this approximate $4.7 million decrease in officer's salaries was an increase in operating expenses of $0.9 million. Most of this increase was the result of the 1996 opening of three new client service centers located in Pennsylvania, Minnesota and Ontario, Canada.

    Depreciation and amortization increased by $0.4 million, or 53.5%, from approximately $0.9 million in 1995 to $1.3 million in 1996. This increase was the result of capital spending related to the opening of three new client service centers in 1996 and the full-year impact of two new client service centers opened in 1995.

    Other income, net, increased from $0.4 million to approximately
$0.9 million from 1995 to 1996. These amounts include primarily interest income and management fee income.

    Interest expense increased by $0.1 million, from approximately $0.1 million in 1995 to approximately $0.2 million in 1996 as a result of increased debt associated with the opening of the new call center facilities in 1996.

    Due to the factors described above, income taxes decreased by approximately $0.3 million, from $0.3 million in 1995 to $0.0 million in 1996 and net income increased by $1.6 million, or 171.6%, from approximately $1.0 million in 1995 to $2.6 million in 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The following table sets forth certain information from the Company's statements of cash flows for the periods indicated:

                                                               FIVE MONTHS
                                                                  ENDED            YEAR ENDED           NINE MONTHS ENDED
                                   YEAR ENDED JULY 31,         DECEMBER 31,       DECEMBER 31,            SEPTEMBER 30,
                              ------------------------------   ------------   ---------------------   ---------------------
                                1994       1995       1996         1996         1997        1998         1998        1999
                              --------   --------   --------   ------------   --------   ----------   ----------   --------
                                                                                         (RESTATED)   (RESTATED)
Net cash provided by (used
  in) operating
  activities................   $1,098     $  368    $ 2,915       $ (139)     $ 2,016      $ 7,127     $  1,259    $(13,062)
Net cash provided by (used
  in) investing
  activities................     (237)    (1,846)    (5,858)       1,596      (25,794)     (16,213)     (11,050)     (8,618)
Net cash provided by (used
  in) financing
  activities................     (209)     2,113      1,652          665       26,805       14,478       11,523      11,339
Effect of exchange rates on
  cash......................       --         --          3            1           11           21           --          --
                               ------     ------    -------       ------      -------      -------     --------    --------
Net change in cash and cash
  equivalents...............   $  652     $  635    $(1,289)      $2,123      $ 3,038      $ 5,413     $  1,732    $(10,341)
                               ======     ======    =======       ======      =======      =======     ========    ========

    The Company has historically utilized cash flow from operations, available borrowing capacity under its credit facilities, and subordinated indebtedness provided by certain of its shareholders (primarily Thayer Equity) to meet its liquidity needs. As a result of the liquidity matters discussed in Note 9 of the Notes to the Unaudited Consolidated Financial Statements, if the Questor Investors transaction is not consummated, management believes that the Company will immediately need to seek other financing and that until such financing is in place, the Company will continue to experience a lack of liquidity. Under such circumstances, the Company may be required to undertake significant cost-cutting measures, which could negatively affect ongoing operations. Thayer Equity has previously provided the Company with financial support through subordinated debt financing, the conversion of subordinated debt into preferred stock, and providing loan guarantees; however, there can be no assurance that Thayer Equity will continue to provide such financial support. If financing is not available from Thayer Equity, the Company believes that it could rely on its borrowing base to obtain such financing from another source. Absent adequate financing and financial support, the Company may experience difficulty implementing its ongoing business plans and strategies.

    During the nine months ended September 30, 1999, net cash provided by operating activities decreased approximately $14.3 million versus the prior year period primarily due to losses from operations.

    Cash used in investing activities during the first nine months of 1999 consisted of capital expenditures, which totaled $8.6 million, representing a $2.4 million, or 22.0%, decrease from the first nine months of 1998. The nine month period of 1998 included $3.6 million of net acquisition costs in addition to $7.4 million of capital expenditures. Capital expenditures primarily have consisted of new telecommunications equipment and information technology hardware and software required in the maintenance, upgrade and expansion of the Company's operations including the build-out of two new client service centers in the second quarter of 1999 and the upgrade or replacement of workstations in the Company's existing facilities. Capital expenditures during the last twelve months totaled $13.7 million and have been funded primarily with proceeds from bank borrowings and subordinated indebtedness provided by Thayer Equity.

    During the nine months ended September 30, 1999, financing activities included net proceeds of approximately $6.4 million under the Company's credit facility and the receipt of approximately $5.7 million of additional subordinated indebtedness provided by Thayer Equity. (See discussion of credit facility and subordinated indebtedness below.)

CREDIT FACILITY

    In connection with the Merger, IQI entered into the Credit Agreement with Scotiabank and CSFB whereby Scotiabank and CSFB rolled over and continued their loan commitments to IQI aggregating $53.0 million and Scotiabank committed to provide IQI an additional $12.0 million in revolving loans, resulting in a total facility of $65.0 million. The proceeds of the additional loan were used to refinance the bank indebtedness of Advanced Telemarketing Corporation, a wholly-owned subsidiary of ATC ("Advanced"), to pay transaction expenses, and for general corporate and working capital needs of IQI and Advanced. As part of the amendment of the Credit Agreement, the Company and Advanced agreed to guarantee the IQI indebtedness and grant blanket security interests in their assets to secure repayment of the banks' loans. The Company also pledged its shares of Advanced common stock to the banks to secure repayment of the banks' loans.

    The Credit Agreement contains various covenants that limit, among other things, the operating subsidiaries' indebtedness, capital expenditures, investments, payments and dividends to the Company and requires the operating subsidiaries to meet certain financial covenants. Similarly, under the terms of the Company's guaranty of its operating subsidiaries' obligations, the Company is subject to certain covenants limiting, among other things, its ability to incur indebtedness, enter into guaranties, and acquire other companies. The Credit Agreement is secured by liens on the operating subsidiaries' accounts receivable, furniture and equipment, and is guaranteed by the Company.

    On March 30, 1999, the Company entered into the Third Amendment to the Credit Agreement (the "Third Amendment") whereby Scotiabank and CSFB waived the Company's defaults under certain of the covenants at December 31, 1998 and provided for new levels for existing financial covenants and a new covenant related to EBITDA. At June 30, 1999, Aegis was in not in compliance with certain of its financial covenants contained in the Third Amendment. Accordingly, the long-term portion of this debt has been reclassified as current at June 30, 1999.

    On August 6, 1999, the Company entered into the Fourth Amendment to its Credit Agreement (the "Fourth Amendment") with Scotiabank and CSFB whereby Scotiabank and CSFB committed to provide the Company an additional $7.5 million in term debt, resulting in a total facility of approximately $68.0 million, and waived the Company's defaults under certain of the covenants through August 31, 1999.

The proceeds of the additional loan have been used for the Company's general corporate and working capital needs. As part of the Fourth Amendment, Thayer Equity agreed to guarantee the Company's additional $7.5 million of indebtedness. In consideration of such guarantee, the Company issued Thayer Equity a warrant to purchase up to 800,000 shares of the Company's Common Stock, exercisable only if the guarantee is drawn upon and at an exercise price based on the then market price of such stock. As part of its settlement of an indemnification claim made by the Company related to the Merger, Thayer Equity waived its right to this contingent warrant. The Company is currently negotiating an amendment of its Credit Agreement, which management expects would cure the Company's defaults.

SUBORDINATED INDEBTEDNESS

    Prior to the Merger, on July 6, 1998, the Company received an additional financing commitment from Thayer Equity and certain other shareholders of IQI. Under the commitment, the Thayer-led group agreed to lend the Company, at its election, up to an additional $4.0 million in subordinated indebtedness at any time within 90 days after the Merger. As of October 23, 1998, the Company had drawn the full commitment amount of $4.0 million. In connection with this commitment and effective upon the Merger, the Company issued the Thayer-led group additional warrants to purchase up to 350,000 shares of the Company's Common Stock at an exercise price of $2.375 per share and provided certain anti-dilution protection. This indebtedness is convertible into the Company's Common Stock at a conversion price of $2.375 per share. This debt is in addition to, and on the same basic terms as, the subordinated debt that Thayer Equity had previously loaned to the Company.

    In connection with the Merger, Thayer Equity provided the Company with $6.8 million in subordinated indebtedness as well as a guarantee for $2.0 million in bridge financing to assist in funding the Company's working capital needs. This subordinated indebtedness is convertible into shares of the Company's Common Stock at a conversion price of $2.00 per share. In connection with the guarantee, and for additional consideration of $110,000, the Company issued to Thayer Equity warrants to purchase 1,100,000 shares of the Company's Common Stock at an exercise price of $1.96. This indebtedness is convertible into the Company's Common Stock at a conversion price of $2.00 per share. As discussed in Note 8 of "Notes to Unaudited Consolidated Financial Statements--Effect of Restatement," the Company has restated its 1998 financial statements to account for a beneficial conversion feature related to certain convertible subordinated debt issued in 1998.

    On March 30, 1999, Thayer Equity provided the Company with approximately $5.7 million in additional subordinated indebtedness. Approximately one-half of the proceeds from this financing were used to pay down bank debt and the remainder for working capital purposes. The additional indebtedness is convertible into the Company's Common Stock at a conversion price of $1.15 per share. This debt is in addition to, and on the same basic terms as, the subordinated debt that Thayer Equity had previously loaned to the Company.

    In an effort to reduce debt and improve the Company's balance sheet, on June 30, 1999, a group led by the Company's largest shareholder, Thayer Equity, agreed to convert approximately $12.1 million of its subordinated debt into two new series of convertible preferred stock. The 77,300 shares of new Series D Preferred Stock ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.00 per share, and the 44,018 shares of new Series E Preferred ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.375 per share. Both series earn cumulative dividends (payable-in-kind in additional shares of the respective series of Preferred Stock) at the annual rate of 15%, and are non-voting except on specified matters. In consideration of the conversion of the subordinated debt into preferred stock, the Company issued the Thayer-led group warrants to purchase an additional 1,000,000 shares of Company Common Stock at $0.90625 per share, the closing price of such stock on the conversion date.

NOTE RECEIVABLE

    Michael G. Santry, the Company's Co-Chairman, owes the Company approximately $2.0 million under a secured promissory note dated September 16, 1997. As provided for in the Merger Agreement, Mr. Santry made a principal payment of approximately $1.8 million on June 30, 1998.

    The Merger Agreement also provided for an extension of the maturity date of the balance of the principal and accrued but unpaid interest on the note to March 31, 1999. In June 1999, the Company extended the maturity date of the note to March 31, 2000, and increased the note's annual interest rate to 7%. In addition, Mr. Santry agreed to pledge additional collateral as security for repayment of the note.

PROPOSED FINANCING

    On August 26, 1999, the Company entered into an agreement with the Questor Investors whereby the Questor Investors have agreed to purchase $46.75 million of newly issued senior voting convertible preferred stock of the Company. The Company intends to use the net proceeds from the sale of the preferred stock primarily to reduce outstanding debt. Such reduction is expected to deleverage the Company and put the Company in a better position to renegotiate or refinance its existing bank revolving credit agreement in order to cure the current defaults, provide needed flexibility for the Company under the financial covenants and provide access to working capital to fund future operations.

    The maximum number of shares of common stock issuable upon conversion of the 46,750 shares of Series F Preferred Stock proposed to be issued (assuming a conversion price of $1.00 per share) is 46,750,000, or approximately 47% of the issued and outstanding shares of common stock following conversion. On a fully diluted and as converted basis, the Questor Investors would hold approximately 38% of the Company's common stock and common stock equivalents. No assurance can be given, however, that the transaction will be consummated. The transaction is subject to shareholder, bank and regulatory approvals, the amendment of Aegis' charter in certain respects to facilitate the Questor Investors' investment, and other customary terms and conditions. The transaction is expected to be completed in the fourth quarter of 1999.

    Since the Merger, the Company has experienced declines in revenues and continued operating losses, the latter primarily as a result of restructuring and other non-recurring charges. Further, due to covenant defaults in its bank agreement, the Company recorded a reclassification of long-term debt as current indebtedness for the quarter ended September 30, 1999. As a result of these developments, at September 30, 1999, the Company had a retained earnings deficit of $41 million and negative working capital of $35 million. In addition, since the Merger, the Company has relied upon the financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. If the Questor transaction is not consummated, the Company will require additional funding. The Company would seek such funding, and assistance to correct the covenant defaults noted above, initially from its largest shareholder, and if financing is not available from that source, from a third party. There can be no assurance, however, that additional funding and financial support will be available on acceptable terms. The Company could rely upon its borrowing base to obtain any such financing and accordingly, believes that it should be able to obtain adquate financing from some source. If such financing cannot be obtained, the Company will be required to undertake significant cost-cutting measures or a reorganization intended to streamline the Company's operations and improve its financial results.

GROWTH STRATEGIES

    The Company primarily operates in the teleservices industry, which is a fast-growing, highly competitive industry. As such, the Company continues to implement its site strategy and center migration plan, which focuses on locating client service centers in what management believes are more economically attractive markets than those in which the Company has traditionally operated. Company growth and continued implementation of this site strategy will necessitate additional client service centers and such facilities will have furniture, equipment and technological requirements consistent with the Company's existing facilities. To that end, Aegis migrated positions from its Addison, Texas facility to new client service centers in St. Joseph, Missouri and Sierra Vista, Arizona in the second quarter of 1999 and closed the Addison facility in August 1999. Management does not anticipate opening additional new centers in 1999.

    In addition to traditional growth strategies, from time to time, Aegis engages in discussions with potential merger or acquisition candidates. Pursuant to the Purchase Agreement for the Series F Preferred Stock, the Company may not enter into discussions or negotiations regarding such mergers or acquisitions without the consent of the Questor Investors.

    Although no assurances can be made in this regard, management anticipates that, based on the Company's ability to secure such financing to date, the Company should be able to secure debt or equity funding for its future working capital needs, the capital equipment requirements of future client service center facilities and potential acquisition opportunities.

YEAR 2000 UPDATE

GENERAL

    Aegis' company-wide Year 2000 Project (the "Project") is proceeding on schedule. The Project is addressing the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000 (the "Year 2000 Issue"). In 1998, Aegis began the Project to determine the level of its Year 2000 compliance and to plan for the remediation of any non-compliant systems or infrastructure. The Project has focused most intently on production systems upon which the Company is dependent for the provision of services and the generation of revenue. The Company has determined that remediation of its production systems is substantially complete. In
October 1999, one of the Company's production systems suppliers notified the Company that three computers supporting three automatic call distributors were not Year 2000 compliant and, therefore, should be replaced. Prior to this notification, the hardware supplier had certified these systems as Year 2000 compliant. These computers are expected to be replaced with Year 2000 compliant systems and tested by the end of November 1999. The Company anticipates that its production systems will be fully Year 2000 compliant by the end of November 1999. Any remaining business software programs or hardware systems are expected to be made Year 2000 compliant through the Project, including those supplied by vendors, or they will be retired or supplanted by a contingency plan. In the fourth quarter of 1998, the Company began contingency planning for the impact of the Year 2000 Issue that may occur despite efforts to remediate and mitigate such impact. Such contingency planning has been completed. The contingency planning effort included the amendment of the Company's disaster recovery plans to include Year 2000 contingencies. None of the Company's other information technology projects have been delayed due to the implementation of the Year 2000 Project.

THE PROJECT

    Aegis' Project is divided into four major categories: (i) production systems and software applications (the "Production Platform"), (ii) support systems and applications (the "Support Systems"), (iii) infrastructure and facilities and
(iv) suppliers and clients. Aegis created a Year 2000 team and has assigned responsibility for each category requiring remediation. The Company also has engaged third parties, including Year 2000 consultants, to assist in the completion of various phases of the Project. The general phases common to all categories of the Project are: (i) inventorying Year 2000 items, (ii) assigning priorities to identified items, (iii) assessing the Year 2000 compliance of items determined to be material to the Company, (iv) repairing or replacing material items that are determined not to be Year 2000 compliant, (v) testing material items and (vi) designing and implementing contingency and business continuation plans for each organization and Company location.

    The inventory and priority assessment phases of each section of the Project have been completed. The remediation phase, including repair and replacement, is substantially complete. Material items are those believed by the Company to have a risk that may affect revenues and related cash flows. The Company, its Year 2000 consultants and certain of its technology suppliers are performing the testing phases of the Project.

    The Production Platform category consists of hardware and systems software used to directly produce revenue and is typically client specific. The remediation of this category is complete. The testing phase is ongoing as hardware or system software is remediated, upgraded or replaced. In addition, in the normal course of operations, production systems may require frequent modifications to conform to changing client specifications. At such times, regression testing is performed. All activities related to the Production Platform, including definition, testing and implementation of Year 2000-ready products, have been completed. Contingency planning for this category commenced in the first quarter of 1999 and has been completed.

    The Support Systems category includes hardware and software systems and applications used administratively and in support of the production systems and software applications described above. The remediation of the Support Systems requires either the conversion of those systems and software that are not Year 2000 compliant and, where available from the supplier, the replacement of such software. The software conversion phase of this category has been completed. The testing phase was conducted as the software was replaced and has been completed. Contingency planning for this category began in the first quarter of 1999 and has been completed.

    The infrastructure and facilities category consists of hardware and systems software used in the Company's networking and systems back-up infrastructure and Aegis' physical facilities. The remediation of this category is complete. The testing phase is ongoing as hardware or systems software is remediated, upgraded or replaced. All activities related to the infrastructure and facilities category have been completed. Contingency planning for this category commenced in the first quarter of 1999 and has been completed.

    The suppliers and clients category includes the process of identifying and prioritizing critical suppliers and clients at the direct interface level, and communicating with them about their plans and progress in addressing the Year 2000 Issue. Detailed evaluations of the most critical third parties have been initiated. The process of evaluating these suppliers and clients began in the third quarter of 1998 and has been completed, with follow-up reviews scheduled through the remainder of 1999. These evaluations were followed by the development of contingency plans as necessary. Contingency planning for this category commenced in the first quarter of 1999 and has been completed. The Company has completed
"end-to-end" testing of connected or shared systems with its largest clients, where appropriate.

COSTS

    The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to the Company's financial position. The estimated total cost of the Year 2000 Project is expected to be approximately $2.2 million. This total does not include estimates of liability for non-compliance, if any. As of October 31, 1999, the Company had expended approximately $2.1 million on the Project.

RISKS

    The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and clients, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's results of operations, liquidity or financial condition. The Year 2000 Project is expected to significantly reduce the Company's level of uncertainty about the Year 2000 Issue and, in particular, about the Year 2000 compliance and readiness of its material suppliers and clients. The Company believes that, with the implementation of new business systems and completion of the Project, the possibility of significant interruptions of normal operations should be reduced.

    The above contains forward-looking statements including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions, and adequate resources that are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements contained in the Year 2000 Update should be read in conjunction with the Company's disclosures under the heading: "FORWARD LOOKING STATEMENTS" beginning below.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    For the period ended September 30, 1999, the Company did not experience any material changes in market risk exposures that affect the quantitative and qualitative disclosures presented in the Company's Annual Report on Form 10-K, as amended for the year ended December 31, 1998.

                       UNAUDITED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma consolidated balance sheet as of September 30, 1999, the unaudited pro forma statement of operations for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 have been prepared to reflect the Questor Transaction as if such transaction had occurred on January 1, 1998.

    The unaudited pro forma financial information has been derived from the application of pro forma adjustments to the Company's historical consolidated financial statements. The pro forma financial information is unaudited and does not purport to be indicative of the Company's financial condition or the results that actually would have been obtained had the Questor Transaction been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operations or financial condition for any future period or date. The pro forma adjustments, as described in the notes below, are based on available information and upon certain assumptions which management believes are reasonable.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                            SEPTEMBER 30, 1999
                                                  SEPTEMBER 30, 1999       ADJUSTMENTS          AS ADJUSTED
                                                  -------------------      -----------      -------------------
ASSETS
Current assets..................................       $ 62,974                                  $ 62,974
Property and equipment, net.....................         35,062                                    35,062
Goodwill, net...................................         48,713                                    48,713
Deferred tax assets.............................         12,582                                    12,582
Deferred financing costs, net...................          1,889                                     1,889
Other assets....................................            282                                       282
                                                       --------             --------             --------
                                                       $161,502             $     --             $161,502
                                                       ========             ========             ========
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND SHAREHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit......................         30,000              (20,300)(2)               --
                                                                              (9,700)(8)
  Current portions of long-term obligations.....         40,568              (21,500)(3)               --
                                                                             (19,068)(8)
  Other current liabilities.....................         27,609                 (200)(4)           27,409
                                                       --------             --------             --------
    Total current liailities....................         98,177              (70,768)              27,409
Revolving line of credit........................             --                9,700 (8)            9,700
Long-term obligations, net of current
  portions......................................             --               19,068 (8)           19,068
Capital lease obligations.......................          1,876                                     1,876
Subordinated indebtedness due to affiliates.....          9,508                                     9,508
                                                       --------             --------             --------
                                                        109,561              (42,000)              67,561
                                                       --------             --------             --------
Commitments and contingencies...................             --                   --                   --
Redeemable convertible preferred stock (6)......             --               46,750 (1)           45,457
                                                                              (4,750)(5)
                                                                               3,457 (7)
Shareholders' equity:
  Preferred stock...............................              2                                         2
  Common stock..................................            525                                       525
  Additional paid-in capital....................         94,027                                    94,026
  Treasury shares, at cost......................         (1,321)                                   (1,321)
  Cumulative translation adjustment.............             60                                        60
  Retained earnings (deficit)...................        (41,352)              (3,457)(7)          (44,808)
                                                       --------             --------             --------
    Total shareholders' equity..................         51,941               (3,457)              48,484
                                                       --------             --------             --------
                                                       $161,502             $     --             $161,502
                                                       ========             ========             ========

------------------------

(1) Reflects the proceeds from the issuance of 46,750 shares of Series F preferred stock, $.01 par value.

The anticipated use of $46,750 in proceeds from the issuance of the Preferred F Shares is as follows:

(2)  Pay down revolving line of credit......................  $      20,300
(3)  Pay down bank term loan................................  $      21,500
(4)  Pay accrued interest expense...........................  $         200
(5)  Transaction costs......................................  $       4,750

(6) As a consequence of the holders' ability to require redemption of the Preferred F Shares in the event of a change of control transaction, for accounting purposes the Preferred F Shares are classified as "redeemable convertible preferred stock." Accordingly, the Preferred F Shares are not included in shareholders' equity.

(7) Reflects the payment of cumulative dividends on the Preferred F Shares at an annual rate of 9.626% on a quarterly basis.

(8) The Company's revolving line of credit and long-term obligations were reclassified as current liabilities at June 30, 1999 due to uncured covenant defaults under the Company's Credit Agreement. It is anticipated that an amendment to the Credit Agreement will be entered into as part of the Questor Transaction and, as a result, these balances will be restored to long-term status.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                    NINE MONTHS
                                                                     YEAR ENDED      NINE MONTHS                       ENDED
                                       YEAR ENDED                   DECEMBER 31,        ENDED                      SEPTEMBER 30,
                                      DECEMBER 31,                      1998        SEPTEMBER 30,                       1999
                                          1998        ADJUSTMENTS    AS ADJUSTED         1999        ADJUSTMENTS    AS ADJUSTED
                                      -------------   -----------   -------------   --------------   -----------   --------------
                                       (RESTATED)
Revenues............................     $228,038                      $228,038        $180,908                       $180,908
Cost of services, excluding
  depreciation and amortization
  shown below.......................      161,361                       161,361         130,809                        130,809
                                         --------                      --------        --------                       --------
  Gross profit......................       66,677                        66,677          50,099                         50,099
Selling, general and administrative
  expenses..........................       50,510                        50,510          50,161                         50,161
Depreciation........................       10,018                        10,018           9,691                          9,691
Acquisition goodwill amortization...        2,876                         2,876           2,213                          2,213
Non-cash asset impairment charge....           --                            --          20,399                         20,399
Restructuring and other
  non-recurring charges.............        8,395                         8,395             541                            541
                                         --------                      --------        --------                       --------
  Operating income (loss)...........       (5,122)                       (5,122)        (32,906)                       (32,906)
Interest expense, net...............        5,578        (3,472)(1)       2,106           5,491         (2,577)(2)       2,914
Non-cash interest expense...........        3,092                         3,092              --                             --
                                         --------       -------        --------        --------        -------        --------
  Income (loss) before income
    taxes...........................      (13,792)        3,472         (10,320)        (38,397)         2,577         (35,820)
Income tax expense (benefit)........       (2,989)        1,354 (3)      (1,635)         (6,078)         1,005 (3)      (5,073)
                                         --------       -------        --------        --------        -------        --------
  Net income (loss).................      (10,803)        2,118          (8,685)        (32,319)         1,572         (30,747)
Preferred stock dividends:
  Series B, D and E.................           --                            --             466                            466
  Series F..........................           --         4,665 (4)       4,665              --          3,457 (4)       3,457
                                         --------       -------        --------        --------        -------        --------
Net loss available to common
  stock.............................     $(10,803)      $(2,547)       $(13,350)       $(32,785)       $(1,885)       $(34,670)
                                         ========       =======        ========        ========        =======        ========
Basic and diluted loss per share....     $  (0.27)      $ (0.06)       $  (0.33)       $  (0.63)       $ (0.04)       $  (0.67)
                                         ========       =======        ========        ========        =======        ========
Weighted average shares
  outstanding.......................       40,383                        40,383          52,075                         52,075

--------------------------

(1) Reflects the reduction in interest expense due to the pay down of revolving line of credit and long-term obligations. Average interest rates for the year ended December 31, 1998 were 8.05% on the revolving line of credit and 8.55% on long-term obligations.

(2) Reflects the reduction in interest expense due to the pay down of revolving line of credit and long-term obligations. Interest rates for the nine months ended September 30, 1999 were 8.08% on the revolving line of credit and 8.36% on long-term obligations.

(3) Reflects the reduction in income tax benefit, at a 39% tax rate, due to the reduction in interest expense.

(4) Reflects the payment of cumulative dividends on the Preferred F Shares at an annual rate of 9.626% on a quarterly basis.

                       COMPARATIVE CAPITAL STRUCTURE DATA
  UNAUDITED DIFFERENCES IN SEPTEMBER 30, 1999 AND PRO FORMA CAPITAL STRUCTURES
                             (DOLLARS IN THOUSANDS)

                                                 SEPTEMBER 30, 1999               PRO FORMA
                                                  CAPITAL STRUCTURE           CAPITAL STRUCTURE
                                                 -------------------         -------------------
Stated amount of preferred stock
  29,778, $.36 cumulative Series B shares......  $               104         $                --
  77,300, 15% cumulative Series D shares.......                7,730                       7,730
  44,018, 15% cumulative Series E shares.......                4,402                       4,402
  46,750, 9.626% cumulative Series F shares....                   --                      46,750
                                                 -------------------         -------------------
    Total......................................  $            12,236         $            58,882

Dividend rate on preferred stock
  Series B.....................................  $    0.36 per share              Not applicable
  Series D.....................................  15% payable in kind         15% payable in kind
  Series E.....................................  15% payable in kind         15% payable in kind
  Series F.....................................       Not applicable                      9.626%

Principal amount of revolving line of credit...  $            30,000         $             9,700
Interest rate on revolving line of credit......                 8.08%                       8.08%

Principal amount of long-term obligations......  $            40,568         $            19,068
Interest rate on long-term obligations.........                 8.36%                       8.36%

  UNAUDITED PRO FORMA ANNUAL IMPACT ON NET INCOME AND NET INCOME AVAILABLE TO
                                  COMMON STOCK
                             (DOLLARS IN THOUSANDS)

                                                              SEPTEMBER 30, 1999       PRO FORMA
                                                              CAPITAL STRUCTURE    CAPITAL STRUCTURE
                                                              -----------------    -----------------
Interest expense
  On revolving line of credit, net of taxes.................        $(1,478)            $  (478)
  On long-term obligations, net of taxes....................         (2,069)               (972)
                                                                    -------             -------
    Annual impact on net income.............................        $(3,547)            $(1,450)
                                                                    -------             -------
Cumulative preferred stock dividends
  Series B..................................................            (11)                (11)
  Series D..................................................         (1,272)             (1,272)
  Series E..................................................           (725)               (725)
  Series F..................................................             --              (4,665)
                                                                    -------             -------
    Annual impact on net income available
    to common stock.........................................        $(2,008)            $(6,673)
                                                                    -------             -------
      Total annual impact on net income
      available to common stock.............................        $(5,555)            $(8,123)
                                                                    =======             =======
      Pro forma annual impact from change in
        capital structure (1)...............................                            $(2,569)
                                                                                        =======

------------------------

(1) Equal to the difference in each capital structure's annual impact on net income available to common stock.

           DEADLINE FOR STOCKHOLDER PROPOSALS AT 2000 ANNUAL MEETING

    Stockholders proposals intended for inclusion in the Company's proxy materials for its 2000 Annual Meeting of Stockholders must be submitted in writing to the Company no later than December 20, 1999. Stockholder proposals should be directed to the Secretary of the Company, Jerry L. Sims, Jr., 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063. Under Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money by stockholders and the Company, stockholders are urged to review this Rule and, if questions arise, consult legal counsel prior to submitting a proposal to the Company.

                                 OTHER MATTERS

    The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

    WE URGE YOU, REGARDLESS OF THE NUMBER OF SHARES OF COMPANY COMMON STOCK YOU OWN, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN PROMPTLY RETURNING YOUR PROXY IS APPRECIATED.

                                          By Order of the Board of Directors,

                                          /s/ JERRY L. SIMS, JR.
                                          --------------------------------------
                                          Jerry L. Sims, Jr.,
                                          SECRETARY

November 29, 1999

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Accountants...........................     F-1

Report of Independent Auditors..............................     F-2

Consolidated Statements of Operations for the Year Ended
  July 31, 1996, the Five Months Ended December 31, 1996 and
  the Years Ended December 31, 1997 and 1998 (restated).....     F-3

Consolidated Balance Sheets at December 31, 1997 and 1998
  (restated)................................................     F-4

Consolidated Statements of Shareholders' Equity for the Year
  Ended July 31, 1995 and 1996, the Five Months Ended
  December 31, 1996 and the Years Ended December 31, 1997
  and 1998 (restated).......................................     F-5

Consolidated Statements of Cash Flows for the Year Ended
  July 31, 1996, the Five Months Ended December 31, 1996 and
  the Years Ended December 31, 1997 and 1998 (restated).....     F-6

Notes to Consolidated Financial Statements..................     F-8

Schedule II--Valuation and Qualifying Accounts for the Five
  Months Ended December 31, 1996 and the Years Ended
  December 31, 1997 and 1998 (restated).....................    F-31

Consolidated Balance Sheets at December 31, 1998 (restated)
  and September 30, 1999 (unaudited)........................    F-32

Unaudited Consolidated Statements of Operations for the
  Three Months Ended September 30, 1998 (restated) and 1999
  and the Nine Months ended September 30, 1998 and 1999.....    F-33

Unaudited Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1998 (restated) and 1999.......    F-34

Notes to Unaudited Consolidated Financial Statements........    F-35

    All other schedules are omitted since the required information is not applicable or is not material or because the information required is included in the consolidated financial statements and notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Aegis Communications Group, Inc.

In our opinion, the accompanying consolidated balance sheets and the related statements of operations, of shareholders' equity, and cash flows present fairly, in all material respects, the financial position of Aegis Communications Group, Inc. (formerly IQI, Inc.) and its subsidiaries (the "Company") at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 3, the Company has restated its 1998 financial statements to account for a beneficial conversion feature related to certain convertible subordinated debt issued in 1998.

                                          PricewaterhouseCoopers LLP

Dallas, Texas
March 31, 1999, except as
to Note 3 and 21, which are
as of November 8, 1999.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Aegis Communications Group, Inc.

We have audited the accompanying consolidated balance sheet of Aegis Communications Group, Inc. and subsidiaries (formerly IQI, Inc.) as of
December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, the five months ended December 31, 1996, and the year ended July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Lexi
International, Inc., a wholly owned subsidiary which statements reflect total revenues of $2,803,000 for the six weeks ended December 31, 1996. Those statements were audited by other auditors whose report has been furnished to us and, our opinion, insofar as it relates to data included for Lexi International, Inc. for the six weeks ended December 31, 1996, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aegis Communications Group, Inc. (formerly IQI, Inc.) at December 31, 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997, the five months ended December 31, 1996, and the year ended July 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Los Angeles, California
April 17, 1998

                        AEGIS COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR        FIVE MONTHS
                                                    ENDED           ENDED           YEAR ENDED DECEMBER 31,
                                                   JULY 31,      DECEMBER 31,      -------------------------
                                                     1996            1996            1997            1998
                                                   --------      ------------      ---------      ----------
                                                                                                  (RESTATED)
Revenues.........................................  $57,543         $26,756         $133,832        $228,038
Cost of services, excluding depreciation and
  amortization shown below.......................   40,709          20,664           88,190         161,361
                                                   -------         -------         --------        --------
Gross profit.....................................   16,834           6,092           45,642          66,677
Selling, general and administrative expenses.....   13,588           8,760           36,312          50,510
Depreciation.....................................    1,314             969            4,501          10,018
Excess purchase price amortization...............       --              55            1,592           2,876
Restructuring and other non-recurring charges
  (Note 5).......................................       --              --               --           8,395
                                                   -------         -------         --------        --------
  Total expenses.................................   14,902           9,784           42,405          71,799
                                                   -------         -------         --------        --------
Operating income (loss)..........................    1,932          (3,692)           3,237          (5,122)
Other income, net................................      877             648               --              --
Interest expense, net (Notes 7, 8 and 9).........      190             450            3,626           5,578
Non-cash interest expense (Restated--Note 3).....       --              --               --           3,092
                                                   -------         -------         --------        --------
Income (loss) before income taxes
  (Restated--Note 3).............................    2,619          (3,494)            (389)        (13,792)
Income tax expense (benefit) (Note 12)...........       17           1,794              595          (2,989)
                                                   -------         -------         --------        --------
  Net income (loss) (Restated--Note 3)...........  $ 2,602         $(5,288)        $   (984)       $(10,803)
                                                   =======         =======         ========        ========
Basic and diluted earnings (loss) per common and
  common equivalent share (Note 11)
  (Restated--Note 3).............................  $  0.11         $ (0.22)        $  (0.04)       $  (0.27)
                                                   =======         =======         ========        ========
Basic and diluted weighted average common and
  common equivalent shares outstanding (Note
  11)............................................   24,378          24,417           27,233          40,383

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                1997        1998
                                                              --------   ----------
                                                                         (RESTATED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $  5,288    $ 10,701
  Accounts receivable--trade, less allowance for doubtful
    accounts of $550 in 1997 and $1,337 in 1998.............    25,576      49,585
  Notes receivable--related parties (Note 18)...............        --       2,185
  Current deferred tax assets (Note 12).....................     1,415         884
  Prepaid expenses and other current assets.................     2,720       1,662
                                                              --------    --------
    Total current assets....................................    34,999      65,017
Property and equipment (Notes 2, 6 and 9):
  Equipment & software......................................    24,429      41,262
  Leasehold improvements....................................     4,569       6,112
  Furniture and fixtures....................................     4,232       7,827
  Construction in progress--computer software...............       206          --
                                                              --------    --------
                                                                33,436      55,201
  Accumulated depreciation and software amortization........    11,813      19,924
                                                              --------    --------
                                                                21,623      35,277
Cost in excess of net assets acquired, net of accumulated
  amortization of $1,647 in 1997 and $4,523 in 1998 (Notes 2
  and 4)....................................................    43,558      71,325
Deferred tax assets (Note 12)...............................        --       6,502
Deferred financing costs, net (Note 2 and 7)................     1,242       2,099
Other assets................................................       314         324
                                                              --------    --------
                                                              $101,736    $180,544
                                                              ========    ========
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
  Current portions of long-term obligations.................  $  1,101    $  2,758
  Due to shareholders.......................................     1,908          --
  Accounts payable..........................................       867       7,059
  Accrued compensation expense and related liabilities......     4,543       6,414
  Accrued interest expense..................................       579       1,263
  Other accrued expenses....................................     4,089       9,417
  Other current liabilities.................................     4,288       2,225
                                                              --------    --------
    Total current liabilities...............................    17,375      29,136
Revolving line of credit (Note 7)...........................    15,000      28,100
Long-term obligations, net of current portions (Note 7).....    35,257      36,829
Subordinated indebtedness due to affiliates (Note 8)........     1,000      14,651
Deferred income taxes.......................................     2,331          --
Other long-term liabilities.................................       200          --
Commitments and contingencies (Notes 9 and 14)..............        --          --
Shareholders' equity (Notes 10 and 16):.....................
  Preferred stock, $.01 par value, 1,000,000 shares
    authorized; 29,778 convertible, $.36 cumulative Series B
    shares issued and outstanding in 1998...................        --           0
  Common stock, $.01 par value, 100,000,000 shares
    authorized; 29,865,950 and 52,311,450 shares issued and
    outstanding in 1997 and 1998, respectively..............       299         523
  Additional paid-in capital (Restated--Note 3).............    28,025      81,259
  Treasury shares, at cost..................................        --      (1,421)
  Cumulative translation adjustment.........................        13          34
  Retained earnings (deficit) (Restated--Note 3)............     2,236      (8,567)
                                                              --------    --------
    Total shareholders' equity..............................    30,573      71,828
                                                              --------    --------
                                                              $101,736    $180,544
                                                              ========    ========

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                   PREFERRED
                                                     STOCK
                                              -------------------
                                                   SERIES C              COMMON STOCK          TREASURY STOCK
                                              -------------------   ----------------------   -------------------   ADDITIONAL
                                                           PAR                      PAR                   PAR       PAID-IN
                                               SHARES     VALUE       SHARES       VALUE      SHARES     VALUE      CAPITAL
                                              --------   --------   -----------   --------   --------   --------   ----------
                                                                                                                   (RESTATED)

BALANCE AT JULY 31, 1995....................       --      $--       24,378,250   $    244        --    $    --     $   (241)

  Foreign currency translation adjustment...       --       --               --         --        --         --           --

  Net income................................       --       --               --         --        --         --           --
                                               ------      ---      -----------   --------   -------    -------     --------

BALANCE AT JULY 31, 1996....................       --      $--       24,378,250   $    244        --    $    --     $   (241)

  Cash contributions by shareholder.........       --       --               --         --        --         --        4,675

  Issuance of common stock in exchange for
    contribution of affiliates..............       --       --        1,092,146         11        --         --          (11)

  Repurchase of common stock in connection
    with IQI agreement......................       --       --      (10,050,567)      (101)       --         --      (21,683)

  Issuance of common stock in connection
    with Lexi acquisition...................       --       --       10,002,571        100        --         --       21,068

  Foreign currency translation adjustment...       --       --               --         --        --         --           --

  Reclassification of undistributed
    S-corporation earnings..................       --       --               --         --        --         --        3,266

  Net loss..................................       --       --               --         --        --         --           --
                                               ------      ---      -----------   --------   -------    -------     --------

BALANCE AT DECEMBER 31, 1996................       --      $--       25,422,400   $    254        --    $    --     $  7,074

  Repurchase of common stock................       --       --          (42,993)        --        --         --          (90)

  Issuance of common stock in connection
    with InterServ merger...................       --       --        3,832,972         39        --         --       14,754

  Exercise of stock options.................       --       --           40,858         --        --         --            5

  Capital contributions.....................       --       --               --         --        --         --        4,475

  Issuance of common stock pursuant to
    exercise of warrants....................       --       --          612,713          6        --         --        1,994

  Return of capital to shareholder..........       --       --               --         --        --         --         (187)

  Foreign currency translation adjustment...       --       --               --         --        --         --           --

  Net loss..................................       --       --               --         --        --         --           --
                                               ------      ---      -----------   --------   -------    -------     --------

BALANCE AT DECEMBER 31, 1997................       --      $--       29,865,950   $    299        --    $    --     $ 28,025

  Issuance of stock pursuant to InterServ
    earnout.................................       --       --          251,486          2        --         --           --

  Issuance of stock and adjustment of
    capital pursuant to ATC/IQI merger......   29,778       --       21,839,625        218   361,000     (1,421)      49,876

  Exercise of stock options.................       --       --          353,055          4        --         --          266

  Purchase of subsidiary minority
    interest................................       --       --            1,334         --        --         --           --

  Foreign currency translation adjustment...       --       --               --         --        --         --           --

  Issuance of convertible subordinated debt
    with beneficial conversion feature
    (Restated--Note 3)......................       --       --               --         --        --         --        3,092

  Net loss (Restated--Note 3)...............       --       --               --         --        --         --           --
                                               ------      ---      -----------   --------   -------    -------     --------

BALANCE AT DECEMBER 31, 1998................   29,778      $--       52,311,450   $    523   361,000    $(1,421)    $ 81,259
                                               ======      ===      ===========   ========   =======    =======     ========


                                                                           TOTAL
                                              CUMULATIVE     RETAINED      SHARE-
                                              TRANSLATION    EARNINGS     HOLDERS'
                                              ADJUSTMENT    (DEFICIT)      EQUITY
                                              -----------   ----------   ----------
                                              (RESTATED)    (RESTATED)   (RESTATED)
BALANCE AT JULY 31, 1995....................      $--        $  9,172     $  9,175
  Foreign currency translation adjustment...        1              --            1
  Net income................................       --           2,602        2,602
                                                  ---        --------     --------
BALANCE AT JULY 31, 1996....................      $ 1        $ 11,774     $ 11,778
  Cash contributions by shareholder.........       --              --        4,675
  Issuance of common stock in exchange for
    contribution of affiliates..............       --              --           --
  Repurchase of common stock in connection
    with IQI agreement......................       --              --      (21,784)
  Issuance of common stock in connection
    with Lexi acquisition...................       --              --       21,168
  Foreign currency translation adjustment...        1              --            1
  Reclassification of undistributed
    S-corporation earnings..................       --          (3,266)          --
  Net loss..................................       --          (5,288)      (5,288)
                                                  ---        --------     --------
BALANCE AT DECEMBER 31, 1996................      $ 2        $  3,220     $ 10,550
  Repurchase of common stock................       --              --          (90)
  Issuance of common stock in connection
    with InterServ merger...................       --              --       14,793
  Exercise of stock options.................       --              --            5
  Capital contributions.....................       --              --        4,475
  Issuance of common stock pursuant to
    exercise of warrants....................       --              --        2,000
  Return of capital to shareholder..........       --              --         (187)
  Foreign currency translation adjustment...       11              --           11
  Net loss..................................       --            (984)        (984)
                                                  ---        --------     --------
BALANCE AT DECEMBER 31, 1997................      $13        $  2,236     $ 30,573
  Issuance of stock pursuant to InterServ
    earnout.................................       --              --            2
  Issuance of stock and adjustment of
    capital pursuant to ATC/IQI merger......       --              --       48,673
  Exercise of stock options.................       --              --          270
  Purchase of subsidiary minority
    interest................................       --              --           --
  Foreign currency translation adjustment...       21              --           21
  Issuance of convertible subordinated debt
    with beneficial conversion feature
    (Restated--Note 3)......................       --              --        3,092
  Net loss (Restated--Note 3)...............       --         (10,803)     (10,803)
                                                  ---        --------     --------
BALANCE AT DECEMBER 31, 1998................      $34        $ (8,567)    $ 71,828
                                                  ===        ========     ========

                        AEGIS COMMUNICATIONS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                           YEAR     FIVE MONTHS         YEAR ENDED
                                                          ENDED        ENDED           DECEMBER 31,
                                                         JULY 31,   DECEMBER 31,   ---------------------
                                                           1996         1996         1997        1998
                                                         --------   ------------   --------   ----------
                                                                                              (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) (Restated--Note 3).................  $ 2,602      $ (5,288)    $   (984)   $(10,803)
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:........
    Depreciation and amortization......................    1,314         1,024        6,093      12,895
    Assets written-off.................................       --            --           --       5,807
    Deferred income taxes..............................       --         1,782         (796)     (2,889)
    Non-cash interest expense (Restated--Note 3).......       --            --           --       3,092
    Other..............................................        2          (116)         (30)         21
    Changes in operating assets and liabilities:
      Bank overdrafts..................................    1,236        (1,476)        (313)         --
      Accounts and notes receivable--related parties...       --            --           --       1,958
      Accounts and notes receivable--other.............   (2,586)        1,664          818      (3,375)
      Prepaid and other current assets.................     (258)           26        1,836       1,127
      Other assets.....................................     (450)          458         (138)        306
      Due to related parties...........................       --         2,384         (249)         --
      Accounts payable and other accrued liabilities...      485          (877)      (2,597)      2,208
      Other current liabilities........................      570           280       (1,624)     (3,220)
                                                         -------      --------     --------    --------
    Net cash provided by (used in) operating
      activities.......................................    2,915          (139)       2,016       7,127
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................   (3,488)       (3,866)     (10,018)    (12,520)
  Acquisition costs, ATC...............................       --            --           --      (3,989)
  Net cash acquired from acquisition of ATC............       --            --           --         296
  Net cash acquired from acquisition of Lexi...........       --         5,462           --          --
  Acquisition of InterServ, net of cash acquired.......       --            --      (15,776)         --
  Loans and advances to affiliate......................   (2,370)           --           --          --
                                                         -------      --------     --------    --------
    Net cash provided by (used in) investing
      activities.......................................   (5,858)        1,596      (25,794)    (16,213)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..........................    3,600        19,600       30,225       4,477
  Proceeds from affiliate debt.........................       --            --           --      13,650
  Principal payments on long-term debt.................   (3,657)       (3,967)      (6,200)     (1,572)
  Payments on capital lease obligations................       --           (59)        (773)     (1,380)
  Proceeds from sale leaseback.........................    1,688            --           --          --
  Repurchase of common stock...........................       --       (18,784)         (90)         --
  Return of capital to shareholder.....................       --            --         (187)         --
  Proceeds from shareholder............................       63            --           --          --
  Principal payments to shareholder....................      (42)           --           --          --
  Proceeds from exercise of stock options..............       --            --            5         269
  Deferred financing costs.............................       --          (800)        (650)       (966)
  Capital contributions................................       --         4,675        4,475          --
                                                         -------      --------     --------    --------
    Net cash provided by financing activities..........    1,652           665       26,805      14,478
Effect of exchange rates on cash.......................        3             1           11          21
                                                         -------      --------     --------    --------
Net increase (decrease) in cash and cash equivalents...   (1,288)        2,123        3,038       5,413
Cash and cash equivalents at beginning of period.......    1,415           127        2,250       5,288
                                                         -------      --------     --------    --------
Cash and cash equivalents at end of period.............  $   127      $  2,250     $  5,288    $ 10,701
                                                         =======      ========     ========    ========

                        AEGIS COMMUNICATIONS GROUP, INC.

                                 (IN THOUSANDS)

                                                           YEAR     FIVE MONTHS         YEAR ENDED
                                                          ENDED        ENDED           DECEMBER 31,
                                                         JULY 31,   DECEMBER 31,   ---------------------
                                                           1996         1996         1997        1998
                                                         --------   ------------   --------   ----------
                                                                                              (RESTATED)
SUPPLEMENTAL DISCLOSURE OF CASH PAID DURING THE PERIODS
  FOR:
  Interest.............................................  $   177      $    218     $  3,046    $  4,886
  Income taxes.........................................       88           458        1,206         894
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Issuance of stock to effect acquisition of ATC.......  $    --      $     --     $     --    $ 45,320
  Issuance of stock to effect acquisition of
    Interserv..........................................       --            --       13,321          --
  Issuance of stock to effect acquisition of Lexi......       --        21,168           --          --
  Capital lease obligations entered into...............       --         2,356           37       1,299
  Contribution of capital..............................       --            --        2,000          --

NON-CASH INVESTING AND FINANCING ACTIVITIES

    On July 9, 1998, the Company acquired the common stock of ATC Communications Group, Inc. in exchange for common stock valued at $45,320.

    During 1996, 1997 and 1998, the Company purchased equipment and furniture under financing leases totaling $2,356, $37 and $1,299, respectively.

    During 1997, a shareholder forgave $2,000 of subordinated notes payable by the Company, which was treated as a contribution of capital.

    On July 12, 1997, the Company acquired the outstanding stock of InterServ Services Corporation in exchange for cash of $15,415, common stock valued at $13,321 and options valued at $1,472. In accordance with the InterServ purchase agreement, the Company accrued $1,908 as consideration for additional purchase price of InterServ, which was paid in 1998 in cash and stock in the same proportion as the initial transaction.

    On November 22, 1996, the Company acquired the common stock of Lexi International, Inc. in exchange for common stock valued at $21,168.

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

    On July 9, 1998, Aegis Communications Group, Inc. ("Aegis"), formerly known as ATC Communications Group, Inc. ("ATC"), completed the acquisition of IQI, Inc., a New York corporation ("IQI"). The acquisition was effected through the merger (the "Merger") of ATC Merger Sub, Inc. ("Sub"), a New York corporation and wholly-owned subsidiary of ATC, with and into IQI pursuant to an Agreement and Plan of Merger dated as of April 7, 1998 (the "Merger Agreement") by and between ATC, Sub and IQI. The acquisition has been accounted for as a reverse purchase, meaning that for accounting purposes, IQI is the surviving corporation and is treated as having acquired ATC in a purchase accounting transaction. Accordingly, the pre-Merger consolidated financial information reported is that of IQI. In connection with the Merger, each share of IQI Common Stock was converted into 9.7513 shares of Common Stock. In order to provide consistency in reporting, historical share information for periods prior to 1998 was converted on this basis.

    The accompanying consolidated financial statements include the accounts of Aegis, IQI (formerly Edward Blank Associates), ATC, EBA Direct, Inc. Lexi International, Inc. ("Lexi") which was acquired on November 22, 1996, and InterServ Services Corporation ("InterServ") and its subsidiaries, which were acquired on July 12, 1997 (collectively, "Aegis" or the Company). See "Note 4. Mergers and Acquisitions." All intercompany accounts have been eliminated in consolidation. The accompanying consolidated financial statements give effect to the acquisitions of ATC, Lexi and InterServ as of their respective effective acquisition dates.

    Effective November 18, 1996, IQI, certain of its affiliates, Edward Blank, the sole shareholder of IQI and The Edward Blank 1995 Grantor Retained Annuity Trust (collectively, "Edward Blank") and Thayer Equity Investors III, L.P. ("Thayer") entered into a stock purchase agreement, ("the IQI Agreement"), whereby: i) IQI redeemed 10,050,567 shares of its common stock held by Edward Blank for cash, notes and a warrant, aggregating $21,168 and ii) Thayer acquired additional common shares for cash from Edward Blank such that Thayer owned approximately 80% of the outstanding shares of common stock of IQI, after giving effect to i) above. The consideration paid for the redemption of the 10,050,567 shares was recorded as treasury stock, including related expenses of $783. Prior to November 18, 1996, the Company was treated as an S-corporation for tax purposes. On November 18, 1996, the Company became a C-corporation and became subject to income taxes on that basis. As a result of the Company's change from an S-corporation, undistributed retained earnings of $3,266 on November 17, 1996 have been reclassified to additional paid in capital.

    The Company provides outsourced telecommunications-based marketing and customer service to large companies in various industries through strategically located client service centers throughout the United States and Canada. The Company also provides, through its InterServ subsidiary, customer service, client service center management, and marketing research services.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS (CONTINUED)
    At December 31, 1998, Aegis had the following operating subsidiaries:

                                 STATE OF        DATE     PERCENTAGE
NAME                           INCORPORATION   ACQUIRED   OWNERSHIP      PRINCIPAL BUSINESS ACTIVITY
----                           -------------   --------   ----------   --------------------------------
Advanced Telemarketing          Nevada          Jul-98        98.9%    Client service center management
  Corporation (d/b/a ATC
  Communications)
  ("Advanced")
InterServ Services              Delaware        Jul-97       100.0%    Client service center management
  Corporation                                                          and marketing research services
Lexi International, Inc.        California      Nov-96       100.0%    Client service center management
IQI, Inc.                       New York           N/A       100.0%    Client service center management
EBA Direct, Inc.                Canada             N/A       100.0%    Client service center management

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Aegis and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    (b) REVENUES. Teleservices revenues earned under contracts based on hours worked are recognized when the related services are performed at rates expected to be realized under the contracts. Teleservices revenues earned under contracts based on successful sales are recognized on the date such sale is verified by the customer. Marketing research services revenue is recognized when services are performed in accordance with contract terms. Principally all clients have the contractual right to, and from time to time do, audit documentation in support of their respective billings. While management believes all such billings are proper and accurate, the Company periodically records reserves against revenues representing management's best estimate of billing adjustments or concessions that may be made as a result of such audits.

    (c) PROPERTY AND EQUIPMENT. Property and equipment are carried at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Equipment, furniture and fixtures, and computer software are depreciated over five-year to eight-year lives. Leasehold improvements are amortized over the asset life or lease term, whichever is shorter. Assets acquired under capitalized lease arrangements are recorded at the present value of the minimum lease payments. Maintenance and repairs are charged to operations as incurred while renewals or improvements to such assets are capitalized.

    (d) COST IN EXCESS OF NET ASSETS ACQUIRED. The cost in excess of net assets acquired recognized is amortized using the straight-line method over periods of 20 to 25 years.

    (e) DEFERRED FINANCING COSTS. Deferred financing costs are amortized over the term of the related debt using the straight-line method.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (f) DERIVATIVE FINANCIAL INSTRUMENTS. As part of the Company's management of financial market risk, the Company entered into an interest rate collar agreement with off-balance sheet risk. The Company entered into this agreement in order to manage the interest rate sensitivity associated with its variable-rate indebtedness. The differential to be paid or received in connection with this interest rate hedging agreement is recognized as interest rates change and is charged or credited to interest expense over the life of the agreement. Any gain or loss for early termination of such agreement, if terminated, will be recognized as an adjustment to interest expense over the remaining portion of the original life of the terminated contract.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement SFAS No. 133 as of the beginning of any fiscal quarter after issuance. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 and, at the company's election, before January 1, 1998. Based on the Company's current operations, SFAS No. 133 will not materially impact the Company's disclosure or reporting.

    (g) FOREIGN CURRENCY TRANSLATION. The financial position and results of operations of the Company's Canadian subsidiary ("EBA Direct") are measured using local currency as the functional currency. Assets and liabilities are translated using the end of period exchange rates while the statements of operations are translated at the average exchange rate prevailing during the period. The translation adjustment arising from the use of different exchange rates from period to period is a cumulative translation adjustment in stockholders' equity.

    (h) INCOME TAXES. Aegis joins with its subsidiaries in filing a consolidated federal income tax return. Income taxes are presented based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Deferred income taxes are calculated utilizing an asset and liability approach whereby deferred taxes are presented for the tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes. Valuation allowances are established for deferred tax assets where management believes it is more likely than not that the deferred tax asset will not be realized.

    (i) STATEMENTS OF CASH FLOWS. For the purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

    (j) RECLASSIFICATIONS. Certain prior year balances have been reclassified to conform to the 1998 presentation.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (k) FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair values of financial instruments approximate their recorded values.

    (l) CONCENTRATION OF CREDIT RISK. The Company sells to clients in diversified industries throughout the United States. A large percentage of the Company's business is currently concentrated in the telecommunications industry. The Company performs periodic credit evaluations of its clients' financial conditions and generally does not require collateral. Receivables are generally due within 30 days. Credit losses from clients have been within management's expectations. The Company currently has certain clients which each comprise more than 10% of the Company's revenues. See "Note 15. Major Clients".

    (m) IMPAIRMENT OF LONG-LIVED ASSETS. In the event that facts and circumstances indicate that the value of property and equipment, costs in excess of net assets acquired or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

    (n) ACCOUNTING FOR STOCK-BASED COMPENSATION. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock based Compensation" ("SFAS No. 123") was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements. The Company applies SFAS No. 123 on a disclosure basis only. As such, SFAS No. 123 does not impact the Company's consolidated balance sheet or results of operations.

    (o) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (p) EARNINGS PER SHARE. In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128") was issued. The Company has adopted SFAS No. 128, which establishes standards for computing and presenting earnings per share ("EPS"). This statement requires dual presentation of basic and diluted EPS on the face of the income statement for entities with complex capital structures and requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic and diluted EPS are computed by dividing net income applicable to common stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised, converted into or resulted in the issuance of common stock. Common stock equivalents consist of common stock issuable under the assumed exercise of stock options and warrants, computed based on the treasury stock method, and the assumed conversion of the Company's issued and outstanding preferred stock. Common stock equivalents are not included in diluted EPS calculations to the extent their inclusion would be anti-dilutive.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (q) COMPREHENSIVE INCOME. Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The adoption of this standard did not have a material effect on the Company's consolidated results of operations or financial position. No separate statement of comprehensive income was presented as the amounts are immaterial for all periods.

    (r) SEGMENT REPORTING. In December 1997, Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") was issued. This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. In fiscal 1998, the Company adopted SFAS No. 131 and applied the standard to the previous fiscal periods reported. See "Note 19. Segments".

3. EFFECT OF RESTATEMENT

    The Company has restated its September 30, 1998 and subsequent financial statements in accordance with Emerging Issues Task Force Topic No. D-60 to reflect a beneficial conversion feature contained in the subordinated debt issued to Thayer Equity in July 1998 (see Note 8). This beneficial conversion feature, which was not originally recognized, resulted in a non-cash interest expense charge of $3.1 million at the issuance date of the debt in the September 30, 1998 restated financial statements.

    In connection with the restatement, the Company determined the fair value of the beneficial conversion feature to be $3.1 million based on its fair value at the issuance date and recorded the discount for the beneficial conversion feature as paid in capital. As the $8.7 million in subordinated debt was immediately convertible upon issuance, the Company recognized $3.1 million in non-cash interest expense in the quarter ended September 30, 1998. There was no impact to the Company's tax provision for the quarter ended September 30, 1998 as the beneficial conversion feature represents a permanent difference for tax purposes.

    The restatements of the 1998 financial statements for the matter described above had no effect on the Company's total assets or total liabilities and shareholders' equity. The Company's additional-paid in capital, retained earnings, net loss and basic and diluted loss per common share for the year ended December 31, 1998, as previously reported and as restated, are as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Net loss--previously reported...............................    $ (7,711)
Adjustment related to recalculation of beneficial conversion
  feature on convertible subordinated debt..................      (3,092)
Net loss--as restated.......................................    $(10,803)
                                                                ========
Net loss per common share (basic and diluted)--previously
  reported..................................................    $  (0.19)
                                                                ========
Net loss per common share (basic and diluted)--as
  restated..................................................    $  (0.27)
                                                                ========

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

3. EFFECT OF RESTATEMENT (CONTINUED)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Additional paid-in capital--previously reported.............     $78,167
Adjustment related to beneficial conversion feature on
  convertible subordinated debt.............................       3,092
                                                                 -------
  As restated...............................................     $81,259
                                                                 =======
Retained earnings--previously reported                           $(5,475)
Adjustment related to beneficial conversion
  feature on convertible subordinated debt..................      (3,092)
                                                                 -------
  As restated...............................................     $(8,567)
                                                                 =======

4. MERGERS AND ACQUISITIONS

    LEXI INTERNATIONAL, INC.

    Effective November 22, 1996, Lexi entered into a purchase agreement with Thayer whereby: i) Lexi issued common stock to Thayer for approximately $9,000 and ii) certain former Lexi shareholders sold shares in Lexi to Thayer for approximately $6,600. After giving effect to such transactions, Thayer owned approximately 73% of Lexi.

    On January 3, 1997, Lexi entered into a merger with a newly formed subsidiary of IQI, whereby: i) the issued and outstanding shares of Lexi owned by Thayer were acquired by the newly formed subsidiary for 748,194 shares of IQI common stock, ii) the remaining 27% of Lexi not previously acquired by Thayer was acquired by IQI in exchange for 277,574 shares of IQI common stock, and iii) the newly formed subsidiary was merged into IQI and Lexi became a wholly owned subsidiary of IQI (collectively, the Lexi Merger). The consolidated financial statements give effect to the Lexi Merger on November 22, 1996, the date of purchase by Thayer.

    INTERSERV SERVICES CORPORATION

    Effective July 12, 1997, IQI, certain of its affiliates and ITC Holding Company (ITC) the former owner of InterServ, entered into a stock purchase agreement, (the InterServ Agreement), whereby IQI purchased all of the outstanding common shares of InterServ for a combination of stock and cash, based on a formula, valued at $32,142, including the assumption of approximately $6,200 of InterServ indebtedness. Included in the purchase price is additional performance-based consideration of $1,908 to the former shareholders of InterServ based on a formula contained in the InterServ Agreement. The additional consideration is payable in cash and stock in the same proportion as the initial transaction and was paid in 1998 in cash and stock in the same proportion as the initial transaction.

    THE MERGER OF ATC COMMUNICATIONS GROUP, INC. AND IQI, INC.

    On July 9, 1998, Aegis, formerly known as ATC Communications Group, Inc. ("ATC"), completed the acquisition of IQI, Inc., a New York corporation ("IQI"). The acquisition was effected through the merger (the "Merger") of ATC Merger Sub, Inc. ("Sub"), a New York corporation and wholly-owned subsidiary of

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

4. MERGERS AND ACQUISITIONS (CONTINUED)
ATC, with and into IQI pursuant to an Agreement and Plan of Merger dated as of April 7, 1998 (the "Merger Agreement") by and between ATC, Sub and IQI.

    Pursuant to the Merger Agreement, each former holder of common stock, $.001 par value, of IQI ("IQI Common Stock") received, in exchange for each such share, 9.7513 shares of the common stock, par value $0.01 per share, of the Company ("ATC Common Stock"). As a result of the Merger, ATC issued approximately 34.2 million shares of ATC Common Stock and Common Stock equivalents to holders of IQI Common Stock and IQI stock options and warrants in a tax-free exchange. The acquisition has been accounted for as a reverse purchase, meaning that for accounting purposes, IQI is the surviving corporation and is treated as having acquired ATC in a purchase accounting transaction. Accordingly, the pre-Merger consolidated financial information reported is that of IQI. Effective upon the Merger, the Company formally changed its name to Aegis Communications Group, Inc. and its Nasdaq National Market System symbol to "AGIS".

    The Merger Agreement also contains a provision extending the maturity date of one-half of the principal amount of the promissory note payable to the Company by an officer of the Company to March 31, 1999. At December 31, 1998, the principal and accrued but unpaid interest on the note totaled approximately $1,900. See "Note 18. Related Party Transactions."

    The acquisitions of Lexi and InterServ and the merger of ATC and IQI were accounted for by the purchase method of accounting, whereby purchase price is allocated to assets and liabilities assumed based on management's estimate of the relative fair values of the assets and liabilities assumed at the date of acquisition, as follows:

                                                             LEXI     INTERSERV     ATC
                                                           --------   ---------   --------
Purchase Price:
  Issuance of common stock...............................  $21,168     $14,793    $45,320
  Additional common stock issued in 1998.................       --         874         --
  Cash purchase price....................................       --      15,415         --
  Additional cash consideration paid in 1998.............       --       1,034         --
  Debt assumed...........................................       --       6,200         --
  Other liabilities assumed..............................    5,340       4,754         --
  Intrinsic value of ATC stock options...................       --          --      2,090
  Transaction costs......................................    1,140       1,342      4,177
                                                           -------     -------    -------
                                                            27,648      44,412     51,587
Fair Market Value of Assets Acquired and
  Liabilities Assumed....................................   12,140      14,693     20,966
                                                           -------     -------    -------
Excess of Purchase Price over Fair Value of Assets
  Acquired and Liabilities Assumed ("Goodwill")..........  $15,508     $29,719    $30,621
                                                           =======     =======    =======

    In 1997 and 1998, the Company recorded additional excess purchase price relating to the Lexi acquisition of $283 and $22, respectively, pertaining to the resolution of certain pre-acquisition contingencies.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

    The following unaudited condensed consolidated pro forma statements of operations data present the consolidated results of operations of the Company as if the ATC and the Interserv acquisitions had occurred on January 1, 1997 and are not necessarily indicative of what would have occurred had the acquisitions been made as of that date or of the results which may occur in the future.

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                1997            1998
                                                              ---------      ----------
                                                                             (RESTATED)
                                                                     (UNAUDITED)
Total revenues..............................................  $248,763        $275,984
Cost of services............................................   170,685         196,066
                                                              --------        --------
  Gross profit..............................................    78,078          79,918
Operating expenses..........................................    81,770          77,970
Restructuring and other non-recurring charges...............        --           8,395
                                                              --------        --------
  Operating income (loss)...................................    (3,692)         (6,447)
Interest expense, net.......................................     5,786           6,176
Litigation settlement.......................................        --           1,900
Non-cash interest expense (Restated--Note 3)................                     3,092
                                                              --------        --------
Income (loss) before income taxes (Restated--Note 3)........    (9,478)        (17,615)
Income tax expense (benefit)................................    (1,473)         (4,190)
                                                              --------        --------
  Net loss (Restated--Note 3)...............................  $ (8,005)       $(13,425)
                                                              ========        ========
Pro forma net loss per share:
  Basic and diluted (Restated--Note 3)......................  $  (0.16)       $  (0.26)
                                                              ========        ========
Weighted average shares outstanding (in thousands)..........    50,164          51,882

5. RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    On July 29, 1998, the Company announced that it would record a pre-tax restructuring reserve of $13,000 related to the Merger. Current and future expenses related to the restructuring decision which meet the specific generally accepted accounting principles ("GAAP") criterion for accrual have been referred to herein as "restructuring" charges, and a restructuring accrual has been recorded to the extent the related amounts have not been paid. Expenses related to the restructuring decision which do not meet the specific GAAP criterion for accrual have been referred to herein as "other" charges. "Other" charges have not been accrued, but are recognized as the related expenses are incurred. Accordingly, the Company recorded pre-tax charges of approximately $8,395 ($5,247, net of taxes) in the year ended December 31, 1998, as a part of the total restructuring. These charges are primarily attributable to one-time write-offs of redundant hardware and software, severance costs and the consolidation of certain administrative functions including costs to relocate offices and employees. At December 31, 1998 approximately $100 of the restructuring and other non-recurring charges had been accrued but remained unpaid. The Company expects to recognize additional restructuring and other charges, as previously announced, through the first quarter of 1999 as restructuring related efforts continue.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

5. RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED)
    The following table details the restructuring and other non-recurring charges related to the Merger as of December 31, 1998:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Write-offs of redundant hardware and software...............     $4,713
Severance costs and consolidation of certain administrative
  functions.................................................        661
Other non-recurring charges.................................      3,021
                                                                 ------
  Total.....................................................     $8,395
                                                                 ======

6. PROPERTY AND EQUIPMENT

    Construction in progress includes capitalized software costs of $206 at December 31, 1997. Such capitalized software costs were written-off as redundant software in the restructuring and other non-recurring charges associated with the Merger. See "Note 5. Restructuring and Other Non-recurring Charges".

7. LONG-TERM DEBT

    In connection with the original IQI Agreement, the Company obtained a $19,600 term loan and a revolving loan commitment for a maximum principal amount of $10,000, including a $2,000 letter of credit subfacility and a $2,000 swing line loan subfacility (the "Bank Loan"). The Bank Loan originally matured in November 2002. The swing line subfacility provided the Company with the ability to obtain immediate borrowing. In connection with the IQI Agreement, the Company borrowed $19,600 under the term loan commitment. The term loan requires quarterly principal payments through December 2002. IQI incurred $800 of costs related to the Bank Loan.

    In May 1997, the Bank Loan was amended whereby, among other matters, borrowings under the Bank Loan are available for Lexi and Lexi's results are included in the determination of the aforementioned covenants, as amended.

    In June 1997, the Bank Loan was amended again to provide financing for the acquisition of InterServ. The Bank Loan was increased to a $35,000 term loan and a revolving loan commitment for a maximum amount of $18,000. The $2,000 letter of credit subfacility and $2,000 swing line loan subfacility which are part of the revolving loan commitment were unchanged. The Company paid additional loan costs of $650 for the amendments in 1997.

    In July 1998, the Bank Loan was amended again to provide financing for the Merger and to include Aegis as a guarantor of the Bank Loan (the "Amended Bank Loan"). The revolving loan commitment under the Bank Loan was increased to a maximum amount of $30,000. At December 31, 1998, $1,900 remained undrawn on the revolving loan commitment. The term loan letter of credit sub-facility and swing line loan sub-facility were unchanged. The Company paid additional loan costs of $911 for the amendment in 1998.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

7. LONG-TERM DEBT (CONTINUED)
    IQI may elect that the loans accrue interest at a fluctuating rate per annum--Base Rate Loans, as defined, equal to the sum of the Alternate Base Rate, as defined, plus the Applicable Margin for Base Rate loans, as defined (which is dependent on IQI's Debt to EBITDA Ratio, as defined, and ranges from 0.25% to 1.5% for the Revolving Loan and 1.5% and 2.0% for the Term Loan). Alternatively, IQI may elect that the loans accrue interest on a fixed rate basis, as defined.

    Interest on swing line loans is at the aforementioned base rate and is not entitled to be converted into LIBO rate loans. Interest is payable quarterly for Base Rate Loans, and on the last day of each applicable Interest Period, as defined, for LIBO Rate Loans. At December 31, 1997 and 1998, amounts outstanding for accrued interest based on the LIBO Rate were $482 and $474, respectively.

    IQI is to pay commitment fees equal to 0.5% or 0.375% if the Debt to EBITDA Ratio as defined, is greater than or equal to 3:1 or less than 3:1, respectively, based on the average daily unused portion of the revolving loan commitment amount.

    IQI is subject to various covenants, as defined, including, among others, Debt to EBITDA ratios, Interest Coverage Ratios, Cash Flow Coverage ratios and restricted Capital Expenditure amounts. At December 31, 1997, IQI was in default of certain covenants and, on March 30, 1998, obtained from its bank an amendment to its Bank Loan regarding these covenants. Under the amended terms, IQI was in compliance with these covenants at December 31, 1997. IQI was in compliance with all other covenants at December 31, 1997.

    At December 31, 1998, IQI was in default of certain covenants and on March 30, 1999, obtained from its bank an amendment to its Amended Bank Loan regarding these covenants. Under the amended terms, management believes that it was in compliance with these covenants at December 31, 1998 and that it was in compliance with all other covenants at December 31, 1998.

    The Company has granted to the banks a security interest in all of the assets of the Company including, without limitation, the pledge of all the capital stock of Lexi, InterServ and Advanced owned by the Company. In addition, Lexi, InterServ and Advanced have guaranteed the obligations of the Company. The Bank Loan also prohibits the Company from paying dividends on its Common Stock until all the bank's commitments have been terminated and all of the Company's obligations under the Bank Loan have been satisfied.

    At December 31, 1997 and 1998, the Company had an interest rate collar agreement with an original notional principal amount of $19,600 whereby the Company pays interest at LIBO rates, subject to a floor of 5.6% and a cap of 8.0%. The agreement terminates on March 31, 2000. The effect of this agreement on interest expense for the years ended December 31, 1997 and 1998, was immaterial.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

7. LONG-TERM DEBT (CONTINUED)
    Long-term debt at December 31, 1997 and 1998, is summarized below:

                                                      1997       1998
                                                    --------   --------
Bank revolving loan...............................  $15,000    $28,100
Bank term loan....................................   34,825     33,475
Capital lease obligations (See Note 9)............    1,533      6,112
Subordinated indebtedness due to affiliates
  (See Note 8)....................................    1,000     14,651
                                                    -------    -------
                                                     52,358     82,338
Less current maturities...........................   (1,101)    (2,758)
                                                    -------    -------
                                                    $51,257    $79,580
                                                    =======    =======

    Future maturities of long-term debt at December 31, 1998 are as follows:

YEARS ENDING DECEMBER 31,
-------------------------
1999........................................................  $ 2,758
2000........................................................    2,500
2001........................................................    1,781
2002........................................................      474
2003 and thereafter.........................................   74,826
                                                              -------
                                                              $82,339
                                                              =======

8. SUBORDINATED INDEBTEDNESS

    In connection with the redemption of shares of common stock in 1996, IQI issued a subordinated note payable to a shareholder aggregating $3,000, due November 2003. In December 1997, the Company and the shareholder consummated an agreement to settle outstanding issues between the shareholder, the Company and Thayer (the Company's principal shareholder). As part of such settlement, the aggregate principal balance of the notes was reduced to $1,000, the interest rate increased from 8% to 12% on the remaining note and the shareholder waived the right to receive interest in the total amount of $30, but shall retain the right to receive all other accrued but unpaid interest. The $2,000 reduction to the shareholder note was treated as a contribution of capital by the shareholder.

    In connection with the March 1998 amendment to the Bank Loan, IQI issued a subordinated note payable to Thayer of $2,000 due August 31, 2003 with interest payable quarterly at an annual rate of 15%. Proceeds from the note payable were used for working capital purposes and to pay down $1,000 of the term portion of the Bank Loan. Payments under the note payable are subordinate to the Bank Loan. Therefore, quarterly accrued interest is rolled into the principal balance of the note payable. At December 31, 1998, the balance due on the note payable was approximately $2,224 and IQI recognized $224 in interest expense during 1998 pursuant to the note payable.

    In connection with the Merger, on July 9, 1998, the Company issued a subordinated note payable to Thayer of $6,872 due August 31, 2003, bearing interest at a 12% annual rate and convertible into shares of

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

8. SUBORDINATED INDEBTEDNESS (CONTINUED) the Company's Common Stock at a conversion price of $2.00 per share. Proceeds from the note payable were used to pay-off certain obligations of ATC and for transaction expenses related to the Merger. Payments under the note payable are subordinate to the Bank Loan. Therefore, quarterly accrued interest is rolled into the principal balance of the note payable. At December 1, 1998, the balance due on the note payable was approximately $7,279 and the Company recognized $407 in interest expense during 1998 pursuant to the note payable. See note 3 regarding the existence of a beneficial conversion feature related to this debt.

    Also in connection with the Merger, the Company obtained a commitment from Thayer and a Thayer-led group of shareholders to provide up to $4,000 of additional working capital to the Company. On July 9, 1998 and October 3, 1998, the Company executed notes payable aggregating $1,900 and $2,100, respectively, pursuant to this commitment. The notes payable mature on August 1, 2003 with interest payable quarterly at an annual rate of 12%. Payments under the note payable are subordinate to the Bank Loan. Therefore, quarterly accrued interest is rolled into the principal balance of the note payable. At December 1, 1998, the balance due on the note payable was approximately $4,148 and the Company recognized $148 in interest expense during 1998 pursuant to the notes payable. The notes payable are also convertible into shares of the Company's Common Stock at a conversion price of $2.375 per share. See note 3 regarding the existence of a beneficial conversion feature related to this debt.

9. LEASES

    The Company has capital leases covering certain equipment. Capital leases are included in the accompanying consolidated balance sheet under the following captions at December 31, 1998:

Equipment...............................................        $ 8,584
Less accumulated depreciation...........................         (4,256)
                                                                -------
                                                                $ 4,328
                                                                =======

    Future minimum lease payments for all noncancelable leases with initial or remaining terms of one year or more at December 31, 1998 are as follows:

                                                         CAPITAL    OPERATING
YEARS ENDING DECEMBER 31,                                 LEASES     LEASES
-------------------------                                --------   ---------
1999...................................................   $2,409     $ 4,852
2000...................................................    2,150       4,136
2001...................................................    1,430       3,679
2002...................................................      124       3,115
2003 and thereafter....................................       --       4,746
                                                          ------     -------
Total minimum future lease payments....................   $6,113     $20,528
                                                                     =======
Less: amounts representing interest....................     (808)
                                                          ------
Present value of future lease payments.................   $5,305
                                                          ======

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

9. LEASES (CONTINUED)
    In July 1996, IQI entered into a sale leaseback transaction related to certain telecommunication and computer equipment under a Master Lease Agreement. The note was secured by a first security interest in the equipment acquired with the proceeds of the note. Payments, including interest at 8.05% per annum, were due monthly in the amount of $53. In connection with the IQI Agreement, the note was prepaid in full on November 9, 1996.

Rent expense on operating leases for the year ended July 31, 1996, the five months ended December 1, 1996, and the years ended December 1, 1997 and 1998 was $1,199, $470, $3,455, and $7,792, respectively.

10. SHAREHOLDERS' EQUITY

    In connection with the IQI Agreement, all of the issued and outstanding common shares of stock were automatically changed into $.001 par value common shares at a rate of 100,000 shares for each share issued and outstanding. The accompanying consolidated financial statements and footnotes show the retroactive effect of such recapitalization. In connection with the IQI Agreement, Ed Blank contributed all of the shares he owned of CEPC and Direct, two affiliated entities, to IQI in exchange for 1,092,146 common shares of IQI.

    In connection with the IQI Agreement, IQI issued warrants to a shareholder to purchase an aggregate of 919,060 common shares for $3,000. The right to exercise the warrants expires at the earlier of i) repayment of the subordinated notes payable--shareholder, ii) the date the Company consummates an underwritten public offering of common stock, iii) the consummation date of a sale of the Company, as defined, or iv) November 003. The warrants were valued at $186.

    In December 997, the Company and one of its shareholders settled a dispute whereby the shareholder would i) reduce the principal balance of the notes payable--shareholder from $3,000 to $1,000 and ii) purchase two-thirds of the common shares subject to warrants (612,714 shares) by paying the exercise price of $2,000. The balance of the warrants remains outstanding and subject to their original terms. As part of the settlement, the entire escrow fund of approximately $2,475 held under the Escrow Agreement entered into pursuant to the IQI Agreement was returned to Thayer who, in turn, contributed the amounts released to the Company.

    As a result of the Merger, each share of IQI Common Stock was converted into
9.7513 shares of the Company's Common Stock. In order to provide the consistency in reporting, historical share information for years prior to 1998 was converted on this basis.

    At December 31, 1998, 29,778 shares of $0.01 par value Series B preferred stock were issued and outstanding. Such shares were previously issued by ATC, are convertible into shares of Common Stock at a conversion ratio of one share of Series B preferred stock for two shares of Common Stock, and pay a cumulative cash dividend at the annual rate of $0.36 per share.

    In connection with the Merger, Thayer provided a guarantee for $2,000 in bridge financing to assist in funding ATC's working capital needs. In connection with the guarantee, and for additional consideration of $110, the Company issued to Thayer warrants to purchase 1,100,000 shares of the Company's Common Stock at an exercise price of $1.96 per share. The warrants were valued at $188.

    On July 6, 1998, the Company received an additional financing commitment from a Thayer-led group to advance to the Company up to an additional $4,000 in subordinated indebtedness. In connection with

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

10. SHAREHOLDERS' EQUITY (CONTINUED)
this commitment the Company issued the Thayer-led group warrants to purchase up to 350,000 shares of the Company's Common Stock at an exercise price of $2.375 per share. The warrants were valued at $95. See "Note 8. Subordinated Indebtedness."

11. EARNINGS PER SHARE

    Common stock equivalents consist of common stock issuable under the assumed exercise of stock options and warrants, computed based on the treasury stock method, and the assumed conversion of the Company's issued and outstanding preferred stock. Common stock equivalents are not included in diluted EPS calculations to the extent their inclusion would have an anti-dilutive effect.

    Basic and diluted weighted average shares outstanding for the year ended July 1, 1996, the five month period ended December 1, 1996 and the years ended December 1, 1997 and 1998 were computed as follows:

                                         YEAR     FIVE MONTHS        YEAR ENDED
                                        ENDED        ENDED          DECEMBER 31,
                                       JULY 31,   DECEMBER 31,   -------------------
                                         1996         1996         1997       1998
                                       --------   ------------   --------   --------
BASIC AND DILUTED (1)(2)
Weighted average common shares
  outstanding........................   24,378       24,417       27,233     40,744
                                        ------       ------       ------     ------
                                        24,378       24,417       27,233     40,744
Weighted average treasury shares.....       --           --           --       (361)
                                        ------       ------       ------     ------
  Shares used in EPS calculation.....   24,378       24,417       27,233     40,383
                                        ======       ======       ======     ======

------------------------

(1) For the five month period ended December 1, 1996 and the years ended December 1, 1997 and 1998, common stock equivalents are not included in diluted EPS calculations because their inclusion would have an anti-dilutive effect.

(2) The weighted average shares outstanding for IQI have been adjusted to reflect the effects of the Merger by multiplying the historical weighted average shares by the Merger exchange ratio of 9.7513. For the five month period ended December 31, 1996 and the years ended December 31, 1997 and 1998, weighted average shares do not include common stock equivalents because their effect would be anti-dilutive.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

12. INCOME TAXES

    The components of the income tax expense (benefit) applicable to continuing operations for the year ended July 31, 1996, the five month period ended December 31, 1996 and the years ended December 31, 1997 and 1998 are as follows:

                                               FIVE MONTHS         YEAR ENDED
                                 YEAR ENDED       ENDED           DECEMBER 31,
                                  JULY 31,     DECEMBER 31,    -------------------
                                    1996           1996          1997       1998
                                 ----------   --------------   --------   --------
Current
  Federal......................     $--           $   10        $1,175          --
  State........................      17                2           216          --
Deferred
  Federal......................      --            1,492          (672)     (2,617)
  State........................      --              290          (124)       (372)
                                    ---           ------        ------    --------
Total income tax expense
  (benefit) per the statements
  of operations................     $17           $1,794        $  595    $ (2,989)
                                    ===           ======        ======    ========

    A reconciliation of the expected statutory federal income tax provision (benefit) to the actual provision (benefit) based on pre-tax income (loss) for the year ended July 31, 1996, the five month period ended December 31, 1996 and the years ended December 31, 1997 and 1998 is as follows:

                                                                           YEAR ENDED
                                                     FIVE MONTHS          DECEMBER 31,
                                   YEAR ENDED           ENDED          -------------------
                                 JULY 31, 1996    DECEMBER 31, 1996      1997       1998
                                 --------------   ------------------   --------   --------
Expected federal tax (benefit)
  at the statutory rate........        $--              $ (822)         $ (217)     (3,638)
State taxes, net of federal
  benefit......................         17                (336)           (225)       (535)
Goodwill amortization and
  acquisition costs............         --                 123             798       1,151
Valuation allowance............         --                  --             103          --
Termination of S-corporation
  status.......................         --               3,043              --          --
Other items....................         --                (214)            136          33
                                       ---              ------          ------    --------
                                       $17              $1,794          $  595    $ (2,989)
                                       ===              ======          ======    ========

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

12. INCOME TAXES (CONTINUED)
    The components of deferred taxes included in the accompanying consolidated balance sheets as of December 31, 1997 and 1998 are as follows:

                                                              1997       1998
                                                            --------   --------
Deferred tax assets:
  Bad debt reserve........................................  $   764         674
  Accrued expenses........................................      523         910
  Net operating loss carryforwards........................      103       8,407
  Deferred income.........................................       60          60
  Tax credits.............................................       --       1,142
  Other...................................................       68          79
                                                            -------    --------
Gross deferred tax assets.................................    1,518      11,272
Deferred tax liabilities:
  Effect of cash to accrual accounting change.............   (2,222)     (1,502)
  Depreciation............................................     (496)     (1,550)
  Other...................................................     (125)       (125)
                                                            -------    --------
Gross deferred tax liabilities............................   (2,843)     (3,177)
Valuation allowance.......................................     (103)       (709)
                                                            -------    --------
Net deferred tax asset (liability)........................  $(1,428)   $  7,386
                                                            =======    ========

    At December 31, 1998, the Company had net operating loss carryforwards of approximately $21,000 and tax credits of approximately $1,100. Due to an ownership change and the separate return limitation year rules, the utilization of net operating losses and tax credits may be limited in future years. The net operating loss carryforwards and tax credits expire in 2013. Management has established a valuation allowance for deferred taxes where management believes it is more likely than not that the deferred tax asset will not be realized.

    IQI was taxed as an S-corporation through November 17, 1996, when its election to be taxed as such terminated. Therefore, no provision for federal and certain state income taxes was provided for any periods prior to November 17, 1996. The current tax provisions for the year ended July 31, 1996 and for the period from August 1, 1996 to November 17, 1996 consist of state income taxes for the jurisdictions in which the Company did not have S-corporation status.

    In 1996, Lexi recorded reserves of $2,400 for liabilities related to tax, interest and penalties with respect to deductions claimed in previous tax return filings for certain payments to, and on behalf of, shareholders. During 1997, Lexi's tax return for the year ended September 30, 1995, was examined by the Internal Revenue Service and the Company reached a settlement agreement with the IRS. As part of the settlement, the Company agreed to amend its returns for the years ended September 30, 1994 and September 30, 1996. At December 31, 1997, the $2,400 reserve was reduced to $200 and the escrow receivable was eliminated due to the resolution of these matters. These items were both charged to goodwill.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

13. BILLING SETTLEMENT

    In 1995, Lexi entered into an agreement to reimburse its principal customer for billing discrepancies in the amount of $2,700. Reimbursements commenced in 1995 and concluded in March 1997.

    The consolidated financial statements at December 31, 1996, reflect $1,198 of obligations to four customers relating to billing discrepancies. During 1997, management settled these matters for a total amount of $1,114.

14. COMMITMENTS AND CONTINGENCIES

    As a result of the Merger, the Company assumed certain commitments of ATC including: (a) Advanced renegotiated the employment agreement with a former officer of ATC and entered into a consulting agreement with the former officer through December 1998. The agreement specified a monthly consulting fee of $15, and (b) ATC entered into a release and separation agreement with an officer of ATC pursuant to which he continued to receive bimonthly payments based on his previous annual base salary rate of $400 for a period of one year. These payments ceased in October 1998.

    IQI had employment agreements with seven employees, five of whom were employed as of December 31, 1997, which provide for, among other matters, annual base compensation and certain additional compensation upon a change in control of the Company, as defined. In 1997, the Company incurred $1,162 of additional compensation related to these agreements, which is included in corporate selling, general and administrative expenses.

    The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management believes that the claims are without merit and that the ultimate resolution of such contingencies, for which adequate reserves have been made, will not have a material adverse effect on the financial position or results of operations of the Company.

15. MAJOR CLIENTS

    The Company had sales to major clients (those clients representing 10% or more of consolidated revenues) of the following amounts for the periods indicated.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
CLIENT                                                          1997       1998
------                                                        --------   --------
AT&T:
  Teleservices revenues.....................................  $56,221    $61,242
  Marketing research services revenues......................    1,327      1,451
                                                              -------    -------
    Total AT&T revenues.....................................  $57,548    $62,693
                                                              =======    =======
American Express:
  Teleservices revenues.....................................  $    --    $26,071
  Marketing research services revenues......................       --         --
                                                              -------    -------
    Total American Express revenues.........................  $    --    $26,071
                                                              =======    =======

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

16. STOCK OPTIONS AND WARRANTS

    In November 1996, IQI established the 1996 Incentive Stock Option Plan (the "IQI Plan"). The Plan provides for the award of incentive stock options to directors, officers, key employees and members of Thayer's Advisory Board. The IQI Plan was administered by a Compensation Committee, as established by IQI's Board of Directors. These options are intended to qualify as incentive stock options ("ISOs") under the Internal Revenue Code or non-statutory stock options ("NSOs") which are not intended to qualify. IQI reserved 3,929,774 shares of common stock for issuance under the IQI Plan.

    Prior to the Merger, ATC shareholders approved two stock option plans which provided for the granting of options to purchase up to 5,000,000 shares of Common Stock to key employees, officers and directors of ATC and its operating subsidiary (the "ATC Plans"). At the date of the Merger, options to purchase 4,447,000 shares of Common Stock granted pursuant to the ATC Plans were outstanding.

    In September 1998, the Company initiated the Aegis Communications
Group, Inc. 1998 Stock Option and Restricted Stock Plan (the "1998 Plan") which provides for the granting of options to purchase up to a maximum of 7,500,000 shares of Common Stock to key employees, officers and directors of the Company and its operating subsidiaries. Options granted pursuant to the 1998 Plan are exercisable for 10 years from the date of the grant subject to vesting schedules. The Company may grant additional options at any time prior to September 2008. As a result of the adoption of the 1998 Plan, the Company will not grant any future option to purchase shares of Common Stock pursuant to the IQI Plan and ATC plans.

    The following table summarizes certain information related to options for common stock (information for periods prior to 1998 includes activity for the IQI Plan only):

                                         IQI PLAN/ATC PLANS               1998 PLAN
                                      -------------------------   -------------------------
                                                    PRICE PER                   PRICE PER
                                       SHARES         SHARE        SHARES         SHARE
                                      ---------   -------------   ---------   -------------
Outstanding at July 31, 1996........         --              --          --              --
  Granted...........................  1,408,224   $        2.09          --              --
                                      ---------   -------------   ---------   -------------
Outstanding at December 31, 1996....  1,408,224   $        2.09          --              --
  Granted...........................  2,580,886   $0.85 - $2.72          --              --
  Forfeited.........................   (207,527)  $        2.09          --              --
  Exercised.........................    (40,858)  $0.85 - $2.72          --              --
                                      ---------   -------------   ---------   -------------
Outstanding at December 31, 1997....  3,740,725   $0.85 - $2.72          --              --
  Granted...........................    134,666   $        2.08   1,063,000   $1.25 - $2.81
  ATC Options.......................  3,384,000   $1.00 - $4.00          --              --
  Forfeited.........................   (248,604)  $0.85 - $2.72          --              --
  Exercised.........................   (353,055)  $0.85 - $1.50          --              --
                                      ---------   -------------   ---------   -------------
Outstanding at December 31, 1998....  6,657,732   $0.85 - $4.00   1,063,000   $1.25 - $2.81
                                      =========                   =========

    Included in options granted in 1997 are 69,915 options granted to certain former option holders of InterServ which were issued at exercise prices below the fair market value of IQI common stock. These options were issued as replacements for similarly valued options held by such option holders prior to the acquisition of InterServ by IQI. As a result of these arrangements, the Company recorded additional goodwill of $1,472.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

16. STOCK OPTIONS AND WARRANTS (CONTINUED)
    Included in options exercised in 1998 are 255,000 options granted pursuant to the ATC Plans, which were exercised subsequent to the Merger at prices ranging from $1.00 to $1.50.

    Information with respect to stock options outstanding is as follows (information for periods prior to 1998 includes activity for the IQI Plan only):

                                                        DECEMBER 31,
                                            ------------------------------------
                                               1996         1997         1998
                                            ----------   ----------   ----------
Weighted average exercise price per
  share...................................  $     2.09   $     1.96   $     1.97
Exercisable options.......................     345,128    1,378,005    5,141,003
Options available for future grants.......     341,471      143,802    6,437,000
Weighted average remaining contractual
  life....................................   9.9 years    9.0 years    8.3 years

    The fair values of options issued prior and subsequent to the Merger were estimated on the dates of grant based on the fair value method and the Black-Scholes option pricing model, respectively, with the following assumptions:

                                                          DECEMBER 31,
                                                ---------------------------------
                                                  1996        1997        1998
                                                ---------   ---------   ---------
Expected life in years........................  5.0 years   5.0 years   6.0 years
Risk-free interest rate.......................       6.30%       6.30%       5.40%
Dividend yield................................         --          --          --
Volatility factor.............................         --          --        63.9%

    These option valuation models require input of highly subjective assumptions. Because the Company's stock options issued prior to the Merger have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair-value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information is as follows:

                                                        FIVE MONTHS         YEAR ENDED
                                                           ENDED           DECEMBER 31,
                                                       DECEMBER 31,    ---------------------
                                                           1996          1997        1998
                                                       -------------   --------   ----------
                                                                                  (RESTATED)
Net loss, as reported (Restated--Note 3).............     $(5,288)     $  (984)   $ (10,803)
Amortization of stock options' fair value............         128          178          695
                                                          -------      -------    ---------
Pro forma net loss...................................     $(5,416)     $(1,162)   $ (11,498)
                                                          =======      =======    =========
Net loss per share, basic and diluted
  (Restated--Note 3).................................     $ (0.04)     $ (0.22)   $   (0.29)
                                                          =======      =======    =========

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

16. STOCK OPTIONS AND WARRANTS

    In April 1993, Advanced initiated the Advanced Telemarketing Corporation 1993 Stock Option Plan which provides for the granting of options to Advanced's key employees, officers, and directors to purchase shares of Advanced's common stock ("Advanced Common"). In December 1996, ATC initiated the ATC Communications Group, Inc. 1996 Stock Exchange Rights Plan (the "Rights Plan") which provides for holders of options to purchase shares of Advanced Common to exchange shares of Advanced Common received upon exercise of such options for shares of Common Stock. The shares exchanged pursuant to the Rights Plan are exchanged on the ratio of two shares of Common Stock for one share of Advanced Common. At December 31, 1998, fully vested options to purchase 11,668 shares of Advanced Common were outstanding. The options to purchase Advanced Common outstanding at December 31, 1998 are subject to the Rights Plan as discussed above.

17. EMPLOYEE BENEFIT PLANS

    During 1991, Advanced adopted a defined contribution 401(k) plan (the "Advanced Plan") covering all eligible employees, as defined. Eligible employees could elect to contribute up to 20% of their compensation, not to exceed $10 per year. The Company could, at its discretion, match employee contributions. There was no employer matching contribution made in 1998.

    IQI has two qualified defined contribution 401(k) plans (the "IQI Plans") covering all eligible employees of IQI. Under the IQI Plan which covered EBA and Lexi employees, IQI contributed up to 4% of eligible employee salaries at the rate of $0.50 for every dollar the employee contributed ($0.25 for every dollar, for fiscal years ended July 31, 1996 and prior). Under the IQI Plan which covered InterServ employees, IQI contributed amounts on a discretionary basis equal to a percentage of each eligible employee's salary deferral, subject to amounts allowed by the Internal Revenue Service. Contributions to the IQI Plans for the year ended July 31, 1996, the five months ended December 31, 1996, and the years ended December 31, 1997 and 1998, were approximately $103, $108, $231 and $84, respectively.

    Subsequent to December 31, 1998, Aegis adopted a defined contribution 401(k) plan (the "Plan") covering all eligible employees of Aegis. Under the Plan, which replaces the Advanced Plan and the IQI Plans, the Company contributes up to 3% of eligible employee salaries at the rate of $0.50 for every dollar the employee contributes.

18. RELATED PARTY TRANSACTIONS

    At December 31, 1998, an executive officer of the Company had outstanding borrowings and accrued interest of approximately $1,888. The borrowing bears 6% annual interest and is due in full on March 31, 1999. In connection with the Merger discussed in "Note 4. Mergers and Acquisitions", the executive officer paid one-half of the principal amount of the note. The remaining balance on the note is secured by shares of the Company's Common Stock and options to purchase shares of the Company's Common Stock held by the executive officer. Reported interest income from the receivable amounted to approximately $58 in 1998. As of March 31, 1999, the Company and the executive officer were discussing a further extension of the maturity date of such amount, including terms relating to the executive officer delivering additional security sufficient to adequately secure repayment of the note.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

18. RELATED PARTY TRANSACTIONS (CONTINUED)
    Effective January 1, 1997, IQI entered into an agreement with an affiliate of Thayer pursuant to which such affiliate provided IQI certain management and consulting services. As consideration for the management and consulting services provided, IQI was obligated to pay a quarterly fee of $138, plus certain direct expenses. Effective with the Merger, this agreement with Thayer was terminated.

    The Company provides services to certain clients, including its most significant client, who, directly or through affiliates, have an ownership interest in Thayer.

    During the year ended July 31, 1996, an affiliate of IQI purchased a building in which the Company is leasing space. IQI funded the purchase of this building by lending the affiliate approximately $2,203. This loan earned interest at the prime rate plus 1% and was due on November 30, 1996. In connection with the IQI Agreement, the loan, including accrued interest, was repaid in full on November 18, 1996. Total rent expense relating to this space and additional space leased from this affiliate amounted to approximately $172, $115, $300, and $395 for the year ended July 31, 1996, five months ended December 31, 1996, the year ended December 31, 1997, and the year ended December 31, 1998, respectively. Interest income on the amounts due from this affiliate amounted to approximately $109 for the year ended July 31, 1996 and $107 for the five months ended December 31, 1996.

19. SEGMENTS

    The Company has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company classifies its operations into two segments, teleservices and marketing research, which are managed separately because each provides different services. The accounting policies of the operating segments are the same as described in the summary of significant accounting policies. See "Note--2. Summary of Significant Accounting Policies." The teleservices segment provides large corporations with outsourced inbound and outbound call handling services including customer service, help desk, customer acquisition and retention, multilingual communications programs, facilities management, order provisioning, and database management. The marketing research segment provides its clients, representing a broad range of industries, with customized marketing research services including customer satisfaction

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

19. SEGMENTS (CONTINUED)
studies, quantitative and qualitative research, new product development, data management and field marketing services such as mystery shopping. Business segment information is as follows:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1997       1998
                                                          --------   --------
REVENUES:
  Teleservices..........................................  $115,609   $195,355
  Marketing research services...........................    18,223     32,683
                                                          --------   --------
      Total.............................................  $133,832   $228,038
                                                          ========   ========
OPERATING INCOME (LOSS):
  Teleservices..........................................  $  1,160   $  1,361
  Marketing research services...........................     2,077      1,912
  Restructuring and other charges.......................        --     (8,395)
                                                          --------   --------
      Total.............................................  $  3,237   $ (5,122)
                                                          ========   ========
TOTAL ASSETS:
  Teleservices..........................................  $ 85,455   $161,699
  Marketing research services...........................    16,281     18,845
                                                          --------   --------
      Total.............................................  $101,736   $180,544
                                                          ========   ========
DEPRECIATION AND AMORTIZATION:
  Teleservices..........................................  $  4,092   $  9,316
  Marketing research services...........................       409        702
  Acquisition goodwill amortization.....................     1,592      2,876
                                                          --------   --------
      Total                                               $  6,093   $ 12,894
                                                          ========   ========

20. SUBSEQUENT EVENTS

    At December 31, 1998, Aegis was in default under certain of its covenants contained in Credit Agreement. On March 30, 1999, the Company entered into the Third Amendment to the Credit Agreement (the "Third Amendment") whereby Scotiabank and CSFB waived the Company's defaults under certain of the covenants at December 31, 1998 and provided for new levels for existing covenants and a new covenant related to EBITDA.

    On March 30, 1999, Thayer provided $5,667 in subordinated indebtedness to assist in funding the Company's working capital needs. The additional indebtedness is convertible into the Company's Common Stock at a conversion price of $1.15 per share. The indebtedness bears an annual interest rate of 12% and matures on August 31, 2003. As payments under the indebtedness are subordinate to the Bank Loan, quarterly accrued interest will be rolled into the principal balance.

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

21. CURRENT FINANCIAL CONDITION

    On August 26, 1999, the Company entered into an agreement with Questor Investors whereby Questor Investors have agreed to purchase $46.75 million of newly issued senior voting convertible preferred stock of the Company. The Company intends to use the net proceeds from the sale of the preferred stock primarily to reduce outstanding bank debt. Such reduction is expected to deleverage the Company and put the Company in a better position to renegotiate or refinance its existing bank credit agreement in order to cure the current defaults, provide needed flexibility for the Company under the financial covenants and provide access to working capital to fund future operations. The maximum number of shares of common stock issuable upon conversion of the 46,750 shares of Series F Preferred Stock proposed to be issued (assuming a conversion price of $1.00 per share) is 46,750,000, or approximately 47% of the issued and outstanding shares of common stock following conversion. On a fully diluted and as converted basis, the Questor Investors would hold approximately 38% of the Company's common stock and common stock equivalents. No assurance can be given, however, that the transaction will be consummated. The transaction is subject to shareholder, bank and regulatory approvals, the amendment of Aegis' charter in certain respects to facilitate the Questor Investors' investment, and other customary terms and conditions. The transaction is expected to be completed in the fourth quarter of 1999.

    Since the Merger described in Note 4 above, the Company has experienced declines in revenues and continued operating losses, the latter primarily as a result of restructuring and other non-recurring charges (Note 5). Further, due to covenant defaults in its bank agreement, the Company recorded a reclassification of long-term debt as current indebtedness for the quarter ended September 30, 1999. As a result of these developments, at September 30, 1999, the Company had a retained earnings deficit of $41 million and negative working capital of $3 million. In addition, since the Merger, the Company has relied upon the financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. If the Questor transaction is not consummated, the Company will require additional funding. The Company would seek such funding, and assistance to correct the covenant defaults noted above, initially from its largest shareholder, and if financing is not available from that source, from a third party. The Company could rely upon its borrowing base to obtain any such financing and accordingly, believes that it should be able to obtain adequate financing from some source. There can be no assurance, however, that additional funding and financial support will be available on acceptable terms. If such financing cannot be obtained, the Company will be required to undertake significant cost-cutting measures or a reorganization intended to streamline the Company's operations and improve its financial results.

                        AEGIS COMMUNICATIONS GROUP, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                     CHARGED TO
                                                                     EARNINGS--
                                         BALANCE AT     BALANCE     GENERAL AND                 BALANCE AT
                                        BEGINNING OF   ACQUIRED    ADMINISTRATIVE      NET         END
DESCRIPTION                                 YEAR       IN MERGER      EXPENSES      WRITE-OFF    OF YEAR
-----------                             ------------   ---------   --------------   ---------   ----------
FIVE MONTHS ENDED JULY 31, 1996
Allowance for doubtful accounts.......    $     --     $     --       $    102      $     --     $    102
Deferred tax asset valuation
  allowance...........................    $     --     $     --       $     --      $     --     $     --

YEAR ENDED DECEMBER 31, 1997:
Allowance for doubtful accounts.......    $    102     $     --       $    486      $    (38)    $    550
Deferred tax asset valuation
  allowance...........................    $     --     $     --       $    103      $     --     $    103

YEAR ENDED DECEMBER 31, 1998:
Allowance for doubtful accounts.......    $    550     $    334       $    747      $   (294)    $  1,337
Deferred tax asset valuation
  allowance...........................    $    103     $     --       $    606      $     --     $    709

                        AEGIS COMMUNICATIONS GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              DECEMER 31,   SEPTEMBER 30,
                                                                 1998           1999
                                                              -----------   -------------
                                                              (RESTATED)     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $ 10,701        $    360
  Accounts receivable, less allowance for doubtful
    accounts................................................     49,585          56,429
  Notes receivable--related parties.........................      2,185           2,212
  Current deferred tax assets...............................        884             884
  Prepaid expenses and other current assets.................      1,662           3,089
                                                               --------        --------
    Total current assets....................................     65,017          62,974
Property and equipment, net of accumulated depreciation of
  $19,924 in 1998 and $29,040 in 1999.......................     35,277          35,062
Goodwill, net of accumulated amortization of $4,523 in 1998
  and $4,952 in 1999........................................     71,325          48,713
Deferred tax assets.........................................      6,502          12,582
Deferred financing costs, net...............................      2,099           1,889
Other assets................................................        324             282
                                                               --------        --------
                                                               $180,544        $161,502
                                                               ========        ========
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit..................................   $     --        $ 30,000
  Current portions of long-term obligations.................      2,758          40,568
  Accounts payable..........................................      7,059           9,100
  Accrued compensation expense..............................      6,414           5,975
  Accrued interest expense..................................      1,263           2,052
  Other accrued expenses....................................      9,417           9,049
  Other current liabilities.................................      2,225           1,433
                                                               --------        --------
    Total current liabilities...............................     29,136          98,177
Revolving line of credit....................................     28,100              --
Long-term obligations, net of current portions..............     33,125              --
Capital lease obligations...................................      3,704           1,876
Subordinated indebtedness due to affiliates.................     14,651           9,508
Commitments and contingencies...............................         --              --
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares
    authorized; 29,778, $.36 cumulative Series B shares
    issued and outstanding in 1998 and 1999; 77,300, 15%
    cumulative Series D shares issued and outstanding at
    September 30, 1999; and, 44,018, 15% cumulative
    Series E shares issued and outstanding at September 30,
    1999....................................................         --               2
  Common stock, $.01 par value, 100,000,000 shares
    authorized; 52,311,450 and 52,492,616 shares issued and
    outstanding at December 31, 1998 and September 30, 1999,
    respectively............................................        523             525
  Additional paid-in capital (Restated-Note 8)..............     81,259          94,027
  Treasury shares, at cost..................................     (1,421)         (1,321)
  Cumulative translation adjustment.........................         34              60
  Retained earnings (deficit) (Restated-Note 8).............     (8,567)        (41,352)
                                                               --------        --------
    Total shareholders' equity..............................     71,828          51,941
                                                               --------        --------
                                                               $180,544        $161,502
                                                               ========        ========

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED       NINE MONTHS ENDED
                                                          SEPTEMBER 30,           SEPTEMBER 30,
                                                      ---------------------   ----------------------
                                                         1998        1999        1998        1999
                                                      ----------   --------   ----------   ---------
                                                      (RESTATED)              (RESTATED)
Revenues............................................   $ 73,337    $ 61,069    $162,393    $ 180,908
Cost of services, excluding depreciation and
  amortization shown below..........................     49,666      44,083     107,056      130,809
                                                       --------    --------    --------    ---------
    Gross profit....................................     23,671      16,986      55,337       50,099
Selling, general and administrative expenses........     17,063      16,964      40,764       50,161
Depreciation........................................      3,114       3,485       6,894        9,691
Acquisition goodwill amortization...................        803         744       2,020        2,213
Non-cash asset impairment charge....................         --          --          --       20,399
Restructuring and other non-recurring charges.......      3,624          --       3,624          541
                                                       --------    --------    --------    ---------
    Total operating expenses........................     24,604      21,193      53,302       83,005
                                                       --------    --------    --------    ---------
    Operating income (loss).........................       (933)     (4,207)      2,035      (32,906)
Interest expense, net...............................      1,723       1,911       4,152        5,491
Non-cash interest expense (Restated-Note 8).........      3,092          --       3,092           --
                                                       --------    --------    --------    ---------
    Loss before income taxes........................     (5,748)     (6,118)     (5,209)     (38,397)
Income tax benefit..................................       (695)     (2,096)        (37)      (6,078)
                                                       --------    --------    --------    ---------
    Net loss........................................     (5,053)     (4,022)     (5,172)     (32,319)
Preferred stock dividends...........................         --         455          --          466
                                                       --------    --------    --------    ---------
    Net loss available to common stock..............   $ (5,053)   $ (4,477)   $ (5,172)   $ (32,785)
                                                       ========    ========    ========    =========
Basic and diluted loss per share....................   $  (0.10)   $  (0.09)   $  (0.14)   $   (0.63)
                                                       ========    ========    ========    =========
Weighted average shares outstanding.................     51,726      52,227      37,154       52,075

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                 1998        1999
                                                              ----------   --------
                                                              (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................    $(5,172)   $(32,319)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization...........................      8,914      11,904
    Asset write-offs........................................      2,503          64
    Deferred income taxes...................................     (1,002)     (6,080)
    Non-cash asset impairment charge........................         --      20,399
    Non-cash interest expense (Restated-Note 8).............      3,092          --
    Other...................................................         69          21
    Changes in operating assets and liabilities:
      Accounts receivable...................................    (11,300)     (6,844)
      Notes receivable......................................      1,986         (27)
      Other current assets..................................        344      (1,427)
      Other assets..........................................     (2,043)         16
      Accounts payable......................................      1,328       2,041
      Accrued liabilities...................................      4,741         (18)
      Other current liabilities.............................     (2,713)       (792)
      Other liabilities.....................................        512          --
                                                                -------    --------
    Net cash provided by (used in) operating activities.....      1,259     (13,062)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (7,403)     (8,618)
  Acquisition costs, ATC....................................     (3,943)         --
  Net cash acquired from ATC................................        296          --
                                                                -------    --------
    Net cash used in investing activities...................    (11,050)     (8,618)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit, net.........................      3,822       1,900
  Proceeds from bank term debt..............................         --       7,500
  Proceeds from affiliated debt.............................     10,772       6,990
  Principal payments on long-term debt......................     (1,397)     (3,008)
  Payments on capital lease obligations.....................     (1,025)     (2,133)
  Proceeds from issuance of common stock....................         --         100
  Proceeds from exercise of stock options...................        239         179
  Deferred financing costs..................................       (888)       (189)
                                                                -------    --------
    Net cash provided by financing activities...............     11,523      11,339
Net change in cash and cash equivalents.....................      1,732     (10,341)
Cash and cash equivalents at beginning of period............      5,288      10,701
                                                                -------    --------
Cash and cash equivalents at end of period..................    $ 7,020    $    360
                                                                =======    ========
SUPPLEMENTAL INFORMATION ON NON-CASH TRANSACTIONS:
  Issuance of common stock to effect acquisition of ATC.....    $45,320    $     --
  Conversion of affiliated debt to preferred stock..........         --      12,132
  Issuance of preferred stock as paid-in-kind dividend......         --         455
  Capital lease obligation entered into during the period...         --         497

                            See accompanying notes.

                        AEGIS COMMUNICATIONS GROUP, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

1. SIGNIFICANT ACCOUNTING POLICIES

    The accompanying unaudited consolidated financial statements of Aegis Communications Group, Inc. and its subsidiaries (the "Company") for the three and nine month periods ended September 30, 1998 and 1999 and for the year ended December 31, 1998 have been prepared in accordance with generally accepted accounting principles. Significant accounting policies followed by the Company were disclosed in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998.

2. THE MERGER

    On July 9, 1998, Aegis, formerly known as ATC Communications Group, Inc. ("ATC"), completed the acquisition of IQI, Inc., a New York corporation ("IQI"). The acquisition was effected through the merger (the "Merger") of ATC Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of the ATC ("Sub"), with and into IQI pursuant to an Agreement and Plan of Merger dated as of April 7, 1998 (the "Merger Agreement") by and between ATC, Sub and IQI.

    Pursuant to the Merger Agreement, each former holder of common stock, $.001 par value, of IQI ("IQI Common Stock") received, in exchange for each such share, 9.7513 shares of the common stock, par value $0.01 per share, of the Company ("ATC Common Stock"). As a result of the Merger, ATC issued approximately 34.2 million shares of ATC Common Stock and Common Stock equivalents to holders of IQI Common Stock and IQI stock options and warrants in a tax-free exchange. The acquisition has been accounted for as a reverse purchase, meaning that for accounting purposes, IQI is the surviving corporation and is treated as having acquired ATC in a purchase accounting transaction. Accordingly, the pre-Merger consolidated financial information reported is that of IQI. Effective upon the Merger, the Company formally changed its name to Aegis Communications Group, Inc.

    The following unaudited condensed consolidated pro forma statements of operations data present the consolidated results of operations of the Company as if the Merger had occurred on January 1, 1998 and

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

2. THE MERGER (CONTINUED)
are not necessarily indicative of what would have occurred had the Merger been completed as of that date or of the results which may occur in the future:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                        -----------------------
                                                           1998         1999
                                                        -----------   ---------
                                                        (PRO FORMA)
                                                        (RESTATED)
Total revenues........................................    $210,337    $ 180,908
Cost of services, excluding depreciation and
  amortization shown below............................     141,761      130,809
                                                          --------    ---------
    Gross profit......................................      68,576       50,099
Selling, general and administrative expenses..........      52,717       50,161
Depreciation..........................................       9,012        9,691
Acquisition goodwill amortization.....................       2,636        2,213
Asset impairment charge...............................          --       20,399
Restructuring and other non-recurring charges.........       3,624          541
                                                          --------    ---------
    Total operating expenses..........................      67,989       83,005
                                                          --------    ---------
    Operating income (loss)...........................         587      (32,906)
Interest expense, net.................................       5,212        5,491
Non-cash interest expense (Restated-Note 8)...........       3,092           --
Litigation settlement.................................       1,900           --
                                                          --------    ---------
    Loss before income taxes..........................      (9,617)     (38,397)
Income tax benefit....................................      (1,309)      (6,078)
                                                          --------    ---------
    Net loss..........................................      (8,308)     (32,319)
Preferred stock dividends.............................          --          466
                                                          --------    ---------
    Net loss available to common stock................    $ (8,308)   $ (32,785)
                                                          ========    =========
Pro forma net loss per share--basic and diluted.......    $  (0.16)   $   (0.63)
                                                          ========    =========
Weighted average shares outstanding...................      51,473       52,075

3. RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    On July 29, 1998, the Company announced that it would record pre-tax restructuring charges of $13,000 related to the Merger. Current and future expenses related to the restructuring decision which meet the specific generally accepted accounting principles ("GAAP") criteria for accrual have been referred to herein as "restructuring" charges. Expenses related to the restructuring decision which do not meet the specific GAAP criteria for accrual have been referred to herein as "other" charges. "Other" charges have not been accrued, but are recognized as the related expenses are incurred. Accordingly, the Company recorded pre-tax charges of approximately $8,395 ($5,247, net of taxes) in the year ended December 31, 1998 and approximately $541 ($330, net of taxes) in the quarter ended March 31, 1999, as a part of the total restructuring. These charges are primarily attributable to one-time write-offs of redundant hardware and software, severance costs and the consolidation of certain administrative functions including

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

3. RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED) costs to relocate offices and employees. The Company does not anticipate recognizing additional Merger-related restructuring charges in 1999 and none were recorded in the quarters ended June 30, 1999 or September 30, 1999.

4. ASSET IMPAIRMENT CHARGE

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated future cash flows (undiscounted and without interest charges) estimated to be generated by those assets are less than the assets' carrying value. SFAS No. 121 also requires that when a group of assets being tested for impairment was acquired as part of a business combination that was accounted for using the purchase method of accounting, any goodwill that arose as part of the transaction must be included as part of the asset grouping. In accordance with SFAS No. 121, the Company reviews long-lived assets whenever events or changes in facts and circumstances indicate that the carrying value of the assets may not be recoverable. As a result of the performance of the Company's Elrick & Lavidge ("E&L") marketing research division since its acquisition (in a purchase accounting transaction) by IQI in July 1997, the Company has performed an analysis (based on E&L's estimated future cash flows) of the carrying value of the goodwill associated with the purchase of E&L. As a result of this evaluation, it was determined that the carrying value of the goodwill associated with the purchase of E&L has been impaired. Accordingly, in the quarter ended March 31, 1999, the Company adjusted the carrying value of E&L's long-lived assets to their fair value resulting in a non-cash asset impairment charge of $20.4 million, which reduced the amount of goodwill on the Company's balance sheet. This reduction is expected to result in a decrease in the Company's goodwill amortization expense of approximately $1.1 million annually.

5. SEGMENTS

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company classifies its operations into two segments, teleservices and marketing research, which are managed separately because each provides different services. The accounting policies of the operating segments are the same as described in the summary of significant accounting policies disclosed in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended. The teleservices segment provides large corporations with outsourced inbound and outbound call handling services including customer service, help desk, customer acquisition and retention, multilingual communications programs, facilities management, order provisioning, and database management. The marketing research segment provides its clients, representing a broad range of industries, with customized marketing research services including customer

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

5. SEGMENTS (CONTINUED)
satisfaction studies, quantitative and qualitative research, new product development, data management and field marketing services such as mystery shopping. Business segment information is as follows:

                                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                                         SEPTEMBER 30,         SEPTEMBER 30,
                                                      -------------------   --------------------
                                                        1998       1999       1998       1999
                                                      --------   --------   --------   ---------
REVENUES:
    Teleservices....................................  $ 65,052   $ 53,693   $138,137   $ 161,872
    Marketing research services.....................     8,285      7,376     24,256      19,036
                                                      --------   --------   --------   ---------
        Total.......................................  $ 73,337   $ 61,069   $162,393   $ 180,908
                                                      ========   ========   ========   =========
OPERATING INCOME (LOSS):
    Teleservices....................................  $  2,171   $ (4,265)  $  4,189   $ (10,943)
    Marketing research services.....................       520         58      1,470      (1,023)
    Asset impairment charge.........................        --         --         --     (20,399)
    Restructuring and other non-recurring charges...    (3,624)        --     (3,624)       (541)
                                                      --------   --------   --------   ---------
        Total.......................................  $   (933)  $ (4,207)  $  2,035   $ (32,906)
                                                      ========   ========   ========   =========
DEPRECIATION AND AMORTIZATION:
    Teleservices....................................  $  2,953   $  3,345   $  6,370   $   9,226
    Marketing research services.....................       161        140        524         465
    Acquisition goodwill amortization...............       803        744      2,020       2,213
                                                      --------   --------   --------   ---------
        Total.......................................  $  3,917   $  4,229   $  8,914   $  11,904
                                                      ========   ========   ========   =========

                                                               AS OF SEPTEMBER 30,
                                                              ----------------------
                                                                 1998        1999
                                                              ----------   ---------
                                                              (RESTATED)
TOTAL ASSETS:
    Teleservices............................................   $150,220    $ 145,862
    Marketing research services.............................     38,930       15,640
                                                               --------    ---------
        Total...............................................   $189,150    $ 161,502
                                                               ========    =========

6. CONVERSION OF SUBORDINATED INDEBTEDNESS

    In an effort to reduce debt and improve the Company's balance sheet, on June 30, 1999, a group led by the Company's largest shareholder, Thayer Equity Investors III, L.P. ("Thayer Equity", and together the "Thayer-led group"), agreed to convert approximately $12.1 million of its subordinated debt into two new series of convertible preferred stock. The 77,300 shares of new Series D Preferred Stock ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.00 per share, and the 44,018 shares of new Series E Preferred ($.01 par value per share, $100 per share liquidation preference) are convertible into Company Common Stock at $2.375 per share. Both series earn cumulative dividends (payable-in-kind in additional shares of the respective series of Preferred Stock) at the annual rate of 15%, and are non-voting except on specified matters. The Company may, at its option,

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

6. CONVERSION OF SUBORDINATED INDEBTEDNESS (CONTINUED) redeem the Series D and E Preferred shares in cash or by the issuance of a convertible promissory note bearing interest at a rate of 12%. In consideration of the conversion of the subordinated debt into preferred stock, the Company issued the Thayer-led group warrants to purchase an additional 1,000,000 shares of Company Common Stock at $0.90625 per share, the closing price of such stock on the date the debt was converted into equity. The excess of the fair value of the convertible subordinated debt extinguished over the fair value of the securities issued was $6.3 million which was recorded as an addition to paid-in capital as a result of this capital transaction.

7. AMENDMENTS TO CREDIT FACILITY

    On March 30, 1999, the Company entered into the Third Amendment to its existing Credit Agreement (the "Third Amendment") with The Bank of Nova Scotia ("Scotiabank") and Credit Suisse First Boston ("CSFB") whereby Scotiabank and CSFB waived the Company's defaults under certain of the covenants at December 31, 1998 and provided for new levels for existing financial covenants and a new covenant related to earnings before interest, taxes, depreciation and amortization ("EBITDA"). At June 30, 1999, Aegis was not in compliance with certain of its financial covenants contained in the Third Amendment. Accordingly, the long-term portion of this debt was restated as current at June 30, 1999 and remains classified as current at September 30, 1999.

    On August 6, 1999, the Company entered into the Fourth Amendment to its Credit Agreement (the "Fourth Amendment") with Scotiabank and CSFB whereby Scotiabank and CSFB committed to provide the Company an additional $7.5 million in term debt, resulting in a total facility of approximately $68.0 million, and waived the Company's defaults under certain of the covenants through August 31, 1999. The proceeds of the additional loan have been used for the Company's general corporate and working capital needs. As part of the Fourth Amendment, Thayer Equity agreed to guarantee the Company's additional $7.5 million of indebtedness. In consideration of such guarantee, the Company issued Thayer Equity a warrant to purchase up to 800,000 shares of the Company's Common Stock, exercisable only if the guarantee is drawn upon and at an exercise price based on the then market price of such stock. As part of its settlement of an indemnification claim made by the Company related to the Merger, Thayer Equity waived its right to this contingent warrant. In connection with the proposed $46.75 million investment by Questor Partners Fund II, L.P. and related funds (the "Questor Investors"), the Company is currently negotiating an amendment of its Credit Agreement, which management expects would cure the Company's defaults upon funding of the Questor Investors' investment.

8. EFFECT OF RESTATEMENT

    The Company has restated its September 30, 1998 and subsequent financial statements in accordance with Emerging Issues Task Force Topic No. D-60 to reflect a beneficial conversion feature contained in the subordinated debt issued to Thayer Equity in July 1998. This beneficial conversion feature, which was not originally recognized, resulted in a non-cash interest expense charge of $3.1 million at the issuance date of the debt.

    In connection with the restatement, the Company determined the fair value of the beneficial conversion feature to be $3.1 million based on its fair value at the issuance date and recorded the discount for the beneficial conversion feature as paid-in capital. As the $8.7 million in subordinated debt was immediately convertible upon issuance, the Company recognized $3.1 million in non-cash interest expense

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

8. EFFECT OF RESTATEMENT (CONTINUED)
in the quarter ended September 30, 1998. There was no impact to the Company's tax provision for the quarter ended September 30, 1998 as the beneficial conversion feature represents a permanent difference for tax purposes.

    The restatements of the 1998 financial statements for the matter described above had no effect on the Company's total assets or total liabilities and shareholders' equity (deficit). The Company's net loss and basic and diluted loss per common share for the three and nine months ended September 30, 1998, as previously reported and as restated, are as follows:

                                                              THREE MONTHS     NINE MONTHS
                                                                 ENDED            ENDED
                                                             SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1998             1998
                                                             --------------   --------------
Net loss--previously reported..............................     $ (1,961)        $ (2,080)
Adjustment related to recalculation of beneficial
  conversion feature on convertible subordinated debt......       (3,092)          (3,092)
                                                                --------         --------
    Net loss--as restated..................................     $ (5,053)        $ (5,172)
                                                                ========         ========
Net loss per share (basic and diluted)--previously
  reported.................................................     $  (0.04)        $  (0.06)
                                                                ========         ========
Net loss per share (basic and diluted)--as restated........     $  (0.10)        $  (0.14)
                                                                ========         ========

9. CURRENT FINANCIAL CONDITION

    On August 26, 1999, the Company entered into an agreement with Questor Investors whereby the Questor Investors have agreed to purchase $46.75 million of newly issued senior voting convertible preferred stock of the Company. The Company intends to use the net proceeds from the sale of the preferred stock primarily to reduce outstanding bank debt. Such reduction is expected to deleverage the Company and put the Company in a better position to renegotiate or refinance its existing bank credit agreement in order to cure the current defaults, provide needed flexibility for the Company under the financial covenants and provide access to working capital to fund future operations. The maximum number of shares of common stock issuable upon conversion of the 46,750 shares of Series F Preferred Stock proposed to be issued (assuming a conversion price of $1.00 per share) is 46,750,000, or approximately 47% of the issued and outstanding shares of common stock following conversion. On a fully diluted and as converted basis, the Questor Investors would hold approximately 38% of the Company's common stock and common stock equivalents. No assurance can be given, however, that the transaction will be consummated. The transaction is subject to shareholder, bank and regulatory approvals, the amendment of Aegis' charter in certain respects to facilitate the Questor Investors' investment, and other customary terms and conditions. The transaction is expected to be completed in the fourth quarter of 1999.

    Since the Merger described in Note 2 above, the Company has experienced declines in revenues and continued operating losses, the latter primarily as a result of restructuring and other non-recurring charges (Note 3). Further, due to covenant defaults in its bank agreement, the Company recorded a reclassification of long-term debt as current indebtedness for the quarter ended September 30, 1999. As a result of these developments, at September 30, 1999, the Company had a retained earnings deficit of $41 million and negative working capital of $35 million. In addition, since the Merger, the Company has relied upon the

                        AEGIS COMMUNICATIONS GROUP, INC.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE NOTED)

9. CURRENT FINANCIAL CONDITION (CONTINUED) financial support of its largest shareholder for additional capital and to maintain its existing credit facilities. If the Questor transaction is not consummated, the Company will require additional funding. The Company would seek such funding, and assistance to correct the covenant defaults noted above, initially from its largest shareholder, and if financing is not available from that source, from a third party. There can be no assurance, however, that additional funding and financial support will be available on acceptable terms. The Company could rely upon its borrowing base to obtain any such financing and accordingly, believes that it should be able to obtain adquate financing from some source. If such financing cannot be obtained, the Company will be required to undertake significant cost-cutting measures or a reorganization intended to streamline the Company's operations and improve its financial results.

                                                                      APPENDIX A

               SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK

                   PURCHASE AND REGISTRATION RIGHTS AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                   ---------
1.  Definitions..................................................................................................        A-1

2.  Purchase and Sale of Shares..................................................................................        A-5
                 (a)  Authorization of Shares....................................................................        A-5
                 (b)  Sale and Purchase..........................................................................        A-5

3.  Closing, Delivery and Payment................................................................................        A-5
                 (a)  Closing....................................................................................        A-5
                 (b)  Delivery...................................................................................        A-6

4.  Representations and Warranties of the Company................................................................        A-6
                 (a)  Organization, Good Standing and Qualification..............................................        A-6
                 (b)  Capitalization; Series F Preferred.........................................................        A-6
                 (c)  Authorization; Binding Obligations.........................................................        A-7
                 (d)  No Conflicts...............................................................................        A-7
                 (e)  SEC Reports................................................................................        A-7
                 (f)  Litigation.................................................................................        A-8
                 (g)  Offering Valid.............................................................................        A-8
                 (h)  Financial Statements.......................................................................        A-8
                 (i)  Absence of Liabilities.....................................................................        A-8
                 (j)  Taxes......................................................................................        A-8
                 (k)  Title to Property and Assets...............................................................        A-9
                 (l)  Employee Benefit Plans and Related Matters: ERISA..........................................       A-10
                 (m)  Accounts Receivable........................................................................       A-11
                 (n)  Material Contracts.........................................................................       A-11
                 (o)  Consents...................................................................................       A-11
                 (p)  Absence of Certain Changes.................................................................       A-11
                 (q)  Compliance with Law........................................................................       A-12
                 (r)  Intellectual Property......................................................................       A-12
                 (s)  Delaware General Corporation Law Section 203...............................................       A-12
                 (t)  Actions Regarding the Shareholder Rights Plan..............................................       A-12
                 (u)  No Further Claims..........................................................................       A-12
                 (v)  Information in Proxy Statement.............................................................       A-12

5.  Representations and Warranties of the Questor Investors......................................................       A-13
                 (a)  Requisite Power and Authority..............................................................       A-13
                 (b)  Investment Representations.................................................................       A-13
                 (c)  Information in Proxy Statement.............................................................       A-14

                                                                                                                     PAGE
                                                                                                                   ---------
6.  Representations and Warranties of the Existing Investors.....................................................       A-14
                 (a)  Requisite Power and Authority..............................................................       A-14
                 (b)  No Further Claims..........................................................................       A-14

7.  Required Registration........................................................................................       A-14

8.  Incidental Registration......................................................................................       A-16

9.  Registration Procedures......................................................................................       A-17

10.  Expenses....................................................................................................       A-20

11.  Indemnification.............................................................................................       A-21

12.  Reporting Requirements Under the Exchange Act...............................................................       A-23

13.  Stockholder Information.....................................................................................       A-23

14.  Financial Information.......................................................................................       A-23

15.  Stockholder Approval........................................................................................       A-24
                 (a)  Stockholder Meeting........................................................................       A-24
                 (b)  Proxy Statement............................................................................       A-24
                 (c)  No False or Misleading Statements..........................................................       A-24
                 (d)  Comfort Letter.............................................................................       A-25

16.  Conduct of Business Pending Closing.........................................................................       A-25
                 (a)  Organic Changes............................................................................       A-25
                 (b)  Indebtedness...............................................................................       A-25
                 (c)  Disposition of Assets......................................................................       A-25
                 (d)  Capital Expenditures.......................................................................       A-25
                 (e)  Other Actions..............................................................................       A-25

17.  Conditions to Closing.......................................................................................       A-26
                 (a)  Conditions to the Questor Investors' Obligations at the Closing............................       A-26
                 (b)  Conditions to Obligations of the Company...................................................       A-27

18.  Survival of Representations; Indemnity......................................................................       A-28
                 (a)  Survival of Representations................................................................       A-28
                 (b)  General Indemnity..........................................................................       A-28
                 (c)  Procedures for Indemnification.............................................................       A-29
                 (d)  Limitation on Certain Indemnities..........................................................       A-30

19.  Inquiries and Negotiations..................................................................................       A-30

                                                                                                                     PAGE
                                                                                                                   ---------
20.  Use of Proceeds.............................................................................................       A-31

21.  Termination.................................................................................................       A-31

22.  General Provisions..........................................................................................       A-31
                 (a)  Forms......................................................................................       A-31
                 (b)  Integration................................................................................       A-31
                 (c)  Notices....................................................................................       A-31
                 (d)  Choice of Law..............................................................................       A-32
                 (e)  Severability...............................................................................       A-32
                 (f)  Parties in Interest........................................................................       A-32
                 (g)  Counterparts...............................................................................       A-32
                 (h)  Modification, Amendment and Waiver.........................................................       A-32
                 (i)  Further Assurances.........................................................................       A-32
                 (j)  Headings...................................................................................       A-32
                 (k)  Gender and Number..........................................................................       A-33
                 (l)  Attorneys' Fees............................................................................       A-33
                 (m)  Broker's Fees..............................................................................       A-33
                 (n)  Confidentiality............................................................................       A-33
                 (o)  Expenses...................................................................................       A-33
                 (p)  Public Announcements.......................................................................       A-33
                 (q)  Additional Matters.........................................................................       A-33

               SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK
                   PURCHASE AND REGISTRATION RIGHTS AGREEMENT

    THIS SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of August 25, 1999, by and among Aegis Communications Group, Inc., a Delaware corporation (the "COMPANY"), Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "SIDE-BY-SIDE FUND"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) FUND" and together with Fund II and the Side-by-Side Fund, the "QUESTOR INVESTORS"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER EQUITY"), TC Co-Investors, LLC, a Delaware limited liability company ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER"), ITC Services Company ("ITC"), Edward Blank ("BLANK"), trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust, dated December 29, 1995, a trust organized under the laws of New Jersey (the "BLANK TRUST," and, together with Thayer, ITC and Blank the "EXISTING INVESTORS").

                                    RECITALS

    1. The Company has authorized the sale and issuance of an aggregate of Forty Six Thousand Seven Hundred Fifty (46,750) shares (the "SHARES") of its Series F Senior Voting Convertible Preferred Stock (the "SERIES F PREFERRED");

    2. The Questor Investors desire to purchase the Shares on the terms and conditions set forth herein; and

    3. The Company desires to issue and sell the Shares to the Questor Investors on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

    1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

        "ACTION" means any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

        "AGREEMENT" means this Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement.

        "BANK APPROVAL" means all consents or amendments under the Credit Agreement needed (i) to consummate the transactions contemplated by this Agreement, including, without limitation, the use of proceeds contemplated by Section 20, and (ii) to secure as of the Closing at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement after taking account of all limitations on borrowing under such Credit Agreement, including, without limitation, the borrowing base, and after giving effect to the transactions contemplated by this Agreement, including, without limitation, such use of proceeds.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMISSION" means the Securities and Exchange Commission.

        "COMMON STOCK" means the common stock, $.01 par value, of the Company.

        "CONVERSION SHARES" means Common Stock issued or issuable upon exercise or conversion of the Shares issued pursuant to this Agreement.

        "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement, dated as of July 9, 1998, among IQI, Inc., Aegis Communications Group, Inc. The Bank of Nova Scotia, Credit Suisse First Boston and the other parties enumerated therein, as amended.

        "EQUITY SECURITY" means any stock or similar security of the Company or any security (whether stock or indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (whether or not indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA AFFILIATE" means any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service group within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "GOVERNMENTAL ENTITY" means any local, state, federal or foreign
    (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

        "HOLDER" of any security means the record or beneficial owner of such security.

        "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

        "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "INDEBTEDNESS" means, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course consistent with past practice), including securities and other Indebtedness,
    (C) in respect of letters of credit issued for such Person's account and interest rate swap agreements and currency exchange rate agreements (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principals, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien (other than a Permitted Lien) upon property owned by such person and upon which liabilities or obligations such person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligations; provided, however, that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory of similar property acquired and consumed in the ordinary course consistent with past practice or for services.

        "INITIATING HOLDERS" means either (i) in the case of the Questor Holders, the Questor Holders of greater than 50% of the shares of Registrable Securities then outstanding and owned, beneficially or of record, by the Questor Holders, or (ii) in the case of the Existing Investors, the Holders of greater than 50% of the shares of Registrable Securities then outstanding and owned, beneficially or of record, by the Existing Investors.

        "INTELLECTUAL PROPERTY" means all intellectual property or proprietary rights owned or used by the Company and its Subsidiaries, including all franchises, permits, licenses, software, trademarks, service marks, domain names, trade rights, trade dress, patents, patent applications, copyrights, inventions, know-how and other confidential information.

        "IRS" means the United States Internal Revenue Service.

        "LEGAL REQUIREMENT" means any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

        "LIEN" means any mortgage, pledge, security interest, encumbrance, community property interest, trust, option, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, properties, profitability or operations of the Company and its Subsidiaries taken as a whole.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NASDAQ" means the Nasdaq National Market.

        "OPTIONS" means all outstanding options, warrants and other rights to acquire Common Stock.

        "ORIGINAL STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated July 9, 1998 by and among ATC Communications Group, Inc. and the other parties enumerated therein.

        "PERMITTED LIENS" means (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and similar liens, if the obligations secured by such Liens are not then delinquent.

        "PERSON" includes any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

        "PLAN" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliate for the benefit of current or former employees, with respect to which the Company or any of its Subsidiaries or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

        "PREFERRED STOCK" means Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

        "QUESTOR HOLDERS" means the Questor Investors and any Person that acquires Registrable Securities from the Questor Investors.

        The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "REGISTRABLE SECURITIES" means: (1) shares of Common Stock issued or issuable on exercise or conversion of the Shares issued pursuant to this Agreement, (2) shares of Common Stock issued or issuable upon exercise of the Warrants, so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined in the Securities
    Act) of any Existing Investor or Thayer's general partner, (3) shares of Common Stock issued or issuable upon conversion of the Subordinated Notes, so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner, and (4) the 24,814,509 shares of Common Stock owned by the Existing Investors as of the date hereof so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner, (5) any securities issued or issuable with respect to any of the securities referred to in clauses
    (1) through (4) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation, reorganization or other similar event; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold (other than to a partner or affiliate (as defined under the Securities Act) of the Existing Investors or Questor Investors or to a Questor Holder) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of purchaser is freely transferable without restriction or registration under the Securities Act in a public or private transaction.

        "RIGHTS PLAN" means the Rights Agreement, dated as of December 16, 1998, between the Company and Harris Trust and Savings Bank.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SERIES B PREFERRED STOCK" means Series B Preferred Stock, $.01 par value per share, of the Company.

        "SERIES D PREFERRED STOCK" means Series D Preferred Stock, $.01 par value per share, of the Company.

        "SERIES E PREFERRED STOCK" means Series E Preferred Stock, $.01 par value per share, of the Company.

        "SERIES F PREFERRED STOCK" means Series F Preferred Stock, $.01 per share, of the Company, to be issued pursuant to the Certificate.

        "SHAREHOLDER" means an owner of the issued and outstanding shares of Common Stock or Preferred Stock.

        "STOCK PLANS" means all stock option plans and other stock or equity-related plans of the Company.

        "SUBSIDIARY" of a Person means any corporation, partnership, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such Subsidiary entities, or both.

        "TAX" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine, penalty or addition thereto, whether disputed or not.

        "TAX RETURN" means any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

        "VOTING AGREEMENT" means the Stockholders and Voting Agreement, dated as of the date hereof, among the Questor Investors and the stockholders of the Company listed therein.

        "WARRANTS" mean (a) Warrant to Purchase One Million One Hundred Thousand (1,100,000) Shares of Common Stock, $.01 Par Value, dated April 7, 1998, at the price of $1.96 per share, held by Thayer Equity Investors III, L.P.;
    (b) Warrants to purchase 350,000 shares of Common Stock issued pursuant to a commitment letter from Thayer to the Company at an exercise price of $2.375;
    (c) Series Four Warrant to Purchase Nine Hundred Seven Thousand Nine Hundred Eighty-Four (907,984) Shares of Common Stock, $.01 Par Value, dated
    June 30, 1999, at the price of $.90625 per share, held by Thayer Equity Investors III, L.P.; (d) Series Four Warrant to Purchase Forty-Two Thousand Ninety-One (42,091) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank;
    (e) Series Four Warrant to Purchase Nine Thousand Nine Hundred Seventy-Eight (9,978) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank 1995 Grantor Retained Annuity Trust; (f) Series Four Warrant to Purchase Thirty-Nine Thousand Nine Hundred Forty-Seven (39,947) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by ITC Service Company; or (g) Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc. to Edward Blank, to purchase 25,403 shares for $808,600 and the Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc., to purchase 6,013 shares for $191,400 (such two Stock Purchase Warrants to purchase IQI, Inc. shares having been converted into warrants to purchase 306,347 shares, in aggregate, of Common Stock at an exercise price of $3.26 per share).

    2. PURCHASE AND SALE OF SHARES. (a) AUTHORIZATION OF SHARES. The Company has authorized (a) the sale and issuance to the Questor Investors of the Shares and (b) the issuance, upon conversion of the Series F Preferred in accordance with the terms of Certificate of Designation of the Series F Preferred, in the form attached hereto as EXHIBIT A (the "CERTIFICATE"), of the Conversion Shares. The Shares shall have the rights, preferences and privileges set forth in the Certificate.

        (b) SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Questor Investors and the Questor Investors agree to purchase from the Company the Shares at a purchase price of One Thousand Dollars ($1,000) per share, or the aggregate purchase price of Forty Six Million Seven Hundred and Fifty Thousand Dollars ($46,750,000) (the "PURCHASE PRICE").

    3. CLOSING, DELIVERY AND PAYMENT. (a) CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place three business days following the satisfaction of the conditions to closing in
Section 17(a)(xi) (Proxy Statement), the conditions to closing in Section 17(a)(xv) (HSR) and the conditions to closing in Section 17(a)(x) (Lender Agreements), at the offices of Hughes & Luce, L.L.P., 1717 Main Street,
Suite 2800, Dallas, Texas 75201 or at such other time or place as the Company and the Questor Investors may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

        (b) DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Questor Investors certificates representing the 46,750 shares of the Series F Preferred being purchased by the Questor Investors, in the name of the Questor Investors (each Questor Investor to receive a certificate for that portion of the aggregate number of Shares as is specified in writing by the Questor Investors), against payment to the Company of the Purchase Price therefor by wire transfer to such accounts specified in writing by the Company.

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Questor Investors as of the date of this Agreement as follows:

        (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of organization with all requisite corporate power and authority to own and operate its properties and assets and to carry out its business as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Certificate. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        (b) CAPITALIZATION; SERIES F PREFERRED. As of the date hereof, the authorized capital stock of the Company, consists of 100,000,000 shares of Common Stock, 52,492,616 shares of which are issued and outstanding, 29,778 shares of Series B Preferred Stock, of which 29,778 are issued and outstanding, 231,902 shares of Series D Preferred Stock, of which 77,300 shares are issued and outstanding and 132,053 shares of Series E Preferred Stock, of which 44,018 shares are issued and outstanding. Section (b) of the Disclosure Schedules attached hereto (the "DISCLOSURE SCHEDULES") sets forth a complete and accurate list of (i) all holders of Options, indicating the type and number of shares of Common Stock subject to each Option, the name of the plan and the vesting schedule and the exercise price thereof, and
    (ii) all of the Stock Plans. All of the issued and outstanding shares of Common Stock and Preferred Stock are, and all shares of Common Stock that may be issued upon exercise of Options after the date hereof and prior to the Closing Date will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on Section (b) of the Disclosure Schedules (i) there are no existing options, warrants, rights, calls or commitments of any character relating to shares of Common Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of the Company's capital stock and no commitments to issue such securities or instruments and
    (iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of the Company's capital stock either pursuant to any agreement or arrangement with the Company, or, to the Company's knowledge, pursuant to any agreement or arrangement with any other party. The offer, issuance and sale of all issued and outstanding shares of Common Stock and Preferred Stock were
    (i) registered under, or exempt from the registration and prospectus delivery requirements of, the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and
    (iii) accomplished in conformity with all other Legal Requirements. Except for the Original Stockholders Agreement, there are no voting agreements, voting trusts or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or its Subsidiaries. None of the awards, grants or other agreements pursuant to which Options were issued have provisions which accelerate the vesting or right to exercise such Options or warrants upon the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Section (b) of the Disclosure Schedules, the Company is not under any obligation to register any securities of the Company. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The rights, preferences, privileges and restrictions of the other series of Preferred Stock are as stated in their respective Certificates of Designation. The Company's previously designated Series A Preferred Stock and Series C Preferred Stock are no longer outstanding and such designated preferred stock has resumed the status of authorized but unissued preferred stock. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions, other than Liens that might have been created by the Questor Investors and restrictions imposed by the Securities Act and the Stockholders Agreement (as hereinafter defined). The Conversion Shares have been duly and validly reserved for issuance and, when issued in compliance with the provisions of the Certificate, will be validly issued, fully paid and nonassessable, free and clear of all Liens and other restrictions, other than Liens that might have been created by the Questor Investors and restrictions imposed by the Securities Act and the Stockholders Agreement.

        (c) AUTHORIZATION; BINDING OBLIGATIONS. Subject to obtaining Stockholder Approval (as hereinafter defined), all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken. Subject to obtaining Stockholder Approval, this Agreement, when executed and delivered, will be the valid and binding obligation of the Company, enforceable in accordance with its terms. The sale of the Shares contemplated hereby and the subsequent conversion of the Shares into Conversion Shares in accordance with the Certificate are not subject to any preemptive rights or rights of first refusal.

        (d) NO CONFLICTS. Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws and the HSR Act, obtaining Stockholder Approval and the Bank Approval, filing of the Certificate as required by the Delaware General Corporation Law and the amended Certificate of Incorporation as contemplated by Section 17(a)(xvi) hereof, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected or to which any of the property or assets of the Company or any of its Subsidiaries is bound, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or any Legal Requirement applicable to or binding upon the Company or any of its Subsidiaries, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or any of its Subsidiaries or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company or any of its Subsidiaries except in the case of clauses (a), (c) and (d) above where such conflict, breach, violation, default, rights, termination, non-performance, Lien or adverse effect would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or have a material adverse effect upon the consummation of the transactions contemplated hereby. Section
    (d) of the Disclosure Schedules sets forth a list of all agreements to which the Company or any of its Subsidiaries is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

        (e) SEC REPORTS. The Company has timely filed all forms, reports, statements and schedules required to be filed with the Commission since January 1, 1998. The Company has made available to the Questor Investors copies of its Annual Report on Form 10-K under the Exchange Act, for the year ended December 31, 1998, and all other reports filed by the Company under the Exchange Act since

    January 1, 1999 (collectively, the "SEC FILINGS"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The SEC Filings, as of the respective dates of filing, complied as to form with the requirements of the Exchange Act and the Rules and Regulations thereunder. The Company's disclosure regarding "Year 2000" issues in its Form 10-Q for the quarter ended June 30, 1999 is an accurate description of the Company's and its Subsidiaries' status regarding those issues, and such disclosure does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (f) LITIGATION. Except as disclosed in Section (f) of the Disclosure Schedules, there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or any of its Subsidiaries or their respective properties, assets, businesses, officers, shareholders, directors or employees, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

        (g) OFFERING VALID. Assuming the accuracy of the representations and warranties of the Questor Investors contained in Section 5(b) hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and from any registration or filing requirement under applicable state securities laws.

        (h) FINANCIAL STATEMENTS. The Company has furnished to the Questor Investors a complete and correct copy of the following financial statements (collectively, including all notes thereto, the "FINANCIAL STATEMENTS"):
    (i) the Company's audited balance sheet, statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended
    December 31, 1998 and for the twelve-month period then ended, and (ii) the Company's unaudited balance sheet (the "BALANCE SHEET") as of June 30, 1999 (the "BALANCE SHEET DATE") and statements of operations and cash flow for the six months period ended as of the Balance Sheet Date (the "MOST RECENT FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Company and present fairly the financial condition, results of operations, changes in stockholders equity and cash flows of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which are not reasonably expected to be material in the aggregate.

        (i) ABSENCE OF LIABILITIES. Except as disclosed in Section (i) of the Disclosure Schedules, at the Balance Sheet Date, neither the Company nor its Subsidiaries had any liabilities of any type that in the aggregate exceeded $500,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and since the Balance Sheet Date the Company and its Subsidiaries have not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

        (j) TAXES. (i) All material Tax Returns required to be filed through and including the date hereof by, or in connection with the operations of, the Company and its Subsidiaries are true, complete and correct in all respects and have been properly and timely filed. Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Questor has heretofore been granted access by the Company to true, correct and complete copies of each Tax Return of the Company and each material Tax Return of each Subsidiary with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such Tax Returns.

           (ii) All material Taxes required to be paid or withheld and deposited through and including the date hereof by, or in connection with the operations of, the Company and its Subsidiaries have been duly and timely paid or deposited by the Company or its Subsidiaries. The Company and its Subsidiaries have properly withheld or collected all amounts required by law for material income Taxes, employment Taxes and withholding Taxes relating to its employees, creditors, independent contractors and other third parties, and for all material Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

          (iii) The Company and its Subsidiaries have made adequate provisions on their respective books of account for all material Taxes with respect to their respective businesses, properties and operations through Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all material liabilities for Taxes of the Company and its Subsidiaries for all periods ending on or before the Closing Date.

           (iv) Neither the Company nor any Subsidiary has heretofore (i) had a material tax deficiency proposed, asserted or assessed against it,
       (ii) executed any waiver of any statute of limitations on the assessment or collection of any material Taxes, or (iii) been delinquent in the payment of any material Taxes.

           (v) Except as set forth in Section (j) of the Disclosure Schedules, no material Tax Return of the Company or any Subsidiary for which the applicable statute of limitations (taking into account any waivers or extensions) has not expired has been audited or the subject of other Action by any Governmental Entity. Neither the Company nor any Subsidiary has received any notice from any Governmental Entity of any pending examination or any material proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or any Subsidiary or its respective assets or properties, and neither the Company nor any Subsidiary has any reason to believe that any Governmental Entity may assess (or threaten to assess) any material taxes for any periods ending on or prior to the Closing Date.

           (vi) Neither the Company nor any Subsidiary (i) has filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date;
       (ii) has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
       Section 280G; (iii) is a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is a party to a tax allocation or sharing agreement; (v) has any liability for Taxes of another Person because it is or was a member of an affiliated group (other than any group of which the Company is currently the common parent) within the meaning of Code Section 1504(a) (or similar or analogous provision of state or local income Tax law); (vi) has within the preceding six years applied for a tax ruling from a Governmental Entity; (vii) has ever filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e); (viii) has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (ix) has issued or assumed any acquisition indebtedness as defined in Section 279(b) of the Code.

          (vii) Set forth in Section (j) of the Disclosure Schedule is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credits or excess charitable contribution of the Company and its Subsidiaries.

        (k) TITLE TO PROPERTY AND ASSETS. The Company and its Subsidiaries have good title to or a valid leasehold interest in all of their respective properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet (except those disposed of since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets necessary or useful for the conduct of their respective businesses, and none of such properties or assets is subject to any Lien of any nature whatsoever, other than those the material terms of which are described in the Financial Statements or Section (k) of the Disclosure Schedules.

        (l) EMPLOYEE BENEFIT PLANS AND RELATED MATTERS: ERISA. (i) EMPLOYEE BENEFIT PLANS. Section (l) of the Disclosure Schedule sets forth a complete and correct list of each Plan (other than any Plan that has been filed with the Commission as a material contract). Except as set forth on Section (l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has communicated to any current or former employee, officer or director of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such persons (collectively, the "EMPLOYEES") any intention or commitment to modify any Plan or to establish or implement any other material employee or retiree benefit or compensation plan or arrangement.

           (ii) QUALIFICATION. Except to the extent that failure to meet the requirements of section 401(a) of the Code would not result in any material liability as to which adequate reserves have not been established, each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, (A) has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status or (B) a timely application for such a favorable determination letter was filed or will be filed prior to the expiration of the "remedial amendment period" (as defined under Treasury Regulation Section 1.401(b)-1) and the Company has no reason to believe that such a favorable determination letter will not be granted.

          (iii) COMPLIANCE; LIABILITY. (A) No liability has been or is reasonably expected to be incurred under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that is or would be material to the Company and its Subsidiaries, taken as a whole.

               (B) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failures so to comply that, individually and in the aggregate, could not reasonably be expected to result in a material liability or obligation on the part of the Company or any of its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole. There are no pending or threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company) which would reasonably be expected to result in any liability to the Company or any of its Subsidiaries.

               (C) Each Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

              (D) No Employee is or will become entitled to any material post-employment benefits of any kind by reason of employment with the Company or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by section 4980B of the Code, (y) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (z) deferred compensation accrued as a liability on the regularly prepared balance sheets of the Company. The consummation of the transactions contemplated by this Agreement will not result in a material increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

        (m) ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiaries reflected in the Balance Sheet (on a net basis) and all accounts receivable of the Company and its Subsidiaries that have arisen since the Balance Sheet Date, were valid and enforceable claims against the account debtor at the date recorded, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications.

        (n) MATERIAL CONTRACTS. All material contracts, leases, agreements and arrangements to which the Company or any of its Subsidiaries is a party are legally valid, binding and enforceable in accordance with their terms and in full force and effect, and the Company has provided the Questor Investors with the opportunity to review and copy all such documents. The Company and, to the knowledge of the Company, all other parties to such contracts, leases, agreements and arrangements have complied in all material respects with the provisions of such contracts, leases, agreements and arrangements, and neither the Company nor any of its Subsidiaries and, to the knowledge of the Company, no other party is, in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder that could reasonably be expected to have a Material Adverse Effect thereunder. Set forth in Section (n) of the Disclosure Schedules is a list of all such material contracts, leases, agreements and arrangements to which the Company or any of its Subsidiaries is a party which either are not included as an exhibit to the SEC Filings, cannot be terminated or do not terminate within 12 months or less without cause, or obligate the Company or any of its Subsidiaries for amounts in excess of $100,000. Except as set forth in Section (n) of the Disclosure Schedules, none of such contracts, leases, agreements or arrangements will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect following the consummation of the transactions contemplated by this Agreement, including the issuance of the Shares or the Conversion Shares.

        (o) CONSENTS. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the HSR Act and the filing of the Certificate as required by the Delaware General Corporation Law and the amended Certificate of Incorporation as contemplated by Section 17(a)(xvi) hereof and the Bank Approval, no consent, approval, authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares or the Conversion Shares, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

        (p) ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has made or suffered any change in, or condition affecting, their respective condition (financial or otherwise), properties, profitability or operations other than changes, events or conditions in the ordinary course, none of which, individually or in the aggregate, has had, or which the Company can reasonably foresee will have, a Material Adverse Effect; PROVIDED, HOWEVER, that, subject to the immediately succeeding proviso, any such change resulting from the loss of (i) any customer or client or customer or client program since the Balance Sheet Date will be viewed in the aggregate after taking into account any customer or client or customer or client programs gained since the Balance Sheet Date; PROVIDED FURTHER that the loss of (i) any customer or client set forth on Section (p) of the Disclosure Schedules, or (ii) any program of any such customer or client the loss of which program in itself could reasonably be expected to have a Material Adverse Effect, will in each case be deemed to constitute a Material Adverse Effect.

        (q) COMPLIANCE WITH LAW. The Company and its Subsidiaries are in compliance in all material respects with all Legal Requirements in connection with the operation of their businesses and the ownership and maintenance of their assets and properties. To the Company's knowledge, all filings and notices required to be made by the Company and its Subsidiaries with any Governmental Entity in connection with the operation of their businesses or the ownership and maintenance of their assets or properties have been made or given in a timely fashion.

        (r) INTELLECTUAL PROPERTY. The Company or its Subsidiaries are the exclusive owner of all right, title and interest in and/or have the valid and legal right to use all Intellectual Property necessary to conduct their businesses as now being conducted. Such use of Intellectual Property owned by the Company, and to the knowledge of the Company and its Subsidiaries, such use of Intellectual Property licensed to the Company and its Subsidiaries, does not conflict with or infringe upon any valid rights of others except for infringements or conflicts which could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that the conduct of its business infringes upon or conflicts with the asserted intellectual property or proprietary rights of others and has no knowledge that any person is infringing upon or in conflict with its asserted rights.

        (s) DELAWARE GENERAL CORPORATION LAW SECTION 203. The Board has taken such action as necessary to approve for purposes of Section 203 of the Delaware General Corporation Law this Agreement and the transactions contemplated hereby and any future sales by the Questor Investors, including, without limitation, all action necessary to prevent the Questor Investors or any transferee of the Questor Investors from being deemed an interested person as defined in such Section 203.

        (t) ACTIONS REGARDING THE SHAREHOLDER RIGHTS PLAN. The Company has taken all actions to amend the Rights Plan (i) as necessary to ensure that this Agreement and the consummation of any of the transactions contemplated hereby and any future issuance or purchase of shares of capital stock of the Company by the Questor Investors or their Affiliates or transferees, including without limitation the issuance of the Shares and the Conversion Shares and the subsequent sale of any such Shares and Conversion Shares, will not result in the distribution of separate rights certificates, the occurrence of a "Distribution Date" or in any such person being deemed to be an "Acquiring Person" under the Rights Plan, and (ii) subject to the Closing, to provide that the "Final Expiration Date" thereunder will be the Closing Date.

        (u) NO FURTHER CLAIMS. As of the Closing Date, neither the Company nor any of its Subsidiaries shall have any claims outstanding against any of the Existing Investors pursuant to any indemnity provision or otherwise, including any indemnity claim pursuant to the Agreement and Plan of Merger, dated as of April 7, 1998, by and among IQI, Inc., ATC Communications
    Group, Inc. and ATC Merger Sub, Inc.

        (v) INFORMATION IN PROXY STATEMENT. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, and the Proxy Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation is made by the Company with respect to statements made therein based on information supplied by the Questor Investors in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form and otherwise in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        (w) REQUIRED VOTE. The voting power listed in Annex A to the Voting Agreement besides the names of the stockholders of the Company who are parties to such Voting Agreement is sufficient to adopt and approve this Agreement, the Amended and Restated Certificate of Incorporation, the election of directors and the other transactions contemplated by this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF THE QUESTOR INVESTORS. The Questor Investors, jointly and severally, hereby represent and warrant to the Company as of the date of this Agreement as follows:

        (a) REQUISITE POWER AND AUTHORITY. Each of the Questor Investors has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on each of the Questor Investors' part required for the lawful execution and delivery of this Agreement have been taken. Upon its execution and delivery, this Agreement will be valid and binding against the Questor Investors, enforceable in accordance with its terms.

        (b) INVESTMENT REPRESENTATIONS. The Questor Investors understand that neither the Shares nor the Conversion Shares have been registered under the Securities Act. The Questor Investors also understand that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Questor Investors' representations contained in this Agreement. The Questor Investors hereby represent and warrant as follows:

            (i) THE QUESTOR INVESTORS BEAR ECONOMIC RISK. The Questor Investors have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Questor Investors must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Questor Investors also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Questor Investors to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Questor Investors might propose.

            (ii) ACQUISITION FOR OWN ACCOUNT. The Questor Investors are acquiring the Shares and the Conversion Shares for their own account for investment only, and not with a view towards their distribution, provided the Questor Investors may resell the Conversion Shares in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act.

           (iii) THE QUESTOR INVESTORS CAN PROTECT THEIR INTEREST. The Questor Investors represent that by reason of their, or of their management's, business or financial experience, the Questor Investors have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement.

           (iv)  ACCREDITED INVESTOR.  Each of the Questor Investors is either
       (i) an accredited investor as such term is defined in Rule 501 promulgated under the Securities Act, or (ii) by reason of its business or financial experience, a sophisticated investor who has the capacity to protect its interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of the Company and its Subsidiaries and in financial business matters to evaluate the merits and risks of the Series F Preferred Stock and the Common Stock and the related transactions contemplated hereunder.

            (v) COMPANY INFORMATION. The Questor Investors have received and read the SEC Filings and have had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Questor Investors have also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

        (c) INFORMATION IN PROXY STATEMENT. None of the information supplied in writing by any of the Questor Investors for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    6. REPRESENTATIONS AND WARRANTIES OF THE EXISTING INVESTORS. Each of the Existing Investors severally hereby represent and warrant to the Questor Investors as of the date of this Agreement as follows:

        (a) REQUISITE POWER AND AUTHORITY. Each of Existing Investors has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action required of each Existing Investor for the lawful execution and delivery of this Agreement have been taken. Upon its execution and delivery, this Agreement will be valid and binding against each of the Existing Investors, enforceable in accordance with its terms.

        (b) NO FURTHER CLAIMS. None of the Existing Investors have any claims outstanding against the Company or its Subsidiaries pursuant to any indemnity provision or otherwise, including any indemnity claim pursuant to the Agreement and Plan of Merger, dated as of April 7, 1998, by and among IQI, Inc., ATC Communications Group, Inc. and ATC Merger Sub, Inc.

    7. REQUIRED REGISTRATION. (a) Commencing after the filing of the Certificate, if and whenever the Company shall receive a written request therefor from Initiating Holders, the Company agrees to prepare and file promptly a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request (which request will specify the intended method or methods of distribution of Registrable Securities), the Company agrees to give prompt written notice to all Holders of Registrable Securities that such registration is to be effected. The Company agrees to include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within thirty (30) days after the receipt of written notice from the Company.

        (b) The Company shall be obligated to prepare, file and cause to become effective upon request of the Initiating Holders a total of 2 registrations on a form other than S-3 (one initiated by the Existing Investors and one initiated by the Questor Holders) and 6 registrations on form S-3 (three initiated by the Existing Investors and three initiated by the Questor Holders), which may be in respect of a shelf registration pursuant to Commission Rule 415 (a "SHELF REGISTRATION") if so requested by the Initiating Holders; provided, however, that if the Company is not eligible to effect a registration on form S-3 at the time of any request for registration due to any failure by the Company to timely make any required filings with the Commission, the Company shall be obligated to prepare, file and cause to become effective upon the request of the Initiating Holders a registration statement on form S-1 (or form S-2 if available) in lieu of the registrations on form S-3 provided for in the preceding clause. A registration statement which becomes effective pursuant to a request for registration under this Section 7 shall not be counted for purposes of such limitations, (i) if, within 120 days after the registration relating to any such request has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Initiating Holder's reasonable satisfaction within 30 days, (ii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such registration statement are not satisfied (other than as a result of a default or breach thereunder by such Initiating Holder), or (iii) as otherwise provided in Section 7(f) below.

        (c) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 7 intend to distribute the Registrable Securities covered by their request by means of any underwriting, they will so notify the Company as a part of their request made pursuant to this Section 7(a), and the Company agrees to include such information in its written notice referred to in Section 7(a). In such event the right of any Holder to registration pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders initiating such request for registration and such Holder with respect to such participation and inclusion) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting agree to enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Company and the Holders of a majority of the shares of Registrable Securities to be included in such registration. The Holders of Registrable Securities to be distributed by such underwriter may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any Holders of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such Holder pursuant to
    Section 11(b).

        (d) Whenever a registration requested pursuant to this Section 7 is for an underwritten offering, the managing underwriter who will be selected to administer the offering shall be selected jointly by the Questor Holders and the Existing Investors in any registration in which both are participating and otherwise by the Initiating Holder, and such underwriter shall be reasonably satisfactory to the Company; PROVIDED, that at any time in which either the Questor Holders or the Existing Investors own Registrable Securities constituting less than 5% of the Common Stock of the Company on a fully diluted basis, they will not have a right to participate in the selection of the managing underwriter unless they are the Initiating Holder.

        (e) Notwithstanding any other provision of this Section 7, if the managing underwriter of an underwritten distribution advises the Company and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities requested to be included in such registration exceeds the number of shares of Registrable Securities which can be sold in such offering, then
    (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduced number of shares shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement.

        (f) To the extent all shares of Registrable Securities of the Initiating Holders are not included in the registration statement due to the underwriter cutbacks described above, such registration shall not count as a demand registration to which the Initiating Holders are entitled pursuant to subparagraph (b) of this Section 7.

        (g) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        (h) Notwithstanding any of the foregoing, if the Company shall at any time furnish to each seller of Registrable Securities a certificate signed by the President of the Company (a "DEFERRAL CERTIFICATE") stating that the Company has pending or in process a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of a registration statement to be filed pursuant to this Section 7 for up to 60 days (but the Company shall use its best efforts to complete the transaction and file the registration statement as soon as possible) PROVIDED that the Company shall not be permitted to defer the filing of registration statements pursuant to this clause (h) more than once in any 120-day period. If, after a registration statement becomes effective, the Company advises the holders of the registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended, and the Company will prepare and promptly file with the Commission any required amendment.

        (i) After receipt of notice of a requested registration pursuant to this Section 7, the Company shall not initiate, without the consent of the Initiating Holder, a registration of any of its securities for its own account until 90 days after such registration has been effected or such registration has been terminated. Further, the Company agrees not to effect any public sale or distribution or any sale or distribution pursuant to Rule 144A or Regulation S under the Securities Act of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of any registration statement filed pursuant to Section 7 (except as part of such registration or pursuant to a registration on Form S-4 or S-8 or any successor form). In addition, the Company shall use its commercially reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, issued by the Company at any time after the date of this Agreement (other than any such securities issued to the public in a registration or pursuant to Rule 144A under the Exchange Act), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company, and each of the parties to this Agreement hereby so agrees.

    8. INCIDENTAL REGISTRATION. (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than (i) pursuant to Section 7 hereof, (ii) on Form S-8 or a registration statement on Form S-1 covering solely an employee benefit plan and (iii) on Form S-4) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give promptly written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

        (b) If the registration of which the Company gives written notice pursuant to Section 8(a) is for a public offering involving an underwriting, the Company agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this
    Section 8 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration. The Holders of Registrable Securities to be distributed by such underwriter may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any Holders of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such Holder pursuant to Section 11(b).

        (c) Notwithstanding any other provision of this Section 8, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities exceeds the number of shares of Registrable Securities which can be sold in such offering, then (i) the number of shares of Registrable Securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement.

    9. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 7 or 8 hereof to effect the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

        (a) In accordance with the Securities Act and all applicable rules and regulations and the intended method or methods of distribution specified in the Initiating Holders' registration request, prepare and, as soon as practicable but in any event within 75 days thereafter, file with the Commission a registration statement with respect to such securities, make all required filings with the NASD, and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold; PROVIDED that in no event shall the Company be required to maintain the effectiveness of any registration statement for more than 4 months (or such longer period of time as may be requested by the managing underwriter in the case of an underwritten offering), except that the Company shall be required to maintain the effectiveness of a Shelf Registration for a period of one year (which period shall be extended for as long as sales of Registrable Securities have been suspended pursuant to Section 9(l) if sales of Registrable Securities have been suspended pursuant to Section 9(l));

        (b) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered without charge such number of copies of the registration statement and each amendment and supplement thereto (in each case including all exhibits and documents filed therewith), preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

        (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

        (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

        (f) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

        (g) Prepare and file promptly with the Commission, and promptly notify such Holders of the existence of circumstances giving rise to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (h) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

        (i) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

        (j) Furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) in the case of a registration in which any Questor Holder but no Existing Investor is participating, counsel selected by the Questor Holders, (ii) in the case of a registration in which any Existing Investor but no Questor Holders are participating, counsel selected by the Existing

    Investor, and (iii) in the case of a registration in which at least one Questor Holder and at least one Existing Investor is participating, counsel selected jointly by the participating Questor Holders and Existing Investors, and such documents shall be subject to the review of such counsel, the participating Questor Holders and the participating Existing Investors, as the case may be, and the Company shall not file any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus to which any such Person reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof, together with all other documents proposed to be filed in connection therewith, at least five (5) business days prior to the filing thereof; provided, however, that the failure of such Holders or their counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of such Holders their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 9 hereof;

        (k) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will make available for inspection upon request by any such Person and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

        (l) Provide in accordance with Section 22(c) hereof a Deferral Certificate to each seller of any Registrable Securities covered by a Shelf Registration at any time that the Company has a pending or in process material transaction (including a financing transaction) or other material development, the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, whereupon the holders of Registrable Securities being sold pursuant to such Shelf Registration shall suspend sales of such Registrable Securities beginning on the date of receipt of such Deferral Certificate and expiring on the date upon which such information is disclosed to the public or ceases to be material, as evidenced by a notice from the Company to such holders to that effect; PROVIDED, HOWEVER, that such deferral shall in no event be for a period of more than 75 days (but the Company shall use its best efforts to complete the transaction as soon as possible), and no more than one Deferral Certificate relating to a Shelf Registration may be filed in any 180-day period;

        (m) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement,
    (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal matters with respect to the registration as such requesting Holder or Holders may reasonably request, and (ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of the

    Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting Holder or Holders may reasonably request;

        (n) Use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (o) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

        (p) Use its commercially reasonable efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent
    (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

        (q) Enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition; and

        (r) Use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

    10. EXPENSES. (a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 7 or 8 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that security holders participating in any such registration agree to bear all underwriting discounts and commissions and transfer taxes with respect to their Registrable Securities included in such registration.

        (b) The fees, costs and expenses of registration to be borne by the Company, as provided in paragraph (a) above, shall include all expenses incurred by the Company to comply with Sections 7 and 8, including, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), reasonable fees and disbursements not to exceed $50,000 of one counsel for all of the selling Holders of Registrable Securities, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

    11. INDEMNIFICATION. (a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, stockholders, members, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities
Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, stockholders, members, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, stockholders, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. The Company and the Holders of Registrable Securities hereby acknowledge and agree that for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) transactions between such Holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (c) the name and address of such Holder, and (d) the intended method of distribution of such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller.

        (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby severally agrees to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. The Company and the holders of Registrable Securities hereby acknowledge and agree that for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (c) the name and address of such Holder, and (d) the intended method of distribution of such Holder. The indemnity provided by each seller of Registrable Securities under this Section 11(b) shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

        (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 11 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11 and shall not relieve the indemnifying party from liability under this Section 11 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
    (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or
    (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

        (d) If the indemnification provided for in subsection (a) or (b) of this Section 11 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. If, however, the allocation provided by the immediately preceding sentence is unavailable or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to the indemnifying party on the one hand and the indemnifying party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by such party). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No party shall be liable for contribution under this Section 11d except to the extent as such party would have been liable to indemnify under this Section 11d if such indemnification were enforceable under applicable law.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

    12. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 12 are (a) to enable the Holders of Registrable Securities to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Registrable Securities without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

    13. STOCKHOLDER INFORMATION. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

    14. FINANCIAL INFORMATION. From and after the Closing for so long as the Questor Investors beneficially own at least 5% of the fully diluted Common Stock of the Company, including securities convertible into such Common Stock, the Company will deliver to the Questor Holders annual audited and monthly unaudited financial statements and an annual budget prior to the beginning of each fiscal year as approved by the Board.

    15. STOCKHOLDER APPROVAL. (a) STOCKHOLDER MEETING. In order to consummate the transactions contemplated hereby, the Company, acting through its Board, shall, in accordance with applicable law, duly call, set a record date for, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING"), as soon as practicable, for the purpose of voting upon the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation, the election of directors, and the other transactions contemplated by this Agreement (the "Stockholder Approval"). The Company shall include in the Proxy Statement (as hereinafter defined) the recommendation of the Board that stockholders of the Company vote in favor of the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement. The Existing Investors agree to vote all shares of capital stock of the Company that they own and that may vote on such matters in favor of the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement.

        (b) PROXY STATEMENT. In connection with the solicitation of the Stockholder Approval, the Company shall as promptly as practicable prepare and file with the Commission a preliminary proxy statement relating to this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the Commission in the Proxy Statement (as hereinafter defined). The Company shall consult with the Questor Investors and provide the Questor Investors and their counsel a reasonable opportunity to review all filings with and responses from the Commission. The Company shall respond as promptly as reasonably practicable to any comments made by the Commission with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be filed with the Commission and mailed to its stockholders at the earliest reasonably practicable date (such proxy statement is referred to herein as the "PROXY STATEMENT"). The Questor Investors shall furnish all information concerning the Questor Investors and any new directors to be nominated by Questor for election to the Board as may reasonably be requested by the Company in connection with such filings. The Existing Investors shall furnish all information concerning the Existing Investors and any new directors to be nominated by Thayer for election the Board as may reasonably be requested by the Company in connection with such filings. The Company, after consultation with Questor, shall also take any action required to be taken, and make any other filings required, under the Securities Act, the Exchange Act and applicable state securities laws in connection with the issuance of the Shares, including, without limitation, any filing or statement or report to stockholders required by Rule 14f-1 under the Exchange Act, and the Questor Investors shall furnish all information concerning the Questor Investors as may be reasonably requested by the Company in connection with such actions and filings.

        (c) NO FALSE OR MISLEADING STATEMENTS. The information provided and to be provided by each of the Questor Investors and the Company specifically for use in the Proxy Statement and any other filings with the Commission shall not, with respect to the information supplied by such party, in the case of the Proxy Statement, on the date the Proxy Statement is cleared by the Commission, and, in the case of the Proxy Statement and any other filings with the Commission, on the date upon which the Proxy Statement is mailed to the stockholders of the Company or on the date upon which Stockholder Approval is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Questor Investors and the Company agrees to correct as promptly as reasonably practicable any such information provided by it that shall have become false or misleading in any material respect. The Company shall as promptly as practicable take all steps reasonably necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's stockholders to the extent required by applicable law. The Proxy Statement shall comply as to form and otherwise in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder and other applicable law.

        (d) COMFORT LETTER. The Company shall use all reasonable efforts to cause PricewaterhouseCoopers, LLP, the Company's independent accountants to deliver to the Questor Investors and the Existing Investors a letter dated as of the date of the Proxy Statement and addressed to the Questor Investors and the Existing Investors, in form and substance reasonably satisfactory to Questor, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and its Subsidiaries contained in the Proxy Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the transactions contemplated hereby.

    16. CONDUCT OF BUSINESS PENDING CLOSING. During the period commencing on the date hereof and continuing through the Closing Date, the Company will, and the Company will cause each of its Subsidiaries to, use commercially reasonable efforts to conduct their businesses in, and only in, the ordinary course consistent with past practice (including without limitation to preserve their relationship with customers). By way of explication and without limiting the foregoing, except as expressly contemplated by this Agreement or to the extent that the other party shall otherwise expressly consent in writing:

        (a) ORGANIC CHANGES. Neither the Company nor any of its Subsidiaries will (a) amend its Certificate of Incorporation or Bylaws (or equivalent documents), other than to increase the number of authorized shares of Common Stock and to create the Shares in order to enable the Company to consummate the transactions contemplated by this Agreement, (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, other than regularly scheduled dividends on the Series B Preferred and payment-in-kind dividends on the Series D and Series E Preferred, and except for the planned redemption of the Series B, Series D or Series E Preferred (in each case on terms reasonably satisfactory to the Questor Investors), or
    (d) issue any shares of its capital stock other than upon exercise of Options or conversion of Preferred Stock issued and outstanding on the date hereof or as payment-in-kind dividends pursuant to the certificates of designation of the Preferred Stock.

        (b) INDEBTEDNESS. Other than in the ordinary course consistent with past practice, the Company and each of its Subsidiaries will not incur any Indebtedness, sell any debt securities, lend money to or guarantee the Indebtedness of any Person or restructure or refinance their existing Indebtedness.

        (c) DISPOSITION OF ASSETS. The Company and each of its Subsidiaries will not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien (other than Permitted Liens) upon any of, their properties or assets, tangible or intangible, or any interest therein, except in the ordinary course consistent with past practice.

        (d) CAPITAL EXPENDITURES. Except for capital expenditures in an amount of which shall not exceed $3 million in the aggregate for the Company and its Subsidiaries, the Company and each of its Subsidiaries will not purchase or enter into any contract to purchase any capital assets.

        (e) OTHER ACTIONS. The Company shall not, and shall not permit any Subsidiary, to (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in

    Section 17(a) not being satisfied, provided, however, that the Company shall have the right to cure any noncompliance with subsections (i) or (ii) above until the shorter of either (A) 30 days from the date of notice thereof or
    (B) until the date of termination of this Agreement pursuant to Section 21 hereof.

    17. CONDITIONS TO CLOSING. (a) CONDITIONS TO THE QUESTOR INVESTORS' OBLIGATIONS AT THE CLOSING. The Questor Investors' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

           (i) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF
       OBLIGATIONS.  The representations and warranties made by the Company in
       Section 4 and by the Existing Investors in Section 6 hereof shall be true and correct in all material respects (or, for any representation or warranty that is qualified as to materiality, true and correct in all respects) as of the date hereof and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company and the Existing Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

           (ii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may and will be properly obtained subsequent to the Closing).

          (iii) FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

           (iv) CORPORATE DOCUMENTS. The Company shall have delivered to the Questor Investors or their counsel, copies of all corporate documents of the Company as the Questor Investors shall reasonably request.

           (v) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

           (vi) COMPLIANCE CERTIFICATE. The Company shall have delivered to the Questor Investors a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsection (i) of this Section 15 have been satisfied.

          (vii) LEGAL OPINION. The Questor Investors shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Closing Date, in form and substance reasonably satisfactory to the Questor Investors.

         (viii) DELIVERY OF SHARES. Certificates representing the Shares shall have been delivered to the Questor Investors.

           (ix) STOCKHOLDERS AGREEMENT. A Stockholders Agreement in the form attached hereto as EXHIBIT B (the "STOCKHOLDERS AGREEMENT") shall have been executed and delivered by the parties thereto and the Original Stockholders Agreement shall have been terminated.

           (x) LENDER AGREEMENTS. The Company shall have obtained the Bank Approval, or the Company shall have consummated the refinancing of the Credit Agreement (the "REFINANCING"), in each case on terms reasonably satisfactory to the Questor Investors.

           (xi) PROXY STATEMENT. The definitive Proxy Statement shall have been filed with the Commission and mailed to the stockholders of the Company.

          (xii) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

         (xiii) BY-LAW AMENDMENT. The By-Laws of the Company shall have been amended and restated as set forth in EXHIBIT C.

          (xiv) HSR. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission and still pending which challenges or seeks to enjoin the consummation of such transactions.

          (xv) CERTIFICATE. The Certificate of Incorporation of the Company shall have been amended (A) to increase the authorized shares of capital stock of the Company from 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 200,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock and (B) to delete Article Sixth thereof to the extent that it provides for classification of the Board of Directors into three separate classes.

          (xvi) PREFERRED STOCK. Holders of all outstanding shares of Series D and Series E Preferred Stock shall have consented to the repurchase at the Closing by the Company of such shares and shall have tendered such shares to the Company for repurchase at the Closing in each case on terms reasonably satisfactory to the Questor Investors.

         (xvii) RESIGNATIONS. The Company shall have received resignations from all of the directors on the Board and six directors designated by the Questor Investors and six directors designated by Thayer shall have been elected or otherwise validly appointed by the stockholders of the Company.

         (xviii) REGISTRATION RIGHTS. The Registration Rights Agreement, dated as of July 9, 1998, by and among the Company and the Existing Investors, as amended, and the Registration Rights Agreement, dated May 4, 1998, between ATC Communications Group, Inc. and Thayer shall have been terminated without the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xix) RIGHTS PLAN. The Company shall have terminated the Rights Plan without the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xx) WARRANTS. The Series Five Warrant to Purchase Up To Eight Hundred Thousand (800,000) Shares of Common Stock, $.01 Par Value, dated August 6, 1999, at the Common Stock's Fair Market Value per share, held by Thayer Equity Investors III, L.P. shall have been terminated without exercise or the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xxi) STOCKHOLDER APPROVAL. This Agreement, the Amended and Restated Certificate of Incorporation and the transactions contemplated by this Agreement shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law.

        (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

           (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 5 made by the Questor Investors shall be true and correct in all material respects (or, for any representation or warranty that is qualified as to materiality, true and correct in all respects) as of the date hereof and as of the Closing Date, with the same force and effect as if they had been made on and as of said date.

           (ii) PERFORMANCE OF OBLIGATIONS. The Questor Investors shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Questor Investors on or before the Closing.

          (iii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

           (iv) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed and delivered by the parties thereto.

           (v) LENDER AGREEMENTS. The Company shall have obtained the Bank Approval or the Company shall have consummated the Refinancing, in each case on terms reasonably satisfactory to the Company.

           (vi) PAYMENT FOR SHARES. The Company shall have received a wire transfer in the amount of the Purchase Price.

          (vii) PROXY STATEMENT. The definitive Proxy Statement shall have been filed with the Commission and mailed to the stockholders of the Company.

         (viii) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

           (ix) HSR. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission and still pending which challenges or seeks to enjoin the consummation of such transactions.

           (x) PREFERRED STOCK. Holders of all outstanding shares of Series B, Series D and Series E Preferred Stock shall have consented to the repurchase at the Closing by the Company of such shares and shall have tendered such shares to the Company for repurchase at the Closing.

           (xi) STOCKHOLDER APPROVAL. This Agreement, the Amended and Restated Certificate of Incorporation and the transactions contemplated by this Agreement shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law.

    18. SURVIVAL OF REPRESENTATIONS; INDEMNITY. (a) SURVIVAL OF REPRESENTATIONS. Subject as set forth below, (i) all representations and warranties (other than representations and warranties as to tax matters and as to the matters set forth in the last three sentences of Section 4(b) and in
Section 4(c)) made by any party hereto in this Agreement or pursuant hereto shall survive for the period commencing on the date hereof and ending on the date thirty days after delivery to the Questor Investors of the Company's audited consolidated financial statements for the fiscal year ended
December 31, 2000, (ii) the representations and warranties as to tax matters made by any party hereto in this Agreement or pursuant thereto shall survive for the applicable tax statute of limitation period, including any extensions thereof, and (iii) the representations and warranties as to the matters set forth in the last three sentences of Section 4(b) and in Section 4(c) shall survive indefinitely.

        (b) GENERAL INDEMNITY. (i) Subject to the terms and conditions of this Section 18, the Company hereby agrees to indemnify, defend and hold the Questor Investors harmless from and against all demands, claims, actions or causes of action, assessments, losses (including diminution in value of the Common Stock or the Shares), damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "DAMAGES"), asserted against, arising out of, imposed upon or incurred by the Questor Investors by reason of or resulting from (x) a breach of any representation, warranty, agreement or covenant of the Company contained in or made pursuant to this Agreement or (y) the matters set forth on Schedule 18(b).

           (ii) Subject to the terms and conditions of this Section 18, the Questor Investors hereby agree to indemnify, defend and hold the Company harmless from and against all Damages asserted against, arising out of, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty, agreement or covenant of the Questor Investors contained in or made pursuant to this Agreement.

          (iii) Subject to the terms and conditions of this Section 18, the Existing Investors severally hereby agree to indemnify, defend and hold the Questor Investors harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Existing Investors contained in or made pursuant to this Agreement.

        (c) PROCEDURES FOR INDEMNIFICATION. The respective obligations and liabilities of the Questor Investors, on the one hand, and the Company and the Existing Investors, on the other hand (the "INDEMNIFYING PARTY"), to the other (the "PARTY TO BE INDEMNIFIED") under Section 18(b) hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following procedures:

              (A) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing; provided that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 18(c) and shall not relieve the indemnifying party from liability under this Section
           18(c) unless such indemnifying party is prejudiced by such omission;

               (B) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least 15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

               (C) anything in this Section 18(c) to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

              (D) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

        (d) LIMITATION ON CERTAIN INDEMNITIES. Notwithstanding anything in this Section 18 to the contrary:

           (i) the Company shall not be obligated to indemnify, defend and hold harmless the Questor Investors pursuant to Section 18(b) hereof unless and to the extent that the aggregate amount of such Damages exceeds $450,000; and

           (ii) the Company's aggregate liability and obligation to indemnify, defend and hold harmless the Questor Investors pursuant to said Section 18(b) shall in no event exceed $15,000,000.

    PROVIDED that the limitations set forth in clauses (i) and (ii) above shall not apply in respect of any breach of Sections 7 through 11.

        (e) Following Closing, the indemnity provided for in this Section 18 shall be the sole and exclusive remedy of the Questor Investors or the Company, as the case may be, for the breach of this Agreement PROVIDED that nothing herein shall limit in any way any party's remedies in respect of any intentional breach of this Agreement, any breach of any other agreement among the parties hereto, any fraud or intentional misrepresentation or omission, or any breach of Sections 7 through 11 hereof; PROVIDED, FURTHER that no party shall be entitled to be compensated more than once for the same Damages (including, without limitation, that the Questor Investors shall not be entitled to indemnification under this Section 18 to the extent that the Questor Investors have been compensated for damages that might otherwise give rise to a right of indemnification under this Section 18 as a result of any adjustment to the Series F Preferred Stock Conversion Price made pursuant to Section 7(d) of the Certificate).

    19. INQUIRIES AND NEGOTIATIONS. (a) Prior to the earlier of the termination of this Agreement pursuant to Section 21 hereof or the Closing Date, neither the Company nor any of its Subsidiaries, nor the Existing Investors, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, solicit, respond to or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in facilitate or encourage any effort or attempt by, any person, other than the Questor Investors and its affiliates, representatives and agents, concerning any transaction or series of transactions with a third party of parties concerning any merger, consolidation, sale of substantial assets, sale or exchange of shares of capital stock or other equity securities or sale of debt securities (including without limitation any of the foregoing effected by way of recapitalization, debt restructuring or other similar transaction), involving the Company or any Subsidiary, or any division of the Company or any of its Subsidiaries (such transactions being hereinafter referred to as "ALTERNATIVE TRANSACTIONS"). Upon execution of this Agreement, the Company and the Existing Investors shall immediately cease any existing discussions or negotiations with any parties relating to an Alternative Transaction. The Company or the Existing Investors, as the case may be, shall immediately notify the Questor Investors if any bona fide proposal, offer or other contact is received by, any material information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or the Existing Investors in respect of an Alternative Transaction, and shall, in any such notice to the Questor Investors indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Questor Investors informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

    20. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares exclusively for (a) the reduction of outstanding indebtedness, provided that immediately following such reduction as of the Closing Date, there shall remain at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement or any credit agreement entered into in connection with the Refinancing after taking account of all limitations on borrowing under the Credit Agreement or other credit agreement entered into in connection with the Refinancing, including, without limitation, the borrowing base, (b) the repurchase on the Closing Date of each share of the Company's Preferred Stock issued and outstanding prior to Closing Date and
(c) the payment of fees and expenses in connection therewith and the transactions contemplated by this Agreement.

    21. TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

        (a) by the mutual written consent of the Questor Investors and the Company; or

        (b) by the Questor Investors or the Company if the Closing has not occurred on or before December 31, 1999, and this Agreement has not previously been terminated; PROVIDED, that the right to terminate the Agreement under this Section 21(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

        (c) In the event that this Agreement shall be terminated pursuant to this Section 21, all further obligations of the parties under this Agreement, other than the obligations set forth in Sections 22(b), 22(d), 22(e), 22(f), 22(h), 22(l), 22(m), 22(n), 22(o), 22(p) and this Section
    21(c), shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

    22. GENERAL PROVISIONS. (a) FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

        (b) INTEGRATION. This Agreement, including the Disclosure Schedules and the exhibits and other attachments hereto and other documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter; without limitation, this
    Section 22(b) terminates Sections 1(iii), 2, 9 and 13 of the Letter Agreement, dated May 10, 1999, between Questor Management Company and the Company (the "CONFIDENTIALITY LETTER"), provided that the remainder of the Confidentiality Letter shall survive until the Closing Date, at which time the entire Confidentiality Letter shall be superceded by this Agreement.

        (c) NOTICES. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be personally delivered, mailed first class, postage prepaid, registered or certified mail (return receipt requested), or telecopied with confirmed receipt to the person for whom they are intended at the address shown on the signature pages of this Agreement for such party. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or when confirmed if telecopied, or, if sent by mail, at the earlier of actual receipt or five (5) days after the same has been deposited in the United States mail, addressed and postage paid as aforesaid. The addresses for the purposes of this Section 22(c) may be changed by giving written notice to all parties of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder. All notices required to be given to Holders of Registrable Securities pursuant to Sections 7, 8 and 9 hereof shall be deemed given to (i) the Questor Holders if given to Questor or such other Person or Persons as may be designated from time to time by Questor, (ii) the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner if given to Thayer or such other Person or Persons as may be designated by Thayer.

        (d) CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of law) of the State of Delaware.

        (e) SEVERABILITY. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason by adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

        (f) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

        (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (h) MODIFICATION, AMENDMENT AND WAIVER. This Agreement may be amended only in writing with the written consent of a majority in interest of the Questor Investors and a majority in interest of the Existing Stockholders and the Company; PROVIDED that any amendment which adversely affects the rights and obligations of any party hereunder may be amended only with the written consent of such party. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 22. Specifically, but without limiting the generality of the foregoing, the failure of the Questor Investors at any time or times to require performance of any provision hereof by the Company shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

        (i) FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action, if any, as may reasonably be necessary to carry out the intent of this Agreement, and the Company specifically agrees to cooperate affirmatively with Thayer or Questor, to the extent reasonably requested by Thayer or Questor, to enforce the rights of Thayer or Questor and their assignees hereunder.

        (j) HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        (k) GENDER AND NUMBER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, "or" is not exclusive.

        (l) ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (m) BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except for fees owed to Merrill Lynch & Co., Inc. and Questor Management Company pursuant to the Fee Agreement dated August 25, 1999, in each case to be paid by the Company.

        (n) CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, or to the extent required by law, court order or the NASDAQ rules, it shall at all times keep confidential and not disclose, divulge, furnish or make accessible to any other Person any information, knowledge or data concerning or relating to the business or financial affairs of the other parties that is not currently in the public domain, or does not come into the public domain other than by a breach by any party hereto of this Agreement, and to which such party has been or shall become privy by reason of this Agreement or any draft or final documentation, letters of intent, term sheets, correspondence, discussions or negotiations relating to this Agreement or the transactions contemplated hereby, the performance of its obligations or the exercise of its rights hereunder or the ownership of the Shares purchased hereunder.

        (o) EXPENSES. The Company shall bear its own expenses, fees, charges and disbursements incurred on its behalf with respect to this Agreement and the transactions contemplated hereby and the expenses, fees, charges and disbursements incurred by the Questor Investors in connection with this Agreement and the transactions contemplated hereby up to a maximum of $350,000, excluding all fees payable in accordance with Section 22(m) herein.

        (p) PUBLIC ANNOUNCEMENTS. The Company and the Existing Stockholders on the one hand, and the Questor Investors, on the other hand, agree that they will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable law.

        (q) ADDITIONAL MATTERS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

        (r) ACCESS TO INFORMATION. The Company shall afford to the Questor Investors and their authorized representatives access upon reasonable notice and during normal business hours throughout the period prior to the Closing to all of the books, records, properties, plants and personnel of the Company and its Subsidiaries and, during such period, shall furnish as promptly as practicable to the Questor Investors (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request.

        (s) SERIES B PREFERRED STOCK. The Company shall use its best efforts to repurchase and retire all outstanding shares of Series B Preferred Stock at or prior to Closing on terms reasonably satisfactory to the Questor Investors.

            [SIGNATURE PAGE OF SERIES F CONVERTIBLE PREFERRED STOCK
                  PURCHASE AND REGISTRATION RIGHTS AGREEMENT]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                          COMPANY:

                                          AEGIS COMMUNICATIONS GROUP, INC.,

                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                              Name:

                                              Title:

                                          Address: ATC Communications
                                          Group, Inc.
                                                 7880 Bent Branch Drive
                                                 Suite 150
                                                 Irving, Texas 75063

                                          QUESTOR:
                                          QUESTOR PARTNERS FUND II, L.P.
                                          a Delaware limited partnership

                                          By: Questor General Partner II, L.P.,
                                             its General Partner

                                          By: Questor Principals II, Inc.,
                                             its General Partner

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address: c/o Organization
                                          Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE
                                          PARTNERS II, L.P.
                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address: c/o Organization
                                          Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE
                                          PARTNERS II 3(C)(1), L.P.
                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address: c/o Organization
                                          Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                          TC CO-INVESTORS, LLC
                                          a Delaware limited liability company

                                          By: TC Management Partners, LLC
                                             a Delaware limited liability
                                             company, its General Partner

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address: 1455 Pennsylvania Avenue,
                                          N.W.
                                                 Washington, D.C. 20004

                                          THAYER EQUITY INVESTORS III, L.P.
                                          a Delaware limited partnership

                                          By: TC Equity Partners, LLC
                                             a Delaware limited liability
                                             company, its General Partner

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address: 1455 Pennsylvania Avenue,
                                          N.W.
                                                 Washington, D.C. 20004

                                          ITC SERVICES COMPANY
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address:
--------------------------------------------------------------------------------

                                                --------------------------------

                                                --------------------------------

                                          EDWARD BLANK

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address:
--------------------------------------------------------------------------------

                                                --------------------------------

                                                --------------------------------

                                          TRUSTS CREATED BY EDWARD BLANK AS BOTH
                                          GRANTOR AND TRUSTEE UNDER ARTICLE
                                          FOURTH OF THE EDWARD BLANK 1995
                                          GRANTOR RETAINED ANNUITY TRUST

                                          a New Jersey trust

                                          By:
                                          --------------------------------------
                                          Name: Sharon Blank
                                          Title: Trustee

                                          Address:
--------------------------------------------------------------------------------

                                                --------------------------------

                                                --------------------------------

                                                                      APPENDIX B

                                August 26, 1999

The persons set forth on the signature
  lines to this letter agreement

Ladies and Gentlemen:

    We are each parties to that certain Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement dated as of
August 25, 1999 by and among Aegis Communications Group, Inc. (the "COMPANY"), the Questor Investors (as defined below) and certain existing stockholders of the Company identified therein (the "STOCK AGREEMENT"). Terms used in this letter that are not otherwise defined will have the meanings given to them in the Stock Agreement.

    1. USE OF PROCEEDS The parties agree that notwithstanding the covenant of the Company to use the proceeds from the sale of the Shares as set forth in
Section 20 of the Stock Agreement, the proceeds from such sale shall be used exclusively for: (a) the reduction of outstanding indebtedness under the Credit Agreement; (b) the repurchase on the Closing Date of the Company's Series D and Series E Preferred Stock issued and outstanding prior to the Closing Date to the extent (i) permitted by the Bank Approval or pursuant to the terms of the Refinancing and (ii) approved by the Questor Investors in their sole discretion;
(c) the repurchase of each share of the Series B Preferred Stock tendered to the Company on or prior to the Closing; and (d) the payment of fees and expenses in connection therewith and the transactions contemplated by the Stock Agreement (the "REVISED USE OF PROCEEDS"). In the event that any Series D or Series E Preferred Stock is repurchased on or immediately following the Closing Date in accordance with clause (b), the Series E Preferred Stock shall be repurchased in full before any portion of the Series D Preferred Stock may be repurchased.

    2. BANK APPROVAL; USE OF PROCEEDS. Section 17(a)(x) of the Stock Agreement provides that the Questor Investors' obligations at Closing are subject to the Company's having obtained the Bank Approval or consummated the Refinancing, on terms reasonably satisfactory to the Questor Investors, and Section 17(a)(xvi) provides that such obligations are conditioned on holders of all outstanding shares of Series D and Series E Preferred Stock having tendered their Shares at the Closing on terms reasonably satisfactory to the Questor Investors. Section 17(b)(v) of the Stock Agreement provides that the Company's obligations at Closing are subject to the Company having obtained the Bank Approval or consummated the Refinancing, on terms reasonably satisfactory to the Company. Notwithstanding the foregoing:

        (A) The Questor Investors hereby agree that if (i) as of the Closing, all other conditions to their obligations under the Stock Agreement (as modified by this letter agreement) have been satisfied (or otherwise waived in writing by the Questor Investors in their sole discretion), (ii) the Bank Approval has been obtained or a Refinancing has been consummated, and
    (iii) upon the Closing of the transactions contemplated by the Stock Agreement and immediately following the Revised Use of Proceeds, there will be at least $15 million of immediately available funds under the revolving credit facility under the Credit Agreement or under the credit agreement entered into in connection with the Refinancing, after taking account of all limitations on borrowing thereunder, including, without limitation, the borrowing base, the Questor Investors agree that the conditions set forth in Section17(a)(x) and 17(a)(xvi) will be deemed to be fulfilled, and

        (B) The Company hereby agrees that if (i) as of the Closing, all other conditions to the Company's obligations under the Stock Agreement (as modified by this letter agreement) have been satisfied (or otherwise waived in writing by the Company in its sole discretion), (ii) upon the Closing of the transactions contemplated by the Stock Agreement, the Bank Approval has been obtained, or a

    Refinancing has been consummated, and (iii) upon the Closing of the transactions contemplated by the Stock Agreement and immediately following the Revised Use of Proceeds there will be at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement or under the credit agreement entered into in connection with the Refinancing, after taking account of all limitations on borrowing thereunder, including, without limitation, the borrowing base, the Company agrees that the condition set forth in Section 17(b)(v) will be deemed to be fulfilled.

    The term "Bank Approval" as used in this letter agreement shall have the same meaning as in the Stock Agreement, but all references in the definition thereof in the Stock Agreement to "this Agreement" and to the "Use of Proceeds" shall be deemed to be references to the Stock Agreement as modified by this letter agreement and to the Revised Use of Proceeds, respectively.

    3. CHANGES TO CERTIFICATE OF DESIGNATION. The Questor Investors, the Company and Thayer Equity Investors III, L.P. ("THAYER") hereby agree that if all shares of Series B, Series D and Series E Preferred Stock issued by the Company prior to the Closing are not redeemed or repurchased at or prior to the Closing, the Questor Investors, the Company and Thayer will work together in good faith to revise the Certificate of Designations for the Series F Preferred Stock (the "CERTIFICATE") to reflect that shares of Series B, Series D and/or Series E Preferred Stock will remain outstanding, and to provide that the Series F Preferred Stock will have priority and preference over the Series D and Series E Preferred Stock, and will be subordinate to the Series B Preferred Stock with respect to dividends and liquidation rights.

    4. NEGOTIATIONS. The Company, Thayer and the Questor Investors each agree to use their reasonable commercial efforts in obtaining the Bank Approval or in consummating the Refinancing in accordance with the terms of the Stock Agreement as modified by this letter agreement, including as to the Revised Use of Proceeds. The Company and Thayer will (a) permit the Questor Investors to participate in all negotiations relating to the Bank Approval (including the negotiation of all amendments to the Credit Agreement) or the Refinancing, including all meetings and pre-scheduled telephone conferences and, to the extent reasonably practicable, telephone calls in connection therewith and will promptly apprise the Questor Investors of all developments with respect to such negotiations to the extent the Questor Investors have not so participated,
(b) will provide or make arrangements to provide the Questor Investors with copies of all documents prepared or distributed in connection therewith at the same time as they are received by the Company, Thayer or the lender banks, as the case may be; (c) consult with the Questor Investors prior to entering into any amendments to the Credit Agreement or any agreements in connection with the Refinancing, and will take into account its advice and recommendations relating to the terms of any such amendment or agreement.

    5. REPURCHASE OF SERIES D AND SERIES E PREFERRED STOCK. To the extent any or all of the Series D Preferred Stock or Series E Preferred Stock is not repurchased by the Company on or prior to the Closing Date, the Certificate of Designation of the Series D and Series E Preferred Stock will be amended immediately following the Closing to provide that (a) the Redemption Price (as defined therein) will be the greater of (i) the Redemption Price currently provided in the Certificate of Designations, and (ii) the Common Stock Fair Market Value (as therein defined) of the Series D and Series E Preferred Stock on an as converted basis as of a date five days prior to the Redemption Date (as therein defined), (b) to permit the Series D Preferred Stock and the Series E Preferred Stock to be redeemed in whole or in part and separately or together, subject only to the Company having sufficient and lawful funds to redeem the Series D Preferred Stock and the Series E Preferred Stock called for redemption and (c) to provide that the Series F Preferred Stock will have priority over the Series D and Series E Preferred Stock with respect to dividends and liquidation rights.

    6. REPAYMENT OF NOTES. If the Company shall repay prior to the stated maturity thereof, in whole or in part, that certain Promissory Note, dated as of December 17, 1997, made by IQI, Inc. payable to the Blank Trust, in the principal amount of $191, 400 and/or that certain Promissory Note, dated as of

December 17, 1997, made by IQI, Inc. payable to Blank, in the principal amount of $808,600, then the Company will immediately prior to such repayment, amend that certain Stock Purchase Warrant, dated as of December 17, 1997, issued by IQI, Inc. to the Blank Trust, and that certain Stock Purchase Warrant, dated as of December 17, 1997, issued by IQI, Inc. to Blank, by deleting Section
2(i) from each such warrant.

    7. EFFECT OF AGREEMENT. This Agreement modifies and amends the Stock Agreement and, to the extent that there is any conflict between this letter agreement and the Stock Agreement, this letter agreement shall govern.

    8. CONFIDENTIALITY. This letter shall be subject to the confidentiality restrictions set forth in Section 22(n) of the Stock Agreement, to the same extent as if a part thereof.

    9. CHOICE OF LAW. This letter agreement shall be governed by and construed in accordance with the internal laws (and the conflicts of law) of the State of Delaware.

    Please execute this letter below to evidence your agreement to the foregoing.

                                          Very truly yours,

                                          QUESTOR PARTNERS FUND II, L.P.
                                          a Delaware limited partnership

                                          By: Questor General Partner II, L.P.
                                             its General Partner

                                          By: Questor Principal II, Inc.
                                             its General Partner

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------
                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                          a Delaware limited partnership

                                          By: Questor Side-by-Side Partners II
                                          3(c)(1), L.P.
                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE PARTNERS II
                                          3(C)(1), L.P. a Delaware limited
                                          partnership

                                          By: Questor Principals II, Inc.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          AEGIS COMMUNICATIONS GROUP, INC.,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Address: ATC Communications
                                          Group, Inc.
                                                7880 Bent Branch Drive
                                                Suite 150
                                                Irving, Texas 75063

                                          TC CO-INVESTORS, LLC

                                          a Delaware limited liability company

                                          By: TC Management Partners, LLC
                                             a Delaware limited liability
                                          company,
                                             its General Partner

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Address: 1455 Pennsylvania Avenue,
                                          N.W.
                                                Washington, D.C. 20004

                                          THAYER EQUITY INVESTORS III, L.P.
                                          a Delaware limited partnership

                                          By: TC Equity Partners, LLC
                                             a Delaware limited liability
                                          company,
                                             its General Partner

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          Address: 1455 Pennsylvania Avenue,
                                          N.W.
                                                Washington, D.C. 20004

                                          ITC SERVICES COMPANY

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                        Address:

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                          EDWARD BLANK

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                        Address:

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                          TRUSTS CREATED BY EDWARD BLANK AS BOTH
                                          GRANTOR AND TRUSTEE UNDER ARTICLE
                                          FOURTH OF THE EDWARD BLANK 1995
                                          GRANTOR RETAINED ANNUITY TRUST

                                          a New Jersey trust

                                          By:
                                          --------------------------------------
                                          Name: Sharon Blank
                                          Title: Trustee

                                                                        Address:

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                                                      APPENDIX C

                                AMENDMENT NO. 2

    This Amendment No. 2, dated as of October 22, 1999, is to the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated August 25, 1999, by and among Aegis Communications
Group, Inc., a Delaware corporation, Questor Partners Fund II, L.P., a Delaware limited partnership, Questor Side-by-Side Partners II, L.P., a Delaware limited partnership, Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership, Thayer Equity Investors III, L.P., a Delaware limited partnership, TC Co-Investors, LLC, a Delaware limited liability company, ITC Services Company, Edward Blank, and trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust, dated December 29, 1995, a trust organized under the laws of New Jersey, as amended by a Letter Agreement, dated August 26, 1999, among the Company, the Questor Investors and the Existing Investors (such agreement, as amended, the "PREFERRED STOCK AGREEMENT"). Any capitalized term used herein without definition shall have the meaning assigned thereto in the Preferred Stock Agreement.

    1. AMENDMENT TO DEFINITIONS OF THE PREFERRED STOCK AGREEMENT. Section 1 of the Preferred Stock Agreement is hereby amended by adding the following definitions, each in alphabetical order:

    "EBITDA" means the sum (without duplication), derived from the Company's unaudited consolidated statement of operations included in the September Financial Statements, of (A) Net Income; (B) the amount deducted, in determining Net Income, representing amortization; (C) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred);
    (D) the amount deducted, in determining Net Income, representing Interest Expense; and (E) the amount deducted, in determining Net Income, representing depreciation of assets.

    "INTEREST EXPENSE" means, for any period, the aggregate consolidated interest expense of the Company for such period, determined in accordance with generally accepted accounting principles consistently applied.

    "NET INCOME" means the consolidated net income of the Company reflected on the unaudited statement of operations included in the September Financial Statements, but (i) excluding any extraordinary or nonrecurring gains and
    (ii) including any negative prior period adjustments.

    "NEW FINANCIAL STATEMENTS" means the Company's unaudited statements of operations for each of the months ended July and August 1999.

    "SEPTEMBER FINANCIAL STATEMENTS" means the Company's unaudited balance sheet and statements of operations and cash flows for the month ended and the three months ended September 30, 1999 prepared in accordance with GAAP applied on a consistent basis."

    2. AMENDMENT TO REPRESENTATIONS AND WARRANTIES OF THE PREFERRED STOCK AGREEMENT. Section 4(h) of the Preferred Stock Agreement is hereby amended and restated to read in its entirety as follows:

        "(h)    FINANCIAL STATEMENTS.  The Company has furnished to the Questor
    Investors a complete and correct copy of the following financial statements (collectively, including all notes thereto, the "FINANCIAL STATEMENTS"):
    (i) the Company's audited balance sheet, statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended
    December 31, 1998 and for the twelve-month period then ended (including all notes thereto, the "AUDITED FINANCIAL STATEMENTS"), and (ii) the Company's unaudited balance sheet (the "BALANCE SHEET") as of August 31, 1999 (the "BALANCE SHEET DATE") and statement of operations for the eight month period ended as of the Balance Sheet Date (the "MOST RECENT FINANCIAL STATEMENTS"). The Audited Financial Statements have been prepared from the books and records of the Company and present fairly the financial condition, results of operations, changes in stockholders equity and cash flows of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The Most Recent Financial Statements have been prepared from the books and records of the Company and present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with GAAP consistently applied, except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which are not reasonably expected to be material in the aggregate."

    3. AMENDMENT TO REPRESENTATIONS AND WARRANTIES OF THE PREFERRED STOCK AGREEMENT. Section 4(p) of the Preferred Stock Agreement is hereby amended and restated to read in its entirety as follows:

        "(p)    ABSENCE OF CERTAIN CHANGES.  Except as set forth in Section
    (p)(i) and (ii) of the Disclosure Schedules, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has made or suffered any change in, or condition affecting, their respective condition (financial or otherwise), properties, profitability or operations other than changes, events or conditions in the ordinary course, none of which, individually or in the aggregate, has had, or which the Company can reasonably foresee will have, a Material Adverse Effect; PROVIDED, HOWEVER, that, subject to the immediately succeeding proviso, any such change resulting from the loss of
    (i) any customer or client or customer or client program since the Balance Sheet Date will be viewed in the aggregate after taking into account any customer or client or customer or client programs gained since the Balance Sheet Date; PROVIDED FURTHER that the loss of (i) any customer or client set forth on Section (p)(iii) of the Disclosure Schedules, or (ii) any program of any such customer or client the loss of which program in itself could reasonably be expected to have a Material Adverse Effect, will in each case be deemed to constitute a Material Adverse Effect."

    4. AMENDMENT REGARDING THE DATE OF THE REPRESENTATIONS AND WARRANTIES OF THE PREFERRED STOCK AGREEMENT. The representations and warranties of the Company, the Questor Investors and the Existing Investors contained in Sections 4 (except for subsections 4(s) and 4(t) thereof), 5 and 6 of the Preferred Stock Agreement, respectively, shall be deemed to have been made as of the date hereof.

    5.  AMENDMENT TO THE TERMINATION PROVISION OF THE PREFERRED STOCK
AGREEMENT. Section 21(b) of the Preferred Stock Agreement is hereby amended and restated to read in its entirety as follows:

        "(b)(i) by the Questor Investors or the Company if the Closing has not occurred on or before January 31, 2000, and this Agreement has not previously been terminated; PROVIDED, that the right to terminate the Agreement under this Section 21(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or (ii) by the Questor Investors if the Company fails to deliver the September Financial Statements within the time period specified in
    Section 22(t) or to achieve the Minimum EBITDA (as hereinafter defined)."

    6. AMENDMENT TO COVENANTS OF THE PREFERRED STOCK AGREEMENT. Section 22 of the Preferred Stock Agreement is hereby amended by adding the following to the end thereof:

        "(t)    ADDITIONAL FINANCIAL STATEMENTS AND MINIMUM EBITDA.  The Company
    (i) has delivered to the Questor Investors the New Financial Statements and
    (ii) shall deliver as soon as practicable, but in any event no later than the first to occur of November 15, 1999 and the date upon which the Company files with the Commission its Form 10-Q for the quarter ended September 30, 1999, the September Financial Statements. The New Financial Statements have been, and the September Financial Statements shall be, prepared from the books and records of the Company. The New Financial Statements present, and the September Financial Statements shall present, fairly the financial condition, results of operations, changes in stockholders equity and cash flows of the Company, as of the dates and for the periods indicated, and have been, or shall be, respectively, prepared in accordance with GAAP consistently applied, except that (i) the New Financial Statements lack, and the September Financial Statements shall lack, footnotes and other presentation items and are, or shall be, respectively, subject to normal year-end audit adjustments, which are not reasonably expected to be material in the aggregate, and (ii) the New Financial Statements include, and the September Financial Statements in any event shall include, all negative prior period adjustments. The
    September Financial Statements shall include a line item that correctly calculates the Company's EBITDA for the three months ended September 30, 1999 (the "THIRD QUARTER EBITDA"). The Third Quarter EBITDA shall not be less than negative $150,000 without regard to any materiality adjustments otherwise permitted under GAAP consistently applied (the "MINIMUM EBITDA"). Without limiting Section 22(r) hereof, the Questor Investors may engage PricewaterhouseCoopers, LLP ("PWC") to review the September Financial Statements, including the calculation of the Third Quarter EBITDA, which review shall be completed no later than 10 days following the date upon which the September Financial Statements are first delivered to the Questor Investors. In connection with any such review by PWC, the Questor Investors or any other representative of the Questor Investors, the Company shall, and shall cause its auditors to, give PWC full access to its management and to its books and records and any documentation used or developed in connection with the preparation of the September Financial Statements."

    7.  AMENDMENT TO ABSENCE OF CERTAIN CHANGES DISCLOSURE SCHEDULE.  Section
(p) of the Disclosure Schedules to the Preferred Stock Agreement is amended by adding the following thereto immediately prior to the section entitled "SELECTED CLIENTS", which section shall be renumbered as appropriate:

   "(i) CHANGE IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The Company previously delivered to the Questor Investors the report entitled "Aegis Communications Group, Inc., August 1999 Financial Package, Presented to Questor, September 29, 1999" regarding the results of operations in July and August 1999 and projections for expected results of operations. The financial statements and projections included in such report reflect certain adverse changes in the financial condition, profitability and operations of the Company.

    (ii) NASDAQ DELISTING

       On September 17, 1999, Nasdaq informed the Company that the Company no longer met certain minimum requirements for continued listing on the Nasdaq National Market System or The Nasdaq SmallCap Market, and therefore, the Nasdaq had determined that continued listing was no longer warranted. Accordingly, the Company' s common stock began trading over-the-counter on the National Association of Securities Dealers' Electronic Bulletin Board effective September 20, 1999. The Company is in the process of appealing the Nasdaq decision."

    8. AMENDMENT TO THE CERTIFICATE OF DESIGNATION. The definition of "Interest Expense" in Section 1 of the Series F Preferred Stock Certificate of Designation, Exhibit A to the Preferred Stock Agreement, is hereby amended and restated to read in its entirety as follows:

    "INTEREST EXPENSE means, for any period, the aggregate consolidated interest expense of the Company for such period, determined in accordance with generally accepted accounting principles consistently applied."

    9. AMENDMENT TO THE CERTIFICATE OF DESIGNATION. Section 7(d) of the Series F Preferred Stock Certificate of Designation, Exhibit A to the Preferred Stock Agreement, is hereby amended and restated to read in its entirety as follows:

        "(d)    EBITDA ADJUSTMENT.  The Conversion Price shall be adjusted to the extent that the Corporation's Adjusted EBITDA is less than or more than $17,000,000. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is greater than $17,000,000, the Conversion Price will be increased by $0.031. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is less than $17,000,000, the Conversion Price will be decreased by $0.031 (and/or fraction thereof). In no case, however, shall the resulting Conversion Price be less than $1.00 or more than $1.661. For purposes of the adjustment described in this clause (d), the Corporation and the Investors shall engage PricewaterhouseCoopers, LLP ("PWC"), at the Corporation's expense, to calculate the Adjusted EBITDA of the Corporation and to provide a certificate (the "EBITDA CERTIFICATE") to the Corporation and each of the Investors setting forth such calculation. Within 15 days after the issuance of the Corporation's audited financial statements, PWC shall send a draft of the EBITDA Certificate (the "DRAFT EBITDA CERTIFICATE") to the Investors and the Corporation, each of whom shall have 30 days thereafter (the "OBJECTION PERIOD") to make any objection thereto or suggest any changes in order to conform the calculation therein to the terms of this Certificate of Designation. Failure by any party to make any objection or suggest any such changes within the Objection Period will be deemed to constitute acceptance of the Draft EBITDA Certificate. The Corporation will use its best efforts to cause PWC to issue the EBITDA Certificate (the "FINAL EBITDA CERTIFICATE") as promptly as practicable, but in any event no later than 30 days following the expiration of the Objection Period, and the Final EBITDA Certificate shall be binding on all parties, including without limitation the Corporation and the Investors and their successors and assigns."

    10. FULL FORCE AND EFFECT. Except as provided in this Amendment No. 1, the Preferred Stock Agreement shall continue in full force and effect in accordance with the provisions thereof.

    11. GOVERNING LAW. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

    12. MISCELLANEOUS. The section headings contained in this Amendment No. 2 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 2. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               [SIGNATURE PAGE OF AMENDMENT NO. 2 TO THE SERIES F
              CONVERTIBLE PREFERRED STOCKPURCHASE AND REGISTRATION
                               RIGHTS AGREEMENT]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                COMPANY:

                                AEGIS COMMUNICATIONS GROUP, INC.,
                                a Delaware corporation

By:
           ----------------------------------------------------
           Name:
           Title:

Address:   Aegis Communications Group, Inc.
           7880 Bent Branch Drive
           Suite 150
           Irving, Texas 75063

                                QUESTOR:
                                QUESTOR PARTNERS FUND II, L.P.,
                                a Delaware limited partnership

By:        Questor General Partner II, L.P.,
           its General Partner
By:        Questor Principals II, Inc.,
           its General Partner

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

Address:   c/o Organization Services, Inc.
              3411 Silverside Road
              Wilmington, Delaware 19810
              Attention: Gilbert Warren

                                With a copy to:

                                Questor Management Company

Address:   4000 Town Center
           Suite 530
           Southfield, Michigan 48075

                                QUESTOR SIDE-BY-SIDE
                                PARTNERS II, L.P.,
                                a Delaware limited partnership

                                By: Questor Principals II, Inc.

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

Address:   c/o Organization Services, Inc.
              3411 Silverside Road
              Wilmington, Delaware 19810
              Attention: Gilbert Warren

                                With a copy to:

                                Questor Management Company

Address:   4000 Town Center
           Suite 530
           Southfield, Michigan 48075

                                QUESTOR SIDE-BY-SIDE
                                PARTNERS II 3(C)(1), L.P.,
                                a Delaware limited partnership

                                By: Questor Principals II, Inc.

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

Address:   c/o Organization Services, Inc.
              3411 Silverside Road
              Wilmington, Delaware 19810
              Attention: Gilbert Warren

                                With a copy to:

                                Questor Management Company

Address:   4000 Town Center
           Suite 530
           Southfield, Michigan 48075

                                TC CO-INVESTORS, LLC,
                                a Delaware limited liability company

                                By: TC Management Partners, LLC,
                                    a Delaware limited liability company,
                                    its General Partner

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

Address:   1455 Pennsylvania Avenue, N.W.
           Washington, D.C. 20004

                                THAYER EQUITY INVESTORS III, L.P.,
                                a Delaware limited partnership

                                By: TC Equity Partners, LLC,
                                    a Delaware limited liability company,
                                    its General Partner

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

Address:   1455 Pennsylvania Avenue, N.W.
           Washington, D.C. 20004

                                ITC SERVICES COMPANY,
                                a Delaware corporation

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

                                Address:
 -------------------------------------------------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                EDWARD BLANK

                                By:
                                ------------------------------------------------

                                Name:
                                ------------------------------------------------

                                Title:
                                ------------------------------------------------

                                Address:
 -------------------------------------------------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                TRUSTS CREATED BY EDWARD BLANK AS BOTH GRANTOR AND TRUSTEE UNDER ARTICLE FOURTH OF THE EDWARD BLANK 1995 GRANTOR RETAINED ANNUITY TRUST, a New Jersey trust

                                By:
                                ------------------------------------------------

Name:      Sharon Blank
Title:     Trustee

                                Address:
 -------------------------------------------------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                                                      APPENDIX D

                            SERIES F PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                                       OF
                            ------------------------

                        AEGIS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)
                            ------------------------

    (PURSUANT TO SECTION 151(G) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

    Aegis Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY THAT:

    WHEREAS, pursuant to authority conferred upon the Board of Directors of the Corporation (the "BOARD") by the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE") and Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolutions were duly adopted by unanimous written consent of the Board dated
August   , 1999, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate or Bylaws of the Corporation or any certificate of designation filed by the Corporation pursuant to Section 151 of the DGCL;

    NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority vested in the Board by the Certificate and Section 151 of the DGCL a series of Preferred Stock of the Corporation to be known as "SERIES F PREFERRED STOCK" is hereby established and provided for and the Board of Directors hereby fixes, states and expresses the powers, designation, preferences and relative, participating, optional and other special rights of such series and the qualifications, limitations or restrictions of such series, as follows:

     I. DESIGNATION. The Board does hereby provide for the issuance of a new series of Preferred Stock of the Corporation, to be designated and known as Series F Preferred Stock.

     II. NUMBER OF SHARES. The number of shares constituting the Series F Preferred Stock shall be and the same is hereby fixed at 46,750.

    III. CAPITAL. For the purpose of Section 154 of the DGCL the amount to be represented as capital for each share of Series F Preferred Stock is and shall at all times be $1,000.00.

    Section 1. DEFINITIONS. (a) For purposes of this Certificate of Designation, the following definitions shall apply:

        "ADJUSTED EBITDA" means, for the year ended December 31, 1999, the sum (without duplication), derived from the Corporation's audited consolidated statement of operations for such period, of (a) Net Income; (b) the amount deducted, in determining Net Income, representing amortization, provided that in no event shall such amount include more than $1,469,000 in respect of the period beginning January 1, 1999 and ended June 30, 1999 (the "STUB PERIOD"); (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred), provided that in no event shall such amount include more than ($3,982,000) in respect of the Stub Period;
    (d) the amount deducted, in determining Net Income, representing Interest Expense, provided that in no event shall more than $3,580,000 be included as Interest Expense in respect of the Stub Period; (e) the amount deducted, in determining Net Income, representing depreciation of assets, provided that in no event shall such amount include more than $6,206,000 in respect of the Stub Period; (f) the amount deducted, in determining Net Income, representing the goodwill writeoff in the amount of $20,399,000 recorded in the Stub Period; (g) the amount deducted, in determining Net Income, representing the restructuring charge in the amount of $541,000 recorded in the Stub Period; and (h) fees and expenses relating to the issuance of the Series F Preferred Stock and related transactions deducted in determining Net Income consisting of (i) the transaction fees and expenses of Merrill Lynch & Co. and Questor Management Company, (ii) the transaction legal and accounting fees and expenses of the Corporation,
    (iii) extraordinary bank fees incurred during the period beginning July 1, 1999 and ending December 31, 1999 (the "SECOND STUB PERIOD"), (iv) the transaction expenses of TC Management Partners, LLC, and (v) consulting fees, executive severance costs (including in respect of non-cash charges in connection with the acceleration of employee stock options), executive search and relocation costs, any increases in the salary of the Chairman of the Corporation, and other non-recurring charges incurred during the Second Stub Period, net of related savings, in each case with respect to this clause (v) as mutually agreed by a Majority of the Series F Preferred Stock and the Corporation.

        "AFFILIATES" shall mean any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified. No Person shall be deemed to be an Affiliate of another Person solely as a consequence of the Purchase Agreement or the Stockholders Agreement or the transactions contemplated thereby.

        "BOARD" means the board of directors of the Corporation.

        "BUSINESS DAY" shall mean a day which is not a Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

        "CHANGE IN CONTROL TRANSACTION" means any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON"), of beneficial ownership (within the meaning of Rule 13d-5 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

           (b) the individuals who at the beginning of any 12 consecutive month period following the Original Issue Date that constituted a majority of the directors of the Corporation (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that
       (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders was approved by a vote of the stockholders having the right to designate such director in accordance with the Stockholders Agreement, and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Corporation was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

           (c) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger or consolidation; or

           (d) the sale or other disposition of assets representing 50% or more of the assets of the Corporation and its Subsidiaries in one transaction or a series of related transactions.

        "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Corporation.

        "COMMON STOCK'S FAIR MARKET VALUE" shall mean, as of any date, the fair market value of a share of Common Stock on such date. Such fair market value on a date shall mean (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM;
    (iii) if the shares of the Common Stock are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for the Common Stock, the fair market value thereof as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

        "DEFAULT RATE" means 15% per annum.

        "DIVIDEND RATE" means 9.626% per annum.

        "EQUITY SECURITY" means any stock or similar security of the Corporation or any security (including indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (including indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCLUDED GROUP" means a "GROUP" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for purposes of this definition only, any party to the Stockholders Agreement.

        "INTEREST EXPENSE" means, for any period, the aggregate consolidated cash interest expense of the Corporation for such period, determined in accordance with generally accepted accounting principles consistently applied.

        "INVESTMENT VALUE" of any share of Series F Preferred Stock, means, as of any date, the sum of (i) the Per Share Amount for such Series F Preferred Stock, plus (ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a); and in the event of any liquidation, dissolution or winding up of the Corporation, within the meaning of Section 3, or a Change in Control Transaction, or the redemption or conversion of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4, as the case may be, or on the Optional Redemption Date (as defined in Section 5), or on the Conversion Date (as defined in Section 7), as the case may be, calculated cumulatively on a daily basis to the close of business on such payment date, distribution date, or Conversion Date or Optional Redemption Date, as the case may be.

        "INVESTORS" means Questor, Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II (3)(c)(1), L.P., Thayer, TC Co-Investors, LLC and their respective Affiliates (including for this purpose any of their limited or general partners).

        "JUNIOR STOCK" shall mean the Common Stock and all other shares of capital stock of the Corporation, whether presently outstanding or hereafter issued other than the Series F Preferred Stock.

        "MAJORITY OF THE SERIES F PREFERRED STOCK" shall mean more than 50% of the outstanding shares of Series F Preferred Stock.

        "NET INCOME" means, for the year ended December 31, 1999, the consolidated net income of the Corporation for such period, determined in accordance with generally accepted accounting principles consistently applied, provided that for purposes of determining the Corporation's Adjusted EBITDA, in no event shall the Net Income of the Corporation for the Second Stub Period used in such determination exceed ($28,278,000) and further provided that for purposes of determining the Corporation's Adjusted EBITDA, in no event shall the Net Income of the Corporation for the Second Stub Period include extraordinary or nonrecurring gains except to the extent included in the Revised 1999 Operating Plan--Summary with Regional Detail, dated July 13, 1999, and specifically disclosed to Questor prior to
    August   , 1999.

        "ORIGINAL ISSUE DATE" shall mean the first date on which shares of Series F Preferred Stock are issued.

        "OUTSTANDING OPTIONS" shall mean options granted under the Corporation's 1992 Stock Option Plan, rights granted under the 1996 Stock Exchange Rights Plan, options granted under the Corporation's 1996 Stock Option and Restricted Stock Plan and options granted under the Corporation's 1998 Stock Option Plan.

        "OUTSTANDING WARRANTS" shall mean: (i) Warrant to Purchase One Million One Hundred Thousand (1,100,000) Shares of Common Stock, $.01 Par Value, dated April 7, 1998, at the price of $1.96 per share, held by Thayer Equity Investors III, L.P.; (ii) Warrants to purchase 350,000 shares of Common Stock issued pursuant to a commitment letter from Thayer to the Company at an exercise price of $2.375; (iii) Series Four Warrant to Purchase Nine Hundred Seven Thousand Nine Hundred Eighty-Four (907,984) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Thayer Equity Investors III, L.P.; (iv) Series Four Warrant to Purchase Forty-Two Thousand Ninety-One (42,091) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank; (v) Series Four Warrant to Purchase Nine Thousand Nine Hundred Seventy-Eight (9,978) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank 1995 Grantor Retained Annuity Trust; (vi) Series Four Warrant to Purchase Thirty-Nine Thousand Nine Hundred Forty-Seven (39,947) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by ITC Service Company; or (vii) Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc. to Edward Blank, to purchase 25,403 shares for $808,600 and the Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc., to purchase 6,013 shares for $191,400 (such two Stock Purchase Warrants to purchase IQI, Inc. shares having been converted into warrants to purchase 306,347 shares, in aggregate, of Common Stock at an exercise price of $3.26 per share).

        "PER SHARE AMOUNT" means $1,000.00 (appropriately adjusted for subdivisions or combinations of the Series F Preferred Stock).

        "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

        "PREFERRED STOCK" means Preferred Stock, $.01 par value per share, of the Corporation.

        "PURCHASE AGREEMENT" means the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated as of August 25, 1999, by and among the Corporation, Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side
    Partners II 3(c)(1), L.P., Thayer, TC Co-Investors LLC, ITC Services Company, Edward Blank and trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust.

        "QUESTOR" means Questor Partners Fund II, L.P.

        "SERIES F CERTIFICATE OF DESIGNATION" means this Certificate of Designation of the Series F Preferred Stock filed with the Delaware
    Secretary of State on [       , 1999].

        "SERIES F PREFERRED STOCK" shall mean the Series F Preferred Stock, par value $.01 per share, of the Corporation.

        "SPECIAL CONVERSION PRICE" shall mean $1.661.

        "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of
         , 1999 among the Corporation, Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)(1), L.P., Thayer and TC Co-Investors III, L.P.

        "SUBSIDIARY" shall mean, with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

        "THAYER" shall mean Thayer Equity Investors III, L.P., a Delaware limited partnership.

        "VOTING STOCK" shall mean any shares having general voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock is Voting Stock.

    Section 1.  DEFINITIONS.  (a) For purposes of this Certificate

    Section 2. DIVIDENDS. (a) RIGHT TO DIVIDENDS. (i) Each of the holders of record of the Series F Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the rate and in the manner provided herein in preference to the payment of dividends on any Junior Stock. Dividends on each share of the Series F Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Dividends shall accumulate and accrue on each share of Series F Preferred Stock from the Original Issue Date and shall not be affected by the transfer of shares of Series F Preferred Stock thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

        (ii) Dividends will be calculated cumulatively on a daily basis on each share of Series F Preferred Stock at the Dividend Rate (or, pursuant to
    Section 4(c)(ii) at the Default Rate) per annum on the

    Investment Value thereof. To the extent not paid on any March 31, June 30, September 30 or December 31 of any year (each a "DIVIDEND REFERENCE DATE"),
    commencing      , 1999, all dividends which have been calculated on each
    share of Series F Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the Investment Value of such share on such Dividend Reference Date and will remain a part thereof until such share of Preferred Stock is converted, redeemed, repurchased or otherwise retired in accordance with the terms hereof. If any Dividend Reference Date is not a Business Day, the dividend otherwise due on such date shall be paid on the next following Business Day (and this extension shall be included in the determination of such dividend payment).

        (b) ADDITIONAL DIVIDENDS. After cumulative dividends on the Series F Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, or added to the Investment Value of each share of Series F Preferred Stock as provided in
    Section 2(a)(ii) hereof, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series F Preferred Stock and Common Stock, but with each share of Series F Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series F Preferred Stock could be converted, in accordance with provisions of this Series F Certificate of Designation, at the record date for the determination of stockholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

    Section 3.  LIQUIDATION RIGHTS OF SERIES F PREFERRED STOCK.

        (a) SERIES F PREFERRED STOCK PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series F Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to the Investment Value per share with respect to the Series F Preferred Stock on the date of payment. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series F Preferred Stock under this Section 3(b) shall be insufficient to permit the payment to such stockholders of the full preferential amounts therein, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series F Preferred Stock on the basis of the number of shares of Series F Preferred Stock held.

        (b) REMAINING ASSETS. After the payment or distribution to the holders of the Series F Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock and the holders of the Preferred Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed, but with all holders of shares of Preferred Stock, treated (for this purpose only) as if they had converted their shares of the Preferred Stock into Common Stock in accordance with the conversion provisions of the certificate of designation or other instrument governing such Preferred Stock.

    Section 4. CHANGE IN CONTROL TRANSACTION. (a) In the event there occurs a Change in Control Transaction, the Company will offer to purchase from each holder of the Series F Preferred Stock, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, if any, or a combination thereof, at the closing of any such transaction, each share of Series F Preferred Stock held by such holder, for an amount equal to the Investment Value per share thereof, as of the date of full payment therefor (the "CHANGE IN CONTROL REDEMPTION PRICE") by delivery of a notice of such offer (a "CHANGE IN CONTROL REDEMPTION NOTICE"), and each holder of Series F Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase any or all of the Series F Preferred Stock held by such holder for the Change in Control Redemption Price. Each holder of Series F Preferred Stock shall also be permitted, until the fifteenth business day following delivery of the Change in Control Notice, to convert any or all of the shares of Series F Preferred Stock held by such holder pursuant to Section 7 below, and any shares of Common Stock issuable upon conversion of any Series F Preferred Stock converted pursuant to this sentence after a Change in Control Transaction has occurred shall be entitled to receive the same amount of cash, securities and other property in connection with such Change in Control Transaction as the Common Stock outstanding prior to the Change in Control Transaction.

        (b) Any securities or other property to be delivered to the holders of the Series F Preferred Stock or Junior Stock pursuant to Section
    4(a) hereof shall be valued as follows:

           (i) Securities not subject to investment letter or other similar restrictions on free marketability:

              (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 10-day period ending three (3) days prior to the closing of any Change in Control Transaction;

               (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 10-day period ending three (3) days prior to the closing of any Change in Control Transaction; and

               (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

           (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

          (iii) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

           (iv) If the holders of a Majority of the Series F Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the holders of a Majority of the Series F Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

        (c) In the event the requirements of Section 4(a) hereof are not complied with, or provision has not been made therefor by the setting apart of cash and securities sufficient to permit the Corporation to comply with such requirements:

           (i) with respect to any Change in Control Transaction as to which the Corporation is a party,

              (A) the Corporation will cause the closing of such Change in Control Transaction to be postponed until such time as the requirements of this Section 4 have been complied with or adequate provision therefor has been made; or

               (B) the Corporation will cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(d) hereof; and

           (ii) with respect to any Change in Control Transaction as to which the Company is not a party, Dividends will be calculated at the Default Rate until such time as the requirements of Section 4(a) are complied with or adequate provision therefor has been made.

        (d) The Corporation shall give each holder of record of Series F Preferred Stock written notice of an impending Change in Control Transaction, if known to the Corporation, not later than the earlier of
    (i) thirty (30) days prior to the stockholders' meeting called to approve such transaction, and (ii) thirty (30) days prior to the closing of such transaction. Such notice shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4. No later than five business days following the occurrence of a Change in Control Transaction, the Corporation shall deliver a Change in Control Redemption Notice to each holder of Series F Preferred Stock, which notice shall set forth (A) each holder's right to require the Corporation to redeem all or any portion of the shares of Series F Preferred Stock held by it at the Change in Control Redemption Price, (B) a date upon which such redemption is offered to take place (which date shall be no more than 30 business days following the date of such Change in Control Redemption Notice), and
    (C) the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a holder of shares of Series F Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series F Preferred Stock pursuant to Section 4(a), such holder shall deliver within 15 business days of delivery of the Corporation's Change in Control Notice, a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to Section 4(a). The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice shall not prejudice the rights of any holders of such of Series F Preferred Stock to cause the Corporation to redeem all such shares held by them.

        (e) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

    Section 5.  REDEMPTION.  (a)  RESTRICTION ON REDEMPTION AND
PURCHASE. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series F Preferred Stock.

        (b) OPTIONAL REDEMPTION. At any time after the fifth but before the eighth anniversary of the Original Issue Date, the Corporation may, at its option, redeem not less than 60% of all of the then issued and outstanding Series F Preferred Stock (the "OPTIONAL REDEMPTION"), at the Redemption Price hereinafter specified; PROVIDED, HOWEVER, that the Corporation shall not be entitled to redeem the Series F Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series F Preferred Stock. The date on which the Series F Preferred Stock is to be redeemed pursuant to this
    Section 5(b) is herein called the "OPTIONAL REDEMPTION DATE."

        (c) REDEMPTION PRICE. The Redemption Price per share of the Series F Preferred Stock (the "REDEMPTION PRICE"), shall be the Investment Value per share thereof as of the Optional Redemption Date. In connection with an Optional Redemption, the Corporation shall pay the Redemption Price for the Series F Preferred Stock to be redeemed in cash.

        (d)  REDEMPTION NOTICE.  The Corporation shall, not less than thirty
    (30) days nor more than sixty (60) days prior to the Optional Redemption Date give written notice ("REDEMPTION NOTICE") to each holder of record of Series F Preferred Stock to be redeemed. The Redemption Notice shall state:

           (i) That not less than 60% of the outstanding shares of Preferred Stock are to be redeemed and the total number of shares being redeemed;

           (ii) The number of shares of Series F Preferred Stock held by the holder which the Corporation will redeem (which will be determined PRO RATA based on the number of shares of Series F Preferred Stock held by each holder);

          (iii) The Optional Redemption Date and the aggregate Redemption Price for the shares of Series F Preferred Stock held by such holder;

           (iv) That the holder's right to convert the Series F Preferred Stock will terminate on the Optional Redemption Date; and

           (v) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series F Preferred Stock to be redeemed.

        (e) PAYMENT OF REDEMPTION PRICE AND SURRENDER OF STOCK. On the Optional Redemption Date, the Redemption Price of the Series F Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series F Preferred Stock. On or before the Optional Redemption Date, each holder of Series F Preferred Stock to be redeemed, unless the holder has exercised its right to convert the shares as provided in Section 7, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

        (f) TERMINATION OF RIGHTS. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Optional Redemption Date the Redemption Price per share of Series F Preferred Stock to be redeemed is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series F Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Optional Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price per share of such Series F Preferred Stock without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 on or before the Optional Redemption Date.

    Section 6. VOTING RIGHTS. In addition to any voting rights provided by law, the holders of shares of Series F Preferred Stock shall have the following voting rights:

        (a) So long as any shares of the Series F Preferred Stock are outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in any written consent of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series F Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his number of Series F Preferred Stock into Common Stock pursuant to
    Section 7 on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

        (b) For so long as these are shares of Series F Preferred Stock issued and outstanding with an aggregate Investment Value of at least $15 million, if at any time or from time to time holders of a Majority of the Series F Preferred Stock shall so request, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a Majority of the Series F Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "ADDITIONAL DIRECTORS") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, no member of the Excluded Group shall be permitted to elect, pursuant to the preceding sentence, more than the number of directors that such member of the Excluded Group has a right to designate for nomination and election to the Board of Directors pursuant to the Stockholders Agreement.

    Section 7. CONVERSION. The holders of Series F Preferred Stock shall have the following conversion rights:

        (a) RIGHT TO CONVERT. Each share of Series F Preferred Stock shall be convertible, at any time prior to the eighth anniversary of the Original Issue Date at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock and shall convert without any further action on the part of the holder thereof, on the eighth anniversary of the Original Issue Date.

        (b) CONVERSION PRICE. The Series F Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion, or if the holders of Series F Preferred Stock convert prior to the issuance of the Final EBITDA Certificate (as hereinafter defined), the Special Conversion Price, into the Investment Value of each share of Series F Preferred Stock being converted as of the Conversion Date (as hereinafter defined). The Conversion Price shall be $1.506, subject to adjustment from time to time as provided below (the "CONVERSION PRICE").

        (c) MECHANICS OF CONVERSION. Each holder of Series F Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series F Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series F Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made (i) immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series F Preferred Stock to be converted, or (ii) on the eighth anniversary of the Original Issue Date in the case of mandatory conversion (such date referred to in clauses (i) and (ii), the "CONVERSION DATE"), and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Any holder of Series F Preferred Stock mandatorily converted on the eighth anniversary of the Original Issue Date shall be entitled, upon surrender of the certificate or certificates therefor, duly endorsed at the office of the Corporation or of any transfer agent for the Series F Preferred Stock or Common Stock, to promptly receive from the Corporation certificates representing the shares of Common Stock to which such holder is entitled.

        (d) EBITDA ADJUSTMENT. The Conversion Price shall be adjusted to the extent that the Corporation's Adjusted EBITDA is less than or more than $17,000,000. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is greater than $17,000,000, the Conversion Price will be increased by $0.031. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is less than $17,000,000, the Conversion Price will be decreased by $0.031 (and/or fraction thereof). In no case, however, shall the resulting Conversion Price be less than $1.351 or more than $1.661. For purposes of the adjustment described in this clause (d), the Corporation and the Investors shall engage PricewaterhouseCoopers, LLP ("PWC"), at the Corporation's expense, to calculate the Adjusted EBITDA of the Corporation and to provide a certificate (the "EBITDA CERTIFICATE") to the Corporation and each of the Investors setting forth such calculation. Within 15 days after the issuance of the Corporation's audited financial statements, PWC shall send a draft of the EBITDA Certificate (the "DRAFT EBITDA CERTIFICATE") to the Investors and the Corporation, each of whom shall have 30 days thereafter (the "OBJECTION PERIOD") to make any objection thereto or suggest any changes in order to conform the calculation therein to the terms of this Certificate of Designation. Failure by any party to make any objection or suggest any such changes within the Objection Period will be deemed to constitute acceptance of the Draft EBITDA Certificate. The Corporation will use its best efforts to cause PWC to issue the EBITDA Certificate (the "FINAL EBITDA CERTIFICATE") as promptly as practicable, but in any event no later than 30 days following the expiration of the Objection Period, and the Final EBITDA Certificate shall be binding on all parties, including without limitation the Corporation and the Investors and their successors and assigns.

        (e) STOCK DIVIDENDS. In case the Corporation after the date hereof shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

        (f) STOCK SPLITS AND REVERSE SPLITS. In case after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (g) OPTIONS, RIGHTS, AND WARRANTS. In case the Corporation after the date hereof shall issue options, rights or warrants to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Common Stock's Fair Market Value on the record date for the determination of stockholders entitled to receive such options, rights or warrants, the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at the Common Stock's Fair Market Value and (y) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock so to be offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Options, rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which options rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
    (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Series F Preferred Stock, in each case in clauses
    (i) through (iii) until the occurrence of a specified event or events (a "TRIGGER EVENT"), shall for purposes of this subsection (g) not be deemed issued until the occurrence of the earliest Trigger Event.

        (h) SPECIAL DIVIDENDS. In case the Corporation after the date hereof shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (excluding any regular periodic cash dividend), Equity Securities (other than Common Stock) or rights to subscribe (excluding those referred to in subsection (g) above) for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Common Stock's Fair Market Value on such record date, less the then-current fair market value as of such record date (as determined in accordance with Section 4(b)) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, and (y) the denominator shall be the Common Stock's Fair Market Value, such adjustment to become effective immediately prior to the opening of business on the day following such record date; PROVIDED, HOWEVER, that no adjustment shall be made if the Corporation issues or distributes to each holder of Series F Preferred Stock the subscription rights referred to above that each holder of Series F Preferred Stock would have been entitled to receive had the Series F Preferred Stock held by such holder been converted prior to such record date. The Corporation shall provide any holder of Series F Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (h). Rights, options or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock,
    (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Series F Preferred Stock, in each case in clauses
    (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (h) not be deemed issued until the occurrence of the earliest Trigger Event.

        (i) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time the Common Stock issuable upon the conversion of the Series F Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

        (j) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
    Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation and its subsidiaries' properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series F Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the appropriate

    Conversion Price then in effect and the number of shares purchasable upon conversion of the Series F Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

        (k) If any event occurs as to which Sections 7(e), 7(f), 7(g), 7(h), 7(i) and 7(j) are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Series F Preferred Stock in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such conversion rights as aforesaid.

        (l) FURTHER ADJUSTMENT. The Conversion Price shall be reduced by $.005 on each of the first eight anniversaries of the Original Issue Date, which adjustment shall be prorated on a daily basis during each twelve month period between such anniversaries.

        (m) WHEN ADJUSTMENT NOT REQUIRED. If the Corporation shall take a record of the holders of its Common Stock for purposes of taking any action that requires an adjustment of the Conversion Price under this Section 7, and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

        (n)  ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT.  Except as provided in
    Section 7(d), in each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series F Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series F Preferred Stock at the holder's address as shown in the Corporation's books; PROVIDED that the Corporation shall be required to deliver such a certificate to holders of Series F Preferred Stock in connection with the adjustments required pursuant to Section 7(l) only (i) once each year, within 45 days following the anniversary of the Original Issue Date, which will reflect all adjustments made through such anniversary, and (ii) no later than five days following the setting of any record date to determine the stockholders of the Corporation entitled to vote at any meeting of stockholders, which will reflect all adjustments made through such record date. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

        (o) NOTICES OF RECORD DATE. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series F Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

        (p) FRACTIONAL SHARES. Fractional shares of Common Stock otherwise issuable upon conversion of shares of Series F Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

        (q) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (r) NOTICES. Any notice required or permitted by this Section 7 or any other provision of this Certificate of Designation to be given to a holder of Series F Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed
    (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

        (s) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series F Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series F Preferred Stock, so converted were registered.

        (t) NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its certificate of incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against dilution or other impairment.

    Section 8.  RESTRICTIONS AND LIMITATIONS.  So long as any shares of
Series F Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent by the holders of a Majority of the Series F Preferred Stock:

        (a) Authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Corporation (other than Common Stock) having a preference over, or being on parity with, the Series F Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Corporation;

        (b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock;

        (c)  Increase or decrease the par value of the Series F Preferred Stock;

        (d) Alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely;

        (e) Engage in any transaction described in clauses (c) and (d) of the definition of Change in Control, provided that, notwithstanding anything to the contrary herein, the rights of the holders of Series F Preferred Stock pursuant to this Section 8(e) shall terminate at such time as the aggregate Investment Value of all the Series F Preferred Stock outstanding is less than $5 million; or

        (f) Declare or pay any dividend (whether in cash or in shares of Common Stock or any other capital stock of the Corporation) on or declare or make any other distribution, direct or indirect, on account of the Junior Stock or set apart any sum for any such purpose.

    Section 9. NO REISSUANCE OF SERIES F PREFERRED STOCK. No share or shares of Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and, upon such event, all such shares shall resume the status of authorized but unissued shares of Preferred Stock.

    Section 10. MISCELLANEOUS. Dollar amounts herein that appear within parentheses represent negative numbers. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

                 [SIGNATURE PAGE OF CERTIFICATE OF DESIGNATION]

    IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalty of perjury this
  day of            , 1999.

                                          AEGIS COMMUNICATIONS GROUP, INC.,
                                          a Delaware corporation

                                          By: __________________________________
                                          Name:
                                          Title:

Attest:
By:
------------------------------------

Name:
Title:

                                                                      APPENDIX E

                         AMENDED AND RESTATED BYLAWS OF
                        AEGIS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                    OFFICES

    1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.

    1.2 PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Dallas, County of Dallas, Texas.

    1.3 OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

    2.1 TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

    2.2 ANNUAL MEETING--ELECTION OF DIRECTORS. An annual meeting of the stockholders shall be held each year at a time on the third Thursday during the month of April to be selected by the board of directors, or at such other date and time as may be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

    2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, described by the Act or by the articles of incorporation, or by these bylaws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

    2.4 NOTICES. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    2.5 VOTING LIST. The officer or agent who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

    2.6 QUORUM. The holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    2.7 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    2.8 VOTING. (a) Each outstanding share entitled to vote thereon, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are otherwise specified in the certificate of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy or by written agreement. Each proxy shall be revocable unless expressly provided therein or by written agreement to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.

        (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in its fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

        (c)  Directors shall be elected by plurality vote.

        (d) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

        (e) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee maybe voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

        (f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed.

        (g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

        (h) Voting on any question or in any election at a meeting may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

    2.9 RECORD DATE; CLOSING TRANSFER BOOKS. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) no more than sixty (60) days prior to the meeting. In the absence of action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

    2.10 ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                                   DIRECTORS

    3.1 MANAGEMENT. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the stockholders.

    3.2 NUMBER; QUALIFICATION: ELECTION; TERM. The board of directors shall consist of not fewer than two nor more than twelve directors as shall be fixed from time to time by resolution of the board of directors or by vote of the stockholders. The first board after the adoption of these amended and restated bylaws shall consist of twelve directors. At the next annual meeting of stockholders following the occurrence of the First Break Point (as defined in the Stockholders' Agreement), the number of directors on the board of directors shall be reduced from twelve members to nine members. Directors need not be residents of the State of Delaware or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Bylaws 3.3, 3.4 and 3.6. Each director shall hold office until his successor shall be elected and shall qualify.

    3.3 MAJOR DECISIONS. (a) Any Major Decision (as defined below) shall be approved by the affirmative vote of not less than three fourths (or in the event that the number of directors constituting the entire board is reduced to nine, by the affirmative vote of not less than two thirds) of the directors then serving on the board.

        (b) The term "MAJOR DECISION" means any decision by the board with respect to any of the following matters (but, for the avoidance of doubt, shall exclude any Board action in connection with either (w) an optional redemption pursuant to Section 5(b) of the Series F Preferred Stock Certificate of Designation of the Company, (x) the repayment of the Promissory Note by and among IQI, Inc. Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million, (y) the repayment of the Promissory Note by and between IQI, Inc. and Thayer Equity Investors III, L.P. dated

    April 16, 1998 in the original principal amount of $2.0 million, or (z) the redemption or repurchase of any or all of the Series D Preferred Stock or the Series E Preferred Stock):

           (i) issuing any shares or any security, including any indebtedness, convertible into shares, or any other form of equity in the corporation or any subsidiary of the corporation, other than (i) granting options to directors or employees of the corporation pursuant to any incentive or other benefit plan adopted by the board, (ii) issuing shares of common stock pursuant to the exercise of such options, and (iii) issuing shares of common stock or any security, including any indebtedness, convertible into shares of common stock, or any other form of equity in the corporation, in one or more offerings (excluding any issuances referred to in (i) or (ii) above) where the aggregate purchase price for all such issuances does not exceed $500,000, provided that any such issuance shall be sold at Market Value (as hereinafter defined);

           (ii) adoption of any stock-based employee benefit plan;

          (iii) incurring indebtedness or entering into guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period;

           (iv) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the corporation's or any subsidiary of the corporation's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

           (v) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vi) selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

          (vii) amending these bylaws or the articles of incorporation of the corporation;

         (viii) any Change in Control Transaction (as hereinafter defined);

           (ix) executing or delivering any assignment for the benefit of creditors of the corporation;

           (x) filing any voluntary petition in bankruptcy or receivership with respect to the corporation; or

           (xi) taking any action while there is a vacancy on the board of directors, including without limitation the filling of such vacancy.

    3.4 CHANGE IN NUMBER. Subject to Bylaw 3.3(xi), the number of directors may be increased or decreased from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

    3.5 REMOVAL. Any director may be removed with or without cause at any special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

    3.6 VACANCIES. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by affirmative vote of the directors then in office pursuant to Bylaw 3.3(xi). A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office.

    3.7 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

    3.8  MEETINGS OF THE BOARD OF DIRECTORS.

        (a) PLACE. Meetings of the board of directors of the corporation, regular or special, may be held either within or without the State of Delaware.

        (b) REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

        (c) SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by fax or telegram, and at least seventy-two (72) hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by fax or telegram, such notice shall be deemed to be delivered when the fax or telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in By-law 4.2.

        (d) QUORUM: MAJORITY VOTE. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

        (e) PROCEDURE. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

    3.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

    3.10 TELEPHONE AND COMMUNICATION EQUIPMENT MEETINGS. Stockholders, members of the board of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by Section 141(i) of the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                    NOTICES

    4.1 METHOD. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

    4.2 WAIVER. Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to a stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS

    5.1 DESIGNATION. The board of directors may by resolution of a majority of the whole board, designate an executive committee, and one or more other committees including an audit committee, a compensation committee, and any such other special committees as the board shall deem advisable.

    5.2 NUMBER, QUALIFICATION; TERM. Each committee shall consist of one or more directors who will serve at the pleasure of the board of directors. Each committee of the board shall be constituted so that the number of Questor Designees (as such term is defined in the Stockholders' Agreement) and Existing Stockholder Designees (as such term is defined in the Stockholders' Agreement) on any such committee is as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire board. The compensation committee, if any, may include the chief accounting and financial officer of the corporation provided a majority of the committee are not officers or full-time employees of the corporation.

    5.3  AUTHORITY OF COMMITTEES.

        (a) THE EXECUTIVE COMMITTEE. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute, the certificate of incorporation or these bylaws, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power subject to Bylaw 3.3:

           (1) to appoint officers and agents of the corporation and determine their salaries (subject to recommendations of the compensation committee, if any).

           (2) to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefor.

           (3) to authorize the corporate seal to be affixed to documents of the corporation.

           (4) to determine questions of general policy with regard to the business of the corporation.

           (5)  to make recommendations as to declaration of dividends.

        (b) AUDIT COMMITTEE. The audit committee, if any, shall nominate the independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

        (c) COMPENSATION COMMITTEE. The compensation committee, if any, shall have the responsibility of reviewing the remuneration-of the officers and key employees of the corporation including stock option and stock purchase rights and such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

        (d) OTHER COMMITTEES. Any other committee or committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

    5.4 CHANGE IN NUMBER. Subject to Bylaw 5.2, the number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

    5.5 REMOVAL. Subject to Bylaw 5.2, any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

    5.6 VACANCIES. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 5.2.

    5.7 MEETINGS. Time, place and notice (if any) of executive committee meetings shall be determined by the committee.

    5.8 QUORUM; MAJORITY VOTE. At meetings of each committee, all members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

    5.9  COMPENSATION.  See Bylaw 3.7.

    5.10 PROCEDURE. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

    5.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

    5.12 TELEPHONE AND COMMUNICATION. Meetings of committees may be held by telephone as provided by Bylaw 3.10.

    5.13 RESPONSIBILITY. The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE VI
                              OFFICERS AND AGENTS

    6.1  NUMBER: QUALIFICATION; ELECTION: TERM.

        (a) The corporation shall have:

           (1) A president, a vice president, a secretary and a treasurer, and

           (2) Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary.

        (b) Officers named in Bylaw 6.1(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 6. l(a)(2) may be elected by the board at any meeting.

        (c) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

        (d) Any two or more offices may be held by the same person.

    6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    6.3 VACANCIES. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filed by the board of directors.

    6.4 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

    6.5 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the board of directors.

    6.6 CHAIRMAN OF THE BOARD. If there be a chairman of the board of directors, he shall be chosen from among the directors. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

    6.7 PRESIDENT. If there be a chairman of the board of directors, the powers and duties of the president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in Bylaw 6.6 as well as those provided in this Bylaw 6.7. The president, who need not be chosen from among the directors, shall, subject to the powers conferred upon the chairman of the board under Bylaw 6.6 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

    6.8 EXECUTIVE VICE PRESIDENT. If there be an executive vice president, he shall be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

    6.9 VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.10  SECRETARY.

        (a) The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.

        (b) He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.

        (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile.

        (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.11 ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.12  TREASURER.

        (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

        (c) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.13 ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other -duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

    6.14 BONDING OF OFFICERS. If required by the board of directors, all or certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE VII
                         CERTIFICATES AND STOCKHOLDERS

    7.1 CERTIFICATES. The corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on such certificate, shall cease to be such officer of the corporation before such certificate has been delivered by the corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were still such officer at the date of issue.

    7.2  PAYMENT FOR SHARES.

        (1) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

        (2) VALUATION. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

        (3) EFFECT. When consideration, as fixed by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

        (4) ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

    7.3 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

    7.4 LIEN. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

    7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

        (a) CLAIM. Makes proof in affidavit form that it has been lost or wrongfully taken or destroyed; and

        (b) TIMELY REQUEST. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

        (d) OTHER REQUIREMENT. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

    7.6 REGISTRATION OF TRANSFER. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

        (a) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

        (b) GUARANTY AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

        (c) ADVERSE CLAIMS. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

        (d) COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with; and

        (e) STOP TRANSFER ORDERS AND LEGENDS. The corporation has not issued a stop-transfer order or placed a legend on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

    7.7 REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.

                                  ARTICLE VIII
                           INDEMNIFICATION; INSURANCE

    8.1 PERSONS. The corporation shall indemnify, to the extent provided in Bylaws 8.1, 8.2 and 8.4:

        (a) Any person who is or was director, officer, agent or employee of the corporation, and

        (b) Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

    8.2 EXTENT. Derivative Suits. In case of a suit by or in the right of the corporation named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.3 for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

    8.3 STANDARD--DERIVATIVE SUITS. In case of a suit by or in the right of the corporation, a person named in Bylaw 8.1 shall be indemnified only if:

        (a)  He is successful on the merits of otherwise; or

        (b) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    8.4 EXTENT--NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative)--other than a suit by or in the right of the corporation--together thereafter referred to as a nonderivative suit, against a person named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.5 for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

        (a)  Expenses (including attorney's fees);

        (b)  Amount paid in settlement;

        (c)  Judgment; and

        (d)  Fines.

    8.5 STANDARD--NONDERIVATIVE SUITS. In case of non-derivative suit, a person named in Bylaw 8.1 shall be indemnified only if:

        (a)  He is successful on the merits or otherwise; or

        (b) He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reason to believe his conduct was unlawful The termination of nonderivative suit by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 8.5(b).

    8.6 DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Bylaws 8.3 or 8.5(b) (second sentence), the determination may be made by:

           (1) A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or;

           (2)  Independent legal counsel in a written opinion; or

           (3)  The stockholders of the corporation.

    8.7 PRORATION. Anyone making a determination under Bylaw 8.6 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

    8.8 ADVANCE PAYMENT. The corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under Bylaws 8.1-8.8 if (a)The board of directors authorizes the specific payment; and
(b) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 8.1-8.8.

    8.9 NONEXCLUSIVE. The indemnification provided by Bylaws 8.1-8.8 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    8.10 CONTINUATION. The indemnification and advance payment provided by Bylaws 8.1-8.8 shall continue as to a person who has ceased to hold a position named in Bylaw 8.1 and shall inure to his heirs, executors and administrators.

    8.11 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Bylaw 8.1, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Bylaws 8.1-8.8.

    8.12 REPORTS. Indemnification payments, advance payments and insurance payments made under Bylaws 8.1-.11 shall be reported in writing to the stockholders of the corporation with the next notice of annual meeting.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1  DIVIDENDS AND RESERVES.

        (a) DECLARATION AND PAYMENT. Subject to statute and the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. Subject to Bylaw 3.3, the declaration and payment shall be at the discretion of the board of directors.

        (b) RECORD DATE. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

        (c) RESERVES. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

    9.2 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the, proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

    9.3 ANNUAL STATEMENT. The board of directors shall mail to each stockholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

    9.4 CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

    9.5 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

    9.6 SEAL. The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

    9.7 RESIGNATION. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    9.8 AMENDMENT OF BYLAWS. These Bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, in accordance with Bylaw 3.3, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

    9.9 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

    If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

        (a) The remainder of these Bylaws shall be considered valid and operative.

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

    9.10 TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

    9.11  CERTAIN DEFINITIONS.

       CHANGE IN CONTROL TRANSACTION: any of the following:

        (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

        (b) the individuals who at the beginning of any 12 consecutive month period following the Closing constituted a majority of the directors of the corporation (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that (i) any individual becoming a director whose election, or nomination for election by the corporation's stockholders pursuant to the Stockholders Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to the Stockholders Agreement and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the corporation was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; or

        (c) the approval by the stockholders of the corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

        (d) the sale or other disposition of assets representing 50% or more of the assets of the corporation and its subsidiaries in one transaction or series of related transactions.

    EXCLUDED GROUP: a "group" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to the Stockholder' Agreement.

    INVESTOR: Questor or Thayer or their respective Affiliates.

    MARKET VALUE: shall mean, as of any date: (i) if any equity securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any equity securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any equity securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any equity securities, the market value thereof as mutually agreed by the corporation and a majority in interest of the stockholders.

    STOCKHOLDERS AGREEMENT: the Stockholders Agreement, dated as of [ ], 1999, among the corporation, Questor Partners Fund II, L.P. ("FUND II"), Questor Side-by-Side Partners II, L.P. (the "SIDE-BY-SIDE FUND"), Questor Side-by-Side Partners II 3(c)(1), L.P. (the "3(C)(1) FUND" and together with Fund II and the Side-by-Side Fund, "QUESTOR"), and Thayer Equity Investors III, L.P. ("THAYER EQUITY") and TC Co-Investors, LLC ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER").

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX G

                             STOCKHOLDERS AGREEMENT

                        AEGIS COMMUNICATIONS GROUP, INC.

                        DATED AS OF [            ], 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1.  Sales to Third Parties..........................................................................................        G-1
                 1.1  Sales to Third Parties........................................................................        G-1
                 1.2  Right of First Offer..........................................................................        G-1
                 1.3  Involuntary Transfers.........................................................................        G-2

2.  Tag-Along Rights................................................................................................        G-2

3.  Election of Directors...........................................................................................        G-3
                 3.1  Board Make-up.................................................................................        G-3
                 3.2  Irrevocable Proxy.............................................................................        G-3
                 3.3  Major Decisions...............................................................................        G-3

4.  Stock Certificate Legend........................................................................................        G-5

5.  Covenants; Representations and Warranties.......................................................................        G-5
                 5.1  No Other Arrangements or Agreements...........................................................        G-5
                 5.2  Additional Representations and Warranties.....................................................        G-6

6.  Amendment and Modification......................................................................................        G-6

7.  Parties.........................................................................................................        G-6
                 7.1  Assignment by the Company.....................................................................        G-6
                 7.2  Assignment Generally..........................................................................        G-6
                 7.3  Termination...................................................................................        G-7
                 7.4  Agreements to Be Bound........................................................................        G-7

8.  Recapitalizations, Exchanges, etc. .............................................................................        G-7

9.  Further Assurances..............................................................................................        G-7

10.  Governing Law..................................................................................................        G-7

11.  Invalidity of Provision........................................................................................        G-7

12.  Waiver.........................................................................................................        G-7

13.  Notices........................................................................................................        G-8

14.  Headings; Execution in Counterpart.............................................................................        G-9

15.  Counterparts...................................................................................................        G-9

16.  Entire Agreement...............................................................................................        G-9

17.  Injunctive Relief..............................................................................................        G-9

18.  Miscellaneous..................................................................................................        G-9

19.  Defined Terms..................................................................................................        G-9

                             STOCKHOLDERS AGREEMENT

    STOCKHOLDERS AGREEMENT, dated as of [          ], 1999, among Aegis
Communications Group, Inc., a Delaware corporation (the "COMPANY"), Questor Partners Fund II, L.P., a Delaware limited partnership ("FUND II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "SIDE-BY-SIDE FUND"), Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) FUND" and together with Fund II and the Side-by-Side Fund, "QUESTOR"), and Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER EQUITY") and TC Co-Investors, LLC, a Delaware limited liability company ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER" or "EXISTING STOCKHOLDERS"). The Existing Stockholders and Questor are herein referred to collectively as the "STOCKHOLDERS." Capitalized terms used herein without definition are defined in Section 18.

    The parties hereto agree as follows:

    1.  SALES TO THIRD PARTIES.

    1.1 SALES TO THIRD PARTIES. Any Stockholder may Transfer all or a portion of its Equity Securities to a third party, provided that such Transfer is made in compliance with the provisions of Section 1.2 (Right of First Offer), Section 2 (Tag-Along Rights) and Section 7.4 (Agreements to Be Bound). Any Stockholder may Transfer all or a portion of its Equity Securities to an Affiliate, provided that such Transfer is made in compliance with Section 7.4 (Agreements to Be Bound). For the purposes of Sections 1.2 and 2, a Transfer to a "third party" shall not include a Transfer to any Existing Stockholder Assignee or Questor Assignee or a Transfer in a Public Sale.

    1.2 RIGHT OF FIRST OFFER. (a) PROCEDURE. If any Stockholder (the "SELLING STOCKHOLDER") desires to Transfer any Equity Securities (other than any Transfers referred to in the final sentence of Section 1.1), then prior to Transferring such Equity Securities to any third party or parties, the Selling Stockholder shall deliver to each of the other Stockholders a letter (the "SALE NOTICE") signed by it setting forth:

           (i) the number of Equity Securities such Selling Stockholder wishes to Transfer;

           (ii) the material terms and conditions on which such Selling Stockholder wishes to Transfer such shares, including, without limitation, the purchase price per security of Equity Securities; and

          (iii) such Selling Stockholder's offer (irrevocable by its terms for 15 days following receipt) to Transfer to the other Stockholders all (but not less than all) of such Equity Securities, for a purchase price and on the other terms and conditions set forth in subparagraph (ii) of this section 1.2(a).

    Within 15 days of receipt of the Sale Notice, each of the other Stockholders may agree to purchase in the aggregate, all of the Equity Securities covered by the Sale Notice, and (i) individually, that portion of such Equity Securities offered by the Selling Stockholder equal to their PRO RATA interest in the Company relative to each other (based on the percentage of outstanding Common Stock Equivalents owned by each of them on the date of the Sale Notice),
(ii) such other portion of such Equity Securities as the other Stockholders may agree upon or (iii) in the event any of the other Stockholders does not exercise such right, all of the Equity Securities offered to such declining Stockholders by the Selling Stockholder in amounts determined pursuant to subclause (i) or
(ii) above without regard to such declining Stockholders, by delivering written notice to such effect to the Selling Stockholder setting forth closing arrangements and a closing date not less than 30 nor more than 90 days following the delivery of such notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents).

        (b) EFFECTING SALES. If, upon the expiration of 15 days following receipt by the other Stockholders of the Sale Notice, none of the other Stockholders shall have agreed to purchase the Equity Securities covered by the Sale Notice, the Selling Stockholder may sell to a third party or parties all, but not less than all, of the Equity Securities covered by the Sale Notice for at least 95% of the price and upon the same other terms and conditions as contained in the Sale Notice, PROVIDED that the Selling Stockholder and the third party execute a binding purchase agreement (subject to customary closing conditions) within 90 days after the expiration of such 15 day period and consummate the closing thereunder within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) from the execution of the binding purchase agreement. If the other Stockholders shall have agreed to purchase the Equity Securities covered by the Sale Notice, then the sale of such Equity Securities shall be consummated as soon as practicable after the delivery of a notice of acceptance by the Selling Stockholder, but in any event within 90 days of the delivery of the Sale Notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents). Questor and the Existing Stockholders shall have the right to assign to one or more Questor Assignees or Existing Stockholder Assignees, as the case may be, all or any of their rights to purchase Equity Securities pursuant to this Section 1.2.

        (c) Notwithstanding anything to the contrary herein, the rights granted to and obligations imposed on Questor and the Questor Assignees, on the one hand, and the Existing Stockholders and the Existing Stockholder Assignees, on the other hand, pursuant to this Section 1.2 shall terminate if the Second Break Point occurs.

    1.3 INVOLUNTARY TRANSFERS. Any transfer of title or beneficial ownership of Equity Securities upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Stockholder (each, an "INVOLUNTARY TRANSFER") shall be void unless the Stockholder complies with this
Section 1.3 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Equity Securities pursuant to this Section 1.3 and the person or entity to whom such Equity Securities have been Transferred (the "INVOLUNTARY TRANSFEREE") shall have the obligation to sell such Equity Securities in accordance with this
Section 1.3. Upon the Involuntary Transfer of any Equity Securities, such Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "NOTICE") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 60 days thereafter, the Company shall have the right to purchase, and upon exercise of such right the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee for a purchase price equal to the Market Value of such Equity Securities.

    2. TAG-ALONG RIGHTS. (a) If a Stockholder proposes to make a Transfer of Common Stock that requires such Stockholder first to offer such Common Stock pursuant to Section 1.2, the other Stockholders fail to agree to purchase the Common Stock offered by the Selling Stockholder pursuant to Section 1.2 and the Selling Stockholder shall have agreed to sell any Common Stock covered by the Sale Notice to a third party, then such Selling Stockholder shall, in accordance with the procedures set forth in Section 2(b), offer each of the other Stockholders a right (a "TAG-ALONG RIGHT") to participate (each a "PARTICIPATING PARTY") PRO RATA (based on the number of shares of Common Stock Equivalents owned by each Participating Party and the Selling Stockholder) in such sale for a purchase price for such Common Stock and on other terms and conditions no less favorable to such Participating Party than those applicable to such Selling Stockholder.

        (b) Within three days after the Selling Stockholder has entered into an agreement to sell the Common Stock covered by the Sale Notice to a third party, the Selling Stockholder shall give each Participating Party, as the case may be, written notice of its Tag-Along Right (the "TAG-ALONG NOTICE"). No later than 15 days after the receipt of the Tag-Along Notice (such date, the "TAG-ALONG DETERMINATION DATE"), each Participating Party shall notify the Selling Stockholder in writing whether it elects to participate in such sale. The failure of any Participating Party to respond within such 15 day period shall be deemed to be a rejection of the Selling Stockholder's offer to participate in such sale and the Selling Stockholder shall be entitled to consummate such sale on the terms set forth in such notice within the time period specified in Section 1.2(b). If such sale is not consummated within such period, the Selling Stockholder may not effect such sale unless it again shall have complied with this Section 2.

        (c) Notwithstanding anything to the contrary herein, the rights granted to Questor and the Questor Assignees, on the one hand, and to the Existing Stockholders and the Existing Stockholder Assignees, on the other hand, pursuant to this Section 2 shall terminate if the Second Break Point occurs.

    3.  ELECTION OF DIRECTORS.

    3.1 BOARD MAKE-UP. (a) Subject to Section 3.1(b), each Stockholder agrees that from and after the Closing such Stockholder will use his, hers or its best efforts to nominate and elect and will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights to elect and, thereafter for such period, to continue in office a Board consisting of twelve members, six of whom shall be designated by Questor (the "QUESTOR DESIGNEES") and six of whom shall be designated by Thayer (the "EXISTING STOCKHOLDER DESIGNEES"). The persons designated pursuant to this Section 3.1 by Questor and by Thayer may be changed from time to time by Questor and by Thayer, respectively. If the directors are to be elected in staggered terms, the number of nominees designated by Questor and by Thayer for each such term shall equal the total number of Questor Designees or Existing Stockholder Designees, respectively, divided by the number of such terms.

        (b) The number of directors constituting the entire Board and the number of Questor Designees and Existing Stockholder Designees will be subject to reduction as provided in this Section 3.1(b). At the next annual meeting of stockholders following the occurrence of the First Break Point, the Board shall be reduced from twelve members to nine members. If, upon occurrence of the First Break Point, (i) the Questor Parties own, beneficially or of record, a smaller number of Common Stock Equivalents than the Existing Stockholder Parties, then Thayer shall be entitled to designate six directors and Questor shall be entitled to designate three directors otherwise in accordance with Section 3.1(a), or (ii) the Existing Stockholder Parties own a smaller number of Common Stock Equivalents than the Questor Parties, then Thayer will be entitled to designate three directors and Questor will be entitled to designate six directors otherwise in accordance with Section 3.1(a). If, upon the occurrence of the Second Break Point, (i) the Questor Parties own a smaller number of Common Stock Equivalents than the Existing Stockholder Parties, then Questor will no longer be entitled to designate any directors, and Thayer will be entitled to designate six directors, or (ii) the Existing Stockholder Parties own a smaller number of Common Stock Equivalents than the Questor Parties, then Thayer no longer will be entitled to designate any directors, and Questor will be entitled to designate six directors otherwise in accordance with
    Section 3.1(a). For the avoidance of doubt, except as explicitly indicated in this Section 3.1(b), Section 3.1(a) shall remain in full force, including the obligations of each party to vote for the directors that such other party is entitled to designate.

    3.2 IRREVOCABLE PROXY. In order to effectuate Section 3.1 and, in addition to and not in lieu of Section 3.1, each Stockholder hereby grants to the Secretary of the Company then in office an irrevocable proxy solely for the purpose of voting all of the Equity Securities that have voting rights and owned by the grantor of the proxy for the election of directors nominated only in accordance with Section 3.1.

    3.3 MAJOR DECISIONS. (a) Each Stockholder agrees that from and after the Closing such Stockholder will use his, hers or its best efforts, and, where applicable, will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights, to cause the By-laws of the Company to require that (i) any Major Decision (as defined below) be approved by the affirmative vote of not less than three fourths (or in the event that the number of directors constituting the entire Board is reduced to nine pursuant to
Section 3.1(b), by the affirmative vote of not less than two thirds) of the directors then serving on the Board, and (ii) any committee of the Board be constituted so that the number of Questor Designees and Existing Stockholder Designees on any such committee be as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire Board.

        (b) The term "MAJOR DECISION" means any decision by the Board with respect to any of the following matters (but, for the avoidance of doubt, shall exclude any Board decision made pursuant to Section 3.3(c) hereof):

           (i) issuing any shares or any security, including any indebtedness, convertible into shares, or any other form of equity in the Company or any subsidiary of the Company, other than (i) granting options to directors or employees of the Company pursuant to any incentive or other benefit plan adopted by the Board, (ii) issuing shares of Common Stock pursuant to the exercise of such options, and (iii) issuing shares of Common Stock or any security, including any indebtedness, convertible into shares of Common Stock, or any other form of equity in the Company, in one or more offerings (excluding any issuances referred to in (i) or (ii) above) where the aggregate purchase price for all such issuances does not exceed $500,000, provided that any such issuance shall be sold at Market Value;

           (ii) adoption of any stock-based employee benefit plan;

          (iii) incurring indebtedness or entering into guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period, provided, however, that the Board may approve pursuant to this Section 3.3(b)(iii) a revolving credit or similar borrowing facility together with subsequent draw-downs under such facility without obtaining separate Board approval for each such draw-down;

           (iv) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Company's or any subsidiary of the Company's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

           (v) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vi) selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

          (vii) amending the By-laws or the Certificate of Incorporation of the Company;

         (viii) any Change of Control Transaction;

           (ix) executing or delivering any assignment for the benefit of creditors of the Company;

           (x) filing any voluntary petition in bankruptcy or receivership with respect to the Company; or

           (xi) taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy.

        (c) The Questor Parties agree that from and after the Closing they will use their best efforts to cause the Questor Designees to abstain from voting on any Board action in connection with an optional redemption pursuant to
    Section 5(b) of the Series F Preferred Stock Certificate of Designation of the Company. The Existing Stockholder Parties agree that from and after the Closing they will use their best efforts to cause the Existing Stockholder Designees to abstain from voting on any Board action in connection with the repayment of the Promissory Note by and among IQI, Inc. Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million and the Promissory Note by and between IQI, Inc. and Thayer Equity Investors III, L.P. dated April 16, 1998 in the original principal amount of $2.0 million or the redemption or repurchase of any or all of either the Series D Preferred Stock or the Series E Preferred Stock.

    4. STOCK CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:

           (i) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.".

           (ii) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE
       STOCKHOLDERS' AGREEMENT OF THE ISSUER DATED AS OF             , 1999 (THE
       "STOCKHOLDERS' AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF SUCH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE STOCKHOLDERS' AGREEMENT. "

          (iii) "THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states. All Stockholders shall be bound by the requirements of such legends.

    5.  COVENANTS; REPRESENTATIONS AND WARRANTIES.

    5.1 NO OTHER ARRANGEMENTS OR AGREEMENTS. Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind that conflict with this Agreement. Each Stockholder agrees that, except as expressly permitted under this Agreement, he will not enter into any such other arrangements or agreements as he has represented and warranted to above with any other party as long as any of the terms of this Agreement remain in effect.

    5.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the Company and each other Stockholder that:

           (i) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, trust or limited partnership, all corporate, trust or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

           (ii) in the case of a Stockholder that is a corporation, trust or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, trust or limited partnership action, as the case may be;

          (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

           (iv) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (B) in the case of a Stockholder that is a corporation, trust or limited partnership, the certificate of incorporation, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be.

    6. AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company, Questor, Thayer and, in the case of an amendment, modification or supplement that would materially and adversely effect any other Stockholder, any such other Stockholder. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

    7.  PARTIES.

    7.1 ASSIGNMENT BY THE COMPANY. The Company shall have the right to assign to Questor or the Existing Stockholders and/or the right to cause Questor or the Existing Stockholders to assume, all or any portion of its rights and obligations under Section 1.3, PROVIDED that any such assignment or assumption is accepted by the proposed assignee or assignees. If the Company has not exercised its right to purchase Equity Securities pursuant to such Section 1.3 within 15 days of receipt by the Company of the Notice giving rise to such right, then Questor, in the case of an Involuntary Transfer by any Existing Stockholder or Existing Stockholder Party and the Existing Stockholders, in the case of an Involuntary Transfer by Questor or any Questor Party, shall have the right to require the Company to assign to Questor or the Existing Stockholders, respectively, such right to purchase those Equity Securities not being purchased by the Company. Questor and the Existing Stockholders shall have the right to assign to one or more of the Questor Parties or the Existing Stockholder Parties, as the case may be, all or any of their rights to purchase Equity Securities pursuant to this Section 7.1.

    7.2 ASSIGNMENT GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, PROVIDED that the Company may not assign any of its rights or obligations hereunder without the consent of Questor and the Existing Stockholders and PROVIDED, FURTHER, that no Stockholder may assign any of its rights or obligations hereunder without the prior written consent of Questor and the Existing Stockholders, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 7.4.

    7.3 TERMINATION. Any party to, or person who is subject to, this Agreement which ceases to own Equity Securities or any interest therein, shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, PROVIDED, HOWEVER, that a Transfer of Equity Securities not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder. Notwithstanding the foregoing, in connection with a Transfer to an

Affiliate explicitly permitted by this Agreement, prior to any such Person ceasing to be an Affiliate of the Stockholder from whom such Person acquired its Equity Securities, such Person shall be obligated to transfer such Equity Securities back to such original Stockholder and such original Stockholder shall thereupon again be subject to this Agreement. Notwithstanding any other provision in this Agreement, this Agreement shall terminate and be of no further force or effect at such time as either the Questor Parties or the Existing Stockholder Parties beneficially own less than 5% of the outstanding Equity Securities.

    7.4 AGREEMENTS TO BE BOUND. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Equity Securities by a Stockholder (other than pursuant to a Public Sale) shall be permitted under the terms of this Agreement only if the transferee of such Stockholder shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and, in the case of a transferee who is an individual and who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall have the rights and be subject to all of the restrictions and obligations of his or her transferor hereunder, PROVIDED, HOWEVER, that Section
1.1 (Right of First Offer) and Section 2 (Tag-Along Rights) shall not apply to any Involuntary Transferee.

    8. RECAPITALIZATIONS, EXCHANGES, ETC. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Equity Securities and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Equity Securities by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof. Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

    9. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    10. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

    11. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

    12. WAIVER. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

    13. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid,
(c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

    (i) If to the Company, to it at:

        Aegis Communications Group, Inc.
       7880 Bent Branch Drive
       Suite 150
       Irving, Texas 75063
       Fax: (972) 868-0396
       Attention:

with a copy to Questor and Thayer at their addresses set forth below.

     (ii) If to Thayer, to it at:

          Thayer Capital Management Partners
      1455 Pennsylvania Avenue, N.W.
      Suite 350
      Washington, D.C.
      Fax: (202) 371-0391
      Attention:

    (iii) If to Questor, to it at:

          c/o Organization Services, Inc.
      3411 Silverside Road
      Wilmington, Delaware 19810
      Fax: (302) 478-3667
      Attention: Gilbert Warren

          With a copy to:

          Questor Management Company
      4000 Town Center
      Suite 530
      Southfield, Michigan 48075
      Fax: (248) 213-2200
      Attention: President

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth business day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

    14. HEADINGS; EXECUTION IN COUNTERPART. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

    15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    16. ENTIRE AGREEMENT. This Agreement, the Purchase and Registration Rights Agreement and the Series F Certificate of Designation, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters.

    17. INJUNCTIVE RELIEF. The parties hereto agree that the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 13.

    18. MISCELLANEOUS. Prior to such time as the Existing Stockholder Parties are no longer entitled to designate any directors pursuant to Section 3 hereof, the Questor Parties agree that they will not exercise their right to request the election of two directors pursuant to the terms of the Series F Preferred Stock. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

    19. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

    AFFILIATE: person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and with regard to Questor or Thayer, any partner or member of Questor or Thayer, respectively; provided that no Person shall be deemed to be an Affiliate of another Person solely as a result of this Agreement, the Purchase and Registration Rights Agreement or the other agreements contemplated thereby, or solely as a result of the ownership of Common Stock Equivalents.

    "BENEFICIALLY OWN": the meaning given in Rule 13d-3 under the Exchange Act.

    BOARD: the board of directors of the Company.

    CHANGE IN CONTROL TRANSACTION: any of the following:

        (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

        (b) the individuals who at the beginning of any 12 consecutive month period following the Closing constituted a majority of the directors of the Company (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that (i) any individual becoming a director whose election, or nomination for election by the Company's stockholders pursuant to this Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to this Agreement and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Company was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

        (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company or its parent immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or its parent resulting from such reorganization, merger or consolidation; or

        (d) the sale or other disposition of assets representing 50% or more of the assets of the Company and its subsidiaries in one transaction or series of related transactions.

    CLOSING: the "CLOSING" shall mean the date hereof.

    COMMON STOCK: the common stock of the Company, par value $.01 per share.

    COMMON STOCK EQUIVALENTS: the number of shares of Common Stock owned beneficially or of record by Questor or the Existing Stockholders, as the case may be, as of the date of this Agreement as adjusted (in the case of Questor) pursuant to Sections 7(d) of the Series F Preferred Stock Certificate of Designation, which at any date of determination are owned beneficially or of record by a Questor Party or Existing Stockholder Party. In the event that any Questor Party or Existing Stockholder Party acquires beneficial or record ownership of any Equity Securities after the date of this Agreement which are not Common Stock Equivalents pursuant to the immediately preceding sentence, any Equity Securities thereafter Transferred by such Person shall be deemed to be such after acquired Equity Securities until the number of such after acquired Equity Securities owned beneficially or of record by such Person has been reduced to 0.

    EQUITY SECURITY: any stock or similar security of the Company or any security (including indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (including indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

    EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

    EXCLUDED GROUP: a "group" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to the Stockholders' Agreement.

    EXISTING STOCKHOLDER ASSIGNEE: the Existing Stockholders and any Affiliate of the Existing Stockholders, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

    EXISTING STOCKHOLDER PARTIES: the Existing Stockholders, the Existing Stockholder Assignees and any third party other than an Involuntary Transferee or Questor Party who receives Equity Securities from any Existing Stockholder or any Existing Stockholder Assignee pursuant to Section 1 or Section 2 of this Agreement.

    FIRST BREAK POINT: the time at which the Total Ownership Ratio for either the Questor Parties or the Existing Stockholder Parties falls below 25%.

    INVESTOR: Questor or Thayer or their respective Affiliates.

    MARKET VALUE: shall mean, as of any date: (i) if any Equity Securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any Equity Securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any Equity Securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any Equity Securities, the market value thereof as mutually agreed by the Corporation and a majority in interest (based on Common Stock Equivalents then owned) of the Stockholders.

    INVOLUNTARY TRANSFER: the meaning set forth in Section 2.3.

    PERSON: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    PUBLIC SALE: Transfers (i) to the general public pursuant to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, (ii) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (iii) (other than to a partner or affiliate (as defined under the Securities Act) of the Questor Investors) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such Transfer and the transferor and transferee of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the transferor and transferee and their respective counsel, to the effect that such Common Stock in the hands of the transferee is freely transferable without restriction or registration under the Securities Act in a public or private transaction, or
(iv) pursuant to Rule 144A under the Securities Act; provided that a Public Sale shall not include Transfers of more than 10% of the Common Stock of the Company on a fully diluted basis by any party in one or a series of related transactions to any single Person or group (as defined in Rule 13d-5 under the Exchange Act).

    PURCHASE AND REGISTRATION RIGHTS AGREEMENT: The Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated as of the date hereof, between the Company, Questor, the Existing Stockholders, ITC Services Company, Edward Blank and trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust.

    QUESTOR ASSIGNEE: Questor and any Affiliate of Questor, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

    QUESTOR PARTIES: Questor, any Questor Assignee and any third party other than an Involuntary Transferee or Existing Stockholder Party who receives Equity Securities from Questor or any Questor Assignee pursuant to a Transfer to which
Section 1.2 hereof applies.

    SECOND BREAK POINT: the time at which the Total Ownership Ratio for either the Questor Parties or the Existing Stockholder Parties falls below 10%.

    SECURITIES ACT: the Securities Act of 1933, as amended.

    SERIES D PREFERRED STOCK: the Series D Preferred Stock of the Company, par value $.01 per share.

    SERIES E PREFERRED STOCK: the Series E Preferred Stock of the Company, par value $.01 per share.

    SERIES F PREFERRED STOCK: the Series F Senior Voting Preferred Stock of the Company, par value $.01 per share.

    SERIES F CERTIFICATE OF DESIGNATION: the Certificate of Designation for the Series F Preferred Stock.

    TOTAL OWNERSHIP: the total Common Stock Equivalents owned beneficially or of record by the Existing Stockholder Parties and the Questor Parties.

    TOTAL OWNERSHIP RATIO: the total Common Stock Equivalents owned, beneficially or of record, by either the Questor Parties or the Existing Stockholder Parties, as the case may be, divided by Total Ownership;

    TRANSFER: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

    IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

                                          COMPANY:
                                          AEGIS COMMUNICATIONS GROUP, INC.,
                                          a Delaware corporation

                                          By: __________________________________
                                             Name:
                                             Title:

                                          Address:  ATC Communications
                                          Group, Inc.
                                                  7880 Bent Branch Drive
                                                  Suite 150
                                                  Irving, Texas 75063

                                          QUESTOR:
                                          QUESTOR PARTNERS FUND II, L.P.
                                          a Delaware limited partnership
                                          By: Questor General Partner II, L.P.,
                                              its General Partner

                                          By: Questor Principals II, Inc.,
                                              its General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          Address:  c/o Organization
                                          Services, Inc.
                                                  3411 Silverside Road
                                                  Wilmington, Delaware 19810
                                                  Attention: Gilbert Warren

                                          With a copy to:
                                          Questor Management Company
                                          Address:  4000 Town Center
                                                  Suite 530
                                                  Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE
                                          PARTNERS II, L.P.
                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Address:  c/o Organization
                                          Services, Inc.
                                                  3411 Silverside Road
                                                  Wilmington, Delaware 19810
                                                  Attention: Gilbert Warren

                                          With a copy to:
                                          Questor Management Company
                                          Address:  4000 Town Center
                                                  Suite 530
                                                  Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE
                                          PARTNERS II 3(C)(1), L.P.
                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          Address:  c/o Organization
                                          Services, Inc.
                                                  3411 Silverside Road
                                                  Wilmington, Delaware 19810
                                                  Attention: Gilbert Warren

                                          With a copy to:
                                          Questor Management Company
                                          Address:  4000 Town Center
                                                  Suite 530
                                                  Southfield, Michigan 48075

                                          TC CO-INVESTORS, LLC
                                          a Delaware limited liability company

                                          By:  TC Management Partners, LLC
                                              a Delaware limited liability
                                          company,
                                              its General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Address:  1455 Pennsylvania Avenue,
                                          N.W.
                                                  Washington, D.C. 20004

                                          THAYER EQUITY INVESTORS III, L.P.
                                          a Delaware limited partnership

                                          By:  TC Equity Partners, LLC
                                              a Delaware limited liability
                                          company,
                                              its General Partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Address:  1455 Pennsylvania Avenue,
                                          N.W.
                                                  Washington, D.C. 20004

                                                                       EXHIBIT A

                                 SPOUSAL WAIVER

    [INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which she may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to the Stockholders' Agreement of Aegis Communications Group, Inc.,
dated as of             , 1999, as the same shall be amended from time to time,
except for rights in respect of the proceeds of any disposition of such Common Stock.

                                          --------------------------------------
                                          Name:

                                                                      APPENDIX H

                       STOCKHOLDERS AND VOTING AGREEMENT

    STOCKHOLDERS AND VOTING AGREEMENT, dated as of August 25, 1999 (the "AGREEMENT"), among Questor Partners Fund II, L.P., a Delaware limited partnership ("FUND II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "SIDE-BY-SIDE FUND"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) FUND" and together with Fund II and the Side-by-Side Fund, the "QUESTOR INVESTORS") and the stockholders listed on Schedule A hereto (the "EXISTING INVESTORS").

    WHEREAS, concurrently herewith, the Questor Investors are entering into the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof by and among Aegis Communications Group, Inc., a Delaware corporation (the "Company"), the Questor Investors, and the Existing Investors;

    WHEREAS, the Purchase Agreement provides, among other things, for (i) the sale and issuance (the "STOCK ISSUANCE") of an aggregate of 46,750 shares of the Company's Series F Senior Voting Convertible Preferred Stock (the "SERIES F PREFERRED"), (ii) amendment of the Certificate of Incorporation of the Company
(A) to increase the authorized shares of capital stock of the Company from 100 million shares of Common Stock and 1 million shares of Preferred Stock to 200 million shares of Common Stock and 2 million shares of Preferred Stock and
(B) to delete Article SIXTH thereof to the extent that it provides for classification of the Board of Directors into three separate classes (together, the "CHARTER AMENDMENTS"), and (iii) the calling of a meeting of the Existing Investors of the Company and the solicitation of proxies in connection with the foregoing and the election of a new Board of Directors;

    WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement; and

    WHEREAS, the Questor Investors have required, as a condition to its entering into the Purchase Agreement, that each Existing Investor enter into, and each such Existing Investor has agreed to enter into, this Agreement.

    NOW, THEREFORE, to induce the Questor Investors to enter into, and in consideration of its entering into, the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF EACH EXISTING INVESTOR. Each Existing Investor hereby severally represents and warrants to the Questor Investors as follows:

        (a) OWNERSHIP OF SHARES. (i) Such Existing Investor is (A) the record holder and beneficial owner of or (B) sole trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "TRUSTEE") of, the number of shares of the voting stock of the Company (the "COMPANY VOTING STOCK"), set forth opposite such Existing Investor's name on SCHEDULE A hereto (collectively, the "EXISTING SHARES," and together with any shares of Company Voting Stock acquired by such Existing Investor after the date hereof and prior to the termination hereof, whether upon exercise of options or warrants, conversion of convertible securities, purchase, exchange or otherwise, the "SHARES") and (ii) such Existing Investor has (A) sole power of disposition, and
    (B) sole voting power, in each case with respect to all of such Existing Investor's Existing Shares, and with no restrictions on such rights, other than pursuant to the Existing Investors Agreement dated July 9, 1998 by and among ATC Communications Group, Inc. and the other parties enumerated therein (the "ORIGINAL STOCKHOLDERS AGREEMENT"). On the date hereof, the Existing Shares set forth opposite such Existing Investor's name on SCHEDULE A constitute all of the shares of Company Voting Stock owned of record or beneficially by such Existing Investor.

        (b) POWER; BINDING AGREEMENT. Such Existing Investor has all requisite legal capacity, power and authority to enter into and perform all of such Existing Investor's obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Existing Investor and constitutes a valid and binding agreement of such Existing Investor, enforceable against such Existing Investor in accordance with its terms. There is no beneficiary of, or holder of, a voting trust certificate or other interest of any trust of which an Existing Investor is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Existing Investor is married and such Existing Investor's Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Existing Investor's spouse, enforceable against such spouse in accordance with its terms.

        (c) NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Existing Investor and the consummation by such Existing Investor of the transactions contemplated hereby, and neither the execution and delivery of this Agreement by such Existing Investor nor the consummation by such Existing Investor of the transactions contemplated hereby nor compliance by such Existing Investor with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable trust, partnership agreement, or other organizational documents applicable to such Existing Investor; (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification, prepayment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Existing Investor is a party or by which such Existing Investor or any of such Existing Investor's properties or assets may be bound or (C) violate any order, writ, injunction, decree, judgment, statute, rule, regulation or governmental permit or license applicable to such Existing Investor or any of such Existing Investor's properties or assets.

        (d) ABSENCE OF LIENS. Such Existing Investor's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Existing Investor, or by a nominee or custodian for the benefit of such Existing Investor, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings, arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder and under the Original Stockholders Agreement.

        (e) NO BROKERS. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Existing Investor.

        (f) REVIEW OF PURCHASE AGREEMENT. Such Existing Investor understands and acknowledges that the Questor Investors are entering into the Purchase Agreement in reliance upon such Existing Investor's execution and delivery of this Agreement. Such Existing Investor has read the Purchase Agreement carefully and fully understands the terms and provisions thereof.

    2.  AGREEMENT TO VOTE; PROXY.

        (a) VOTING. Each Existing Investor hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the Existing Investors of the Company, at any adjournment thereof or in any other circumstance in which a vote, consent or approval (including any written consent of the stockholders of the Company) of the Existing Investors of the Company is called for, such Existing Investor shall, including by initiating a written consent solicitation if requested by the Company or the

    Questor Investors, vote (or cause to be voted) the Shares of such Existing Investor (i) in favor of the Stock Issuance, the Charter Amendments, the election of six directors designated by Thayer and six directors designated by Questor, and each of the other transactions contemplated by the Purchase Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement, the Existing Investors Agreement, the Certificate or this Agreement and (iii) except as specifically requested in writing by the Company or the Questor Investors, in advance, against the following actions (other than the Stock Issuance and the other transactions contemplated by the Purchase Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; (C) any change in the majority of the Board of Directors of the Company; (D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation other than as described above; (E) any other material change in the Company's corporate structure or business; and
    (F) any other action which would impede, frustrate, interfere with, delay, postpone, discourage or materially adversely affect the Stock Issuance, the transactions contemplated by the Purchase Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Existing Investor shall not take any action or commit to or enter into any agreement or understanding with any Person prior to the Termination Date (as defined in Section 7 hereof) to act in any manner inconsistent with clause (i),
    (ii) or (iii) of the preceding sentence.

        (b) PROXY. EACH EXISTING INVESTOR HEREBY GRANTS TO, AND APPOINTS EACH OF THE QUESTOR INVESTORS AND EACH OF HENRY L. DRUKER AND ROBERT E. SHIELDS AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF THE QUESTOR INVESTORS, AND ANY OTHER DESIGNEE OF THE QUESTOR INVESTORS, AS SUCH EXISTING INVESTOR'S IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR TAKE OTHER ACTION WITH RESPECT TO THE SHARES AS INDICATED IN SECTION 2(a) ABOVE. EACH EXISTING INVESTOR INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH EXISTING INVESTOR WITH RESPECT TO SUCH EXISTING INVESTOR'S SHARES. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF ANY EXISTING INVESTOR OR THE QUESTOR INVESTOR ON THE TERMINATION DATE.

    3. CERTAIN COVENANTS OF THE EXISTING INVESTORS. Except in accordance with the terms of this Agreement, each Existing Investor hereby severally covenants and agrees as follows:

        (a) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE; RESTRICTION ON WITHDRAWAL. Such Existing Investor shall not, directly or indirectly:
    (i) except pursuant to the terms of the Purchase Agreement and this Agreement, and except for gifts to family members who either are signatories to this Agreement or who, upon such gift, become signatories to this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (each, a "Disposition"), enforce or permit the execution of the provisions of any agreement with the Company whereby the Company may be obligated to repurchase, or enter into any other contract, option or other arrangement or understanding with respect to, or otherwise consent to the Disposition of, any or all of such Existing Investor's Shares or any interest therein; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (iii) take any action that would make any representation or warranty of such Existing Investor contained herein untrue or incorrect or have the effect of preventing or disabling such Existing Investor from performing such Existing Investor's obligations under this Agreement.

        (b) NO TERMINATION OR CLOSURE OF TRUSTS. Such Existing Investor, if a Trustee, shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Closing Date or (ii) the Termination Date, in each case unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred upon termination to one or more Existing Investors and remain subject in all respects to the terms of this Agreement.

    4. FURTHER ASSURANCES. From time to time, at any party's request and without further consideration, each other party shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    5. CERTAIN EVENTS. Each Existing Investor agrees that this Agreement and the obligations hereunder shall attach to such Existing Investor's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Existing Investor's heirs, guardians, administrators or successors, or as a result of any divorce.

    6. STOP TRANSFER. Each Existing Investor agrees with, and covenants to, the Questor Investors that such Existing Investor shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Existing Investor's Shares, unless such transfer is made in compliance with this Agreement. Each Existing Investor agrees, with respect to any Shares in certificated form, that such Existing Investor will tender to the Company, within ten business days after the date hereof, the certificates representing such Shares and the Company will inscribe upon such certificates the following legend:

    "THE SHARES OF AEGIS COMMUNICATIONS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AND VOTING AGREEMENT DATED AS OF AUGUST 25, 1999, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.".

    7. TERMINATION. This Agreement shall terminate as follows: (a) if the Purchase Agreement is terminated pursuant to Section 21(a) or (b) of the Purchase Agreement, as of the date of such termination, provided that in the event Questor terminates the Agreement as a result of or in connection with the failure of any condition set forth in Section 17(a) of the Purchase Agreement caused by, resulting from or arising out of or in connection with a material breach of the Purchase Agreement by the Company or the Existing Investors, this Agreement shall terminate 3 months following the date of termination of the Purchase Agreement, (b) if the Stock Issuance occurs, upon the Closing Date. The date of termination of this Agreement is referred to herein as the "TERMINATION DATE."

    8.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and
    (ii) shall not be assigned by operation of law or otherwise without the prior written consent of (A) in the case of an assignment by an Existing Investor, the Questor Investors, and (B) in the case of an assignment by the Questor Investors, each Existing Investor.

        (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; PROVIDED, HOWEVER, that SCHEDULE A may be supplemented by the Questor Investors without the agreement of any other party, by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement, and thereafter such added stockholder shall be treated as an "EXISTING INVESTOR" for all purposes of this Agreement.

        (c) NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, facsimile, telex or other standard form of telecommunications, by courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed if to the Questor Investors, to:

           Questor Management Company
           4000 Town Center
           Suite 530
           Southfield, Michigan 48075
           Fax: (248) 213-2215
           Attention:

        and if to an Existing Investor, to such Existing Investor's address or facsimile number set forth in Schedule A hereto, or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

        (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

        (e) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and no Existing Investor shall oppose the granting of such relief.

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same Agreement.

        (g) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (h) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (i)  DEFINITIONS; CONSTRUCTION.  For purposes of this Agreement:

           (i) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including ownership pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "GROUP" as described in Rule 13d-5 under the Exchange Act.

           (ii) "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (iii) In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions related to the Shares and any shares into which or for which any or all of the Shares may be changed or exchanged.

    IN WITNESS WHEREOF, the Company, Questor Investors and each Existing Investor have caused this Agreement to be duly executed as of the day and year first above written.

                                          THE QUESTOR INVESTORS:

                                          QUESTOR PARTNERS FUND II, L.P.
                                          a Delaware limited partnership

                                          By: Questor General Partner II, L.P.,

                                                  its General Partner

                                          By: Questor Principals II, Inc.,

                                                  its General Partner

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:
                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.

                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          QUESTOR SIDE-BY-SIDE
                                          PARTNERS II 3(C), L.P.

                                          a Delaware limited partnership

                                          By: Questor Principals II, Inc.

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address: c/o Organization
                                          Services, Inc.
                                                    3411 Silverside Road
                                                    Wilmington, Delaware 19810
                                                    Attention: Gilbert Warren

                                          With a copy to:

                                          Questor Management Company

                                          Address: 4000 Town Center
                                                Suite 530
                                                Southfield, Michigan 48075

                                          THE EXISTING INVESTORS:

                                          TC CO-INVESTORS, LLC
                                          a Delaware limited liability company

                                          By: TC Management Partners, LLC

                                                  a Delaware limited liability
                                              company,

                                                  its General Partner

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address: 1455 Pennsylvania Avenue,
                                                   N.W.

                                                   Washington, D.C. 20004

                                          THAYER EQUITY INVESTORS III, L.P.

                                          a Delaware limited partnership

                                          By: TC Equity Partners, LLC

                                              a Delaware limited liability
                                              company,

                                              its General Partner

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address: 1455 Pennsylvania Avenue,
                                                   N.W.

                                                   Washington, D.C. 20004

                                          ITC SERVICES COMPANY
                                          a Delaware corporation

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address:

                                          EDWARD BLANK

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address:

                                          TRUSTS CREATED BY EDWARD BLANK AS BOTH
                                          GRANTOR AND TRUSTEE UNDER ARTICLE
                                          FOURTH OF THE EDWARD BLANK 1995
                                          GRANTOR RETAINED ANNUITY TRUST

                                          a New Jersey trust

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address:

                                          CODINVEST LIMITED

                                          a British Virgin Island corporation

                                          By:
                                             -----------------------------------

                                              Name:

                                              Title:

                                          Address:

                                                                      SCHEDULE A

EXISTING INVESTOR
NAME AND ADDRESS:                                           CLASS OF SHARES    NUMBER OF SHARES*   VOTING POWER**
---------------------------------------------------------  ------------------  ------------------  ---------------
THAYER EQUITY INVESTORS III, L.P.........................  Common Stock              19,224,493      19,224,493
  1445 Pennsylvania Ave., NW
  Suite 3500                                               Series D and E               110,155              -- (a)
  Washington, DC 20004                                     Convertible
                                                           Preferred Stock

TC CO-INVESTORS III, L.P.................................  Common Stock                 153,359         153,359
  1445 Pennsylvania Ave., NW
  Suite 3500
  Washington, DC 20004

EDWARD BLANK.............................................  Common Stock               2,989,135       2,989,135
  1250 Broadway, 37th Floor
  New York, NY 10001                                       Series E                       5,106              -- (a)
                                                           Convertible
                                                           Preferred Stock

EDWARD BLANK 1995 GRANTOR
  RETAINED ANNUITY TRUST.................................  Common Stock                 707,525         707,525
  1250 Broadway, 37th Floor
  New York, NY 10001                                       Series E                       1,211              -- (a)
                                                           Convertible
                                                           Preferred Stock

ITC SERVICE COMPANY......................................  Common Stock               2,835,123       2,835,123
  1239 O.G. Skinner Drive
  West Point, GA 31833                                     Series E                       4,846              -- (a)
                                                           Convertible
                                                           Preferred Stock

CODINVEST LIMITED........................................  Common Stock               2,200,000       2,200,000
  Road Town
  Tortola, British Virgin Islands

------------------------

(a) The Series D and E Preferred Stock is non-voting.

 * If the Existing Investor listed is a trustee rather than the direct record and beneficial owner of any of the shares, indicate the number of shares that are held in the capacity of trustee.

** Indicate number of votes, in the aggregate, which may be cast at a meeting of stockholders of the Company.

                        AEGIS COMMUNICATIONS GROUP, INC.
                             7880 BENT BRANCH DRIVE
                                   SUITE 150
                              IRVING, TEXAS 75067

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Aegis Communications Group, Inc. a Delaware corporation (the "Company"), hereby appoints John R. Birk or Jerry L. Sims, Jr., or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on Friday, December 10, 1999 at 9:00 a.m., local time at the law offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to if personally present upon the matters referred to in this proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

    1.  PROPOSAL 1--Approval of the Questor Transaction and the issuance of the Preferred F Shares and (if and when the
      Preferred F Shares are converted) the issuance of Common Stock.
                    / /  FOR                      / /  AGAINST                               / /  ABSTAIN
    2.  PROPOSAL 2--Approval of the amendment to the Fourth Article of the Charter (increasing the number of authorized shares of common stock).
                    / /  FOR                      / /  AGAINST                               / /  ABSTAIN
    3.  PROPOSAL 3--Approval of the amendment to the Fourth Article of the Charter (increasing the number of authorized shares of preferred stock).
                    / /  FOR                      / /  AGAINST                               / /  ABSTAIN
    4.  PROPOSAL 4--Approval of the amendments to the Sixth Article of the Charter (removing the provisions relating to a classified board).
                    / /  FOR                      / /  AGAINST                               / /  ABSTAIN
    5.  PROPOSAL 5--Approval of each of the nominees for director.
                    / /  FOR                      / /  WITHHOLD ALL                          / /  FOR ALL EXCEPT*

    1.  PROPOSAL 1--Approval of the Questor Trans
      Preferred F Shares are converted) the issua
                    / /  FOR
    2. PROPOSAL 2--Approval of the amendment to shares of common stock).
                    / /  FOR
    3. PROPOSAL 3--Approval of the amendment to shares of preferred stock).
                    / /  FOR
    4. PROPOSAL 4--Approval of the amendments to a classified board).
                    / /  FOR
    5.  PROPOSAL 5--Approval of each of the nomin
                    / /  FOR

 JOHN R. BIRK, STEPHEN A. MCNEELY, EDWARD BLANK, FREDERIC V. MALEK, MICHAEL G. SANTRY, PAUL G. STERN, MICHAEL D. MADDEN, HENRY L. DRUKER, PETER D. FITZSIMMONS,
               ROBERT D. DENIOUS, DEAN ANDERSON, KEVIN J. PROKOP.

--------------------------------------------------------------------------------
*(Instruction: To withhold authority to vote for any individual nominee(s), write that nominee's name above.)

                    (CONTINUED AND TO BE SIGNED ON REVERSE)

                            (CONTINUED FROM REVERSE)

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The Board does not know of any other matters to be presented at the Meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

    The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders dated November 29, 1999, and the accompanying Proxy Statement.

                                             Date: _______________________, 1999

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Name(s) (typed or printed)

                                             ___________________________________

                                             ___________________________________
                                             Address(es)

                                             Please sign exactly as name appears
                                             on this Proxy. When shares are held
                                             by joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.

                                             If a corporation, please sign in
                                             full corporate name by the
                                             President or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
        ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.